           Prospectus Supplement to Prospectus dated August 27, 2002

                               OMI Trust 2002-C
                                    Issuer

                       Oakwood Mortgage Investors, Inc.
                                   Depositor
                                                            [OAKWOOD HOMES LOGO]

                                 $194,647,000

                 Senior/Subordinated Pass-Through Certificates
                                 Series 2002-C

                      Oakwood Acceptance Corporation, LLC
                                   Servicer
                               -----------------
   The trust initially will consist of contracts and mortgage loans secured by manufactured homes and related real estate with an aggregate principal balance of approximately $170,316,086 and cash in a pre-funding account in an amount not to exceed $52,137,500. An election will be made to treat a portion of the assets of the trust as one or more REMICs under the Internal Revenue Code, and the offered certificates will be regular interests in one of the REMICs.

   Investing in the offered certificates involves risks. See "Risk Factors" beginning on page S-5 of this prospectus supplement and page 1 of the prospectus.

                                                                Underwriting
                       Principal         Class        Price to  Discounts and Proceeds to
                        Amount     Interest Rate (1) Public (2)  Commissions  Issuer (3)
                     ------------  ----------------- ---------- ------------- -----------
A-1 Certificates.... $149,044,000         5.41%      99.985000%    0.310%     99.675000%
A-IO Certificates...      (4)             6.00%      24.373003%    0.122%     24.251003%
M-1 Certificates....   22,245,000         6.89%      98.009700%    0.425%     97.584700%
M-2 Certificates....   16,128,000        8.18%(5)    97.038177%    0.500%     96.538177%
B-1 Certificates....    7,230,000        8.50%(5)       (6)         (6)          (6)
Total............... $194,647,000

(1) The class interest rate on each class of certificates other than the class A-IO certificates is capped at the weighted average net asset rate, reduced for distributions of interest made to the class A-IO certificates.

(2) The price to the public is per certificate plus accrued interest from August 1, 2002.

(3) Proceeds to issuer have been calculated before deducting expenses payable by Oakwood Mortgage, estimated to be approximately $400,000.

(4) The class A-IO certificates will receive distributions of interest only, based on a notional principal amount. The notional principal amount will initially equal $55,600,000 and will decrease according to a schedule set forth in "Description of the Offered
Certificates -- Distributions -- Interest -- Class A-IO Notional Principal Balance Schedule," subject to certain conditions.

(5) If, on any distribution date, the stated interest rate for such class exceeds the weighted average net asset rate, reduced for distributions of interest made to the class A-IO certificates, the amount of any related shortfall, plus interest accrued thereon, will be carried forward and distributed to the holders of such certificates on a subordinated basis to the extent of funds available for that purpose.

(6) The underwriter will not purchase the class B-1 certificates. The class B-1 certificates will be purchased initially by Oakwood Financial Corporation, an affiliate of the depositor, in a privately negotiated transaction.

   Subject to the satisfaction of specific conditions, the underwriter named below will purchase the offered certificates (other than the class B-1 certificates) from the issuer. Delivery of the certificates will be made only in book-entry form on or about August 30, 2002. The first monthly distribution date will be September 16, 2002.

    Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.


                               -----------------
                          Credit Suisse First Boston

                               -----------------

                  Prospectus Supplement dated August 27, 2002

     Important Notice About The Information We Present In This Prospectus
                Supplement And In The Accompanying Prospectus.

    You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

    We provide information to you about the certificates in two separate documents that progressively provide more detail: the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and this prospectus supplement, which describes the specific terms of your certificates.

    Subsequent assets will be purchased by your trust from Oakwood Mortgage from time to time after the closing date until no later than November 14, 2002 using the funds deposited in the pre-funding account. When this prospectus supplement refers to a percentage of the assets (except with respect to percentages of the initial assets), the percentage shall include any amounts in the pre-funding account, unless otherwise stated.

    Your certificates will not be listed on any securities exchange.

    This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

    Although the underwriter intends to make a secondary market in the underwritten certificates, it is not required to do so. A secondary market for the underwritten certificates may not develop. If one does develop, it may not continue or provide sufficient liquidity.

    We have filed preliminary information regarding the trust's assets and the certificates with the SEC. The information contained in this document supersedes all of that preliminary information, which was prepared by the underwriter for prospective investors.

    Until 90 days after the date of this prospectus supplement, all dealers that sell the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This requirement is in addition to the dealer's obligation to deliver a prospectus and prospectus supplement when acting as an underwriter with respect to its unsold allotments or subscriptions.

                               Table of Contents

                                                           Page
                                                           ----
Prospectus Supplement
Summary of Terms..........................................  S-1
Risk Factors..............................................  S-5
Description of the Offered Certificates...................  S-9
  General.................................................  S-9
  Book-Entry Certificates.................................  S-9
  Collection of Payments on Assets........................ S-10
  Realized Losses on Liquidated Loans..................... S-11
  Allocation of Writedown Amounts......................... S-11
  Distributions........................................... S-11
  Subordination of the Subordinated Certificates.......... S-21
The Asset Pool............................................ S-21
  General................................................. S-21
  The Assets.............................................. S-22
  Selected Data........................................... S-24
  Underwriting Guidelines................................. S-39
  Conveyance of Assets.................................... S-40
  Conveyance of Subsequent Assets and Pre-Funding Account. S-43
Maturity and Prepayment Considerations.................... S-44
  Weighted Average Lives of the Offered Certificates...... S-44
  Modeling Assumptions and MHP Tables..................... S-45
  Pre-Funding............................................. S-49
  Factors Affecting Prepayments........................... S-49
  Yield on the Offered Certificates....................... S-50
The Trust................................................. S-52
  General................................................. S-52
  The Trustee............................................. S-53
  Optional Termination.................................... S-53
  Auction Sale............................................ S-54
  Termination of the Agreement............................ S-54
  Voting Rights........................................... S-55
  Reports to Certificateholders........................... S-55
Servicing of the Assets................................... S-56
  The Servicer............................................ S-56
  Servicing Portfolio..................................... S-57
  Delinquency and Loan Loss/Repossession Experience....... S-57
  Collection and Other Servicing Procedures............... S-59
  Servicing Compensation and Payment of Expenses.......... S-60
  Advances................................................ S-60
  Successors to Servicer, Delegation of Duties............ S-61
Use of Proceeds........................................... S-61
Underwriting.............................................. S-61
Legal Matters............................................. S-63
Tax Considerations........................................ S-63
ERISA Considerations...................................... S-65
Ratings................................................... S-69
Legal Investment Considerations........................... S-69

Prospectus
Risk Factors..............................................    1
Description of the Certificates...........................    5
  General.................................................    5
  Book-Entry Procedures...................................    7
  Allocation of Collections from the Assets...............   12
  Optional Redemption or Termination......................   14
Maturity and Prepayment Considerations....................   15
  Maturity................................................   15
  Prepayment Considerations...............................   15
Yield Considerations......................................   16

                                                            Page
                                                            ----
The Trusts.................................................  18
  General..................................................  18
  The Assets...............................................  18
  Information in Prospectus Supplement Regarding Contracts
   and Mortgage Loans......................................  21
  Substitution of Contracts or Mortgage Loans..............  21
  Pre-Funding..............................................  23
  Distribution Account.....................................  23
  Reserve Funds............................................  24
  Insurance................................................  24
  Delivery of Additional Assets............................  28
  Investment of Funds......................................  28
  Certificate Guarantee Insurance..........................  29
  Oakwood Homes Guarantee..................................  29
  Alternate Credit Enhancement.............................  29
Underwriting Policies......................................  30
  Oakwood's Contract Underwriting Guidelines...............  30
General Underwriting Standards for Mortgage Loans..........  31
Sale and Servicing of Contracts and Mortgage Loans.........  32
  Assignment of Contracts and Mortgage Loans...............  32
  Representations and Warranties...........................  33
  Servicing................................................  34
  Advances.................................................  37
  Compensating Interest....................................  38
  Maintenance of Insurance Policies and Other Servicing
   Procedures..............................................  38
The Pooling and Servicing Agreements.......................  40
  The Servicer.............................................  40
  The Trustee..............................................  40
  Reports to Certificateholders............................  41
  Events of Default........................................  41
  Certificateholder Rights.................................  42
  Amendment................................................  42
  Termination..............................................  43
Legal Aspects of Contracts and Mortgage Loans..............  43
  The Contracts............................................  43
  The Mortgage Loans.......................................  49
  Environmental Considerations.............................  52
  Enforceability of Material Provisions of the Obligors'
   Agreements..............................................  53
Use of Proceeds............................................  54
The Company................................................  54
The Servicer...............................................  54
Federal Income Tax Consequences............................  54
  General..................................................  55
  REMIC Certificates.......................................  55
  Tax Treatment of Residual Certificates...................  68
  Taxation of Certain Foreign Holders of REMIC
   Certificates............................................  81
  Reporting and Tax Administration.........................  83
  Non-REMIC Certificates...................................  84
State Tax Considerations...................................  90
ERISA Considerations.......................................  90
Available Information......................................  93
Incorporation of Certain Documents by Reference............  93
Plan of Distribution.......................................  94
Legal Investment Considerations............................  94
Legal Matters..............................................  96
Index of Terms.............................................  97

                               Summary of Terms

.. This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand more completely all of the terms of an offering of the certificates, read carefully this entire document and the prospectus.

.. This summary provides an overview of calculations, cash flows and other information to aid your understanding and is qualified by the full description of this information in this prospectus supplement and the prospectus.

Information About Your Trust

Your certificates are being offered by OMI Trust 2002-C, which will be established by Oakwood Mortgage Investors, Inc., a Nevada corporation. Oakwood Mortgage maintains its principal office at 101 Convention Center Drive, Suite 850, Las Vegas, Nevada 89109. Its telephone number is (702) 949-0056. Your trust will acquire contracts and mortgage loans from Oakwood Mortgage. Payment of your certificates will be derived from payments on these contracts and mortgage loans.

Only the class A-1, class A-IO, class M-1, class
M-2 and class B-1 certificates are being offered by this prospectus supplement. The trust will also issue the class B-2, class X and class R certificates, which are not offered hereby.

The trustee is JPMorgan Chase Bank. The trustee's corporate trust office's address is 450 West 33rd Street, New York, New York 10001. Its telephone number is (212) 946-3651.

Your certificates will not be guaranteed or insured by any government agency or any other insurer.

Issuance of your certificates is scheduled for August 30, 2002.

Credit Enhancement -- Subordination and Overcollateralization

The subordination of the class M-1, M-2, B-1, B-2, X and R certificates and overcollateralization provide credit support for the class A-1 and A-IO certificates. The subordination of the class M-2, B-1, B-2, X and R certificates and overcollateralization provide credit support for the class M-1 certificates. The subordination of the class B-1, B-2, X and R certificates and overcollateralization provide credit support for the class M-2 certificates. The subordination of the class B-2, X and R certificates and overcollateralization provide credit support for the class B-1 certificates.

See "Description of the Offered Certificates" in this prospectus supplement.

Distributions of Interest and Principal

Collections received on the contracts and mortgage loans will be applied first to distributions of interest on each class of certificates in the order of their priority, and then to principal. Principal distributions will be applied first to the class A-1 certificates and only thereafter to the other classes of certificates.

See "Description of the Offered Certificates" in this prospectus supplement.

Servicing of the Assets of Your Trust

Oakwood Acceptance will act as servicer for the assets. It will make advances in respect of delinquent payments on the assets and in respect of liquidation expenses, taxes and insurance premiums not paid by an obligor on a timely basis, if recoverable. Also, the servicer will pay compensating interest up to a limit on assets that prepay on a date other than their due date.

Oakwood Acceptance, as the servicer, will be entitled to a monthly fee for servicing the assets equal to 1.00% per annum of the scheduled principal balance of the assets. In the event a successor servicer replaces Oakwood Acceptance, the monthly servicing fee may be increased to an amount not to exceed 1.50% per annum of the scheduled principal balance of the assets.

See "Servicing of the Assets" in this prospectus supplement.

The Assets Contained in Your Trust

The primary assets of your trust are:

.. manufactured housing installment sales contracts secured by interests in manufactured homes and, in some cases, by liens on the real estate on which the manufactured homes are located,

.. mortgage loans secured by first liens on the real estate, including the manufactured home as an improvement thereon, on which manufactured homes are permanently affixed, and

.. cash in the pre-funding account.

The total number of initial assets is 3,092. Their total principal balance is approximately $170,316,086. All of the initial assets are fixed rate assets, including eight step-up rate loans.

See "The Asset Pool" in this prospectus supplement.

Your Trust Contains A Pre-Funding Account

A portion of your trust's assets will consist of cash in a pre-funding account. The pre-funded amount initially will equal not more than $52,137,500. During the pre-funding period, funds in the pre-funding account may be used to purchase additional manufactured housing installment sales contracts and mortgage loans. The pre-funding period will end on the earlier of November 14, 2002 or the date on which there is $100,000 or less (exclusive of investment earnings) remaining in the pre-funding account. These additional assets will be required to have characteristics similar to the existing assets. If all of the pre-funded amount is not used to acquire additional assets, then amounts left in the pre-funding account will be distributed to you as a principal prepayment on the distribution date immediately following the end of the pre-funding period. Interest income earned on the pre-funded amount during the pre-funding period will not be allocated to you, but will belong to Oakwood Mortgage.

See "The Asset Pool -- Conveyance of Assets" and " -- Conveyance of Subsequent Assets and Pre-Funding Account" in this prospectus supplement.

The trust also will contain a capitalized interest account, initially in the amount of approximately $361,000. If interest collections on the assets are not sufficient to make full distributions of interest on all classes of certificates on any distribution date during the pre-funding period or immediately thereafter, then the trustee will withdraw the amount of such shortfall from the capitalized interest account, to the extent of available funds in the account, and deposit that amount in the distribution account as part of the available distribution amount.

See "Description of the Offered Certificates -- The Capitalized Interest Account" in this prospectus supplement.

The Final Scheduled Distribution Date

For the classes of offered certificates other than the class A-IO and B-1 certificates, the final scheduled distribution dates are the maturity date of the asset with the latest stated maturity plus two months. The final scheduled distribution date with respect to the class A-IO certificates was determined in accordance with the schedule set forth in "Description of the Offered Certificates--Class A-IO Certificates Notional Principal Balance Schedule." For the class B-1 certificates, the final scheduled distribution date was determined based on the assumption that there are no prepayments on the assets, that the servicer does not exercise its rights of optional termination and that the auction referred to below does not succeed. Based on those assumptions, the final scheduled distribution date for each class of offered certificates will be the distribution date occurring in the following months:

class A-1  November 2032
class A-IO   August 2010
class M-1  November 2032
class M-2  November 2032
class B-1      June 2025

Because the rate of principal distributions on the certificates will depend upon the rate of principal payments, including prepayments, on the assets, the actual final distribution on each class of certificates could occur significantly earlier than the applicable date listed above. We can provide no assurance as to the actual payment experience of the assets.

Optional Termination of Your Trust by the Servicer

The servicer may terminate the trust and thereby cause the retirement of all then-outstanding certificates by buying all of the assets on any distribution date on or after the later of (i) the distribution date on which the current aggregate principal balance of all certificates is less than 10% of their initial aggregate principal balance or
(ii) August 2010. The termination price paid for your trust's assets during an optional termination may, in some circumstances, be less than the outstanding principal balance and unpaid interest of the certificates. If that is the case, you may incur a loss on your investment.

The servicer may also terminate the trust if it determines that there is a substantial risk that any related REMIC will lose its REMIC status.

See "The Trust -- Optional Termination" in this prospectus supplement.

Auction Sale of Your Trust's Assets

If the servicer does not exercise its optional termination rights within 90 days after it becomes eligible to do so, the trustee will solicit bids on the assets remaining in the trust. The termination price paid for your trust's assets during an auction sale may, in some circumstances, be less than the outstanding principal balance and unpaid interest of the certificates. If that is the case, you may incur a loss on your investment.

See "The Trust -- Auction Sale" in this prospectus supplement.

Federal Income Tax Consequences to You

Elections will be made to treat designated portions of the trust as REMICs for federal income tax purposes. The class A-1, A-IO and M-1 certificates will be regular interests in one of such REMICs, and will evidence debt obligations under the Internal Revenue Code of 1986, as amended. The class M-2 and class B-1 certificates will represent beneficial ownership of a REMIC regular interest and the right to receive the Class M-2 Certificateholders' Interest Carryover Amount and the Class B-1 Certificateholders' Interest Carryover Amount, respectively.

Interest paid or accrued on your certificates, including any original issue discount, will be taxable to you, and must be included in your income under an accrual method of tax accounting, even if you otherwise are a cash method taxpayer. By acceptance of your certificate, you will be deemed to have agreed to treat your certificate as a debt instrument for purposes of federal and state income tax, franchise tax, and any other tax measured by income. Oakwood Mortgage believes that the offered certificates, other than the class A-IO certificates, should be treated as issued with original issue discount only to the extent the initial certificate principal balances of those certificates exceed their issue prices by more than a de minimis amount. The class A-IO certificates will be issued with original issue discount regardless of their issue price.

See "Federal Income Tax Consequences --REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in the prospectus.

We will use 200% of the manufactured housing prepayment model as the prepayment assumption to calculate the accrual rate of original issue discount. However, there is no assurance as to what the actual rate of prepayment will be.

See "Federal Income Tax Consequences" in the prospectus.

ERISA Considerations for Plans and Plan Investors

Subject to the considerations set forth under "ERISA Considerations" in this prospectus supplement and in the prospectus, Oakwood Mortgage expects the offered certificates (other than the class B-1 certificates) to be eligible for purchase by plan investors. However, fiduciaries of employee benefit plans and other retirement plans that are subject to ERISA or the Internal Revenue Code and entities that are deemed to hold the assets of such plans that propose to cause a plan to acquire any of the offered certificates should consult with their own counsel to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under either ERISA or the Internal Revenue Code and to consider the consequences if the underlying assets of the trust are deemed to be plan assets of investing plans. Certain prohibited transaction exemptions may be applicable to the purchase and holding of the offered certificates.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Your Certificates May Be Legal Investments for Regulated Organizations

The class A-1, A-IO and M-1 certificates will not be "mortgage related securities" for purposes of SMMEA until the pre-funded amount is reduced to zero. At such time, the class A-1, A-IO and M-1 certificates will be "mortgage related securities" for purposes of SMMEA as long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations.

The class M-2 and B-1 certificates will not be mortgage related securities for purposes of SMMEA because they are not rated in one of the two highest rating categories.

You should consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

The Ratings Assigned to Your Certificates

It is a condition to the issuance of the certificates that the classes of certificates obtain the following ratings by Moody's and Standard & Poor's:

                   Standard
           Moody's & Poor's
           ------- --------
Class A-1    Aaa     AAA
Class A-IO   Aaa     AAA
Class M-1    Aa3      AA
Class M-2    A3        A
Class B-1   Baa2      BBB

See "Ratings" in this prospectus supplement.

                                 Risk Factors

    The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with the offered certificates.

    The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

    You should carefully consider the following risk factors prior to any purchase of the offered certificates. You should also carefully consider the information set forth under "Risk Factors" in the accompanying prospectus.

You May Experience A Loss On Your      Manufactured housing usually depreciates
Investment If Losses And Delinquencies in value. Over time, the market values
On Assets In The Trust Are High        of the manufactured homes could be less
                                       than the amount of the loans they
                                       secure. This may cause delinquencies and may increase the amount of loss following default. The statistical information related to the loss experience of Oakwood Acceptance as servicer is available under "Servicing of the Assets" in this prospectus supplement. We can provide you with no assurance that the performance of the trust's assets will be similar to the statistical information provided, in part because the values of manufactured homes can be sharply affected by downturns in regional or local economic conditions, and because past performance does not guarantee or predict future performance. In addition, Oakwood
                                       Acceptance expects to increase the
                                       number of repossessed homes sold through wholesale distribution channels, which typically results in much lower recovery rates than selling such homes through retail distribution channels, which had been Oakwood Acceptance's general practice. As a result, future net credit losses can be expected to increase, particularly in the near-term. Finally, investors should note that the statistical information provided reflects higher delinquencies and loan losses since 1997.

Delinquencies and Losses Will Affect   The class M-1, M-2 and class B-1
Subordinated Certificates Before       certificates are subordinated to the
Affecting More Senior Certificates     class A certificates. Delinquencies, to
                                       the extent not covered by advances from
                                       the servicer, and losses on the assets
                                       will result in a smaller amount of cash
                                       available for distribution on a
                                       distribution date. Because the available cash is distributed in a specified order of priority, there is a risk that certificates that are lower in that order of priority may not receive some or even any of the amount due to them on that distribution date. Losses in excess of the credit support provided by the class B-2, class X, and class R certificates will be experienced first by the class B-1 certificates, second by the class M-2 certificates, and next by the class M-1 certificates. Any loss allocated to a subordinated certificate may reduce the amount of interest and, to the extent not reimbursed from future excess interest, principal they will receive. Thereafter, losses on the assets exceeding the amount of the subordinated certificates could result in a loss being realized by the class
                                       A-1 and, in some instances, the class
                                       A-IO certificates.

Recently Originated Assets are More    Although little data is available,
Likely to Experience Early Defaults    defaults on assets generally are
                                       expected to occur with greater frequency in the early years of the terms of the assets. If there is a higher rate of defaults than anticipated, you may experience a loss.

                                       Approximately 99.53% of the initial
                                       assets (by aggregate principal balance
                                       as of August 1, 2002) were originated
                                       within the twelve months prior to the
                                       cut-off date.

The Yield on the Class A-IO            Because the notional principal balance
Certificates May Be Influenced by The  of the class A-IO certificates is based
Rate of Prepayments on The Assets      on the lesser of (i) a specified
                                       notional principal balance and (ii) the
                                       sum of the aggregate principal balance
                                       of the assets and the amount on deposit
                                       in the pre-funding account, the yield to maturity of the class A-IO certificates will be sensitive to higher than expected principal prepayments on the assets. Therefore, you should consider the risk that an extremely rapid rate of principal prepayments or losses on the assets could result in your failure to recover your initial investment in class
                                       A-IO certificates.


Limitations on Class Interest Rates    The rates at which interest accrues on
May Affect Your Yield to Maturity      the offered certificates (other than the
                                       class A-IO certificates) are subject to
                                       a rate cap. The rate cap for those
                                       classes of certificates is based on the
                                       weighted average of the interest rates
                                       on the assets, net of specified fees and expenses and the amount of interest distributable on the Class A-IO
                                       Certificates. If assets with relatively
                                       higher interest rates prepay (including
                                       for this purpose, liquidations due to
                                       defaults or repurchases by the seller or the servicer), the rate cap will be lower than otherwise would be the case, and for some classes of certificates may be lower than the stated interest rate.
                                       In addition, any prepayments and losses
                                       will reduce the aggregate amount of
                                       interest collected on the assets, with
                                       the potential result that a greater
                                       proportion of that collected interest
                                       would be paid to the Class A-IO
                                       Certificates. Thus, the rate cap would
                                       be lower than otherwise would be the
                                       case and could result in
                                       certificateholders receiving less than
                                       their stated rate of interest.

Repossessed and Foreclosed Assets are  Approximately 16.99% of the initial
Not of the Same Credit Quality as      assets are secured by manufactured
Other Initial Assets                   housing units that formerly served as
                                       collateral for mortgage loans or
                                       installment sales contracts made to
                                       other borrowers. In general, Oakwood
                                       Acceptance has less stringent
                                       underwriting standards for applicants
                                       seeking financing for repossessed or
                                       foreclosed units than it does for those
                                       applicants seeking financing for new
                                       units. In addition, the repossessed or
                                       foreclosed manufactured housing units
                                       generally are older model homes and may, as a consequence, depreciate in value more rapidly than new manufactured housing units.

Prepayments May Cause Cash             Obligors are not required to pay
Shortfalls                             interest on their assets after the date
                                       of a full prepayment of principal. As a
                                       result, to the extent that this interest shortfall exceeds the servicing fee for the related period -- which is the maximum amount that the servicer must cover -- or the servicer defaults in its obligation to pay compensating interest, a full prepayment may reduce the amount of interest received from obligors during that collection period to less than one month's interest on the assets.
                                       If a sufficient number of assets are
                                       prepaid in full, then interest payable
                                       on the assets during that collection
                                       period may be less than the interest due on the certificates.

The Timing of Distributions of         The class M and class B certificates
Principal is Uncertain                 will not receive distributions of
                                       principal until specified distribution
                                       tests are satisfied, and those
                                       distributions of principal will stop if
                                       those tests are later violated. The
                                       distribution tests depend on the rate of prepayments on the assets and on the level of delinquencies, defaults and losses on those assets. We cannot predict when the distribution test for distributions for the class M and class
                                       B certificates will be satisfied, or
                                       when principal will be paid on the class
                                       M or class B certificates. If the
                                       distribution tests are not satisfied,
                                       the class A-1 certificates will be
                                       allocated all distributions of principal and may amortize at a rate faster than otherwise would be the case.

Recent Events With Respect to          On August 6, 2002, Oakwood Homes
Oakwood Homes May Have an Adverse      reported a net loss of $119 million, or
Effect on the Return on Your           $12.61 per share, for the three months
Certificates                           ended June 30, 2002, compared with a net
                                       loss of $50.2 million, or $5.33 per
                                       share, for the quarter ended June 30,
                                       2001. The current quarter net loss
                                       included an $86.5 million charge related to previously securitized loans and loans held for sale and reflected the estimated effect of higher future credit losses. This $86.5 million charge resulted principally from Oakwood
                                       Acceptance's decisions in late June to
                                       substantially increase the percentage of repossessed homes sold through the wholesale distribution channel, which typically carries much lower recovery rates than those sold through the retail channel, and to curtail substantially
                                       Oakwood Acceptance's loan assumption
                                       program. Previously, Oakwood Acceptance
                                       had sold most repossessed homes through
                                       its captive retail sales center network, thus minimizing the loss incurred on the sale of such homes. However, the oversupply of repossessions in the market, largely a reflection of the weakened economy and less restrictive industry underwriting standards in the mid-to-late 1990s, the reduction in the number of the company's retail sales centers and the industry's reduced ability to provide consumer financing for re-sales of repossessed homes have made it difficult to continue to sell such homes through retail channels. The majority of all homes in the loan assumption program have been converted to repossession status and will be disposed of through normal retail and wholesale channels of distribution.

Replacement of Servicer May Affect     The trustee may, and at the direction of
Class Interest Rates and Interrupt     at least 50% of the certificate voting
Collections                            rights, shall, replace the servicer in
                                       the event of a default under the pooling
                                       and servicing agreement. See "The
                                       Pooling and Servicing
                                       Agreements -- Events of Default" in the
                                       prospectus. In such event, the trustee
                                       is obligated ultimately to service the
                                       assets unless it locates another
                                       servicer or is legally not permitted to
                                       service the assets. A subsequent
                                       servicer may be entitled to an annual
                                       servicing fee of 1.50% (0.50% greater
                                       than that payable to Oakwood Acceptance
                                       as servicer) which amount will be
                                       deducted from the available distribution
                                       amount before payments are made to
                                       certificateholders. Any increase in
                                       servicing fees will reduce the interest
                                       rate cap imposed on the rates at which
                                       interest accrues and is paid on the
                                       offered certificates. In addition, any
                                       loss of continuity of servicing during
                                       any transfer of servicing could
                                       adversely affect collections on the
                                       assets in your trust.
Amounts on Deposit in the Pre-Funding  All amounts remaining in the pre-funding
Account after the End of the           account after the end of the pre-funding
Pre-Funding Period Will Result in a    period will be distributed to
Partial Prepayment of Principal        certificateholders as a partial
                                       principal prepayment on the distribution date immediately following the end of the pre-funding period. The amount remaining in the pre-funding account on this date will be the difference between $52,137,500 and the amount of additional assets Oakwood Mortgage sells to the trust during the pre-funding period. A number of events could cause Oakwood
                                       Mortgage to fail to deliver such assets
                                       to the trust, including further declines in manufactured home sales by Oakwood
                                       Homes or the inability of Oakwood
                                       Acceptance to generate new loans.
                                       Accordingly, if Oakwood Mortgage fails
                                       to acquire and deliver to the trust a
                                       sufficient number of assets eligible for sale to the trust, certificateholders will experience a partial prepayment of principal on the distribution date immediately following the end of the pre-funding period.

                                       See "The Assets Pool -- Conveyance of
                                       Subsequent Assets and Pre-Funding
                                       Account" in this prospectus supplement.

The Characteristics of the Subsequent  The subsequent assets delivered during
Assets Will Differ from the            the pre-funding period may have
Characteristics of the Assets that Are characteristics that differ from the
Disclosed                              initial assets described in this
                                       prospectus supplement. However, each of
                                       the subsequent assets must satisfy
                                       various criteria specified in the
                                       pooling and servicing agreement. You
                                       should not assume that the
                                       characteristics of the asset pool at the end of the pre-funding period will be identical to the characteristics of the initial assets described in this prospectus supplement. We will file a current report on Form 8-K within 15 days following the end of the pre-funding period that will include the same type of information regarding such assets as this prospectus supplement contains regarding the initial assets.

    Capitalized terms used in this prospectus supplement but not defined will have the definitions given to them in the accompanying prospectus. See "Index of Terms" in the prospectus.

                    Description of the Offered Certificates

General

    The Senior/Subordinated Pass-Through Certificates, Series 2002-C, will consist of the class A-1, class A-IO, class M-1, class M-2, class B-1, class B-2, class X and class R certificates. Only the class A-1, class A-IO, class M-1, class M-2 and class B-1 certificates are offered by this prospectus supplement. The class M-1, class M-2, class B-1, class B-2, class X and class R certificates will be subordinated to the class A certificates in respect of distributions of principal and interest. The offered certificates will be issued in book-entry form only, in minimum denominations of $1,000 and integral multiples of $1 in excess of this amount. Definitive certificates, if issued, will be transferable and exchangeable at the corporate trust office of JPMorgan Chase Bank. No service charge will be made for any registration of exchange or transfer, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge incurred in connection with the exchange or transfer.

    Distributions of principal and interest on the offered certificates will be made on the 15th day of each month, or, if this day is not a business day, on the next succeeding business day, beginning in September 2002, to the persons in whose names the certificates are registered on the related record date, which is the last business day of the month preceding the month in which the distribution date occurs. Each distribution with respect to a book-entry certificate will be paid to The Depository Trust Company ("DTC"), which will credit the amount of this distribution to the accounts of its participants in accordance with its normal procedures. Each participant will be responsible for disbursing this distribution to the beneficial owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the beneficial owners that it represents. All credits and disbursements with respect to book-entry certificates are to be made by DTC and its participants in accordance with DTC's rules.

    The class B-2 certificates will have an initial certificate principal balance of $13,903,000 and will have a pass-through rate set forth in the pooling and servicing agreement. The class X certificates are interest-only securities that have no stated certificate principal balance, but are entitled to receive a distribution on each distribution date of certain interest amounts, as more fully set forth in the pooling and servicing agreement. The class R certificates will have no stated certificate principal balance or pass-through rate, and will represent the beneficial ownership of the residual interest in each of the REMICs.

Book-Entry Certificates

    The offered certificates will be book-entry certificates as described in the prospectus under "Description of the Certificates -- Book-Entry Procedures." The offered certificates will initially be registered in the name of Cede & Co., the nominee of DTC. Holders of the certificates may hold through DTC in the United States or through DTC for the accounts of Clearstream Banking, societe anonyme ("Clearstream"), or the Euroclear System ("Euroclear") in Europe if they are participants of these systems, or indirectly through organizations that are participants in these systems.

    Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of DTC, Clearstream or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. DTC, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a DTC, Clearstream or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

    Certificate owners who are not participants but desire to purchase, sell or otherwise transfer ownership of the offered certificates may do so only through participants, unless and until definitive Class A, Class M and Class B certificates are issued. In addition, certificate owners will receive all distributions of principal of, and interest on, the certificates from the trustee through DTC and participants.

    Unless and until the offered certificates are issued in certificated, fully-registered form, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Beneficial Owners are only permitted to exercise the rights of certificateholders indirectly through Depository Participants (including Clearstream and Euroclear) and DTC.

Collection of Payments on Assets

    Oakwood Acceptance will establish and maintain the certificate account for the benefit of the trustee. The certificate account will be required to be an Eligible Account. The certificate account is to be held in trust for the benefit of the trustee on behalf of the certificateholders, and shall be either in the trustee's name or designated in a manner that reflects the custodial nature of the account and that all funds in this account are held for the benefit of the trustee. A single certificate account may be maintained for more than one series of certificates provided that in this event, the servicer shall cause separate accounting and records to be maintained within the certificate account with respect to each separate series. Funds in the certificate account will be invested in Eligible Investments that will mature or be redeemed not later than the business day preceding the applicable monthly distribution date. Earnings on amounts deposited into the certificate account shall be credited to the account of the servicer as servicing compensation in addition to the Servicing Fee and may be used to offset P&I Advances due from the servicer in respect of the distribution date next succeeding the date on which these earnings were made or, at the servicer's option, may be released to the servicer on the related distribution date. The amount of any losses incurred in respect of any of these investments shall be deposited into the certificate account by the servicer out of its own funds promptly after any of these losses are incurred.

   All payments in respect of principal and interest on the initial assets received by the servicer after August 1, 2002, or on any subsequent asset received by the servicer on or after the date the subsequent asset is purchased by your trust (each, the applicable "Cut-off Date"), exclusive of collections relating to scheduled payments due on or prior to the Cut-off Date but received thereafter, including principal prepayments and net liquidation proceeds, will be deposited into the certificate account no later than the second business day following the servicer's receipt. Amounts collected as late payment fees, extension fees, assumption fees or similar fees will be retained by the servicer as part of its servicing compensation. In addition, amounts paid for assets repurchased as a result of breach of a representation or warranty under the pooling and servicing agreement and amounts required to be deposited upon substitution of a qualified substitute asset because of a breach of a representation or warranty, as described under "The Asset Pool -- Conveyance of Assets" in this prospectus supplement, will be paid into the certificate account.

    On or prior to the business day before each distribution date, the servicer will remit all scheduled payments of principal and interest due on the assets during the related Collection Period and collected by the servicer and all unscheduled collections in respect of principal and interest on the assets received during the related Prepayment Period, together with the amount of any required Advances and any compensating interest payment to the trustee for deposit into the distribution account. If, however, the certificate account is maintained by the trustee, the trustee may withdraw this amount, and any portion of the P&I Advance or any portion of the compensating interest payment to be covered by investment earnings on the certificate account, from the certificate account on the applicable distribution date and deposit it into the distribution account. In such event, the servicer will remit the portion, if any, of the required P&I Advance or compensating interest payment that is not to be covered by investment earnings on the certificate account to the trustee on the business day preceding the distribution date for deposit into the distribution account. The distribution account shall be an Eligible Account established and maintained by the trustee.

    The trustee or its Paying Agent will withdraw funds from the distribution account, but only to the extent of the Available Distribution Amount, to make distributions to certificateholders as specified under " -- Distributions -- Priority of Distributions" in this prospectus supplement.

    From time to time, as provided in the pooling and servicing agreement, the servicer will also withdraw funds from the certificate account for other purposes as permitted by the pooling and servicing agreement.

Realized Losses on Liquidated Loans

    The Principal Distribution Amount for any distribution date is intended to include the Scheduled Principal Balance of each asset that became a liquidated loan during the related Prepayment Period. A Realized Loss will be incurred on a liquidated loan in the amount, if any, by which the net liquidation proceeds from the liquidated loan are less than the unpaid principal balance of the liquidated loan, plus accrued and unpaid interest thereon, plus amounts reimbursable to the servicer for previously unreimbursed Servicing Advances. To the extent that the amount of the Realized Loss is in excess of the sum of (a) interest collected on the nondefaulted assets reduced by (i) certain interest payments due to be distributed on the offered certificates, (ii) any portion of this interest required to be paid to a servicer other than Oakwood Acceptance as servicing compensation and (iii) any portion of this interest required to be paid to the trustee as compensation for acting as trustee ("Excess Interest") and (b) the Current Overcollateralization Amount, then the amount of this shortfall will be allocated to the subordinated certificates as a Writedown Amount. See " -- Allocation of Writedown Amounts."

Allocation of Writedown Amounts

    Any Writedown Amount on a distribution date will be allocated to reduce to zero the certificate principal balance of a class, as adjusted for write-downs, in the following order:

   . first, to the class B-2 certificates;

   . second, to the class B-1 certificates;

   . third, to the class M-2 certificates; and

   . fourth, to the class M-1 certificates.

Distributions

  Interest Deficiency Event and Interest Deficiency Amount

    With respect to the class M-1, class M-2, class B-1 and class B-2 certificates, an interest deficiency event occurs on a distribution date if, after the distribution of the Available Distribution Amount in the order described in this prospectus supplement, there remains unpaid any current Interest Distribution Amounts, Interest Distribution Shortfall Amounts plus interest accrued on this amount, Writedown Interest Distribution Amounts or Carryover Writedown Interest Distribution Amounts on these classes (the "Interest Deficiency Amount"). If an interest deficiency event occurs on a distribution date, collections received after the end of the related Collection Period and up to the fourth business day prior to the related distribution date and which would otherwise constitute a portion of the Available Distribution Amount for subsequent distribution dates will be applied, up to a limited amount determined by the rating agencies, to cover any related Interest Deficiency Amount in order of class seniority. Any remaining Interest Deficiency Amount will be carried forward as shortfall for the next distribution date.

  Available Distribution Amount

    The Available Distribution Amount for a distribution date will include:

   . monthly payments of principal and interest due on the trust assets during the related Collection Period, whether received from the obligors or advanced by the servicer, and unscheduled payments received with respect to the assets during the related Prepayment Period, including principal prepayments, on the first distribution date following the end of the Pre-Funding Period, the portion of the Pre-Funded Amount not used to acquire subsequent assets, funds on deposit in the capitalized interest account to the extent necessary to make full distributions of interest on all classes of certificates on the distribution dates occurring during the Pre-Funding Period and on the distribution date immediately following the Pre-Funding Period, Compensating Interest, proceeds of repurchases, net liquidation proceeds and net insurance proceeds, less

   . Servicing Fees for the related Collection Period and any unpaid Servicing
     Fees from prior Collection Periods, amounts required to reimburse the servicer for previously unreimbursed Advances in accordance with the pooling and servicing agreement, amounts required to reimburse Oakwood Mortgage or the servicer for reimbursable expenses in accordance with the pooling and servicing agreement, the Interest Deficiency Amount or portion, if any, paid from collections on the preceding distribution date, the fees and reasonable expenses of the trustee, and amounts required to reimburse any party for an overpayment of a Repurchase Price for an asset.

  Distributions

    Distributions will be made on each distribution date to holders of record on the preceding record date. Distributions on a class of certificates will be allocated among the certificates of the class in proportion to their percentage interests.

  Interest

    On each distribution date, to the extent of the Available Distribution Amount, holders of the class A-1 certificates will be entitled to receive:

   . interest accrued during the related Interest Accrual Period at the then-applicable pass-through rate on the certificate principal balance of the class A-1 certificates following the most recently preceding distribution date (their "Interest Distribution Amount"), plus

   . any Interest Distribution Amounts remaining unpaid from a previous distribution date (their "Interest Distribution Shortfall Amount"), plus interest accrued on this amount during the related Interest Accrual Period, at the then-applicable pass-through rate; and

    Holders of the class A-IO certificates will be entitled to receive:

   . Interest accrued during the related Interest Accrual Period at a per annum rate of 6.00% on the applicable class A-IO notional principal balance immediately prior to the distribution date (their "Interest Distribution Amount"), plus

   . any Interest Distribution Amounts remaining unpaid from a previous distribution date (their "Interest Distribution Shortfall Amount"), plus interest accrued on this amount during the related Interest Accrual Period, at a per annum rate of 6.00%.

    The notional principal balance for the class A-IO certificates for a distribution date will equal the lesser of (i) the applicable notional principal balance for that distribution date set forth in the table below, and (ii) the sum of the aggregate principal balance of the assets (as reduced by losses and prepayments on the trust assets) and the amount on deposit in the pre-funding account, if any, on that distribution date. The notional principal balance of the class A-IO certificates is used to calculate interest distributions on the class A-IO certificates only, and does not represent the right to receive any distributions of principal. Except for distributions of interest that constitute Interest Distribution Shortfall Amounts and interest accrued thereon, no interest on the class A-IO certificates will be distributed after the distribution date in August 2010.

          Class A-IO Certificate Notional Principal Balance Schedule

Distribution Date Notional Balance Distribution Date Notional Balance Distribution Date Notional Balance
----------------- ---------------- ----------------- ---------------- ----------------- ----------------
 September 2002    $55,600,000.00   May 2005          $41,500,000.00   January 2008      $28,200,000.00
 October 2002       55,600,000.00   June 2005          40,100,000.00   February 2008      28,200,000.00
 November 2002      55,600,000.00   July 2005          40,100,000.00   March 2008         27,200,000.00
 December 2002      54,500,000.00   August 2005        40,100,000.00   April 2008         27,200,000.00
 January 2003       54,500,000.00   September 2005     38,700,000.00   May 2008           27,200,000.00
 February 2003      54,500,000.00   October 2005       38,700,000.00   June 2008          26,200,000.00
 March 2003         53,200,000.00   November 2005      38,700,000.00   July 2008          26,200,000.00
 April 2003         53,200,000.00   December 2005      37,400,000.00   August 2008        26,200,000.00
 May 2003           53,200,000.00   January 2006       37,400,000.00   September 2008     25,300,000.00
 June 2003          51,900,000.00   February 2006      37,400,000.00   October 2008       25,300,000.00
 July 2003          51,900,000.00   March 2006         36,100,000.00   November 2008      25,300,000.00
 August 2003        51,900,000.00   April 2006         36,100,000.00   December 2008      24,400,000.00
 September 2003     50,500,000.00   May 2006           36,100,000.00   January 2009       24,400,000.00
 October 2003       50,500,000.00   June 2006          34,900,000.00   February 2009      24,400,000.00
 November 2003      50,500,000.00   July 2006          34,900,000.00   March 2009         23,500,000.00
 December 2003      49,000,000.00   August 2006        34,900,000.00   April 2009         23,500,000.00
 January 2004       49,000,000.00   September 2006     33,700,000.00   May 2009           23,500,000.00
 February 2004      49,000,000.00   October 2006       33,700,000.00   June 2009          22,700,000.00
 March 2004         47,500,000.00   November 2006      33,700,000.00   July 2009          22,700,000.00
 April 2004         47,500,000.00   December 2006      32,500,000.00   August 2009        22,700,000.00
 May 2004           47,500,000.00   January 2007       32,500,000.00   September 2009     21,900,000.00
 June 2004          46,000,000.00   February 2007      32,500,000.00   October 2009       21,900,000.00
 July 2004          46,000,000.00   March 2007         31,400,000.00   November 2009      21,900,000.00
 August 2004        46,000,000.00   April 2007         31,400,000.00   December 2009      21,100,000.00
 September 2004     44,500,000.00   May 2007           31,400,000.00   January 2010       21,100,000.00
 October 2004       44,500,000.00   June 2007          30,300,000.00   February 2010      21,100,000.00
 November 2004      44,500,000.00   July 2007          30,300,000.00   March 2010         20,300,000.00
 December 2004      43,000,000.00   August 2007        30,300,000.00   April 2010         20,300,000.00
 January 2005       43,000,000.00   September 2007     29,200,000.00   May 2010           20,300,000.00
 February 2005      43,000,000.00   October 2007       29,200,000.00   June 2010          19,600,000.00
 March 2005         41,500,000.00   November 2007      29,200,000.00   July 2010          19,600,000.00
 April 2005         41,500,000.00   December 2007      28,200,000.00   August 2010        19,600,000.00

    On each distribution date, holders of the subordinated certificates will be entitled to receive, to the extent of the Available Distribution Amount and on a subordinated basis as described under " -- Priority of Distributions":

   . interest accrued on their class during the related Interest Accrual Period at the then-applicable pass-through rate on the certificate principal balance immediately following the most recently preceding distribution date, reduced by all Writedown Amounts allocated on that distribution date, of their class immediately prior to the distribution date (their "Interest Distribution Amount"), plus

   . any Interest Distribution Amounts remaining unpaid from a previous distribution date (their "Interest Distribution Shortfall Amount"), plus interest accrued on this amount during the related Interest Accrual Period at the then-applicable pass-through rate.

    Interest Accrual Period means the calendar month preceding the month in which the distribution date occurs. Interest on the offered certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    The applicable pass-through rate for the classes of offered certificates, other than the class A-IO certificates, on any distribution date will be the per annum rates set forth or described on the cover page of this prospectus supplement (each, a "Stated Coupon Rate"), in each case subject to a cap of the adjusted weighted average net asset rate. The pass-through rate for the class A-IO certificates on any distribution date through and including the distribution date in August 2010 will be 6.00% per annum and 0% thereafter. The "adjusted weighted average net asset rate" means, for any distribution date, the weighted average of the asset rates for all trust assets, less the then-applicable servicing fee rate, less the trustee fee rate, and less the class A-IO distribution rate. The "class A-IO distribution rate" for any distribution date is the percentage derived from the fraction, which shall not be greater than 1, (i) the numerator of which is the product of (x) the lesser of (a) the applicable notional principal balance for that distribution date set forth in the class A-IO certificate notional principal balance schedule and (b) the aggregate principal balance of the assets (as reduced by losses and prepayments on the trust assets) and the amount on deposit in the pre-funding account, if any, on that distribution date, and (y) 6.00% per annum, and (ii) the denominator of which is the aggregate principal balance of the assets (as reduced by losses and prepayments on the trust assets) and the amount on deposit in the pre-funding account, if any, on that distribution date.

    In addition, on each distribution date, to the extent of the Available Distribution Amount and on a subordinated basis as described under "-- Priority of Distributions," the holders of the offered subordinated certificates will be entitled to receive

   . interest accrued during the related Interest Accrual Period at the applicable pass-through rate on any related Writedown Amount (the class "Writedown Interest Distribution Amount"), plus

   . any related Writedown Interest Distribution Amounts remaining unpaid from a previous distribution date, plus interest accrued on this amount during prior Interest Accrual Periods (the class "Carryover Writedown Interest Distribution Amount") plus interest accrued on this amount during the related Interest Accrual Period at the then-applicable pass-through rate. See "-- Realized Losses on Liquidated Loans."

    If necessary, the holders of the class M-2 certificates are entitled to receive interest (the "Class M-2 Certificateholders' Interest Carryover Amount") in an amount equal to the sum of:

   . if on that distribution date the pass-through rate for such class of certificates is based upon the adjusted weighted average net asset rate, the excess of (A) the amount of interest on each Interest Computation Component the class M-2 certificates would be entitled to receive on such distribution date had interest been calculated at the Stated Coupon Rate, over (B) the amount of interest such class of certificates will receive on such distribution date at the adjusted weighted average net asset rate, plus

   . the unpaid portion of any such excess from prior distribution dates, and interest thereon at the Stated Coupon Rate.

The Class M-2 Certificateholders' Interest Carryover Amount shall be distributed only in respect of the class M-2 certificates and no other class of offered certificates shall have any entitlement to such amount.

    If necessary, the holders of the class B-1 certificates are entitled to receive interest (the "Class B-1 Certificateholders' Interest Carryover Amount") in an amount equal to the sum of:

   . if on that distribution date the pass-through rate for such class of certificates is based upon the adjusted weighted average net asset rate, the excess of (A) the amount of interest on each Interest Computation Component the class B-1 certificates would be entitled to receive on such distribution date had interest been calculated at the Stated Coupon Rate, over (B) the amount of interest such class of certificates will receive on such distribution date at the adjusted weighted average net asset rate, plus

   . the unpaid portion of any such excess from prior distribution dates, and interest thereon at the Stated Coupon Rate.

The Class B-1 Certificateholders' Interest Carryover Amount shall be distributed only in respect of the class B-1 certificates and no other class of offered certificates shall have any entitlement to such amount.

    If necessary and to the extent of the Available Distribution Amount on a subordinated basis, the holders of the class B-2 certificates are entitled to receive supplemental interest (the " Class B-2 Certificateholders' Interest Carryover Amount") in an amount equal to the sum of:

   . if on that distribution date the pass-through rate for such class of certificates is based upon the adjusted weighted average net asset rate, the excess of (A) the amount of interest on each Interest Computation Component the class B-2 certificates would be entitled to receive on such distribution date had interest been calculated at the Stated Coupon Rate, over (B) the amount of interest on each Interest Computation Component such class of certificates will receive on such distribution date at the adjusted weighted average net asset rate, plus

   . the unpaid portion of any such excess from prior distribution dates, and interest thereon at the Stated Coupon Rate.

The Class B-2 Certificateholders' Interest Carryover Amount shall be distributed only in respect of the class B-2 certificates, and no other class of offered certificates shall have any entitlement to such amount.

    With respect to any distribution date, the "Interest Computation Components" for any class of certificates consist of (i) the outstanding principal balance of such class of certificates as adjusted for Writedown Amounts, (ii) the Interest Distribution Shortfall Amount, (iii) the Writedown Amount, and (iv) the Carryover Writedown Interest Distribution Amount.

  Principal

    The Principal Distribution Amount for any distribution date will equal the sum of the following amounts:

   . the sum of the principal components of all monthly payments scheduled to be made on the Due Date occurring during the related Collection Period on the assets that were outstanding at the opening of business on this Due Date, regardless of whether such monthly payments were received by the servicer from the obligors, not including any monthly payments due on liquidated loans or repurchased assets;

   . the sum of the amounts of all principal prepayments received by the servicer on the assets during the related Prepayment Period plus, on the first distribution date following the end of the Pre-Funding Period, the portion of the Pre-Funded Amount not used to acquire subsequent assets;

   . the Scheduled Principal Balance of any asset that became a liquidated loan during the related Prepayment Period; and

   . the Scheduled Principal Balance of any asset that was purchased or repurchased by the servicer or the seller during the related Prepayment Period; less

   . the Overcollateralization Reduction Amount, if any, for such distribution date.

    The Class A-1 Principal Distribution Amount for any distribution date will equal

   . prior to the Cross-over Date, the Principal Distribution Amount,

   . on any distribution date as to which the Principal Distribution Tests are not met, the Principal Distribution Amount, or

   . on any other distribution date, the class A-1 percentage of the Principal
     Distribution Amount.

    The Class M-1 Principal Distribution Amount for any distribution date will equal

   . as long as any class A-1 certificates remain outstanding and prior to the Cross-over Date, zero,

   . on any distribution date as to which the Principal Distribution Tests are not met and any class A-1 certificates remain outstanding, zero,

   . on any distribution date as to which the Principal Distribution Tests are not met and the class A-1 certificates have been retired, the Principal Distribution Amount, or

   . on any other distribution date, the class M-1 percentage of the Principal
     Distribution Amount.

    The Class M-2 Principal Distribution Amount for any distribution date will equal

   . as long as any class A-1 certificates or any class M-1 certificates remain outstanding and prior to the Cross-over Date, zero,

   . on any distribution date as to which the Principal Distribution Tests are not met and any class A-1 certificates or any class M-1 certificates remain outstanding, zero,

   . on any distribution date as to which the Principal Distribution Tests are not met and the class A-1 certificates and the class M-1 certificates have been retired, the Principal Distribution Amount, or

   . on any other distribution date, the class M-2 percentage of the Principal
     Distribution Amount.

    The Class B-1 Principal Distribution Amount for any distribution date will equal

   . as long as any class A-1 certificates, any class M-1 certificates or any class M-2 certificates remain outstanding and prior to the Cross-over Date, zero,

   . on any distribution date as to which the Principal Distribution Tests are not met and any class A-1 certificates, any class M-1 certificates or any class M-2 certificates remain outstanding, zero,

   . on any distribution date as to which the Principal Distribution Tests are not met and the class A-1 certificates, the class M-1 certificates and the class M-2 certificates have been retired, the Principal Distribution Amount, or

   . on any other distribution date, the class B-1 percentage and the class B-2 percentage (such amount reduced by any amounts necessary to maintain the Class B-2 Floor Amount and the Total Floor Amount) of the Principal Distribution Amount.

    The Class B-2 Principal Distribution Amount for any distribution date will equal

   . as long as any class A-1 certificates, any class M-1 certificates, any class M-2 certificates or any class B-1 certificates remain outstanding and prior to the Cross-over Date, zero,

   . on any distribution date as to which the Principal Distribution Tests are not met and any class A-1 certificates, any class M-1 certificates, any class M-2 certificates or any class B-1 certificates remain outstanding, zero,

   . on any distribution date as to which the class B-1 certificates remain outstanding, zero, or

   . on any other distribution date, the class B-2 percentage of the Principal
     Distribution Amount.

    For any distribution date, if the Principal Distribution Amount for a class exceeds the certificate principal balance of that class, less any Principal Distribution Amounts remaining unpaid from previous distribution dates, with respect to this class and distribution date, then these amounts shall be allocated to the Principal Distribution Amount of the relatively next junior class of certificates.

    The class percentage to determine principal distributions for any class (other than the class A-IO certificates) is the percentage derived from the fraction, which shall not be greater than 1, the numerator of which is the certificate principal balance of the class, as adjusted for write-downs, immediately prior to the related distribution date, and the denominator of which is the sum of the outstanding certificate principal balances for all of the classes, as adjusted for write-downs, immediately prior to this distribution date.

    The Cross-over Date will be the later to occur of

   . the distribution date occurring in March 2007, and

   . the first distribution date on which the percentage equivalent of a fraction, which shall not be greater than 1, the numerator of which is the sum of the aggregate certificate principal balance -- as adjusted for write-downs -- of the subordinated certificates and the Current Overcollateralization Amount for that distribution date and the denominator of which is the Pool Scheduled Principal Balance on that distribution date, equals or exceeds 1.90 times the percentage equivalent of a fraction, which shall not be greater than 1, the numerator of which is the sum of the initial aggregate certificate principal balance of the subordinated certificates and the Current Overcollateralization Amount as of the closing date and the denominator of which is the Pool Scheduled Principal Balance as of the closing date.

   The Principal Distribution Tests are met in respect of a distribution date if the following conditions are satisfied:

   . the Average Sixty Day Delinquency Ratio as of the related distribution date does not exceed 7.0%;

   . the Cumulative Realized Losses as of the related distribution date do not exceed the following percentages of the original Pool Scheduled Principal
     Balance:

                March 2007 through August 2008..........  8.50%
                September 2008 through August 2009......  9.75%
                September 2009 through February 2012.... 12.75%
                March 2012 and after.................... 14.50%

   . the Current Realized Loss Ratio as of the related distribution date does not exceed 4.0%.

    The Average Sixty-Day Delinquency Ratio is, in general, the ratio of the average of the aggregate principal balances of assets delinquent 60 days or more for the preceding three Collection Periods to the average Pool Scheduled Principal Balance for this period. Cumulative Realized Losses are, in general, the aggregate Realized Losses incurred in respect of liquidated loans since the Cut-off Date. The Current Realized Loss Ratio is, in general, the ratio of the aggregate Realized Losses incurred on liquidated loans for the periods specified in the pooling and servicing agreement to an average Pool Scheduled Principal Balance specified in the pooling and servicing agreement.

    If the certificate principal balances of each of the class A-1, class M-1, class M-2 and class B-1 certificates have not been reduced to zero on or before any distribution date, then amounts otherwise allocable to the Class B-2 Principal Distribution Amount that would otherwise reduce the class B-2 certificate principal balance below the Class B-2 Floor Amount shall be allocated sequentially to the principal distribution amounts of the class B-1, class M-2, class M-1, class A-1 certificates and finally to the class B-2 certificates.

    If the certificate principal balances of the class A-1, class M-1, class M-2 and class B-1 certificates have not been reduced to zero on or before any distribution date, then amounts otherwise allocable to the Class B-2 Principal Distribution Amount that would otherwise reduce the sum of the class B-2 certificate principal balance and the Current Overcollateralization Amount below the Total Floor Amount shall be allocated sequentially to the principal distribution amounts of the class B-1, class M-2, class M-1, class A-1 certificates and finally to the class B-2 certificates.

    With respect to any distribution date, the Class B-2 Floor Amount shall mean

   . if the certificate principal balances of each of the class A-1, class M-1, class M-2 and class B-1 certificates have not been reduced to zero immediately prior to this distribution date, then the Class B-2 Floor Amount shall equal 1.00% of the Pool Scheduled Principal Balance of the assets as of August 1, 2002, or

   . otherwise the Class B-2 Floor Amount shall equal zero.

    With respect to any distribution date, the Total Floor Amount shall mean

   . if the certificate principal balances of each of the class A-1, class M-1, class M-2 and class B-1 certificates have not been reduced to zero immediately prior to this distribution date and the sum of the Current Overcollateralization Amount and the Class B-2 Floor Amount is less than 2.00% of the Pool Scheduled Principal Balance of the assets as of the Cut-off Date, then the Total Floor Amount shall equal 2.00% of the Pool Scheduled Principal Balance of the assets as of August 1, 2002, or

   . otherwise, the Total Floor Amount shall equal zero.

  Overcollateralization

    The "Accelerated Principal Distribution Amount" for any distribution date shall be the positive difference, if any, between the Target Overcollateralization Amount and the Current Overcollateralization Amount. The "Current Overcollateralization Amount" shall mean, for any distribution date, the positive difference, if any, between the Pool Scheduled Principal Balance of the assets and the certificate principal balance of all then outstanding classes of certificates immediately prior to the distribution date. The "Overcollateralization Reduction Amount" for any distribution date shall equal the positive difference, if any, between the Current Overcollateralization Amount and the Target Overcollateralization Amount; provided that if on any distribution date the Principal Distribution Tests are not satisfied, then the Overcollateralization Reduction Amount shall equal zero. The "Target Overcollateralization Amount" shall equal (i) for any distribution date prior to the Cross-over Date, 9.25% of the Pool Scheduled Principal Balance of the assets as of August 1, 2002 and (ii) for any other distribution date, the lesser of (x) 9.25% of the Pool Scheduled Principal Balance of the assets as of August 1, 2002 and (y) 16.1875% of the then-outstanding Pool Scheduled Principal Balance of the assets; provided, however, that in no event shall the Target Overcollateralization Amount be less than 1.00% of the Pool Scheduled Principal Balance of the assets as of August 1, 2002. On the closing date the initial overcollateralization amount shall equal approximately 6.25% of the Pool Scheduled Principal Balance of the assets as of August 1, 2002.

    The "Pool Scheduled Principal Balance" for any distribution date will be the aggregate of the Scheduled Principal Balances, immediately prior to the beginning of the related Collection Period, of the assets that were outstanding at the beginning of that Collection Period, without giving effect to any principal prepayments, net liquidation proceeds or Repurchase Prices received (or Realized Losses incurred) on the assets on the day preceding the beginning of that Collection Period, plus the aggregate of the principal components of any monthly payments that were due at or prior to the beginning of that Collection Period on the assets, but which monthly payments were not collected from an obligor or advanced by the servicer and which were not reflected in a corresponding reduction of the certificate principal balance, and the amount, if any, on deposit in the Pre-Funding Account. The Pool Scheduled Principal Balance on any date of determination that is not a distribution date shall be the Pool Scheduled Principal Balance for the next upcoming distribution date.

  Priority of Distributions

    On each distribution date the Available Distribution Amount will be distributed in the following amounts and in the following order of priority:

    (1) first, concurrently, to each class of the class A certificates, their Interest Distribution Amount for that distribution date and then their Interest Distribution Shortfall Amounts, plus interest on such Interest Distribution Shortfall Amounts at the related pass-through rate;

    (2) second, to the class M-1 certificates, their Interest Distribution Amount for that distribution date and then their Interest Distribution Shortfall Amounts, plus interest on such Interest Distribution Shortfall Amounts, at the related pass-through rate;

    (3) third, to the class M-2 certificates, their Interest Distribution Amount for that distribution date and then their Interest Distribution Shortfall Amounts, plus interest on such Interest Distribution Shortfall Amounts, at the related pass-through rate;

    (4) fourth, to the class B-1 certificates, their Interest Distribution Amount for that distribution date and then their Interest Distribution Shortfall Amounts, plus interest on such Interest Distribution Shortfall Amounts, at the related pass-through rate;

    (5) fifth, to the class B-2 certificates, their Interest Distribution Amount for that distribution date and then their Interest Distribution Shortfall Amounts, plus interest on such Interest Distribution Shortfall Amounts, at the related pass-through rate;

    (6) sixth, to the class A-1 certificates any Principal Distribution Amounts remaining unpaid from any previous distribution dates (the "Principal Distribution Shortfall Carryover Amount");

    (7) seventh, to the class A-1 certificates the Class A-1 Principal Distribution Amount, until the certificate principal balance of the class A-1 certificates is reduced to zero;

    (8) eighth, to the class M-1 certificates, any related Writedown Interest Distribution Amount for that distribution date, any related Carryover Writedown Interest Distribution Amount for that distribution date plus interest on such Carryover Writedown Interest Distribution Amount at the related pass-through rate, any related Principal Distribution Shortfall Carryover Amounts, and any Class M-1 Principal Distribution Amount until the class M-1 certificate principal balance is reduced to zero;

    (9) ninth, to the class M-2 certificates, any related Writedown Interest Distribution Amount for that distribution date, any related Carryover Writedown Interest Distribution Amount for that distribution date plus interest on such Carryover Writedown Interest Distribution Amount at the related pass-through rate, any related Principal Distribution Shortfall Carryover Amounts, and any Class M-2 Principal Distribution Amount until the class M-2 certificate principal balance is reduced to zero;

    (10) tenth, to the class B-1 certificates, any related Writedown Interest Distribution Amount for that distribution date, any related Carryover Writedown Interest Distribution Amount for that distribution date plus interest on such Carryover Writedown Interest Distribution Amount at the related pass-through rate, any related Principal Distribution Shortfall Carryover Amounts, and the Class B-1 Principal Distribution Amount until the class B-1 certificate principal balance is reduced to zero;

    (11) eleventh, to the class B-2 certificates, any related Writedown Interest Distribution Amount for that distribution date, any related Carryover Writedown Interest Distribution Amount for that distribution date plus interest on such Carryover Writedown Interest Distribution Amount at the related pass-through rate, any related Principal Distribution Shortfall Carryover Amounts, and the Class B-2 Principal Distribution Amount until the class B-2 certificate principal balance is reduced to zero;

    (12) twelfth, the Class M-2 Certificateholders' Interest Carryover Amount in respect of the class M-2 certificates for such distribution date from amounts otherwise payable to the class X certificates as class X strip amounts;

    (13) thirteenth, the Class B-1 Certificateholders' Interest Carryover Amount in respect of the class B-1 certificates for such distribution date from amounts otherwise payable to the class X certificates as class X strip amounts;

    (14) fourteenth, the Class B-2 Certificateholders' Interest Carryover Amount in respect of the class B-2 certificates for such distribution date from amounts otherwise payable to the class X certificates as class X strip amounts;

    (15) fifteenth, to the class A-1, class M-1, class M-2, class B-1 and class B-2 certificates, in that order, the Accelerated Principal Distribution Amount for that distribution date, in reduction of the certificate principal balance of each class until such certificate principal balance has been reduced to zero;

    (16) sixteenth, to the class X certificates (in each case, less amounts paid in respect of the Class M-2 Certificateholders' Interest Carryover Amount, the Class B-1 Certificateholders' Interest Carryover Amount and the Class B-2 Certificateholders' Interest Carryover Amount), in the following sequential order:

         . the current class X strip amount; and

         . any class X strip amounts from previous distribution dates remaining unpaid; and

    (17) seventeenth, finally, any remainder to the class R certificates.

The Capitalized Interest Account

    On the closing date, Oakwood Mortgage will deposit cash in the amount of approximately $361,000 in a trust account in the name of, and maintained by, the trustee, which shall be the capitalized interest account. The capitalized interest account shall be an Eligible Account. The amount on deposit in the capitalized interest account, including reinvestment interest thereon, will be used by the trustee to make interest distributions on the certificates if collections on the assets through the end of the Pre-Funding Period are not sufficient to allow for a full interest distribution on each class of certificates on any distribution dates during and immediately after the Pre-Funding Period due to the pre-funding feature of the transaction. The trustee will withdraw the amount of such shortfall, if any, from the capitalized interest account, to the extent it is available, and deposit this amount in the distribution account as part of the available distribution amount. The trustee will release any funds remaining on deposit in the capitalized interest account to the depositor on the first distribution date after the trust has acquired all subsequent assets.

Subordination of the Subordinated Certificates

    The primary credit support for the class A certificates is the subordination of the subordinated certificates, effected by the allocation of Writedown Amounts as described in this prospectus supplement and by the preferential application of the Available Distribution Amount to the class A certificates relative to the subordinated certificates to the extent described in this prospectus supplement. See " -- Distributions -- Priority of Distributions" in this prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the holders of the more senior certificates of the full amount of their scheduled monthly payments of principal and interest and to afford those holders protection against losses on liquidated assets. To the extent the current overcollateralization amount has been reduced to zero and the subordination provided for a class of certificates has been depleted, that class will absorb realized losses resulting from defaults, delinquencies or otherwise.

                                The Asset Pool

General

    The certificates represent the entire beneficial ownership interest in OMI Trust 2002-C. This trust will be established by the pooling and servicing agreement dated as of August 1, 2002, together with the standard terms, September 2001 Edition, among Oakwood Mortgage Investors, Inc. ("Oakwood Mortgage"), the servicer and the trustee. Oakwood Mortgage will acquire the assets from OMI Note Trust 2001-A, a Delaware business trust (the

"Warehouse Trust") under a sales agreement on the closing date. The Warehouse Trust indirectly acquired the applicable assets from Oakwood Acceptance Corporation, LLC, a Delaware limited liability company ("Oakwood Acceptance"), a subsidiary of which created the Warehouse Trust. Oakwood Acceptance initially will have funded the origination of each asset either in its own name or in the name of Oakwood Mobile Homes, Inc. or another manufactured housing dealer. Accordingly, Oakwood Acceptance, which has serviced each asset since it was originated or acquired, will make certain representations, which representations are discussed in "The Asset Pool -- Conveyance of Assets," with respect to the assets in a servicer's representations agreement, dated as of August 1, 2002 (the "Servicer's Representations Agreement") between it and Oakwood Mortgage and acknowledged and agreed to by the trustee. Each initial asset not originated directly in Oakwood Acceptance's name will have been assigned to Oakwood Acceptance after its origination. Each asset will be either an installment sales contract secured by a unit of manufactured housing and, in some cases, by liens on the real estate on which the manufactured homes are located, or a residential mortgage loan secured by a lien on the real estate, including the manufactured home as an improvement thereon, on which the manufactured home is deemed permanently affixed. You will find a description of Oakwood Acceptance's general practices with respect to the origination of manufactured housing contracts and mortgage loans in the prospectus under "Underwriting Policies."

    Under the pooling and servicing agreement, the manufactured homes securing the assets either comply with federal law requirements or the requirements of state or local building codes. The Federal statutes require that the manufactured homes have a minimum of 400 square feet of living space, a minimum width of 102 inches and be of a kind customarily used at a fixed location. These statutes also require that the manufactured homes be transportable in one or more sections, be built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The manufactured homes include the plumbing, heating, air conditioning and electrical systems. Oakwood Acceptance's management estimates that in excess of 90% of the manufactured homes are used as primary residences by the obligors.

    The pooling and servicing agreement requires the servicer to maintain or cause to be maintained standard hazard insurance policies with respect to each manufactured home and mortgaged property. Generally, no other insurance will be maintained with respect to the manufactured homes, the mortgaged properties or the assets. See "The Trusts -- Insurance -- Hazard Insurance -- Standard Hazard Insurance Policies" in the prospectus.

   Oakwood Mortgage will convey to the trustee (i) the assets, (ii) all rights to receive payments due after the Cut-off Date, including scheduled payments due after the Cut-off Date but received prior to this date, and
(iii) prepayments and other unscheduled collections on the assets received on or after the Cut-off Date. The right to payments that were due on or prior to the Cut-off Date but which are received later will not be conveyed to Oakwood Mortgage and these payments will be the property of the Warehouse Trust when collected. The servicer will retain physical possession of the contract documents. Except to the extent required to service a mortgage loan, the trustee will maintain physical possession of the mortgage loan documents. See " -- Conveyance of Assets" in this prospectus supplement.

The Assets

    On the closing date, the trust will purchase 3,092 initial assets with an aggregate principal balance of approximately $170,316,086.20 as of August 1, 2002 and will receive the Pre-Funded Amount, which will be used to acquire additional contracts and mortgage loans from time to time after the closing date until the end of the Pre-Funding Period. Throughout this heading, "The Assets," references to percentages of the initial assets do not include the Pre-Funded Amount. The initial assets are all fixed rate assets. A total of $561,991.25 initial assets, representing approximately 0.33% of the initial assets, are step-up rate loans. Step-up rate loans are assets that provide for periodic increases of, in general, 1.00%, 1.50% or 2.00% in the applicable asset rates at the end of intervals of twelve months during the first five years following origination (the "Step-up Periods"), after which the asset rates are fixed. The total amount and the principal portion of each monthly payment on any step-up rate loan during any period is determined on a basis that would cause the asset to be fully amortized over its term assuming that
(1) the asset bears interest during its entire remaining term at the then-applicable asset rate and (2) the asset provides for level monthly payments over its entire remaining term based on the then-applicable asset rate. In addition to interest rate adjustments during their Step-up Periods, some step-up rate loans will experience a one-time increase in their asset rates with respect to their final monthly payments. See "The Trust -- The Assets" in the prospectus.

    Except in the case of the step-up rate loans during their Step-up Periods, each asset bears interest at a fixed annual percentage rate and provides for level payments over the term of the asset that fully amortize the principal balance of the asset. All of the assets are actuarial obligations. The portion of each monthly payment for any asset allocable to principal is equal to the total amount of the monthly payment less the portion allocable to interest. The portion of each monthly payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest on the principal balance of the asset. The principal balance of an asset is determined for these purposes by reducing the initial principal balance by the principal portion of all monthly payments that were due in prior months, regardless of whether the monthly payments were made in a timely fashion, and all prior partial principal prepayments. Thus, each scheduled monthly payment on an asset will be applied to interest and to principal in accordance with the precomputed allocation regardless of whether the monthly payment was received in advance of, or subsequent to, its Due Date. See "Servicing of the Assets -- Collection and Other Servicing Procedures" in this prospectus supplement.

    As of August 1, 2002, approximately 41.99% of the initial assets were mortgage loans secured by first liens on the real property on which the manufactured home is located, including the permanently-affixed manufactured home as an improvement thereon. Of that 41.99%, approximately 0.01% of the initial assets were land-in-lieu mortgages where the obligor did not provide all or a portion of a cash down payment, but instead granted a lien on real property as a down payment. As of August 1, 2002, approximately 58.01% of the initial assets were installment sales contracts secured by manufactured homes only. As of August 1, 2002, approximately 2.77% of the initial assets were insured by FHA.

    As of August 1, 2002, each initial asset had an asset rate of at least 2.83% per annum and not more than 17.75% per annum. As of such date, the weighted average asset rate of the initial assets was approximately 10.69% per annum, without giving effect to any subsequent increase in the asset rates of the step-up rate loans. The initial assets had remaining terms to stated maturity as of August 1, 2002 of at least 12 months but not more than 360 months and original terms to stated maturity of at least 24 months but not more than 360 months. Each initial asset was originated on or after April 12, 1988. As of August 1, 2002, the initial assets had a weighted average original term to stated maturity of approximately 323 months, and a weighted average remaining term to stated maturity of approximately 322 months. The average Scheduled Principal Balance of the initial assets as of August 1, 2002 was approximately $55,082.82 and the Scheduled Principal Balance of the initial assets as of August 1, 2002 ranged from $3,191.75 to $214,663.55.

    Approximately 22.33% of the initial assets have Loan-to-Value Ratios greater than 95% (but none greater than 100%). Oakwood Acceptance computes each Contract Loan-to-Value Ratio by determining the ratio of the principal amount of the contract to the purchase price of the home, including taxes, insurance and any land improvements, and the amount of any prepaid finance charges or closing costs that are financed. Except as described in the following paragraph, Oakwood Acceptance computes each Mortgage Loan-to-Value Ratio by determining the ratio of the principal amount of the mortgage loan to either:

   . the sum of the appraised value of the land and improvements, including the manufactured home, and the amount of any prepaid finance charges or closing costs that are financed, or

   . the sum of the purchase price of the home, including taxes, insurance and any land improvements, the appraised value of the land and the amount of any prepaid finance charges or closing costs that are financed.

    When the purchase of a repossessed manufactured home is financed, Oakwood Acceptance computes the Mortgage Loan-to-Value Ratio by determining the ratio of the principal amount of the mortgage loan to the sum of the purchase price of the repossessed manufactured home and the land and the amount of any prepaid finance charges or closing costs that are financed. If the obligor has granted Oakwood Acceptance a lien on land in lieu of or in addition to a cash down payment, Oakwood Acceptance computes the Mortgage Loan-to-Value Ratio by determining the ratio of the principal amount of the mortgage loan to the sum of the purchase price of the manufactured home, including taxes, insurance and any land improvements, the tax value or the appraised value of the land and the amount of any prepaid finance charges or closing costs that are financed.

    Manufactured homes, unlike site-built homes, usually depreciate in value. Consequently, at any time after origination it is possible, especially in the case of assets with high Loan-to-Value Ratios at origination, that the market value of a manufactured home may be lower than the asset's principal amount outstanding.

    The initial assets are secured by manufactured homes or mortgaged properties, located in 43 states and the District of Columbia. Approximately 15.29% and 11.85% of the initial assets were secured as of August 1, 2002 by mortgaged properties or manufactured homes located in North Carolina and Texas, respectively. As of August 1, 2002, approximately 80.79% of the initial assets were secured by manufactured homes which were new at the time the related assets were originated, and approximately 1.83%, 16.99% and 0.39% of the initial assets were secured by manufactured homes which were used, repossessed or transferred to an assignee of the original obligor, respectively, at the time the related assets were originated.

Selected Data

    It is possible that some of the initial assets may be repaid or prepaid in full or in part, or otherwise removed from the asset pool. In this event, other assets may be transferred to the trust. Also, assets will be added to the trust during the Pre-Funding Period. Consequently, the actual asset pool may vary from the presentation in this prospectus supplement.

   The next section describes the characteristics of the complete asset pool as of August 1, 2002 (the "Initial Assets"). The section following the next section describes the characteristics of the assets secured by manufactured housing units that have previously been repossessed ("Repossessed Assets"), and a third section describes the assets not including the Repossessed Assets ("Non Repossessed Assets").

    Whenever reference is made in the following tables to a percentage of the initial assets, or to a percentage of the Scheduled Principal Balance of the initial assets, the percentage is calculated based on the Scheduled Principal Balances of the initial assets as of the Cut-off Date. Throughout the following tables under this heading "Selected Data," references to percentages of the initial assets do not include the Pre-Funded Amount. In addition, numbers in any columns in these tables may not sum exactly to the total number at the bottom of the column due to rounding.

Initial Assets

                  Initial Assets -- Credit Bureau Score/(1)/

                                                            Percentage of
                                                          Initial Asset Pool
                       Number of    Aggregate Scheduled by Aggregate Scheduled
 Credit Bureau Score Initial Assets  Principal Balance    Principal Balance
 ------------------- -------------- ------------------- ----------------------
  Not Available (2).       354        $ 11,186,520.20             6.57%
  341 to 500........       142           5,720,919.43             3.36
  501 to 510........        46           1,837,139.32             1.08
  511 to 520........        57           2,263,356.15             1.33
  521 to 530........        47           1,945,633.97             1.14
  531 to 540........        49           2,021,160.17             1.19
  541 to 550........        79           3,001,978.77             1.76
  551 to 560........        50           1,950,190.95             1.15
  561 to 570........        89           4,074,693.61             2.39
  571 to 580........        99           4,507,566.43             2.65
  581 to 590........       109           5,875,208.77             3.45
  591 to 600........        94           4,555,073.51             2.67
  601 to 610........        98           5,230,959.73             3.07
  611 to 620........       116           6,106,225.58             3.59
  621 to 630........       121           7,515,561.22             4.41
  631 to 640........       162           9,693,334.53             5.69
  641 to 650........       118           6,982,476.91             4.10
  651 to 660........       132           7,955,871.24             4.67
  661 to 719........       684          48,419,164.89            28.43
  720 or Greater....       446          29,473,050.82            17.30
                         -----        ---------------           ------
   TOTAL............     3,092        $170,316,086.20           100.00%
                         =====        ===============           ======

----------
(1) The weighted average credit bureau score (excluding the Initial Assets for which no score was available from the credit bureau and any score below
    341) was approximately 652, based on the Aggregate Scheduled Principal Balance as of the Cut-off Date.
(2) Oakwood Acceptance did not report credit bureau scores with respect to the assets in this stratification.

                          Initial Assets -- Unit Type

                                                            Percentage of
                                                          Initial Asset Pool
                       Number of    Aggregate Scheduled by Aggregate Scheduled
 Unit Type           Initial Assets  Principal Balance    Principal Balance
 ---------           -------------- ------------------- ----------------------
 Multi-section home.     1,825        $128,147,931.32            75.24%
 Single-section home     1,267          42,168,154.88            24.76
                         -----        ---------------           ------
  TOTAL.............     3,092        $170,316,086.20           100.00%
                         =====        ===============           ======

                        Initial Assets -- Property Type

                                                                    Percentage of
                                                                  Initial Asset Pool
                               Number of    Aggregate Scheduled by Aggregate Scheduled
Property Type                Initial Assets  Principal Balance    Principal Balance
-------------                -------------- ------------------- ----------------------
Home-only contract..........     2,324        $ 98,803,387.33            58.01%
Mortgage loan...............       767          71,499,692.83            41.98
Land-in-lieu mortgage loan..         1              13,006.04             0.01
                                 -----        ---------------           ------
  TOTAL.....................     3,092        $170,316,086.20           100.00%
                                 =====        ===============           ======

    Initial Assets -- Geographical Distribution of Manufactured Homes/ (1)/

                                                            Percentage of
                                                          Initial Asset Pool
                       Number of    Aggregate Scheduled by Aggregate Scheduled
 Geographic Location Initial Assets  Principal Balance    Principal Balance
 ------------------- -------------- ------------------- ----------------------
   Alabama..........        87        $  3,465,725.66             2.03%
   Arizona..........       128          11,088,770.64             6.51
   Arkansas.........        45           1,903,636.14             1.12
   California.......       107           8,991,220.89             5.28
   Colorado.........        63           4,061,185.35             2.38
   Connecticut......         1              42,956.48             0.03
   Delaware.........        29           2,073,475.87             1.22
   Florida..........       111           5,559,752.23             3.26
   Georgia..........       130           6,106,339.10             3.59
   Idaho............        33           2,559,562.75             1.50
   Illinois.........         1              21,380.67             0.01
   Indiana..........         2             109,463.02             0.06
   Iowa.............         8             475,467.10             0.28
   Kansas...........        70           3,294,469.33             1.93
   Kentucky.........        54           2,482,188.02             1.46
   Louisiana........        99           4,072,179.28             2.39
   Maine............         1              60,241.10             0.04
   Maryland.........         2              37,007.91             0.02
   Michigan.........       116           6,159,817.80             3.62
   Minnesota........         6             242,869.41             0.14
   Mississippi......        49           1,756,801.24             1.03
   Missouri.........        43           2,138,564.52             1.26
   Montana..........         3             172,872.49             0.10
   Nebraska.........         2              86,436.63             0.05
   Nevada...........        32           2,703,948.68             1.59
   New Jersey.......         1              67,392.00             0.04
   New Mexico.......        55           3,104,823.40             1.82
   New York.........         1              58,424.77             0.03
   North Carolina...       511          26,040,402.31            15.29
   North Dakota.....         3             150,736.88             0.09
   Ohio.............        80           4,095,470.19             2.40
   Oklahoma.........        71           3,969,636.39             2.33
   Oregon...........        61           6,002,827.63             3.52
   Pennsylvania.....         7             380,533.63             0.22
   South Carolina...       205           8,348,139.99             4.90
   South Dakota.....         4             206,711.02             0.12
   Tennessee........       112           5,197,197.11             3.05
   Texas............       409          20,181,742.85            11.85
   Utah.............        18           1,305,705.42             0.77
   Virginia.........       197          12,101,759.04             7.11
   Washington.......        44           4,924,576.06             2.89
   Washington DC....         1             102,775.76             0.06
   West Virginia....        81           3,810,661.61             2.24
   Wyoming..........         9             600,237.83             0.35
                         -----        ---------------           ------
      TOTAL.........     3,092        $170,316,086.20           100.00%
                         =====        ===============           ======

--------
(1) Based on the mailing address of the obligor on the related Initial Asset as of the Cut-off Date.

     Initial Assets -- Distribution of Original Initial Asset Amounts/(1)/

                                                Aggregate        Percentage of
                                                Scheduled      Initial Asset Pool
                                Number of       Principal    by Aggregate Scheduled
Original Initial Asset Amount Initial Assets     Balance       Principal Balance
----------------------------- -------------- --------------- ----------------------
    $4,999.99 or less........         4      $     15,103.64           0.01%
    $5,000.00 - $9,999.99....        18           145,851.74           0.09
   $10,000.00 - $14,999.99...        41           523,589.10           0.31
   $15,000.00 - $19,999.99...       103         1,705,426.87           1.00
   $20,000.00 - $24,999.99...       164         3,637,055.31           2.14
   $25,000.00 - $29,999.99...       289         7,903,318.82           4.64
   $30,000.00 - $34,999.99...       345        11,104,993.59           6.52
   $35,000.00 - $39,999.99...       262         9,787,147.42           5.75
   $40,000.00 - $44,999.99...       218         9,246,238.99           5.43
   $45,000.00 - $49,999.99...       212        10,053,969.06           5.90
   $50,000.00 - $54,999.99...       186         9,769,131.91           5.74
   $55,000.00 - $59,999.99...       187        10,717,082.55           6.29
   $60,000.00 - $64,999.99...       149         9,298,048.95           5.46
   $65,000.00 - $69,999.99...       129         8,668,740.26           5.09
   $70,000.00 - $74,999.99...       116         8,392,274.31           4.93
   $75,000.00 - $79,999.99...        97         7,483,807.69           4.39
   $80,000.00 - $84,999.99...        75         6,169,953.66           3.62
   $85,000.00 - $89,999.99...        71         6,198,448.04           3.64
   $90,000.00 - $94,999.99...        56         5,180,068.39           3.04
   $95,000.00 - $99,999.99...        56         5,463,120.31           3.21
   $100,000.00 or more.......       314        38,852,715.59          22.81
                                  -----      ---------------         ------
     TOTAL...................     3,092      $170,316,086.20         100.00%
                                  =====      ===============         ======

--------
(1) The highest original initial asset amount was $215,000.00, which represents approximately 0.13% of the aggregate original principal balance of the initial assets. The average original principal amount of the initial assets was approximately $55,230.75 as of the Cut-off Date.

     Initial Assets -- Distribution of Original Loan-to-Value Ratios/(1)/

                                           Aggregate        Percentage of
                                           Scheduled      Initial Asset Pool
                           Number of       Principal    by Aggregate Scheduled
Loan-to-Value Ratio/(2)/ Initial Assets     Balance       Principal Balance
------------------------ -------------- --------------- ----------------------
      50% or less.......        41      $  1,228,921.88           0.72%
      51% - 55%.........        18           949,859.57           0.56
      56% - 60%.........        25         1,380,049.79           0.81
      61% - 65%.........        39         2,482,278.77           1.46
      66% - 70%.........       119         6,098,761.20           3.58
      71% - 75%.........        88         5,343,653.49           3.14
      76% - 80%.........       151         8,620,727.63           5.06
      81% - 85%.........       156         9,599,813.16           5.64
      86% - 90%.........       563        30,950,202.79          18.17
      91% - 95%.........     1,258        65,625,821.62          38.53
      96% - 100%........       634        38,035,996.30          22.33
                             -----      ---------------         ------
        TOTAL...........     3,092      $170,316,086.20         100.00%
                             =====      ===============         ======

--------
(1) The weighted average original Loan-to-Value Ratio of the initial assets was approximately 89.77% as of the Cut-off Date.
(2) Rounded to nearest 1%.

              Initial Assets -- Current Initial Asset Rates/(1)/

                                                                  Percentage of
                                                                Initial Asset Pool
                             Number of    Aggregate Scheduled by Aggregate Scheduled
Current Initial Asset Rate Initial Assets  Principal Balance    Principal Balance
-------------------------- -------------- ------------------- ----------------------
      5.999% or less......         1        $     64,546.41             0.04%
      6.000% - 6.999%.....         3             156,355.41             0.09
      7.000% - 7.999%.....       417          38,398,762.36            22.55
      8.000% - 8.999%.....       269          20,474,249.47            12.02
      9.000% - 9.999%.....       293          21,235,064.79            12.47
    10.000% - 10.999%.....       330          20,591,065.67            12.09
    11.000% - 11.999%.....       300          16,226,112.88             9.53
    12.000% - 12.999%.....       402          15,539,188.83             9.12
    13.000% - 13.999%.....       179           7,694,131.08             4.52
    14.000% - 14.999%.....       427          16,144,657.79             9.48
    15.000% - 15.999%.....       203           6,444,825.35             3.78
    16.000% or more.......       268           7,347,126.16             4.31
                               -----        ---------------           ------
      TOTAL...............     3,092        $170,316,086.20           100.00%
                               =====        ===============           ======

--------
(1) The weighted average current initial asset rate was approximately 10.69% as of the Cut-off Date. This table reflects the initial asset rates of the Step-up Rate Loans as of the Cut-off Date and does not reflect any subsequent increases in the initial asset rates of the Step-up Rate Loans.

                     Initial Assets -- Year of Origination

                                                            Percentage of
                                                          Initial Asset Pool
                       Number of    Aggregate Scheduled by Aggregate Scheduled
 Year of Origination Initial Assets  Principal Balance    Principal Balance
 ------------------- -------------- ------------------- ----------------------
       1988.........         1        $     35,440.26             0.02%
       1989.........         1               4,888.09              *
       1991.........         6              50,715.11             0.03
       1992.........         4              43,853.84             0.03
       1993.........        19             245,717.31             0.14
       1994.........         1               3,578.44              *
       1996.........         2              75,157.49             0.04
       1999.........         1              39,868.38             0.02
       2000.........         4             164,794.31             0.10
       2001.........        11             700,300.50             0.41
       2002.........     3,042         168,951,772.47            99.20
                         -----        ---------------           ------
        TOTAL.......     3,092        $170,316,086.20           100.00%
                         =====        ===============           ======

--------
* Greater than zero but less than 0.005%.

        Initial Assets -- Remaining Terms to Maturity (in Months)/(1)/

                                                                Percentage of
                                              Aggregate       Initial Asset Pool
                             Number of        Scheduled     by Aggregate Scheduled
Remaining Term to Maturity Initial Assets Principal Balance   Principal Balance
-------------------------- -------------- ----------------- ----------------------
          1 - 60..........        25       $    205,018.46            0.12%
         61 - 96..........        43            551,152.11            0.32
         97 - 120.........        48          1,019,875.09            0.60
        121 - 156.........       114          2,409,401.00            1.41
        157 - 180.........       186          5,392,920.43            3.17
        181 - 216.........         2             67,020.44            0.04
        217 - 240.........       701         23,241,939.44           13.65
        241 - 300.........       559         25,388,769.34           14.91
        301 - 360.........     1,414        112,039,989.89           65.78
                               -----       ---------------          ------
          TOTAL...........     3,092       $170,316,086.20          100.00%
                               =====       ===============          ======

--------
(1) The weighted average remaining term to maturity of the initial assets was approximately 322 months as of the Cut-off Date.

         Initial Assets -- Original Terms to Maturity (in Months)/(1)/

                                                               Percentage of
                                             Aggregate       Initial Asset Pool
                            Number of        Scheduled     by Aggregate Scheduled
Original Term to Maturity Initial Assets Principal Balance   Principal Balance
------------------------- -------------- ----------------- ----------------------
          1 - 60.........        17       $    146,223.51            0.09%
         61 - 96.........        20            261,194.27            0.15
         97 - 120........        49          1,023,066.84            0.60
        121 - 156........       113          2,373,960.74            1.39
        157 - 180........       216          5,738,481.47            3.37
        217 - 240........       701         23,233,802.39           13.64
        241 - 300........       562         25,499,367.09           14.97
        301 - 360........     1,414        112,039,989.89           65.78
                              -----       ---------------          ------
          TOTAL..........     3,092       $170,316,086.20          100.00%
                              =====       ===============          ======

--------
(1) The weighted average original term to maturity of the initial assets was approximately 323 months as of the Cut-off Date.

Repossessed Assets

                Repossessed Assets -- Credit Bureau Score/(1)/

                                                                                              Percentage of
                                                                                          Repossessed Asset Pool
                                                       Number of      Aggregate Scheduled by Aggregate Scheduled
Credit Bureau Score                                Repossessed Assets  Principal Balance    Principal Balance
-------------------                                ------------------ ------------------- ----------------------
  Not Available/(2)/..............................        195           $ 6,275,030.90             21.68%
  341 to 500......................................         95             3,685,574.68             12.73
  501 to 510......................................         32             1,217,837.29              4.21
  511 to 520......................................         39             1,340,146.29              4.63
  521 to 530......................................         34             1,296,684.47              4.48
  531 to 540......................................         30             1,217,234.30              4.21
  541 to 550......................................         56             2,008,887.10              6.94
  551 to 560......................................         42             1,607,984.55              5.56
  561 to 570......................................         48             1,791,699.38              6.19
  571 to 580......................................         44             1,508,375.69              5.21
  581 to 590......................................         32             1,140,093.19              3.94
  591 to 600......................................         23               745,675.30              2.58
  601 to 610......................................         16               694,152.62              2.40
  611 to 620......................................         20               695,298.86              2.40
  621 to 630......................................         10               343,733.12              1.19
  631 to 640......................................         10               305,165.46              1.05
  641 to 650......................................         11               389,298.08              1.35
  651 to 660......................................         14               587,495.97              2.03
  661 to 719......................................         34             1,564,103.89              5.40
  720 or Greater..................................         10               528,830.46              1.83
                                                          ---           --------------            ------
    TOTAL.........................................        795           $28,943,301.60            100.00%
                                                          ===           ==============            ======

--------
(1) The weighted average credit bureau score (excluding the Repossessed Assets for which no score was available from the credit bureau and any score below
    341) was approximately 561 based on the Aggregate Scheduled Principal Balance as of the Cut-off Date. See "The Asset Pool--Underwriting Guidelines" in this prospectus supplement.
(2) Oakwood Acceptance did not report credit bureau scores with respect to the assets in this stratification.

                        Repossessed Assets -- Unit Type

                                                                          Percentage of
                                                                      Repossessed Asset Pool
                                   Number of      Aggregate Scheduled by Aggregate Scheduled
Unit Type                      Repossessed Assets  Principal Balance    Principal Balance
---------                      ------------------ ------------------- ----------------------
Multi-section home............        282           $14,405,609.77             49.77%
Single-section home...........        513            14,537,691.83             50.23
                                      ---           --------------            ------
  TOTAL.......................        795           $28,943,301.60            100.00%
                                      ===           ==============            ======

                      Repossessed Assets -- Property Type

                                                              Percentage of
                                                          Repossessed Asset Pool
                       Number of      Aggregate Scheduled by Aggregate Scheduled
Property Type      Repossessed Assets  Principal Balance    Principal Balance
-------------      ------------------ ------------------- ----------------------
Home-only contract        753           $25,892,860.80             89.46%
Mortgage loan.....         42             3,050,440.80             10.54
                          ---           --------------            ------
  TOTAL...........        795           $28,943,301.60            100.00%
                          ===           ==============            ======

  Repossessed Assets -- Geographical Distribution of Manufactured Homes/ (1)/

                                                               Percentage of
                                                           Repossessed Asset Pool
                        Number of      Aggregate Scheduled by Aggregate Scheduled
Geographic Location Repossessed Assets  Principal Balance    Principal Balance
------------------- ------------------ ------------------- ----------------------
  Alabama..........         38           $ 1,238,266.01              4.28%
  Arizona..........         10               570,245.71              1.97
  Arkansas.........         12               412,713.97              1.43
  California.......          1                64,557.00              0.22
  Colorado.........          8               422,705.90              1.46
  Delaware.........          1                26,218.00              0.09
  Florida..........         28             1,077,441.92              3.72
  Georgia..........         56             2,210,953.03              7.64
  Idaho............         11               452,929.56              1.56
  Kansas...........         10               334,367.07              1.16
  Kentucky.........         16               619,646.70              2.14
  Louisiana........         39             1,409,093.32              4.87
  Maryland.........          1                30,442.98              0.11
  Michigan.........          1                60,829.18              0.21
  Mississippi......         32             1,080,758.30              3.73
  Missouri.........          9               297,474.24              1.03
  Nevada...........          3               189,972.59              0.66
  New Mexico.......         10               458,711.16              1.58
  North Carolina...        130             4,284,926.75             14.80
  Ohio.............          7               235,993.74              0.82
  Oklahoma.........         21               844,084.12              2.92
  Oregon...........          4               288,362.88              1.00
  South Carolina...         93             3,224,353.25             11.14
  Tennessee........         43             1,434,839.35              4.96
  Texas............        170             6,331,658.58             21.88
  Utah.............          1                32,163.47              0.11
  Virginia.........         25               704,005.06              2.43
  Washington.......          3               312,928.41              1.08
  West Virginia....         12               292,659.35              1.01
                           ---           --------------            ------
    TOTAL..........        795           $28,943,301.60            100.00%
                           ===           ==============            ======

--------
(1) Based on the mailing address of the obligor on the related Repossessed Asset as of the Cut-off Date.

   Repossessed Assets -- Distribution of Original Initial Asset Amounts/(1)/

                                                                   Percentage of
                                                               Repossessed Asset Pool
                            Number of      Aggregate Scheduled by Aggregate Scheduled
Original Loan Balance   Repossessed Assets  Principal Balance    Principal Balance
---------------------   ------------------ ------------------- ----------------------
$10,000.00 - $14,999.99          9           $   117,262.77              0.41%
$15,000.00 - $19,999.99         53               943,427.97              3.26
$20,000.00 - $24,999.99         97             2,215,187.02              7.65
$25,000.00 - $29,999.99        162             4,437,993.86             15.33
$30,000.00 - $34,999.99        143             4,608,913.40             15.92
$35,000.00 - $39,999.99         84             3,112,227.00             10.75
$40,000.00 - $44,999.99         60             2,563,106.53              8.86
$45,000.00 - $49,999.99         55             2,621,384.88              9.06
$50,000.00 - $54,999.99         46             2,414,495.79              8.34
$55,000.00 - $59,999.99         31             1,779,540.23              6.15
$60,000.00 - $64,999.99         22             1,373,003.12              4.74
$65,000.00 - $69,999.99         10               679,428.93              2.35
$70,000.00 - $74,999.99          3               216,692.82              0.75
$75,000.00 - $79,999.99          4               309,626.03              1.07
$80,000.00 - $84,999.99          6               492,850.28              1.70
$90,000.00 - $94,999.99          3               275,263.81              0.95
$95,000.00 - $99,999.99          2               194,939.05              0.67
$100,000.00 or more....          5               587,958.11              2.03
                               ---           --------------            ------
  TOTAL................        795           $28,943,301.60            100.00%
                               ===           ==============            ======

--------
(1) The highest original asset amount for a Repossessed Asset amount was $135,621.00 which represents approximately 0.47% of the aggregate original principal balance of the Repossessed Assets. The average original principal amount of the Repossessed Assets was approximately $36,431.68 as of the Cut-off Date.

Repossessed Assets -- Distribution of Original Loan-to-Value Ratios of Initial
                                  Assets/(1)/

                                                                    Percentage of
                                                                Repossessed Asset Pool
                             Number of      Aggregate Scheduled by Aggregate Scheduled
Loan-to-Value Ratio/(2)/ Repossessed Assets  Principal Balance    Principal Balance
------------------------ ------------------ ------------------- ----------------------
      51% - 55%.........          1           $    27,513.36              0.10%
      66% - 70%.........          1                10,417.35              0.04
      71% - 75%.........          2                66,459.04              0.23
      76% - 80%.........          9               297,302.82              1.03
      81% - 85%.........         20               851,370.29              2.94
      86% - 90%.........         64             2,205,216.07              7.62
      91% - 95%.........        325            11,403,655.84             39.40
      96% - 100%........        373            14,081,366.83             48.65
                                ---           --------------            ------
        TOTAL...........        795           $28,943,301.60            100.00%
                                ===           ==============            ======

--------
(1) The weighted average original Loan-to-Value Ratio of the Repossessed Assets was approximately 94.93% as of the Cut-off Date.
(2) Rounded to nearest 1%

            Repossessed Assets -- Current Initial Asset Rates/(1)/

                                                                      Percentage of
                                                                  Repossessed Asset Pool
                               Number of      Aggregate Scheduled by Aggregate Scheduled
Current Initial Asset Rate Repossessed Assets  Principal Balance    Principal Balance
-------------------------- ------------------ ------------------- ----------------------
     7.000% - 7.999%......          2           $   118,524.99              0.41%
     8.000% - 8.999%......          1                29,194.61              0.10
     9.000% - 9.999%......         10               765,190.91              2.64
    10.000% - 10.999%.....         11               749,403.73              2.59
    11.000% - 11.999%.....         91             4,638,175.00             16.03
    12.000% - 12.999%.....        188             6,068,322.94             20.97
    13.000% - 13.999%.....         40             1,595,712.50              5.51
    14.000% - 14.999%.....        115             4,896,296.53             16.92
    15.000% - 15.999%.....        126             4,010,170.56             13.86
    16.000% or more.......        211             6,072,309.83             20.98
                                  ---           --------------            ------
      TOTAL...............        795           $28,943,301.60            100.00%
                                  ===           ==============            ======

--------
(1) The weighted average current initial asset rate for Repossessed Assets was approximately 13.95% as of the Cut-off Date.

                   Repossessed Assets -- Year of Origination

                                                               Percentage of
                                                           Repossessed Asset Pool
                        Number of      Aggregate Scheduled by Aggregate Scheduled
Year of Origination Repossessed Assets  Principal Balance    Principal Balance
------------------- ------------------ ------------------- ----------------------
      2000.........          1           $    51,911.42              0.18%
      2002.........        794            28,891,390.18             99.82
                           ---           --------------            ------
       TOTAL.......        795           $28,943,301.60            100.00%
                           ===           ==============            ======

      Repossessed Assets -- Remaining Terms to Maturity (in Months)/(1)/

                                                                      Percentage of
                                                                  Repossessed Asset Pool
                               Number of      Aggregate Scheduled by Aggregate Scheduled
Remaining Term to Maturity Repossessed Assets  Principal Balance    Principal Balance
-------------------------- ------------------ ------------------- ----------------------
          1 - 60..........          1           $    10,567.00              0.04%
         61 - 96..........          1                16,414.58              0.06
         97 - 120.........         12               248,969.94              0.86
        121 - 156.........        109             2,302,661.78              7.96
        157 - 180.........        128             3,406,092.10             11.77
        217 - 240.........        288             9,522,719.02             32.90
        241 - 300.........        178             8,483,410.25             29.31
        301 - 360.........         78             4,952,466.93             17.11
                                  ---           --------------            ------
          TOTAL...........        795           $28,943,301.60            100.00%
                                  ===           ==============            ======

--------
(1) The weighted average remaining term to maturity of the Repossessed Assets was approximately 262 months as of the Cut-off Date.

       Repossessed Assets -- Original Terms to Maturity (in Months)/(1)/

                                                                     Percentage of
                                                                 Repossessed Asset Pool
                              Number of      Aggregate Scheduled by Aggregate Scheduled
Original Term to Maturity Repossessed Assets  Principal Balance    Principal Balance
------------------------- ------------------ ------------------- ----------------------
          1 - 60.........          1           $    10,567.00              0.04%
         61 - 96.........          1                16,414.58              0.06
         97 - 120........         12               248,969.94              0.86
        121 - 156........        109             2,302,661.78              7.96
        157 - 180........        128             3,406,092.10             11.77
        217 - 240........        288             9,522,719.02             32.90
        241 - 300........        178             8,483,410.25             29.31
        301 - 360........         78             4,952,466.93             17.11
                                 ---           --------------            ------
          TOTAL..........        795           $28,943,301.60            100.00%
                                 ===           ==============            ======

--------
(1) The weighted average original term to maturity of the Repossessed Assets was approximately 263 months as of the Cut-off Date.

Non Repossessed Assets

              Non Repossessed Assets -- Credit Bureau Score/ (1)/

                                                                 Percentage of
                                                           Non Repossessed Asset Pool
                      Number of Non    Aggregate Scheduled   by Aggregate Scheduled
Credit Bureau Score Repossessed Assets  Principal Balance      Principal Balance
------------------- ------------------ ------------------- --------------------------
Not Available/ (2)/         159          $  4,911,489.30               3.47%
341 to 500.........          47             2,035,344.75               1.44
501 to 510.........          14               619,302.03               0.44
511 to 520.........          18               923,209.86               0.65
521 to 530.........          13               648,949.50               0.46
531 to 540.........          19               803,925.87               0.57
541 to 550.........          23               993,091.67               0.70
551 to 560.........           8               342,206.40               0.24
561 to 570.........          41             2,282,994.23               1.61
571 to 580.........          55             2,999,190.74               2.12
581 to 590.........          77             4,735,115.58               3.35
591 to 600.........          71             3,809,398.21               2.69
601 to 610.........          82             4,536,807.11               3.21
611 to 620.........          96             5,410,926.72               3.83
621 to 630.........         111             7,171,828.10               5.07
631 to 640.........         152             9,388,169.07               6.64
641 to 650.........         107             6,593,178.83               4.66
651 to 660.........         118             7,368,375.27               5.21
661 to 719.........         650            46,855,061.00              33.14
720 or Greater.....         436            28,944,220.36              20.47
                          -----          ---------------             ------
  TOTAL............       2,297          $141,372,784.60             100.00%
                          =====          ===============             ======

--------
(1)The weighted average credit bureau score for Non Repossessed Assets (excluding the Non Repossessed Assets for which no score was available from the credit bureau and any score below 341) was approximately 668 based on the Aggregate Scheduled Principal Balance as of the Cut-off Date. See "The Asset Pool--Underwriting Guidelines" in this prospectus supplement.
(2)Oakwood Acceptance did not report credit bureau scores with respect to the assets in this stratification.

                      Non Repossessed Assets -- Unit Type

                                                                 Percentage of
                                                           Non Repossessed Asset Pool
                      Number of Non    Aggregate Scheduled   by Aggregate Scheduled
Unit Type           Repossessed Assets  Principal Balance      Principal Balance
---------           ------------------ ------------------- --------------------------
Multi-section home.       1,543          $113,742,321.55              80.46%
Single-section home         754            27,630,463.05              19.54
                          -----          ---------------             ------
  TOTAL............       2,297          $141,372,784.60             100.00%
                          =====          ===============             ======

                    Non Repossessed Assets -- Property Type

                                                                                      Percentage of
                                                                                Non Repossessed Asset Pool
                                           Number of Non    Aggregate Scheduled   by Aggregate Scheduled
Property Type                            Repossessed Assets  Principal Balance      Principal Balance
-------------                            ------------------ ------------------- --------------------------
Home-only contract......................       1,571          $ 72,910,526.53              51.57%
Mortgage loan...........................         725            68,449,252.03              48.42
Land-in-lieu mortgage loan..............           1                13,006.04               0.01
                                               -----          ---------------             ------
  TOTAL.................................       2,297          $141,372,784.60             100.00%
                                               =====          ===============             ======

Non Repossessed Assets -- Geographical Distribution of Manufactured Homes /(1)/

                                                                 Percentage of
                                                           Non Repossessed Asset Pool
                      Number of Non    Aggregate Scheduled   by Aggregate Scheduled
Geographic Location Repossessed Assets  Principal Balance      Principal Balance
------------------- ------------------ ------------------- --------------------------
  Alabama..........          49          $  2,227,459.65               1.58%
  Arizona..........         118            10,518,524.93               7.44
  Arkansas.........          33             1,490,922.17               1.05
  California.......         106             8,926,663.89               6.31
  Colorado.........          55             3,638,479.45               2.57
  Connecticut......           1                42,956.48               0.03
  Delaware.........          28             2,047,257.87               1.45
  Florida..........          83             4,482,310.31               3.17
  Georgia..........          74             3,895,386.07               2.76
  Idaho............          22             2,106,633.19               1.49
  Illinois.........           1                21,380.67               0.02
  Indiana..........           2               109,463.02               0.08
  Iowa.............           8               475,467.10               0.34
  Kansas...........          60             2,960,102.26               2.09
  Kentucky.........          38             1,862,541.32               1.32
  Louisiana........          60             2,663,085.96               1.88
  Maine............           1                60,241.10               0.04
  Maryland.........           1                 6,564.93                  *
  Michigan.........         115             6,098,988.62               4.31
  Minnesota........           6               242,869.41               0.17
  Mississippi......          17               676,042.94               0.48
  Missouri.........          34             1,841,090.28               1.30
  Montana..........           3               172,872.49               0.12
  Nebraska.........           2                86,436.63               0.06
  Nevada...........          29             2,513,976.09               1.78
  New Jersey.......           1                67,392.00               0.05
  New Mexico.......          45             2,646,112.24               1.87
  New York.........           1                58,424.77               0.04
  North Carolina...         381            21,755,475.56              15.39
  North Dakota.....           3               150,736.88               0.11
  Ohio.............          73             3,859,476.45               2.73
  Oklahoma.........          50             3,125,552.27               2.21
  Oregon...........          57             5,714,464.75               4.04
  Pennsylvania.....           7               380,533.63               0.27
  South Carolina...         112             5,123,786.74               3.62
  South Dakota.....           4               206,711.02               0.15
  Tennessee........          69             3,762,357.76               2.66
  Texas............         239            13,850,084.27               9.80
  Utah.............          17             1,273,541.95               0.90
  Virginia.........         172            11,397,753.98               8.06
  Washington.......          41             4,611,647.65               3.26
  Washington DC....           1               102,775.76               0.07
  West Virginia....          69             3,518,002.26               2.49
  Wyoming..........           9               600,237.83               0.42
                          -----          ---------------             ------
     TOTAL.........       2,297          $141,372,784.60             100.00%
                          =====          ===============             ======

--------

(1) Based on the mailing address of the obligor on the related Non Repossessed Asset as of the Cut-off Date.
 * Greater than zero but less than 0.005%.

Non Repossessed Assets -- Distribution of Original Initial Asset Amounts /(1)/

                                                                           Percentage of
                                                                     Non Repossessed Asset Pool
                                Number of Non    Aggregate Scheduled   by Aggregate Scheduled
Original Initial Asset Amount Repossessed Assets  Principal Balance      Principal Balance
----------------------------- ------------------ ------------------- --------------------------
    $4,999.99 or less........           4          $     15,103.64               0.01%
    $5,000.00 - $9,999.99....          18               145,851.74               0.10
   $10,000.00 - $14,999.99...          32               406,326.33               0.29
   $15,000.00 - $19,999.99...          50               761,998.90               0.54
   $20,000.00 - $24,999.99...          67             1,421,868.29               1.01
   $25,000.00 - $29,999.99...         127             3,465,324.96               2.45
   $30,000.00 - $34,999.99...         202             6,496,080.19               4.60
   $35,000.00 - $39,999.99...         178             6,674,920.42               4.72
   $40,000.00 - $44,999.99...         158             6,683,132.46               4.73
   $45,000.00 - $49,999.99...         157             7,432,584.18               5.26
   $50,000.00 - $54,999.99...         140             7,354,636.12               5.20
   $55,000.00 - $59,999.99...         156             8,937,542.32               6.32
   $60,000.00 - $64,999.99...         127             7,925,045.83               5.61
   $65,000.00 - $69,999.99...         119             7,989,311.33               5.65
   $70,000.00 - $74,999.99...         113             8,175,581.49               5.78
   $75,000.00 - $79,999.99...          93             7,174,181.66               5.07
   $80,000.00 - $84,999.99...          69             5,677,103.38               4.02
   $85,000.00 - $89,999.99...          71             6,198,448.04               4.38
   $90,000.00 - $94,999.99...          53             4,904,804.58               3.47
   $95,000.00 - $99,999.99...          54             5,268,181.26               3.73
   $100,000.00 or more.......         309            38,264,757.48              27.07
                                    -----          ---------------             ------
     TOTAL...................       2,297          $141,372,784.60             100.00%

                                    =====          ===============             ======

--------
(1) The highest original asset amount for Non Repossessed Assets was $215,000.00, which represents approximately 0.15% of the aggregate original principal balance of the Non Repossessed Assets. The average original principal amount of the for Non Repossessed Assets was approximately $61,737.17 as of the Cut-off Date.

 Non Repossessed Assets -- Distribution of Original Loan-to-Value Ratios /(1)/

                                                                       Percentage of
                                                                 Non Repossessed Asset Pool
                            Number of Non    Aggregate Scheduled   by Aggregate Scheduled
Loan-to-Value Ratio /(2)/ Repossessed Assets  Principal Balance      Principal Balance
------------------------- ------------------ ------------------- --------------------------
      50% or less........          41          $  1,228,921.88               0.87%
      51% - 55%..........          17               922,346.21               0.65
      56% - 60%..........          25             1,380,049.79               0.98
      61% - 65%..........          39             2,482,278.77               1.76
      66% - 70%..........         118             6,088,343.85               4.31
      71% - 75%..........          86             5,277,194.45               3.73
      76% - 80%..........         142             8,323,424.81               5.89
      81% - 85%..........         136             8,748,442.87               6.19
      86% - 90%..........         499            28,744,986.72              20.33
      91% - 95%..........         933            54,222,165.78              38.35
      96% - 100%.........         261            23,954,629.47              16.94
                                -----          ---------------             ------
        TOTAL............       2,297          $141,372,784.60             100.00%

                                =====          ===============             ======

--------
(1) The weighted average original Loan-to-Value Ratio of the Non Repossessed Assets was approximately 88.71% as of the Cut-off Date.

(2) Rounded to nearest 1%.

          Non Repossessed Assets -- Current Initial Asset Rates /(1)/

                                                                        Percentage of
                                                                  Non Repossessed Asset Pool
                             Number of Non    Aggregate Scheduled   by Aggregate Scheduled
Current Initial Asset Rate Repossessed Assets  Principal Balance      Principal Balance
-------------------------- ------------------ ------------------- --------------------------
      5.999% or less......           1          $     64,546.41               0.05%
      6.000% - 6.999%.....           3               156,355.41               0.11
      7.000% - 7.999%.....         415            38,280,237.37              27.08
      8.000% - 8.999%.....         268            20,445,054.86              14.46
      9.000% - 9.999%.....         283            20,469,873.88              14.48
    10.000% - 10.999%.....         319            19,841,661.94              14.03
    11.000% - 11.999%.....         209            11,587,937.88               8.20
    12.000% - 12.999%.....         214             9,470,865.89               6.70
    13.000% - 13.999%.....         139             6,098,418.58               4.31
    14.000% - 14.999%.....         312            11,248,361.26               7.96
    15.000% - 15.999%.....          77             2,434,654.79               1.72
    16.000% or more.......          57             1,274,816.33               0.90
                                 -----          ---------------             ------
        TOTAL.............       2,297          $141,372,784.60             100.00%

                                 =====          ===============             ======

--------
(1) The weighted average current initial asset rate for Non Repossessed Assets was approximately 10.02% as of the Cut-off Date. This table reflects the initial asset rates of the Step-up Rate Loans as of the Cut-off Date and does not reflect any subsequent increases in the initial asset rates of the Step-up Rate Loans.

                 Non Repossessed Assets -- Year of Origination

                                                                 Percentage of
                                                           Non Repossessed Asset Pool
                      Number of Non    Aggregate Scheduled   by Aggregate Scheduled
Year of Origination Repossessed Assets  Principal Balance      Principal Balance
------------------- ------------------ ------------------- --------------------------
     1988..........           1          $     35,440.26               0.03%
     1989..........           1                 4,888.09                  *
     1991..........           6                50,715.11               0.04
     1992..........           4                43,853.84               0.03
     1993..........          19               245,717.31               0.17
     1994..........           1                 3,578.44                  *
     1996..........           2                75,157.49               0.05
     1999..........           1                39,868.38               0.03
     2000..........           3               112,882.89               0.08
     2001..........          11               700,300.50               0.50
     2002..........       2,248           140,060,382.29              99.07
                          -----          ---------------             ------
       TOTAL.......       2,297          $141,372,784.60             100.00%
                          =====          ===============             ======

--------
* Greater than zero but less than 0.005%.

    Non Repossessed Assets -- Remaining Terms to Maturity (in Months)/(1) /

                                                                        Percentage of
                                                                  Non Repossessed Asset Pool
                             Number of Non    Aggregate Scheduled   by Aggregate Scheduled
Remaining Term to Maturity Repossessed Assets  Principal Balance      Principal Balance
-------------------------- ------------------ ------------------- --------------------------
          1 - 60..........          24          $    194,451.46               0.14%
         61 - 96..........          42               534,737.53               0.38
         97 - 120.........          36               770,905.15               0.55
        121 - 156.........           5               106,739.22               0.08
        157 - 180.........          58             1,986,828.33               1.41
        181 - 216.........           2                67,020.44               0.05
        217 - 240.........         413            13,719,220.42               9.70
        241 - 300.........         381            16,905,359.09              11.96
        301 - 360.........       1,336           107,087,522.96              75.75
                                 -----          ---------------             ------
          TOTAL...........       2,297          $141,372,784.60             100.00%
                                 =====          ===============             ======

--------
(1) The weighted average remaining term to maturity of the Non Repossessed Assets was approximately 335 months as of the Cut-off Date.

     Non Repossessed Assets -- Original Terms to Maturity (in Months)/(1)/

                                                                       Percentage of
                                                                 Non Repossessed Asset Pool
                            Number of Non    Aggregate Scheduled   by Aggregate Scheduled
Original Term to Maturity Repossessed Assets  Principal Balance      Principal Balance
------------------------- ------------------ ------------------- --------------------------
          1 - 60.........          16          $    135,656.51               0.10%
         61 - 96.........          19               244,779.69               0.17
         97 - 120........          37               774,096.90               0.55
        121 - 156........           4                71,298.96               0.05
        157 - 180........          88             2,332,389.37               1.65
        217 - 240........         413            13,711,083.37               9.70
        241 - 300........         384            17,015,956.84              12.04
        301 - 360........       1,336           107,087,522.96              75.75
                                -----          ---------------             ------
          TOTAL..........       2,297          $141,372,784.60             100.00%
                                =====          ===============             ======

--------
(1) The weighted average original term to maturity of the Non Repossessed Assets was approximately 336 months as of the Cut-off Date.

Underwriting Guidelines

    The initial assets were underwritten by Oakwood Acceptance and were underwritten and originated substantially in accordance with the guidelines described in the prospectus under "Underwriting Policies."

    Oakwood Acceptance attempts to obtain a credit bureau report on each applicant prior to making a decision whether to extend credit to the applicant. The credit bureau report contains information about the applicant's credit history and, for applicants with sufficient data in their credit bureau reports, a numerical credit bureau score which assesses the applicant's creditworthiness based upon information contained in the credit bureau report. Certain of the applicant data contained in the credit bureau report and the applicant's credit bureau score are used by Oakwood Acceptance's credit scoring system. The credit bureau score generally assesses the applicant's creditworthiness without reference to the collateral serving as security for the loan, and higher credit bureau scores reflect greater creditworthiness than do lower credit bureau scores. In general, Oakwood Acceptance has less stringent underwriting standards for applicants seeking financing for repossessed units than it does for those seeking financing for new units. See "Underwriting Policies" in the prospectus.

Conveyance of Assets

    On the date of issuance of the certificates, Oakwood Mortgage will transfer to the trustee, without recourse, all of its right, title and interest in and to the assets, including all principal and interest received on or with respect to the assets, not including principal and interest due on the assets on or before the Cut-off Date and any other amounts collected on the assets before the Cut-off Date other than early collections of monthly payments that were due after the Cut-off Date, and all rights under the standard hazard insurance policies maintained with respect to the related manufactured homes, real properties and mortgaged properties. The pooling and servicing agreement permits the trust to purchase subsequent assets on one or more dates during the Pre-Funding Period. The asset schedule will identify the Scheduled Principal Balance of each asset, the amount of each monthly payment due on each asset, and the asset rate on each asset, in each case as of the Cut-off Date. Prior to the conveyance of the assets to the trustee, Oakwood Acceptance's operations department will complete a review of all of the contract files, including the certificates of title to, or other evidence of a perfected security interest in, the manufactured homes and the mortgages relating to the Land Secured Contracts to check the accuracy of the contract schedule delivered to the trustee. The trustee will complete a review of the mortgage loan files to check the accuracy of the mortgage loan schedule.

    Oakwood Mortgage will represent and warrant only that:

   . the information set forth in the asset schedule was true and correct as of the date or dates on which the information was furnished;

   . Oakwood Mortgage is the owner of, or holder of a first-priority security interest in, each asset;

   . Oakwood Mortgage acquired its ownership of, or security interest in, each asset in good faith without notice of any adverse claim;

   . except for the sale of the assets to the trustee, Oakwood Mortgage has not assigned any interest or participation in any asset that has not been released; and

   . Oakwood Mortgage has the full right to sell the trust estate to the trustee.

    The servicer, on behalf of the certificateholders, will hold the original contracts and copies of documents and instruments relating to each contract and the security interest in the manufactured home and any real property relating to each contract. In order to provide notice of the assignment of the assets to the trustee, UCC-1 financing statements identifying the trustee as the secured party or purchaser and identifying all the assets as collateral will be filed in the appropriate offices in the State of Nevada. Despite these filings, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment of the contracts to the trustee, the trustee's interest in the contracts could be defeated. To provide some protection against this possibility, in addition to filing UCC-1 financing statements, within one week after the initial delivery of the certificates, the contracts will be stamped or otherwise marked to reflect their assignment to the trustee. The trustee, on behalf of the certificateholders, will hold the original mortgage notes and mortgages, and copies of documents and instruments relating to each mortgage loan. See "Legal Aspects of Contracts and Mortgage Loans" in the prospectus.

    Oakwood Acceptance will make representations and warranties regarding the assets in the servicer's representations agreement. These representations and warranties are detailed in the prospectus under the heading "Sale and Servicing of Contracts and Mortgage Loans -- Representations and Warranties."

    Under the terms of the pooling and servicing agreement and the servicer's representations agreement, and subject to Oakwood Acceptance's option to effect a substitution as described in the next paragraph, Oakwood Acceptance will be obligated to repurchase any asset transferred by the Warehouse Trust to Oakwood Mortgage for its Repurchase Price within 90 days after its discovery, or receipt of written notice from the trustee or the servicer, of a breach of any representation or warranty made in the servicer's representations agreement to which it is a party that materially and adversely affects the trustee's interest in such asset, if the breach has not been cured by the 90th day. The Repurchase Price for any repurchased asset will be the unpaid principal balance of the asset at the close of business on the date of repurchase, plus accrued and unpaid interest thereon to the next Due Date for the asset following the repurchase. Prior to being distributed to certificateholders, this Repurchase Price will be used to reimburse the servicer for any previously unreimbursed Advances made by the servicer in respect of the repurchased asset and, if the repurchaser is the servicer, the Repurchase Price may be remitted net of reimbursement amounts.

    In lieu of repurchasing an asset as specified in the preceding paragraph, during the two-year period following the date of the initial issuance of the certificates, Oakwood Acceptance may, at its option, and subject to the terms of the pooling and servicing agreement and the servicer's representations agreement substitute a qualified substitute asset for any asset to be replaced. A qualified substitute asset is any asset that, on the date of substitution,

   . has an unpaid principal balance not greater than, and not more than $10,000 less than, the unpaid principal balance of the replaced asset,

   . has an asset rate not less than, and not more than one percentage point in excess of, the asset rate of the replaced asset,

   . has a net rate at least equal to the net rate of the replaced asset,

   . has a remaining term to maturity not greater than, and not more than one year less than, that of the replaced asset,

   . has a Loan-to-Value Ratio as of the first day of the month in which the substitution occurs equal to or less than the Loan-to-Value Ratio of the replaced asset as of such date, in each case, using the appraised value at origination, and after taking into account the monthly payment due on this date, and

   . complies with each representation and warranty in the sales agreement and with Oakwood Mortgage's representations and warranties in the pooling and servicing agreement regarding the assets, including the accuracy of the asset schedule, ownership and security interests matters, and the absence of an adverse interest.

    In the event that more than one asset is substituted for a replaced asset, the unpaid principal balances may be determined on an aggregate basis, and the asset rate, net rate and term on a weighted average basis, provided that no qualified substitute asset may have an original term to maturity beyond the latest original term to maturity of any asset assigned to the trust on the closing date. A qualified substitute asset also shall satisfy the following criteria as of the date of its substitution for a replaced asset:

   . the asset shall not be 30 or more days delinquent,

   . the asset file for such asset shall not contain any material deficiencies in documentation, and shall include an executed contract or mortgage note, as applicable, and, if it is a Land Secured Contract or a mortgage loan, a recorded mortgage,

   . the Loan-to-Value Ratio of the asset must be 100% or less either on the date of origination of the asset, or, if any of the terms of such asset were modified significantly other than in connection with a default or imminent default on such asset, on the date of such modification, or on the date of the substitution, based on an appraisal conducted within the 60-day period prior to the date of the substitution,

   . no property securing such asset may be the subject of foreclosure, bankruptcy, or insolvency proceedings, and

   . such asset, if a Land Secured Contract or a mortgage loan, must be secured by a valid first lien on the related Real Property or mortgaged property.

    In addition, any replaced asset that is a mortgage loan may only be replaced by another mortgage loan.

    Oakwood Acceptance will deposit cash into the Certificate Account in the amount, if any, by which the aggregate of the unpaid principal balances of any replaced assets exceeds the aggregate of the unpaid principal balances of the assets being substituted for the replaced assets. Also, if it is discovered that the actual Scheduled

Principal Balance of an asset is less than the Scheduled Principal Balance identified for the asset on the asset schedule, Oakwood Acceptance may, at its option, deposit the amount of the discrepancy into the Certificate Account instead of repurchasing the asset. Any deposit will be treated as a partial principal prepayment.

   In addition, Oakwood Acceptance is required to indemnify Oakwood Mortgage and its assignees, including the trust, against losses and damages they incur as a result of breaches of Oakwood Acceptance's representations and warranties. Oakwood Acceptance's obligation to repurchase or substitute for an asset affected by a breach of a representation or warranty and to indemnify Oakwood Mortgage and its assignees for losses and damages caused by a breach will constitute the sole remedies available to the trustee and the certificateholders for a breach of a representation or warranty under the pooling and servicing agreement, servicer's representations agreement, or the sales agreement with respect to the assets, provided that such obligations are satisfied in full.

Conveyance of Subsequent Assets and Pre-Funding Account

    A Pre-Funding Account will be established by the trustee and funded by Oakwood Mortgage on the closing date to provide the trust with funds to purchase subsequent assets. The subsequent assets may be purchased by the trust during the Pre-Funding Period, which will begin on the closing date and end on the earlier of November 14, 2002 or the date on which there is $100,000 or less (exclusive of investment earnings) remaining in the Pre-Funding Account. The Pre-Funded Amount will initially equal not more than $52,137,500. At the end of the Pre-Funding Period, any amounts remaining in the Pre-Funding Account will be applied as a partial principal prepayment to certificateholders entitled to the payment on the distribution date immediately following the Pre-Funding Period. The Pre-Funding Account will be part of the trust but not part of any REMIC. Any investment income earned on amounts on deposit in the Pre-Funding Account will be paid to Oakwood Mortgage and will not be available for distribution to certificateholders.

    Under the pooling and servicing agreement, the trust will be obligated to purchase subsequent assets from Oakwood Mortgage during the Pre-Funding Period, if available. Subsequent assets will be transferred to the trust pursuant to subsequent transfer instruments between Oakwood Mortgage and the trust. Each subsequent asset will have been underwritten in accordance with Oakwood Mortgage's standard underwriting criteria. In connection with the purchase of subsequent assets on each subsequent transfer date, the trust will be required to pay to Oakwood Mortgage from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the Scheduled Principal Balance of the subsequent assets as of the related Cut-off Date. Any conveyance of subsequent assets on a subsequent transfer date must satisfy conditions including, but not limited to:

   . each subsequent asset must satisfy the representations and warranties specified in the related subsequent transfer instrument and the pooling and servicing agreement;

   . Oakwood Mortgage will not select subsequent assets in a manner that is adverse to the interests of the certificateholders;

   . each subsequent asset must not be 30 days or more delinquent as of its Cut-off Date; and

   . as a result of the purchase of the subsequent assets, the certificates will not receive from Moody's or Standard & Poor's a lower credit rating than the rating assigned at the initial issuance of the certificates.

    Immediately following the final transfer of subsequent assets to the trust, the asset pool must satisfy the following criteria:

   . the weighted average asset rate must not be less than 10.65%;

   . the weighted average remaining term to stated maturity must not be greater than 328 months;

   . the weighted average original term to maturity must not be greater than 330 months;

   . the weighted average Loan-to-Value Ratio must not be greater than 90.00%;

   . not less than 80.00% of the asset pool, by Scheduled Principal Balance, must be attributable to loans to purchase new manufactured homes;

   . not more than 15.50%, 12.50% and 8.00% of the assets located in North
     Carolina, Texas, or any other individual state, respectively;

   . not less than 41.00% of the assets will be either Land Secured Contracts or mortgage loans;

   . not more than 18.00% of the assets will be Repossessed Assets; and

   . certain other criteria described in the sales agreement.

Information regarding subsequent assets comparable to the disclosure regarding the initial assets provided in this prospectus supplement will be filed on a current report on Form 8-K with the SEC within 15 days following the end of the Pre-Funding Period.

                    Maturity and Prepayment Considerations

    The initial assets had terms to maturity at origination ranging from 24 months to 360 months, but may be prepaid in full or in part at any time. The prepayment experience of the assets, including prepayments due to liquidations of defaulted assets, will affect the weighted average life of each class of the certificates. Based on Oakwood Acceptance's experience with the portfolio of conventional manufactured housing contracts it services, Oakwood Mortgage anticipates that a number of assets will be liquidated or prepaid in full prior to their respective maturities. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates may influence prepayments. In addition, any repurchases of assets on account of breaches of representations and warranties will have the same effect as prepayments of the assets and accordingly will affect the life of the certificates. Natural disasters may also influence prepayments. Most of the assets contain provisions that prohibit the obligors from selling an underlying manufactured home or mortgaged property without the prior consent of the holder of the asset. These provisions may not be enforceable in some states. The servicer's policy is to permit most sales of manufactured homes and mortgaged properties without accelerating the assets where the proposed buyer meets Oakwood Acceptance's then-current underwriting standards and either enters into an assumption agreement or executes a new contract for the unpaid balance of the existing asset. The execution of a new contract or mortgage note and mortgage would have the same effect as a prepayment of the existing asset in full. See "Legal Aspects of Contracts and Mortgage Loans" in the prospectus.

Weighted Average Lives of the Offered Certificates

    The following information is given solely to illustrate the effect of prepayments of the assets on the weighted average life of each class of the offered certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced with respect to the assets.

    Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average lives of the offered certificates will be affected by the rate at which principal on the assets is paid. Principal payments on assets may be in the form of scheduled amortization or prepayments for this purpose, the term prepayment includes any voluntary prepayment by an obligor, the receipt of Liquidation Proceeds upon disposition of the property securing any defaulted asset and the receipt of the Repurchase Price for any asset upon its repurchase by Oakwood Acceptance as a result of any breaches of its representations and warranties. Prepayments on contracts and mortgage loans may be measured relative to a prepayment standard or model. The manufactured housing prepayment model (the "MHP") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new manufactured housing installment sales contracts and mortgage loans. A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per annum of the then unpaid principal balance of the contracts and mortgage loans in the first month of the life of the contracts and mortgage loans and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the contracts and mortgage loans, 100% MHP assumes a constant prepayment rate of 6.0% per annum each month.

    As used in the following tables "0% MHP" assumes no prepayments on the assets; "100% MHP" assumes the assets will prepay at rates equal to 100% of the MHP assumed prepayment rates; "200% MHP" assumes the assets will prepay at rates equal to 200% of the MHP assumed prepayment rates; and so on.

    There is no assurance, however, that the rate of prepayments of the assets will conform to any level of the MHP model, and no representation is made that the assets will prepay at the prepayment rates shown or any other prepayment rate. Oakwood Mortgage makes no representations as to the appropriateness of the MHP model.

Modeling Assumptions and MHP Tables

    The manufactured housing prepayment tables (the "MHP Tables") were prepared based upon the assumptions that there are no delinquencies on the initial assets and that there will be a sufficient Available Distribution Amount to distribute all accrued interest and the Principal Distribution Amount due (collectively, the "Modeling Assumptions").

    The percentages and weighted average lives in the following tables were determined assuming that:

   . $52,137,500 of subsequent assets will be transferred to your trust on September 1, 2002;

   . scheduled interest and principal payments on the initial assets and the subsequent assets will be received each month on their Due Dates and full prepayments on and liquidations of the assets will be received on the last day of each month, commencing in September and October 2002, respectively, and will include 30 days of interest thereon;

   . the servicer exercises the right of optional termination at the earliest possible date;

   . the assets have the characteristics set forth in the tables provided;

   . the initial certificate principal balance of each class of the offered certificates are as described in this prospectus supplement;

   . the servicing fee is 1.00%;

   . the trustee fee is 0.05%;

   . the pass-through rate of each class of the offered certificates is as described in this supplement;

   . no Due Date Interest Shortfalls will arise in connection with prepayments in full or liquidations of the assets;

   . no losses will be experienced on any assets included in the asset pool;

   . the closing date for the issuance of the certificates will be August 30, 2002;

   . cash distributions will be received by the holders of the certificates on September 15, 2002 and on the 15th day of each month thereafter until retirement of the certificates; and

   . the capitalized interest account, in the amount of $361,000, will be available to cover interest shortfalls during the Pre-Funding Period;

   . the assets will prepay monthly at the percentages of MHP indicated in the MHP Tables.

    No representation is made that the assets will experience delinquencies or losses at the respective rates assumed or at any other rates.

                         Assumed Asset Characteristics

Level Pay Assets

                             Scheduled            Remaining
                         Principal Balance         Term to
                             as of the     Asset  Maturity  Seasoning
                           Cut-off Date    Rate   (Months)  (Months)
                         ----------------- ------ --------- ---------
 1*.....................  $  4,306,575.66   8.541    352         0
 2......................  $     35,440.26   10.75    129       171
 3......................  $    296,154.09   12.07     67       112
 4......................  $  7,766,881.17  13.784    170         1
 5......................  $ 23,217,485.88  13.849    239         1
 6......................  $ 25,177,029.07  12.477    299         1
 7......................  $  1,413,255.56  13.377    104         5
 8......................  $107,541,273.26   9.419    359         1
 9 (Subsequent Assets)**  $  1,320,909.25   8.541    352         0
10 (Subsequent Assets)..  $  2,382,251.24  13.784    171         0
11 (Subsequent Assets)..  $  7,121,247.70  13.849    240         0
12 (Subsequent Assets)..  $  7,722,277.13  12.477    300         0
13 (Subsequent Assets)..  $    433,472.55  13.377    109         0
14 (Subsequent Assets)..  $ 32,984,968.65   9.419    360         0

--------
 * First payment due October, 2002. All data relative to this payment date. ** First payment due November, 2002. All data relative to this payment date.

Step-Up Rate Assets

                       Scheduled
                       Principal          Remaining
                       Balance as          Term to             Months   Months
                         of the    Asset  Maturity  Seasoning to First to Second First Step Second Step
                      Cut-off Date Rate   (Months)  (Months)    Step     Step    Rate Step   Rate Step
                      ------------ ------ --------- --------- -------- --------- ---------- -----------
1.................... $ 95,964.96  10.812    308       13        11        0        1.5           0
2.................... $466,026.29   8.065    350        4         8       20        1.5         1.5
3 (Subsequent Assets) $ 29,434.29  10.812    321        0        12        0        1.5           0
4 (Subsequent Assets) $142,939.19   8.065    354        0        12       24        1.5         1.5

    There will be discrepancies between the assets actually included in the trust and the assumptions made as to the characteristics of the assets in preparing the MHP Tables. There is no assurance that prepayment of the assets will conform to any of the constant percentages of MHP described in the MHP Tables or any other constant rate. Among other things, the MHP Tables assume that the assets prepay at the indicated constant percentages of MHP, even though the assets may vary substantially as to asset rates and original terms to maturity. Variations in actual prepayment experience for the assets will increase or decrease the percentages of initial principal balances and weighted average lives shown in the MHP Tables. Assuming no prepayments, the step-up rate loans will cause the adjusted weighted average net asset rate for the initial assets to rise. Adjusted weighted average net asset rate means for any distribution date, a rate equal to:

   . the weighted average of the asset rates applicable to the scheduled monthly payments that were due in the related Collection Period on outstanding assets, reduced for amounts payable on the class A-IO certificates, less

   . the sum of the Servicing Fee Rate and the Trustee Fee Rate.

    The MHP Tables indicate the weighted average life of each class of the offered certificates (other than the class A-IO certificates) and set forth the percentage of the initial certificate principal balance of each class of the offered certificates that would be outstanding after each of the dates shown assuming prepayments of the assets occur at various percentages of MHP. The weighted average life of each class set forth in the MHP Tables has been determined by multiplying the amount of each principal payment on the class by the number of years from the date of delivery of the certificates of the class to the related distribution date, summing the results and dividing the sum by the total principal to be paid on the certificates of the class. See "Maturity and Prepayment Considerations" in the prospectus.

    Please make your investment decisions on a basis that includes your determination as to anticipated prepayment rates based on your own assumptions as to the matters discussed in this prospectus supplement.

       Percentage of Initial Certificate Principal Balances Outstanding

                               Class A-1 Certificates at the   Class M-1 Certificates at the
                                following percentage of MHP     following percentage of MHP
-                              ------------------------------ --------------------------------
      Distribution Date         0%   100% 150% 200% 250% 300%  0%   100%  150%  200% 250% 300%
      -----------------        ----- ---- ---- ---- ---- ---- ----- ----- ----- ---- ---- ----
Closing Date..................   100  100  100  100  100  100   100   100   100  100  100  100
August 15, 2003...............    95   89   86   83   80   77   100   100   100  100  100  100
August 15, 2004...............    93   79   72   66   59   53   100   100   100  100  100  100
August 15, 2005...............    91   70   60   50   41   33   100   100   100  100  100  100
August 15, 2006...............    90   61   48   37   26   17   100   100   100  100  100  100
August 15, 2007...............    88   53   38   29   18    9   100   100   100   93   95   96
August 15, 2008...............    85   45   30   25   15    7   100   100    96   81   79   78
August 15, 2009...............    83   37   27   21   13    6   100   100    86   70   66   63
August 15, 2010...............    80   31   24   18   11    5   100    98    77   60   55   50
August 15, 2011...............    77   29   21   16    9    4   100    90    68   52   46   40
August 15, 2012...............    74   26   19   14    7    3   100    83    61   45   38   32
August 15, 2013...............    71   24   17   12    6    0   100    75    54   38   31    0
August 15, 2014...............    67   22   15   10    5    0   100    69    47   32   26    0
August 15, 2015...............    62   20   13    8    0    0   100    62    41   28    0    0
August 15, 2016...............    57   18   11    7    0    0   100    56    36   23    0    0
August 15, 2017...............    52   16   10    0    0    0   100    50    31    0    0    0
August 15, 2018...............    47   14    9    0    0    0   100    45    27    0    0    0
August 15, 2019...............    42   13    7    0    0    0   100    40    23    0    0    0
August 15, 2020...............    35   11    6    0    0    0   100    35    20    0    0    0
August 15, 2021...............    31   10    0    0    0    0    96    30     0    0    0    0
August 15, 2022...............    28    8    0    0    0    0    87    26     0    0    0    0
August 15, 2023...............    25    7    0    0    0    0    80    22     0    0    0    0
August 15, 2024...............    23    0    0    0    0    0    72     0     0    0    0    0
August 15, 2025...............    20    0    0    0    0    0    64     0     0    0    0    0
August 15, 2026...............    18    0    0    0    0    0    55     0     0    0    0    0
August 15, 2027...............    14    0    0    0    0    0    45     0     0    0    0    0
August 15, 2028...............    12    0    0    0    0    0    38     0     0    0    0    0
August 15, 2029...............     9    0    0    0    0    0    29     0     0    0    0    0
August 15, 2030...............     6    0    0    0    0    0    20     0     0    0    0    0
August 15, 2031...............     0    0    0    0    0    0     0     0     0    0    0    0
Weighted Average Life (years): 15.25 7.33 5.60 4.46 3.40 2.62 24.29 15.39 12.11 9.81 8.85 8.13

    These MHP Tables have been prepared based on the Modeling Assumptions, including the assumptions regarding the characteristics and performance of the assets, which will differ from their actual characteristics and performance, and should be read in conjunction with these assumptions.

                                Class M-2 Certificates at the    Class B-1 Certificates at the
                                 following percentage of MHP      following percentage of MHP
                               -------------------------------- -------------------------------
      Distribution Date         0%   100%  150%  200% 250% 300%  0%   100%  150% 200% 250% 300%
      -----------------        ----- ----- ----- ---- ---- ---- ----- ----- ---- ---- ---- ----
Closing Date..................   100   100   100  100  100  100   100   100  100  100  100  100
August 15, 2003...............   100   100   100  100  100  100   100   100  100  100  100  100
August 15, 2004...............   100   100   100  100  100  100   100   100  100  100  100  100
August 15, 2005...............   100   100   100  100  100  100   100   100  100  100  100  100
August 15, 2006...............   100   100   100  100  100  100   100   100  100  100  100  100
August 15, 2007...............   100   100   100   93   95   96   100   100  100   81   84   90
August 15, 2008...............   100   100    96   81   79   78   100   100   90   44   39   35
August 15, 2009...............   100   100    86   70   66   63   100   100   60   12    1    0
August 15, 2010...............   100    98    77   60   55   50   100    94   33    0    0    0
August 15, 2011...............   100    90    68   52   46   40   100    71    8    0    0    0
August 15, 2012...............   100    83    61   45   38   32   100    49    0    0    0    0
August 15, 2013...............   100    75    54   38   31    0   100    28    0    0    0    0
August 15, 2014...............   100    69    47   32   26    0   100     8    0    0    0    0
August 15, 2015...............   100    62    41   28    0    0   100     0    0    0    0    0
August 15, 2016...............   100    56    36   23    0    0   100     0    0    0    0    0
August 15, 2017...............   100    50    31    0    0    0   100     0    0    0    0    0
August 15, 2018...............   100    45    27    0    0    0   100     0    0    0    0    0
August 15, 2019...............   100    40    23    0    0    0   100     0    0    0    0    0
August 15, 2020...............   100    35    20    0    0    0   100     0    0    0    0    0
August 15, 2021...............    96    30     0    0    0    0    87     0    0    0    0    0
August 15, 2022...............    87    26     0    0    0    0    61     0    0    0    0    0
August 15, 2023...............    80    22     0    0    0    0    41     0    0    0    0    0
August 15, 2024...............    72     0     0    0    0    0    19     0    0    0    0    0
August 15, 2025...............    64     0     0    0    0    0     0     0    0    0    0    0
August 15, 2026...............    55     0     0    0    0    0     0     0    0    0    0    0
August 15, 2027...............    45     0     0    0    0    0     0     0    0    0    0    0
August 15, 2028...............    38     0     0    0    0    0     0     0    0    0    0    0
August 15, 2029...............    29     0     0    0    0    0     0     0    0    0    0    0
August 15, 2030...............    20     0     0    0    0    0     0     0    0    0    0    0
August 15, 2031...............     0     0     0    0    0    0     0     0    0    0    0    0
Weighted Average Life (years): 24.29 15.39 12.11 9.81 8.85 8.13 20.60 10.00 7.40 5.88 5.78 5.74

    These MHP Tables have been prepared based on the Modeling Assumptions, including the assumptions regarding the characteristics and performance of the assets, which will differ from their actual characteristics and performance, and should be read in conjunction with these assumptions.

Pre-Funding

    The certificates will be prepaid in part on the first distribution date after the end of the Pre-Funding Period if any Pre-Funded Amount remains in the Pre-Funding Account on that date. These amounts will be treated as a partial principal prepayment. The Depositor anticipates that enough subsequent assets will be available such that it is expected that substantially all of the Pre-Funded Amount will be used to acquire subsequent assets. It is unlikely, however, that the aggregate Scheduled Principal Balance of the subsequent assets purchased by your trust will be identical to the Pre-Funded Amount, and consequently, certificateholders will likely receive some prepayment of principal.

Factors Affecting Prepayments

    The rate of principal payments on pools of manufactured housing contracts and mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the prevailing level of interest rates from time to time and the rate at which owners of manufactured homes sell their manufactured homes or default on their contracts or mortgage loans. Other factors affecting prepayment of manufactured housing contracts and mortgage loans include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes and mortgaged properties.

    In general, if prevailing interest rates fall significantly below the interest rates on the assets in your pool, these assets are likely to experience higher prepayment rates than if prevailing interest rates remained at or above the rates borne by these assets, because the obligors may refinance and obtain new loans with lower interest rates and lower monthly payments. Conversely, if prevailing interest rates rise above the interest rates on these assets, the rate of prepayment would be expected to decrease because new loans would bear higher interest rates and require higher monthly payments. The outstanding principal balances of manufactured housing contracts tend to be smaller than mortgage loan balances and the original terms to maturity of the contracts are generally shorter than those of mortgage loans. As a result, changes in interest rates will not affect the monthly payments on available new manufactured housing contracts to the same degree that changes in interest rates will affect the monthly payments on available new mortgage loans.

    The assets may be prepaid by the obligors at any time without imposition of any prepayment fee or penalty. In addition, defaults on assets leading to repossession, and foreclosure in the case of Land Secured Contracts and mortgage loans, and the ultimate liquidation of the related manufactured homes and mortgaged properties and Real Properties, in the case of Land Secured Contracts, may occur with greater frequency during their early years. Prepayments, liquidations and repurchases of the assets will result in distributions of principal to certificateholders of amounts that would otherwise have been distributed over the remaining terms of the assets. See "Yield on the Offered Certificates" in this prospectus supplement.

    Oakwood Acceptance may be required to repurchase assets if there are breaches of the representations and warranties contained in the sales agreement or servicer's representations agreement, including those relating to the qualification of the assets for REMIC purposes. Any repurchase of an asset will have the same effect as a prepayment in full of the asset and will affect your yield to maturity. See "The Asset Pool -- Conveyance of Assets" in this prospectus supplement.

    The servicer has the option to terminate the trust, thereby causing the retirement of all outstanding certificates, on or after the distribution date on which the current aggregate principal balance of all outstanding certificates is less than 10% of their original amount. If the servicer does not exercise its optional termination rights within 90 days after becoming eligible to do so, the trustee shall solicit bids for the purchase of all assets, REO Properties and Repo Properties remaining in the trust. This purchase, if consummated, would likewise cause the retirement of all outstanding certificates. See "The Trust" in this prospectus supplement.

    In addition to the foregoing factors affecting the weighted average life of the certificates, the overcollateralization provisions of the trust result in a limited acceleration of the certificates relative to the amortization of the assets during the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal on the certificates. This acceleration feature creates overcollateralization which results from the excess of the aggregate principal balance of the assets over the aggregate certificate principal balance. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization. Inversely, to the extent that the level of overcollateralization would exceed the applicable target amount of overcollateralization on a distribution date, the Principal Distribution Amount will be reduced, thereby slowing the amortization of the offered certificates, other than the class A-IO certificates.

                       Yield on the Offered Certificates

    Distributions of interest on the offered certificates on any distribution date will include interest accrued thereon through and including the last day of the month preceding the month in which this distribution date occurs. Because interest will not be distributed on the certificates until the 15th day, or, if this day is not a business day, then on the next succeeding business day, of the month following the month in which this interest accrues, the effective yield to the holders of the classes of offered certificates will be lower than the yield otherwise produced by the pass-through rate and purchase price.

    The yield to maturity of, and the amount of distributions on, each class of the offered certificates will be related to the rate and timing of principal payments on the assets. The rate of principal payments on the assets will be affected by the amortization schedules of the assets and by the rate of principal prepayments, including for this purpose payments resulting from refinancings, liquidations of the assets due to defaults, casualties, condemna-
 tions, the exercise of the servicer's optional termination or the trustee's auction sale, repurchases by or on behalf of Oakwood Acceptance or Oakwood Mortgage, and the application of any amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period, as the case may be. No assurance can be given as to the rate of principal payments or on the prepayments on the assets.

    Delinquencies on assets could produce payment delays and could lead to repossessions of manufactured homes and foreclosures in the case of Land Secured Contracts and mortgage loans. Repossession of a manufactured home or foreclosure on a real property or mortgaged property and the subsequent resale of the home securing a contract or a property securing a mortgage loan may produce net liquidation proceeds that are less than the Scheduled Principal Balance of the related asset plus interest accrued and the expenses of sale. This shortfall upon repossession and disposition of a manufactured home or foreclosure on a real property or mortgaged property would result in a Realized Loss on the asset.

    The timing of changes in the rate of prepayments and defaults on the assets may affect an investor's actual yield to maturity significantly, even if the average rate of principal payments and defaults experienced over time is consistent with an investor's expectations. In general, the earlier a prepayment of principal of or a default on an asset, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments or defaults occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments or defaults.

    If a purchaser of certificates of a class calculates its anticipated yield based on an assumed rate of default and an assumed amount of Realized Losses that are lower than the default rate and amount of Realized Losses actually incurred and the amount of Realized Losses actually incurred is not entirely covered by Excess Interest or by the subordination of the certificates of classes subordinated to the purchaser's class, the purchaser's actual yield to maturity will be lower than that so calculated. The timing of Realized Losses on liquidated loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with an investor's expectations. There can be no assurance that the delinquency or repossession experience set forth in this prospectus supplement under the heading "Servicing of the Assets -- Delinquency and Loan Loss/Repossession Experience" will be representative of the results that may be experienced with respect to the assets. There can be no assurance as to the delinquency, repossession, foreclosure or loss experience with respect to the assets.

    If the purchaser of a certificate offered at a discount from its Parity Price calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Similarly, if the purchaser of a certificate offered at a premium above its Parity Price calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the assets, the actual pre-tax yield to maturity will be lower than that so calculated. Parity Price is the price at which a security will yield its coupon.

    The holders of the offered subordinated certificates will not be entitled to receive any distributions of principal on any distribution date unless either the Cross-over Date has occurred and the Principal Distribution Tests are satisfied for this distribution date or the certificate principal balance of the class A-1 certificates has been reduced to zero. It is not possible to predict with certainty the timing of the date, if any, on which the Cross-over Date will occur, or whether the Principal Distribution Tests will be met as to any distribution date. A high level of Realized Losses or delinquencies could result in the Principal Distribution Tests not being met for one or more distribution dates. This would delay the amortization of the offered subordinated certificates, particularly the class B-1 certificates, beyond what would otherwise be the case.

    While partial prepayments of principal on the assets are applied on Due Dates for the assets, obligors are not required to pay interest on the assets after the date of a full prepayment of principal. As a result, full prepayments of assets in advance of their Due Dates during the Collection Period will reduce the amount of interest received from obligors during that Collection Period to less than one month's interest on all the assets. If a sufficient number of assets are prepaid in full during the Prepayment Period in advance of their respective Due Dates, then interest payable on all of the assets during the related Collection Period may be less than the interest payable on all of the certificates with respect to the Collection Period. If the level of Due Date Interest Shortfalls -- as defined in the prospectus -- was large enough and exceeded any compensatory interest paid by the servicer, these shortfalls could result in a Writedown Amount being allocated to the subordinated certificates. A Writedown Amount is, with respect to each distribution date, the amount, if any, by which the aggregate certificate principal balance of all the certificates, after all distributions have been made on the certificates on that distribution date, exceeds the Pool Scheduled Principal Balance of the assets for the next distribution date. See "Description of the Offered Certificates" in this prospectus supplement.

    The aggregate amount of distributions and the yield to maturity of the offered certificates will also be affected by early payments of principal on the assets resulting from any purchases of assets by Oakwood Acceptance not conforming to representations and warranties in the sale agreement and the servicer's representations agreement and by the exercise by the servicer of its option to purchase the assets and other assets of the trust, thereby effecting early retirement of any outstanding classes of offered certificates. If the servicer does not exercise its optional termination right within 90 days after it first becomes eligible to do so, the trustee will be required to solicit bids for the purchase of all assets, REO Properties and Repo Properties remaining in the trust. The trustee will be required to sell these assets, REO Properties and Repo Properties only if the net proceeds to the trust from the sale would at least equal the Termination Price. The net proceeds from the sale will be distributed first to the servicer to reimburse it for all previously unreimbursed Liquidation Expenses paid and Advances made by, and not previously reimbursed to, it with respect to the assets and second to the Holders of the certificates and the servicer. Accordingly, it is possible that your certificates could be redeemed at a price less than their outstanding principal amount plus accrued and unpaid interest.

    If the net proceeds from the sale would not at least equal the Termination Price, the trustee will be required to decline to sell the assets, REO Properties and Repo Properties and will not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the assets, REO Properties and Repo Properties.

    The certificate rates of the offered certificates (other than the class A-IO certificates) may be capped by the adjusted weighted average net asset rate. Disproportionate prepayments of assets with net asset rates higher than the pass-through rates for any of the offered certificates will increase the possibility that the pass-through rate for that class of certificates will be lowered to the adjusted weighted average net asset rate.

    As the owner of interest-only strip securities, the holders of the class A-IO certificates will be entitled to receive monthly distributions only of interest, as described in this prospectus supplement. Because they will not receive any distributions of principal, the holders of the class A-IO certificates generally will be affected by prepayments, liquidations and other dispositions, including optional purchases described in this prospectus supplement, of the assets to a greater degree than holders of the other classes of offered certificates. However, except in the case of very rapid prepayment rates (in which case the notional amount of the class A-IO certificates will be the Pool Scheduled Principal Balance), the notional amount of the class A-IO certificates will decline in accordance with a pre-determined schedule. Thus, the yield sensitivity of the class A-IO certificates is likely to be more stable than if the applicable notional amount were calculated based on the amortization of the underlying assets directly. However, there can be no assurance that this will be the case. EXCEPT FOR DISTRIBUTIONS OF INTEREST THAT CONSTITUTE INTEREST DISTRIBUTION SHORTFALL AMOUNTS AND INTEREST ACCRUED THEREON, HOLDERS OF THE CLASS A-IO CERTIFICATES WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS AFTER THE DISTRIBUTION DATE IN AUGUST 2010.

                                   The Trust

General

    The certificates will be issued pursuant to the pooling and servicing agreement. This summary of the provisions of the pooling and servicing agreement does not purport to be complete. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the offered certificates. A copy of the standard terms to pooling and servicing agreement, September 2001 Edition, has been filed with the SEC as an exhibit to Oakwood Mortgage's Registration Statement on Form S-3 of which the prospectus is a part. A copy of the pooling and servicing agreement relating to the certificates, in the form in which it was executed by Oakwood Mortgage, the servicer and the trustee, without exhibits, will be filed with the SEC in a Current Report on Form 8-K within 15 days after the closing date.

    The trust created pursuant to the pooling and servicing agreement will consist of the initial assets and any assets acquired by the trust during the Pre-Funding Period, including all rights to receive payments due on the assets after the related Cut-off Date; assets as from time to time are identified as deposited in any account held for the benefit of certificateholders, including the Pre-Funding Account, the certificate account and the distribution account; any manufactured home, real property or mortgaged property acquired on behalf of certificateholders by repossession, foreclosure or by deed in lieu of foreclosure; the rights of the trustee to receive the proceeds of any standard hazard insurance policies maintained with respect to the manufactured homes and mortgaged properties in accordance with the pooling and servicing agreement and of any FHA insurance maintained with respect to the assets; and certain rights of Oakwood Mortgage relating to the enforcement of representations and warranties made by Oakwood Acceptance relating to the assets.

The Trustee

    The trustee is JPMorgan Chase Bank. Any notices to the trustee relating to the certificates or the pooling and servicing agreement should be sent to 450 West 33rd Street, New York, New York 10001.

    Investors may contact the trustee's corporate trust office by telephone to ascertain the certificate principal balance of each class of offered certificates and the then current pass-through rate applicable to each class of the offered certificates. The telephone number currently maintained by the trustee for the purpose of reporting this information is (212) 946-3651.

    The trustee may resign at any time, in which event Oakwood Mortgage will be obligated to appoint a successor trustee. Oakwood Mortgage may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. In these circumstances, Oakwood Mortgage will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

    The pooling and servicing agreement requires the trustee to maintain, at its own expense, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee and the Certificate Registrar in respect of the certificates pursuant to the pooling and servicing agreement may be served. The trustee is entitled to a monthly fee for acting as trustee equal to the product of
(i) 1/12th of 0.05% per annum, and (ii) the Pool Scheduled Principal Balance.

Optional Termination

    The servicer may terminate the trust by purchasing all assets, REO Properties and Repo Properties remaining in the trust the later of (i) the Distribution Date on which the current aggregate principal balance of all outstanding certificates is less than 10% of the initial aggregate principal balance of the certificates, or (ii) August 2010. The trust also may be terminated and the certificates retired on any distribution date upon the servicer's determination, based on an opinion of counsel, that the REMIC status of any of the REMICs has been lost or that a substantial risk exists that this status will be lost for the then current taxable year. See "Description of the Certificates -- Optional Redemption or Termination" in the prospectus.

    The Termination Price will equal the greater of

   . the aggregate fair market value of the assets of the trust, as determined by the servicer, plus all previously unreimbursed P&I Advances made with respect to the assets, and

   . the sum of

     . any Liquidation Expenses incurred by the servicer in respect of any asset that has not yet been liquidated;

     . all amounts required to be reimbursed or paid to the servicer in respect of previously unreimbursed Advances; and

     . the sum of

       . the aggregate unpaid principal balance of the assets, plus accrued and unpaid interest thereon at the asset rates borne by your assets through the end of the Interest Accrual Period in respect of the date of the terminating purchase, plus

       . the lesser of

        . the aggregate unpaid principal balance of each asset that had been secured by any REO Property or Repo Property remaining in the trust, plus accrued interest thereon at the asset rates borne by assets through the end of the month preceding the month of the terminating purchase, and

        . the current appraised value of any REO Property or Repo Property, net of Liquidation Expenses to be incurred in connection with the disposition of this property estimated in good faith by the servicer, the appraisal to be conducted by an appraiser mutually agreed upon by the servicer and the trustee, plus all previously unreimbursed P&I Advances made in respect of the REO Property or Repo Property.

The fair market value of the assets of the trust as determined for purposes of a terminating purchase shall be deemed to include accrued interest at the applicable asset rate on the unpaid principal balance of each asset, including any asset that has become a REO Property or a Repo Property, which REO Property or Repo Property has not yet been disposed of by the servicer, through the end of the month preceding the month of the terminating purchase. Accordingly, it is possible that your certificates could be redeemed by an optional termination at a price less than their outstanding principal amount plus accrued and unpaid interest. The basis for a valuation shall be furnished by the servicer to the certificateholders upon request. See "Description of the Certificates -- Optional Redemption or Termination" in the prospectus.

    On the date of any termination of the trust, the Termination Price shall be distributed first to the servicer to reimburse it for all previously unreimbursed Liquidation Expenses paid and Advances made by and not previously reimbursed to the servicer with respect to the assets and second to the certificateholders in accordance with the distribution priorities set forth under " -- Distributions -- Priority of Distributions" in this prospectus supplement. The Termination Price shall be deemed to be a principal prepayment in full, together with related interest, received during the related Prepayment Period for purposes of determining the allocation of the distributions. Upon the termination of the trust and payment of all amounts due on the certificates and all administrative expenses associated with the trust, any remaining assets of the REMICs shall be sold and the proceeds distributed pro rata to the holders of the class R certificates. See "Description of the Certificates -- Optional Redemption or Termination" in the prospectus.

Auction Sale

    If the servicer does not exercise its optional termination right within 90 days after it first becomes eligible to do so, the trustee shall solicit bids for the purchase of all assets, REO Properties and Repo Properties remaining in the trust. The trustee shall sell the assets, REO Properties and Repo Properties only if the net proceeds to the trust from the sale would at least equal the Termination Price, and the net proceeds from the sale will be distributed first to the servicer to reimburse it for all previously unreimbursed Liquidation Expenses paid and Advances made by, and not previously reimbursed to, it with respect to the assets and second to the certificateholders and the servicer in accordance with the distribution priorities set forth under "Description of the Offered
Certificates -- Distributions -- Priority of Distributions" in this prospectus supplement. Accordingly, it is possible that your certificates could be redeemed by reason of an auction sale at a price less than their outstanding principal amount plus accrued and unpaid interest. If the net proceeds from the sale would not at least equal the Termination Price, the trustee shall decline to sell the assets, REO Properties and Repo Properties and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the assets, REO Properties and Repo Properties.

Termination of the Agreement

    The pooling and servicing agreement will terminate upon the last action required to be taken by the trustee on the final distribution date following the later of the purchase by the servicer of all assets and all property acquired in respect of any asset remaining in the trust estate, as described under "-- Optional Termination" and "Auction Sale" in this prospectus supplement and the final payment or other liquidation, or any related advance, of the last asset remaining in the trust estate or the disposition of all property acquired upon repossession of any manufactured home or foreclosure on any mortgaged property.

    Upon presentation and surrender of the certificates, the trustee shall cause to be distributed, to the extent of available funds, to the certificateholders on the final distribution date the amounts due them in accordance with the pooling and servicing agreement.

Voting Rights

    The voting rights of the trust will be allocated 0.5% to the class R certificates, 0.5% to the class X certificates, 1.0% to the class A-IO certificates and 98% to the other certificates in proportion to their respective certificate principal balances. For a description of the limited matters on which the certificateholders may vote. See "The Pooling and Servicing Agreements" in the prospectus.

Reports to Certificateholders

    The trustee will furnish the certificateholders with monthly statements prepared by the servicer (each, a "Remittance Report") containing information with respect to principal and interest distributions on the certificates and Realized Losses on the assets. Any financial information contained in these reports will not have been examined or reported upon by an independent public accountant. Copies of the monthly statements and any annual reports prepared by the servicer evidencing the status of its compliance with the provisions of a pooling and servicing agreement will be furnished to related certificateholders upon request addressed to the trustee.

    A Remittance Report for a distribution date will identify the following items:

   . the Available Distribution Amount for the related distribution date;

   . the Interest Distribution Amount and the carryover amounts, as well as any Writedown Interest Distribution Amount and any Carryover Writedown Interest Distribution Amount, for each class of the certificates for the related distribution date, and the amount of interest of each category to be distributed on each class based upon the Available Distribution Amount for the related distribution date;

   . the amount to be distributed on the related distribution date on each class of the certificates to be applied to reduce the certificate principal balance of each class, separately identifying any portion of the amount attributable to prepayments, and the aggregate of any Principal Distribution Shortfall Carryover Amounts for each class of the certificates for the related distribution date, and the amount to be distributed to reduce any Principal Distribution Amounts remaining unpaid from previous distribution dates on each class based upon the Available Distribution Amount for the related distribution date;

   . the aggregate amount of P&I Advances required to be made by the servicer with respect to the related distribution date;

   . the amount of any Realized Losses incurred on the assets during the related Prepayment Period and in the aggregate since the Cut-off Date and the amount of any Writedown Amount to be allocated to any class of the subordinated certificates;

   . the certificate principal balance of each class of the certificates and the certificate principal balance as adjusted for write-downs of each class of the subordinated certificates after giving effect to the distributions to be made, and any Writedown Amounts to be allocated, on the related distribution date;

   . the aggregate Interest Distribution Amount remaining unpaid, if any, and the aggregate carryover amount remaining unpaid, if any, for each class of certificates, after giving effect to the distributions to be made on the related distribution date;

   . the aggregate Writedown Interest Distribution Amount remaining unpaid, if any, and the aggregate Carryover Writedown Interest Distribution Amount remaining unpaid, if any, for each class of certificates, after giving effect to the distributions to be made on the related distribution date;

   . the aggregate of any Principal Distribution Amounts remaining unpaid from previous distribution dates, if any, for each class of certificates, after giving effect to the distributions to be made on the related distribution date;

   . the amount of the aggregate Servicing Fee in respect of the related distribution date;

   . the aggregate number and the aggregate of the unpaid principal balances of outstanding assets that are delinquent one month -- 30 to 59 days -- as of the end of the related Prepayment Period, delinquent two months -- 60 to 89 days -- as of the end of the related Prepayment Period, delinquent three months -- 90 days or longer -- as of the end of the related Prepayment Period and as to which repossession, foreclosure or other comparable proceedings have been commenced as of the end of the related Prepayment Period;

   . the aggregate number and the aggregate unpaid principal balance of outstanding contracts and outstanding mortgage loans, stated separately, for which the obligor is also a debtor, whether voluntary or involuntary, in a proceeding under the Bankruptcy Code; and the aggregate number and the aggregate Unpaid Principal Balance of outstanding contracts and outstanding mortgage loans for which the obligor is also a debtor, whether voluntary or involuntary, in a proceeding under the Bankruptcy Code, stated separately, that are delinquent one month -- 30 to 59 days -- as of the end of the related Prepayment Period, delinquent two months -- 60 to 89 days -- as of the end of the related Prepayment Period, and delinquent three months -- 90 days or longer -- as of the end of the related Prepayment Period;

   . with respect to the Pre-Funding Period, the Pre-Funded Amount, if any, on deposit in the Pre-Funding Account on such distribution date, the amount of funds, if any, used to purchase subsequent assets since the previous report and the amount of funds, if any allocated as a prepayment of principal at the end of the Pre-Funding Period; and

   . any other information required to be provided to certificateholders by the REMIC Provisions.

    In the case of information furnished pursuant to the second and third bullet points, the amounts shall be expressed, with respect to any certificate, as a dollar amount per $1,000 denomination.

                            Servicing of the Assets

The Servicer

    Oakwood Acceptance Corporation, LLC ("Oakwood Acceptance"), a wholly-owned subsidiary of Oakwood Homes Corporation ("Oakwood Homes"), is a Delaware limited liability company. Oakwood Acceptance is primarily engaged in the business of underwriting, originating, pooling, selling and servicing installment sales contracts and mortgage loans for sales of manufactured housing. Oakwood Acceptance's principal offices are located at 7800 McCloud Road, Greensboro, North Carolina 27409-9634, telephone (336) 664-2500.

    Oakwood Homes is a vertically-integrated manufacturer and retailer of manufactured homes. Homes manufactured by Oakwood Homes are sold through unaffiliated retail dealers and company owned stores. As of June 30, 2002, Oakwood Homes had approximately 235 company owned sales centers located in 26 states.

    Oakwood Acceptance underwrites and funds the origination of manufactured housing contracts, and residential mortgage loans secured by a lien on the real estate on which the related manufactured home is deemed permanently affixed, on an individual basis from its principal office and from additional loan origination offices in Austin, Texas and Mesa, Arizona. Installment sales contracts for the financing of sales of manufactured homes typically are originated in the name of Oakwood Mobile Homes, Inc. ("Oakwood Mobile"), a wholly-owned retailing subsidiary of Oakwood Homes, or in the name of a third party manufactured housing dealer, in either case using funds provided by Oakwood Acceptance, and are assigned to Oakwood Acceptance following origi-nation. Substantially all mortgage loans and some contracts are originated directly in Oakwood Acceptance's name. Oakwood Acceptance underwrites all of these assets.

Servicing Portfolio

    Oakwood Acceptance services substantially all of the manufactured housing contracts and mortgage loans it originates, collecting loan payments, insurance premiums and other payments from borrowers and remitting principal and interest payments to the holders of the contracts. Most of the contracts and mortgage loans are serviced for securitization trusts. The following table shows the composition of Oakwood Acceptance's servicing portfolio of manufactured housing contracts and residential mortgage loans on the dates indicated.

                           Asset Servicing Portfolio
                            (Dollars in Thousands)

                                                        At September 30                             At June 30
                                  ----------------------------------------------------------  ----------------------
                                     1997        1998        1999        2000        2001        2001        2002
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Number of Serviced Assets..     94,029     115,599     127,532     130,639     134,067     133,434     134,699
Aggregate Outstanding Principal
 Balance of Serviced Assets...... $2,584,094  $3,631,053  $4,328,455  $4,733,055  $4,940,143  $4,852,163  $5,058,974
Average Outstanding Principal
 Balance per Serviced Asset...... $     27.5  $     31.4  $     33.9  $     36.2  $     36.8  $     36.4  $     37.6
Weighted Average Interest Rate of
 Serviced Assets.................       11.0%       10.8%       10.6%       10.8%       11.1%       11.1%       11.1%

Delinquency and Loan Loss/Repossession Experience

    The following tables set forth information concerning the delinquency experience and the loan loss and repossession experience of the portfolio of manufactured housing installment sales contracts and residential mortgage loans serviced by Oakwood Acceptance, in each case for each of Oakwood Acceptance's fiscal years from 1997 through 2001. Because delinquencies, losses and repossessions are affected by a variety of economic, geographic and other factors, there can be no assurance that the delinquency and loss experience of the assets will be comparable to that set forth.

                            Delinquency Experience

                                                                         At September 30            At June 30
                                                                ---------------------------------  ------------
                                                                 1997   1998   1999   2000   2001   2001   2002
                                                                -----  -----  -----  -----  -----  -----  -----
Number of Delinquent Assets (1)(2)
   30-59 Days.................................................. 1,261  2,420  3,450  2,585  3,112  2,982  2,880
   60-89 Days..................................................   499    937  1,060  1,143  1,461  1,387  1,345
   90 Days or More.............................................   791  1,279  1,828  1,990  3,245  2,699  2,813
                                                                -----  -----  -----  -----  -----  -----  -----
   Total Number of Delinquent Assets........................... 2,551  4,636  6,338  5,718  7,818  7,068  7,038
                                                                =====  =====  =====  =====  =====  =====  =====
Total Delinquencies as a Percentage of Serviced Assets (3).....   2.7%   4.1%   5.1%   4.5%   6.1%   5.5%   5.5%
Number of Assets in Repossession, Foreclosure or Subject to LAP 1,016  1,430  2,417  2,603  5,940  5,033  6,772

                       Loan Loss/Repossession Experience
                            (Dollars in Thousands)


                                                 At or for the fiscal year ended September 30
                                          ----------------------------------------------------------
                                             1997        1998        1999        2000        2001
                                          ----------  ----------  ----------  ----------  ----------
Average Number of Serviced Assets During
 Period..................................     82,984     104,814     121,566     129,086     132,353
Number of Serviced Assets Repossessed or
 Subject to LAP..........................      3,885       5,411       7,790       8,649      11,699
Serviced Assets Repossessed or Subject to
 LAP as a Percentage of Average Number of
 Serviced Assets.........................       4.68%       5.16%       6.41%       6.70%       8.84%
Average Outstanding Principal Balance of
 Assets.................................. $2,174,772  $3,107,574  $3,979,754  $4,530,755  $4,836,599
Number of Serviced Assets Repossessed or
 Subject to LAP that were Liquidated.....      3,511       4,997       6,803       8,486       8,362
Net Losses from Asset Liquidation(4):
  Total Dollars.......................... $   27,400  $   45,409  $   66,210  $   88,790  $  103,850
  As a Percentage of Average Outstanding
   Principal Balance of Assets...........       1.26%       1.46%       1.66%       1.96%       2.15%

                                            At or for the nine months
                                                  ended June 30
                                          -------------------------
                                               2001           2002
                                          ----------     ----------
Average Number of Serviced Assets During
 Period..................................    132,037        134,383
Number of Serviced Assets Repossessed or
 Subject to LAP..........................      8,195          9,410
Serviced Assets Repossessed or Subject to
 LAP as a Percentage of Average Number of
 Serviced Assets.........................       8.28%(5)       9.34%(5)
Average Outstanding Principal Balance of
 Assets.................................. $4,792,609     $4,999,559
Number of Serviced Assets Repossessed or
 Subject to LAP that were Liquidated.....      5,765          8,578
Net Losses from Asset Liquidation(4):
  Total Dollars.......................... $   70,029     $  124,299
  As a Percentage of Average Outstanding
   Principal Balance of Assets...........       1.95%(5)       3.31%(5)

--------
(1) Excludes assets in repossession, foreclosure, or subject to the servicer's loan assumption program ("LAP") which have not yet been assumed by new obligors.
(2) The period of delinquency is based upon the number of days payments are contractually past due, assuming 30-day months. Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month.
(3) Percentage delinquency is computed excluding from the numerator and the denominator assets in repossession, foreclosure, or subject to the LAP which have not yet been assumed by new obligors.
(4) Includes costs incurred by the servicer in connection with the servicer's LAP for the fiscal year ended September 30, 2001 and thereafter. The servicer did not separately track LAP data for earlier periods. Oakwood Acceptance has curtailed substantially the LAP and has converted most of the assets in the LAP to repossession status.
(5) Annualized.

    Credit losses on repossessions and foreclosures are determined only when an REO Property or a Repo Property has been finally disposed of. In most cases, the foreclosure process begins after the asset becomes at least 90 days delinquent and the sale of the property, on average, typically occurs between two and five months after the start of foreclosure. However, such sales may occur after shorter or longer periods of time and may vary seasonally.

    Oakwood Acceptance's portfolio generally has shown increased delinquencies, repossessions and loan losses since 1997. It is difficult to isolate the reason for that trend, and it is probably attributable to a number of factors, many of which are outside the control of Oakwood Acceptance. Macroeconomic and social conditions likely are responsible for the trend to some extent, although it is difficult to say for certain. For example, the U.S. economy witnessed a general increase in consumer credit in the mid to late 1990s. In addition, there seems to be an increased willingness on the part of consumers to seek the protection of federal bankruptcy laws. Finally, Oakwood Acceptance believes that current recessionary conditions in the U.S. economy are adversely affecting its delinquency and loss experience.

    Oakwood Acceptance does not believe that its underwriting standards on the whole have changed materially during the periods covered by the preceding tables, except that there has been an increase in the loan-to-value ratios over the reporting period. Although Oakwood Acceptance has not confirmed the matter statistically, there is likely a greater probability of default as loan-to-value ratios increase. Over the last two years, however, Oakwood Acceptance has generally tightened its credit standards. The potential benefits of such actions are unlikely to be reflected yet in Oakwood Acceptance's delinquency and credit loss statistics because a substantial majority of Oakwood Acceptance's servicing portfolio was originated in the mid to late 1990s.

    Oakwood Acceptance believes that its historical loss experience has been affected favorably by its ability to sell a significant number of repossessed or foreclosed homes at retail, either through Oakwood Mobile or through independent retailers that purchase new homes from the manufacturing subsidiary of Oakwood Homes. Such retail sales generally are dependent upon Oakwood Acceptance providing financing to consumers purchasing such repossessed or foreclosed properties. No Oakwood entity is under any obligation to sell repossessed homes at retail, or to finance the purchase of those homes, and Oakwood Acceptance recently announced that it would increase substantially the percentage of repossessed homes sold through the wholesale distribution channel. The oversupply of repossessions in the market, largely a reflection of the weakened economy and less restrictive industry underwriting standards in the mid-to-late 1990s, the reduction in the number of Oakwood's retail sales centers and the industry's reduced ability to provide consumer financing for re-sales of repossessed units have made it difficult to continue to sell such homes through retail channels. The majority of all homes pending assumption have been converted to repossession status and will be disposed of through normal retail and wholesale channels of distribution.

    Beginning in 2001, Oakwood Acceptance increasingly made use of its loan assumption program, whereby Oakwood Acceptance endeavored to locate a new borrower to assume the defaulting obligor's loan. Costs of the loan assumption program that are similar to foreclosure expenses, such as refurbishment and commissions, were borne by Oakwood Acceptance. As noted in the preceding paragraph, Oakwood Acceptance has curtailed substantially the loan assumption program and has converted most of the homes in the loan assumption program to repossession status, to be disposed of through normal retail and wholesale channels of distribution.

    The data in the foregoing tables are presented for illustrative purposes only, and there is no assurance that the delinquency, loan loss, repossession and assumption experience of the assets will be similar to that set forth above. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by downturns in regional or local economic conditions. For instance, a downturn was experienced in areas dependent on the oil and gas industry in the 1980s, causing increased levels of delinquencies, repossessions and loan losses on manufactured housing installment sales contracts in the affected areas. Regional and local economic conditions are often volatile, and no predictions can be made regarding their effects on future economic losses upon repossessions or as to the levels of losses that will be incurred as a result of any repossessions of or foreclosures on assets. In addition, the increased reliance on disposing of repossessed manufactured homes through wholesale distribution channels will likely cause the loss experience to increase from historical levels, at least in the near-term. See "Risk Factors -- You May Experience a Loss on Your Investment if Losses and Delinquencies on Assets in the Trust are High" in this prospectus supplement.

Collection and Other Servicing Procedures

    The servicer will administer, service and make collections on the assets, exercising the degree of care that the servicer exercises with respect to similar contracts serviced by the servicer.

    Except for the step-up rate loans during their Step-up Periods, each asset bears interest at a fixed annual percentage rate and provides for level payments over the term of the asset that fully amortize the principal balance of the asset. All payments received on the assets -- other than payments allocated to items other than principal and interest or payments sufficient to pay the outstanding principal balance of and all accrued and unpaid interest on the assets -- will be applied when received first to any previously unpaid scheduled monthly payments, and then to the currently due monthly payment, in the chronological order of occurrence of the Due Dates for the monthly payments. Any payments on an asset that exceed the amount necessary to bring the asset current are applied to the partial prepayment of principal of the asset if the servicer determines, based on specific directions from the obligor as to the payment or on a course of dealing with the obligor, that the obligor intended the payment as a partial principal prepayment. If the servicer cannot determine the obligor's intent with respect to any excess payment, the servicer will apply the excess payment as an early payment of scheduled monthly payments for subsequent Due Dates to the extent the excess payment is an integral multiple of the obligor's scheduled monthly payment, and will apply the remainder of the excess payment as a partial principal prepayment.

Servicing Compensation and Payment of Expenses

    On each distribution date, Oakwood Acceptance as servicer will be entitled to receive a monthly Servicing Fee equal to 1.00% per annum (the "Servicing Fee Rate") multiplied by the aggregate Scheduled Principal Bal-ance of the assets at the beginning of the related Collection Period, without giving effect to any principal prepayments, net liquidation proceeds and Repurchase Prices received (or Realized Losses incurred), during the related Prepayment Period. The servicer will receive its compensation before available amounts are distributed on the certificates.

    The trustee may, and at the direction of at least 50% of the certificate voting rights, shall, replace the servicer in the event of a default under the pooling and servicing agreement. See "The Pooling and Servicing Agreements -- Events of Default" in the prospectus. In such event, the trustee is obligated ultimately to service the assets unless it locates another servicer or is legally not permitted to service the assets. A subsequent servicer may be entitled to an annual servicing fee of 1.50% -- 0.50% greater than that payable to Oakwood Acceptance as servicer -- which amount will be deducted from the Available Distribution Amount before payments are made to certificateholders. Any increase in servicing fees will reduce the interest rate cap imposed on the rates at which interest accrues and is paid on the offered certificates. In addition, any loss of continuity of servicing during any transfer of servicing could adversely affect collections on the assets in your trust.

    The Servicing Fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the servicer for the trust and for additional administrative services performed by the servicer on behalf of the trust. Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records with respect to each asset. Administrative services performed by the servicer on behalf of the trust include calculating distributions to certificateholders and providing related data processing and reporting services for certificateholders and on behalf of the trustee. Expenses incurred in connection with servicing of the assets and paid by the servicer from its monthly Servicing Fee include, without limitation, payment of fees and expenses of accountants, payment of all fees and expenses incurred in connection with the enforcement of contracts or mortgage loans, except Liquidation Expenses, and payment of expenses incurred in connection with distributions and reports to certificateholders. The servicer will be reimbursed from the trust for all reasonable, out-of-pocket Liquidation Expenses incurred by it in repossessing, foreclosing on and liquidating the related manufactured home or mortgaged property.

    As part of its servicing fees, the servicer will also be entitled to retain, as compensation for the additional services provided in connection with the pooling and servicing agreement, any late payment fees made by obligors, extension fees paid by obligors for the extension of scheduled payments and assumption fees paid in connection with permitted assumptions of assets by purchasers of the related manufactured homes and mortgaged properties, as well as investment earnings on funds in the certificate account.

Advances

    On or prior to the business day preceding each distribution date, the servicer will either

   . deposit from its own funds the related aggregate P&I Advance into the certificate account;

   . cause appropriate entries to be made in the records of the certificate account that funds in the certificate account that are not part of the Available Distribution Amount for the related distribution date have been used to make the aggregate P&I Advance;

   . if the certificate account is maintained by the trustee, instruct the trustee to use investment earnings on the certificate account to defray the servicer's P&I Advance obligation; or

   . make or cause to be made the aggregate P&I Advance through any combination of the methods described.

    Any funds held for future distribution and used in accordance with the second bullet point must be restored by the servicer from its own funds or from early payments collected on the assets when they become part of a future Available Distribution Amount. The aggregate required P&I Advance for a distribution date is the sum of delinquent scheduled monthly payments due in the related Collection Period, exclusive of all Non-Recoverable Advances.

    P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders rather than to guarantee or insure against losses.

    The servicer will also be obligated to make advances ("Servicing Advances"), to the extent the servicer deems the Advances recoverable from payments on or proceeds of any assets.

    If an asset is liquidated or prepaid in full other than on a due date, the obligor generally is only required to pay interest to the date of liquidation or prepayment. In such event, for so long as Oakwood Acceptance is the servicer of the asset, the servicer is obligated to pay compensating interest to the next due date, so long as this compensating interest does not exceed the servicer's aggregate servicing compensation for the month.

Successors to Servicer, Delegation of Duties

    Any entity with which the servicer is merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer, will be the successor to the servicer under the pooling and servicing agreement so long as each rating agency has delivered to the trustee a letter to the effect that the successorship will not result in a downgrading of the rating then assigned by the rating agency to any class of the certificates. The servicer may delegate computational, data processing, collection and foreclosure, including repossession, duties under the pooling and servicing agreement without any notice to or consent from Oakwood Mortgage or the trustee, provided that the servicer will remain fully responsible for the performance of these duties.

                                Use of Proceeds

    Substantially all of the net proceeds to be received from the sale of the underwritten certificates will be used by Oakwood Mortgage to purchase the assets, make the deposit of the Pre-Funded Amount into the Pre-Funding Account, make the deposit into the capitalized interest account and pay other expenses connected with pooling the assets and issuing the certificates.

                                 Underwriting

    Oakwood Mortgage and Oakwood Acceptance have entered into an underwriting agreement dated August 27, 2002 with Credit Suisse First Boston Corporation (the "underwriter"). In the underwriting agreement, Oakwood Mortgage has agreed to sell to the underwriter, and the underwriter has agreed to purchase, the offered certificates, other than the class B-1 certificates (the "underwritten certificates").

    The underwriting agreement provides that the underwriter will be obligated to purchase all of the underwritten certificates if any of the underwritten certificates are purchased.

    The underwriter proposes to offer the underwritten certificates initially at the public offering prices set forth on the cover page of this prospectus supplement less a concession not in excess of the amount set forth below for each class. The underwriter may allow a discount not in excess of the amount set forth below for each class to other broker/dealers. After the initial public offering of the underwritten certificates, the public offering prices and concessions and discounts to broker/dealers may be changed by the underwriter.

                                  Concession   Discount
                                  (Percent of (Percent of
                                   Principal   Principal
                                    Amount)     Amount)
                                  ----------- -----------
                       Class A-1.   0.186%        0.093%
                       Class A-IO   0.073%        0.037%
                       Class M-1.   0.255%        0.128%
                       Class M-2.   0.300%        0.150%

    Oakwood Mortgage and Oakwood Acceptance have agreed to indemnify the underwriter against certain liabilities under the Act, or contribute to payments which the underwriter may be required to make.

    The underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

     . Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

     . Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

     . Syndicate covering transactions involve purchases of the offered certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

     . Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the offered certificates originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

    Stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered certificates to be higher than they would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

    Oakwood Mortgage estimates that its expenses in connection with the issuance and offering of the offered certificates will be approximately $400,000. This information concerning Oakwood Mortgage's fees and expenses is an approximation and may be changed by future contingencies.

    Immediately prior to the sale of the assets to the trust, the assets were subject to financing provided by an affiliate of Credit Suisse First Boston Corporation. A portion of the proceeds received from the sale of the underwritten certificates to the underwriter will be used to repay the financing. Credit Suisse First Boston Corporation also provides investment banking advisory services to Oakwood Homes Corporation.

    Oakwood Homes Corporation has issued a warrant to Credit Suisse First Boston International, an affiliate of Credit Suisse First Boston Corporation, entitling CSFBI to purchase up to 19.99% of Oakwood Homes Corporation's common stock, which warrant expires on February 26, 2009.

    The class B-1 certificates will be sold initially to Oakwood Financial Corporation, an affiliate of the depositor. The affiliate may hold some or all of the class B-1 certificates, sell some or all of the class B-1 certificates or deposit some or all of the class B-1 certificates into a trust that may issue additional publicly registered certificates evidencing beneficial ownership interests in class B-1 certificates. Any sales may be made in one or more negotiated transactions at varying prices to be determined at the time of such sale. Any underwriters or agents that participate in the distribution of the class B-1 certificates may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of those certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

                                 Legal Matters

    Certain legal matters will be passed upon for Oakwood Mortgage by Hunton & Williams and for the underwriter by McKee Nelson LLP, New York, New York. The material federal income tax consequences of the offered certificates will be passed upon for Oakwood Mortgage by Hunton & Williams.

                              Tax Considerations

    For federal income tax purposes, elections will be made to treat the assets of the trust as two or more real estate mortgage investment conduits (the "REMICs"). The class A-1, A-IO, M-1, M-2, B-1, B-2, and X certificates will represent the classes of regular interests issued by the upper tier REMIC. The class R certificates will represent ownership of the residual interest in each of the REMICs.

    The offered certificates generally will be treated as assets described in section 7701(a)(19)(C) of the Code and as "real estate assets" under section 856(c)(4)(A) of the Code, generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates (other than payments of the Class M-2 Certificateholders' Interest Carryover Amounts and the Class B-1 Certificateholders' Interest Carryover Amounts under the Basis Risk Arrangement (as defined below)) will be treated as "interest on obligations secured by mortgages on real property" under section 856(c)(3)(B) of the Code, generally to the extent that the offered certificates are treated as "real estate assets" under section 856(c)(4)(A) of the Code. Moreover, the offered certificates generally will be treated as "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The foregoing discussion is applicable to the offered certificates to the extent they represent a beneficial interest in the related regular interest in a REMIC. See "Federal Income Tax Consequences--REMIC Certificates" in the prospectus.

    The right of the class M-2 and class B-1 certificates to receive certain payments in respect of their Certificateholders' Interest Carryover Amounts (a "Basis Risk Arrangement") will not be an asset of the REMICs. In addition to representing beneficial ownership of a REMIC regular interest, the class M-2 and class B-1 certificates will represent a beneficial interest in the Basis Risk Arrangement. Because it appears that the value of the Basis Risk Arrangement will be minimal, initial holders of class M-2 and class B-1 certificates should be required to allocate little or no portion of the purchase price to such Basis Risk Arrangement. Investors in the class M-2 and class B-1 certificates should consult their own tax advisors in this regard, however.

    Because the class M-2 and class B-1 certificates comprise rights in addition to the rights under the corresponding REMIC regular interest, the class M-2 and class B-1 certificates will not in their entirety constitute assets described in section 7701(a)(19) of the Code or real estate assets described in section 856(c)(4)(A) of the Code, and income earned on the class M-2 and class B-1 certificates will qualify as "interest on obligations secured by mortgages on real property" under section 856(c)(3)(B) of the Code only to the extent that the income reflects the income so qualifying earned by the corresponding REMIC regular interest. The class M-2 and class B-1 certificates also will not be treated as "qualified mortgages" in their entirety and may not be appropriate investments for REMICs.

Taxation of Basis Risk Arrangement

    Each holder of a class M-2 or class B-1 certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to its Certificateholders' Interest Carryover Amount on the date it purchases its certificate. The Internal Revenue Service (the "IRS") has issued final regulations under section 446 of the Code relating to notional principal contracts (the "Swap Regulations").

    If the Basis Risk Arrangement has a value greater than zero, the holders of the class M-2 and class B-1 certificates must allocate the price they pay for the class M-2 and class B-1 certificates between their regular interest and the Basis Risk Arrangement. For purposes of tax information reporting, it is anticipated that the trustee will assume that the purchase price for the class M-2 and class B-1 certificates will be wholly allocable to such certificates' proportionate interest in the corresponding regular interest. To the extent rights to receive payment for either the Class M-2 or Class B-1 Certificateholders' Interest Carryover Amount under the Basis Risk Arrangement are determined to have a value on the closing date that is greater than zero, a portion of such pur-chase price would be allocable to such rights, and such portion would be treated as a cap premium (the "Cap Premium") paid by the related class M-2 and class B-1 certificateholders. A holder of a class M-2 or class B-1 certificate would be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Basis Risk Arrangement (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of class M-2 and class B-1 certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Swap Regulations.

    Under the Swap Regulations, (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Basis Risk Arrangement must be netted against payments, if any, deemed made as result of the Cap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. Although the IRS could contend the amount is capital gain or loss, such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

    Any amount of proceeds from the sale, redemption or retirement of a class M-2 or class B-1 certificate that is considered to be allocated to rights under the Basis Risk Arrangement would be considered a "termination payment" under the Swap Regulations. It is anticipated that the trustee will account for any termination payments for reporting purposes in accordance with the Swap Regulations, as described below.

    The discussion above assumes that the rights and obligations of the class M-2 and class B-1 certificateholders to receive payments under the Basis Risk Arrangement will be treated as rights and obligations under a notional principal contract rather than as a partnership for federal income tax purposes. Treatment of such rights as a partnership interest could result in differing timing and character consequences to all class M-2 and class B-1 certificateholders and withholding tax consequences to class M-2 and class B-1 certificateholders who are non-U.S. Persons. Prospective investors in the class M-2 and class B-1 certificates should consult their tax advisors regarding the appropriate tax treatment of the right to receive payments of their related Certificateholders' Interest Carryover Amounts.

Termination Payments

    Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner's rights under the Basis Risk Arrangement in connection with the sale or exchange of a class M-2 or class B-1 certificate would be considered a "termination payment" under the Swap Regulations. A class M-2 or class B-1 certificateholder will have gain or loss from such a termination of the Basis Risk Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in the Basis Risk Arrangement. Gain or loss realized upon the termination of the Basis Risk Arrangement generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code section 582(c) likely would not apply to treat such gain or loss as ordinary.

Application of the Straddle Rules

    The class M-2 and class B-1 certificates, representing beneficial ownership of a regular interest and the Basis Risk Arrangement, may constitute positions in a straddle, in which case, the straddle rules of Code section 1092 would apply. A selling beneficial owner's capital gain or loss with respect to such regular interest would be short-term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Basis Risk Arrangement would be short-term. If the class M-2 or class B-1 certificateholder incurred or continued indebtedness to acquire or hold such certificate, the holder generally would be required to capitalize a portion of the interest paid on such indebtedness until termination of the Basis Risk Arrangement.

    DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO
CLASS M-2 AND CLASS B-1 CERTIFICATES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CLASS M-2 AND CLASS B-1 CERTIFICATES.

                             ERISA Considerations

General

    Subject to the considerations set forth hereunder in this section and in "ERISA Considerations" in the prospectus, Oakwood Mortgage expects the underwritten certificates to be eligible for purchase by Plan Investors (as described below). As of the date of this prospectus supplement, no person is an obligor on the contracts or mortgage loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust. However, fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are described in or must follow the requirements of ERISA or corresponding provisions of the Code (collectively, "Plans"), persons acting on behalf of a Plan, or persons using the assets of a Plan (together with Plans, "Plan Investors") should carefully review with their legal advisors whether the purchase or holding of any certificates could result in unfavorable consequences for the Plan or its fiduciaries under the Plan Asset Regulations or the prohibited transaction rules of ERISA or the Code. Prospective investors should be aware that, although exceptions from the application of the Plan Asset Regulations and the prohibited transaction rules exist, there can be no assurance that any such exception will apply with respect to the acquisition of a certificate. See "ERISA Considerations" in the prospectus.

Plan Asset Regulations

   The Plan Asset Regulations define plan assets to include not only equity securities issued by an entity to a Plan, but also the underlying assets of the issuer of the securities (the "Look-Through Rule"), unless one or more exceptions specified in the Regulations are satisfied. If the offered certificates are treated as equity securities for purposes of the Plan Asset Regulations, the Look-Through Rule would not apply to the offered certificates if one or more of the exceptions specified in the Plan Asset Regulations were satisfied. However, based on the information available to the underwriter at the time of the printing of the prospectus, there can be no assurance that either the Publicly Offered Exception or the Insignificant Participation Exception will apply to the initial or any subsequent purchases of the offered certificates. See "ERISA Considerations" in the prospectus.

    Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit certain transactions that involve:

   . a Plan and any party in interest or disqualified person with respect to the Plan and

   . plan assets.

Prohibited Transaction Exemptions

  Generally

    The U.S. Department of Labor has granted an administrative exemption to Credit Suisse First Boston Corporation (Prohibited Transaction Exemption 89-90; Exemption Application No. D-6555, 54 Fed. Reg. 42,597 (1989), referred to in this prospectus supplement as the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plan Investors of certificates in pass-through trusts that consist of secured receivables, loans, and other obligations and that meet the conditions and requirements of the Exemption. The Exemption was amended by Prohibited Transaction Exemption 2000-58, which, among other things, generally provides that in the case of certain "designated transactions," a Plan will be permitted to purchase subordinated certificates if the certificates are rated in any of the four highest generic ratings categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Fitch Ratings, or Moody's Investors Service (each, an "Exemption Rating Agency"), provided that the other requirements of the Exemption, as amended, are met. The designated transactions include an issuance of REMIC certificates that are backed by fully-secured manufactured housing installment sales contracts such as the contracts and mortgage loans such as the mortgage loans. Because the ratings of a class of certificates are subject to future changes by the ratings agencies, classes of certificates eligible for purchase by Plan Investors pursuant to the amended Exemption on the closing date may not be eligible for later purchase by Plan Investors if the rating of the class is reduced below the applicable rating category. However, any Plan Investors already holding a certificate of that class would not be required to dispose of it solely because its rating had been downgraded.

  General Conditions

    The general conditions that must be satisfied for the amended Exemption to apply include, but are not limited to, the following:

   . the acquisition of the certificates by Plan Investors is on terms, including the price for the certificates, that are at least as favorable to the Plan Investors as they would be in an arm's-length transaction with an unrelated party;

   . the rights and interests evidenced by the certificates acquired by the Plan Investors are not subordinated to the rights and interests evidenced by other certificates of the related trust unless the certificates are issued in a "designated transaction" and the loan-to-value ratios of the trust assets do not exceed 100 percent;

   . the certificates acquired by the Plan Investors have received a rating at the time of such acquisition that is in one of the three (or, in the case of a "designated transaction," four) highest generic rating categories from an Exemption Rating Agency;

   . the trustee of the related trust must not be an affiliate of any other member of the Restricted Group;

   . the sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

   . the sum of all payments made to and retained by Oakwood Mortgage pursuant to the assignment of the loans to the trust represents not more than the fair market value of such loans; and

   . the sum of all payments made to and retained by the servicer, including any supplemental servicing fee, represents not more than reasonable compensation for such person's services under any servicing agreement and reimbursement of the servicer's reasonable expenses.

    The amended Exemption defines the term "reasonable compensation" by reference to DOL Regulation section 2550.408c-2, which states that whether compensation is reasonable depends upon the particular facts and circumstances of each case. Each fiduciary of a Plan Investor considering the purchase of an offered certificate should satisfy itself that all amounts paid to or retained by the underwriter, Oakwood Mortgage and the servicer represent reasonable compensation for purposes of the amended Exemption. In addition, it is a condition to the application of the amended Exemption that the Plan Investor investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

  Trust Requirements

    In addition to the foregoing, in order for its certificates to qualify under the amended Exemption, a trust must meet the following requirements:

   . the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

   . certificates in such other investment pools must have been rated in one of the three highest rating categories (four, in a designated transaction) of an Exemption Rating Agency for at least one year prior to the Plan Investor's acquisition of certificates; and

   . certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan Investor's acquisition of certificates.

  Limits on Application

    The amended Exemption generally does not apply to Plans sponsored by Oakwood Mortgage, the underwriter, the trustee, the servicer and any obligor with respect to assets included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, any insurer of the trust fund or any affiliate of such parties (the "Restricted Group"). Moreover, the amended Exemption provides certain Plan fiduciaries relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements,

   . in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

   . such fiduciary or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

   . the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition;

   . immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity; and

   . the Plan is not sponsored by a member of the Restricted Group.

  Pre-Funding Conditions

    The amended Exemption provides that assets having a value equal to no more than 25% of the total principal amount of the certificates may be transferred to the trust during the Pre-Funding Period, instead of requiring that all the assets be identified and transferred on the closing date, provided that the following general conditions are met:

   . the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the certificates being offered must be less than or equal to 25%;

   . all subsequent assets transferred to the trust after the closing date must meet the same terms and conditions for eligibility as the initial assets used to create the trust, which terms and conditions have been approved by one of the Exemption Rating Agencies;

   . the transfer of the subsequent assets to the trust during the Pre-Funding
     Period must not result in the certificates to be covered by the amended Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust;

   . the weighted average annual percentage interest rate (the "Average
     Interest Rate") for all of the assets in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the initial assets on the closing date;

   . in order to ensure that the characteristics of the additional obligations are substantially similar to the original obligations that were transferred to the trust:

        . the characteristics of the subsequent assets must be monitored by an insurer or other credit support provider that is independent of Oakwood Mortgage; or

        . an independent accountant retained by Oakwood Mortgage must provide
          Oakwood Mortgage with a letter, with copies provided to the Exemption Rating Agencies rating the certificates, each underwriter, and the trustee, stating whether or not the characteristics of the subsequent assets conform to the characteristics described in the accompanying prospectus, this prospectus supplement and the pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the initial assets transferred as of the closing date;

  . the Pre-Funding Period must end no later than the date which is the later of three months or 90 days after the closing date, or an earlier date in certain circumstances if the Pre-Funding Account falls below the minimum level specified in the pooling and servicing agreement or if an event of default occurs;

  . amounts transferred to the Pre-Funding Account and any capitalized interest account used in connection with the pre-funding may be invested only in cash or in investments that are permitted by the Exemption Rating Agencies rating the certificates, and such investment must be described in the pooling and servicing agreement and must:

     . be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States; or

     . have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the Exemption Rating Agencies;

  . the accompanying prospectus or this prospectus supplement must describe the duration of the Pre-Funding Period; and

  . the trustee must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as legal owner of the trust, must enforce all the rights created in favor of certificateholders of the trust, including employee benefit plans subject to ERISA.

  Additional Considerations

    The amended Exemption may apply to the acquisition and holding of the underwritten certificates by Plans provided that all conditions to application of the amended Exemption are met. Oakwood Mortgage believes that at the time the certificates are issued, the amended Exemption will apply to the acquisition and holding of class A certificates and class M certificates by Plan Investors and that all conditions of the amended Exemption other than those within the control of the investors have been met. With respect to the condition requiring an absence of affiliation between the trustee and the members of the Restricted Group, Oakwood Mortgage bases its belief upon information provided to Oakwood Mortgage by the Restricted Group. In addition, as of the date of this prospectus supplement, no obligor on the contracts or mortgage loans included in the trust constitutes more than 5% of the aggregate unamortized principal balance of the assets of the trust. Prospective investors should be aware, however, that even if all of the conditions specified in the amended Exemption are met, the scope of the relief provided by the amended Exemption with respect to the underwritten certificates might not cover all acts that might be construed as prohibited transactions.

    Because the class B-1 certificates are not being purchased by any underwriter to whom an exemption similar to the Exemption has been granted, the class B-1 certificates currently do not meet the requirements of the Exemption or any comparable individual administrative exemption granted to any underwriter.

    Before purchasing offered certificates, a Plan Investor that must follow the fiduciary responsibility provisions of ERISA or that is described in
Section 4975(e)(1) of the Code should consult with its counsel to determine whether the conditions to application of the Exemption (including the requirement that the certificates be rated "BBB-" or better at the time of purchase) or any other exemptions would be met. In addition, any Plan Investor contemplating an investment in the offered certificates should note that the duties and obligations of the trustee and the servicer are limited to those expressly set forth in the pooling and servicing agreement, and such specified duties and obligations may not comport with or satisfy the provisions of ERISA setting forth the fiduciary duties of Plan fiduciaries.

                                    Ratings

    It is a condition to the issuance of the certificates that each class of offered certificates obtain the following ratings by Moody's and Standard &
Poor's:

                   Standard
           Moody's & Poor's
           ------- --------
Class A-1.   Aaa     AAA
Class A-IO   Aaa     AAA
Class M-1.   Aa3       AA
Class M-2.    A3        A
Class B-1.  Baa2     BBB

    The ratings on asset-backed pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying assets to which they are entitled. Ratings address the structural, legal and issuer-related aspects associated with the securities, including the nature of the underlying assets. Ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by borrowers with respect to the underlying assets or of the degree to which the rate of prepayments might differ from that originally anticipated. As a result, the ratings do not address the possibility that holders of the offered certificates purchased at a premium might suffer a lower than anticipated yield in the event of rapid prepayments of the assets or in the event that the trust is terminated prior to the final scheduled distribution date for the certificates.

    A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

    Oakwood Mortgage will ask Moody's and Standard & Poor's to rate the offered certificates. There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by a rating agency that has not been requested by Oakwood Mortgage to do so may be lower than the rating assigned by a rating agency pursuant to Oakwood Mortgage's request.

                        Legal Investment Considerations

    The class A and class M-1 certificates will not constitute "mortgage related securities" for purposes of SMMEA until the Pre-Funded Amount is reduced to zero, whether through the purchase of subsequent assets or through the partial prepayment of principal of the certificates after the end of the Pre-Funding Period. Thereafter, the class A and class M-1 certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As mortgage related securities, the class A-1 certificates and the class M-1 certificates will be legal investments for entities to the extent provided in SMMEA, unless there are state laws overriding SMMEA. A number of states have enacted legislation overriding the legal investment provisions of SMMEA. See "Legal Investment Considerations" in the prospectus.

    The class M-2 and class B-1 certificates will not constitute "mortgage related securities" for purposes of SMMEA because they are not rated in one of the two highest rating categories by a nationally recognized statistical rating organization. There are significant interpretive uncertainties in determining the appropriate characterization of the class M-2 and class B-1 certificates under various legal investment restrictions, and thus the ability of investors that face legal restrictions to purchase the class M-2 and class B-1 certificates. Any financial institution regulated by the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, any state insurance commission or any other federal or state agency with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any certificates. Financial institutions should review and consider the applicability of the Federal Financial Institutions Examination Counsel Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices, to the extent adopted by their respective federal regulators, which, among other things, sets forth guidelines for investing in certain types of mortgage related securities and prohibits investment in "high-risk" mortgage securities.

    Oakwood Mortgage makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the legality of investment by particular investors in any class of the offered certificates under applicable legal investment restrictions. Accordingly, all institutions that must observe legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments under SMMEA or must follow investment, capital or other restrictions. See "Legal Investment Considerations" in the prospectus.

Prospectus

                       Oakwood Mortgage Investors, Inc.

                                   Depositor

                 Pass-Through Certificates, Issuable in Series

 Consider carefully the risk factors beginning on page 1 in this prospectus.

 Your certificates will represent obligations of your trust only and will not represent interests in or obligations of Oakwood Mortgage or any of its affiliates. Your certificates are not insured or guaranteed by any person. Except as noted in this prospectus and the accompanying prospectus supplement, the under- lying accounts, contracts, and mortgage loans are not insured or guaranteed by any government agency.

 This prospectus may be used and to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

                           Your trust:

                           . will issue certificates backed by contracts and
                             mortgage loans in one or more series with one or more classes; and

                           . will own contracts and mortgage loans and other
                             property described on the cover page of the accompanying prospectus supplement.

                           Your certificates:

                           . will be secured by the property of your trust and
                             will be paid only from your trust's assets;

                           . will be rated in one of the four highest rating
                             categories by at least one nationally recognized rating organization;

                           . may have one or more forms of credit enhancement;
                             and

                           . will be issued as part of a designated series that
                             may include one or more classes of certificates and credit enhancement.

                           Investors:

                           . will receive interest and principal payments from
                             collections on the contracts and mortgage loans and their trust's other assets, if any; and

                           . are entitled to receive payments from collections
                             on contracts and mortgage loans and other assets securing their series of certificates, but have no entitlement to payments from contracts, mortgage loans, or other assets.

    Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                August 27, 2002

             Important Notice About Information Presented In This
             Prospectus And The Accompanying Prospectus Supplement

    We provide information to you about your investment in two separate documents that progressively provide more detail: this prospectus, which provides general information, some of which may not apply to your series of certificates and the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

   . the timing of interest and principal payments;
   . statistical and other information about the contracts and mortgage loans; . information about credit enhancement for each class;
   . the ratings for each class; and
   . the method for selling your certificates.

    You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. Your certificates are not offered in any state where the offer is not permitted.

    We have included cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents included in the accompanying prospectus supplement provides the pages on which these captions are located.

                                 Risk Factors

You should consider the following risk factors in deciding whether to purchase the certificates.

The Timing and Amount of               Prepayment.
Prepayments on Your Certificates
Could Reduce the Yield to Maturity
of Your Investment                     Prepayment levels are affected by a
                                       variety of economic, geographic, tax,
                                       legal, and other factors, including
                                       defaults on the assets, required
                                       repurchases of the assets and current
                                       interest rates. The assets may be
                                       prepaid at any time. When interest rates are going down, home buyers are more likely to prepay so that they may obtain lower alternative financing on their homes. In this event, you may not be able to reinvest the proceeds of prepayments in another investment of similar credit risk and yield.
                                       Conversely, prepayments are likely to
                                       decline if interest rates rise and you
                                       could reinvest prepayment proceeds in
                                       investments of similar credit risk and
                                       higher yield.

                                       Yield.

                                       In general, if you purchased your
                                       certificates at a price greater than
                                       their par value, your investment will
                                       become less valuable if prepayments are
                                       higher than you anticipate and will
                                       become more valuable if prepayments are
                                       lower than you anticipate. Conversely,
                                       if you purchased your certificates at a
                                       price less than their par value, your
                                       investment will become more valuable if
                                       prepayments are higher than you
                                       anticipate and will become less valuable if prepayments are lower than you anticipate. Your certificates' sensitivity to prepayments will be magnified by any disproportionate allocation of principal or interest. You could fail to recover your initial investment if your certificates receive a disproportionate amount of principal or interest, and if prepayments occur differently than you anticipate. Your yield also may be reduced by the fact that payments of interest to fixed-rate certificateholders are made in the month following the month in which such certificates accrue interest. Losses on assets that are allocated to your class of certificates also will reduce your yield.

Regional Economic Downturns and        Downturns in regional or local economic
the Decline in the Value of            conditions will affect the frequency of
Manufactured Homes Could Result in     delinquency and amount of losses on the
Losses on Your Certificates            assets in your trust. If the residential
                                       real estate market experiences a decline and the outstanding balances of the assets exceed the value of the manufactured homes and mortgaged properties, the rates of delinquencies, foreclosures and losses on the assets could increase. Contracts may experience a higher level of delinquencies than conventional mortgage loans because these borrowers are usually more severely affected by economic, social and other factors that diminish their ability to repay. Losses incurred upon repossession of manufactured homes tend to be higher than on corresponding mortgage loans on stationary homes because, unlike stationary homes, manufactured homes generally loose value over time. This may result in losses to you if the losses on homes are too great to be absorbed by classes of certificates that are subordinated to the certificates held by you and other credit enhancement features. You will have to look primarily to the value of the manufactured homes and mortgaged properties for recovery of the outstanding principal of and unpaid interest on the defaulted mortgage loans not covered by credit enhancement. See
                                       "The Trusts -- The Assets -- The
                                       Mortgage Loans" in this prospectus.

State Law May Limit the Servicer's     State laws, such as the uniform
Ability to Service the Assets in a     commercial code and motor vehicle
Manner That Maximizes Your Return      titling statutes, may limit the
                                       servicer's ability to repossess,
                                       foreclose, or liquidate the assets in
                                       order to pay off certificates. State law may also limit the amount the servicer may collect in a liquidation to less than the amount due on any particular asset. For example, state laws regulate how a repossession can be conducted and whether the servicer may obtain a deficiency judgment if the proceeds of foreclosure are not sufficient to repay the loan.

Contesting the Trustee's Security      The steps necessary to create and
Interest in the Manufactured Homes     perfect a security interest in the
Could Reduce or Delay Distributions    manufactured homes differ from state to
                                       state. Because of the expense involved,
                                       the servicer will not take any steps to
                                       name the company or the trustee, on
                                       behalf of the trust, as the lien-holders of any manufactured home. As a consequence, a person may contest the security interest of the trustee.
                                       Whether successful or unsuccessful, any
                                       contest of the security interest could
                                       reduce or delay distributions to you.

Your Ability to Resell Certificates    A secondary market for any series of
Will be Limited                        certificate may not develop. If a
                                       secondary market does develop, it might
                                       not continue or it might not be
                                       sufficiently liquid to allow you to
                                       resell any of your certificates. Also,
                                       certain employee benefit plans that are
                                       subject to ERISA may be prohibited from
                                       purchasing your certificates, if noted
                                       in the prospectus supplement.

The Enforcement of Consumer Protection A failure by Oakwood Acceptance to
Laws May be a Liability to Your Trust  comply with federal or state consumer protection laws could create liabilities on behalf of your trust for amounts due under the assets. These liabilities could include a reduction in the amount payable under the assets, the inability to foreclose on the manufactured home or mortgaged property, or liability of your trust to an obligor. Oakwood Acceptance will warrant that the origination of each asset materially complied with all requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the obligor under any asset and that each asset is enforceable against the related obligor in accordance with its terms. A breach of any warranty that materially and adversely affects your trust's interest in any asset would create an obligation on the part of Oakwood Acceptance to repurchase or substitute for the asset unless the breach is cured. However, the failure of Oakwood Acceptance to repurchase the defective asset or pay the liability could expose your trust to losses.

Credit Enhancement Often Does Not      Insurance policies and other forms of
Cover All Types of Losses on Your      credit enhancement only cover the
Certificates                           matters expressly addressed by their
                                       terms and detailed in your prospectus
                                       supplement, and will not provide
                                       protection against all risks of loss.
                                       See "The Trusts -- Insurance" in this
                                       prospectus.

The Subordination of Other Classes     The fact that some classes are paid
to Your Class Will Not Insulate You    after the classes of certificates which
From Loss                              you hold does not protect you from all
                                       risks. If losses cannot be absorbed by
                                       the subordinated certificates or other
                                       items of credit support, like a reserve
                                       fund, then you may have losses on your
                                       certificates.

You May Have Income For Tax Purposes   Certificates purchased at a discount and
Prior to Your Receipt of Cash          other classes of certificates purchased
                                       at a premium that are deemed to have
                                       original issue discount may incur tax
                                       liabilities prior to a holder's
                                       receiving the related cash payments. See
                                       "Federal Income Tax Consequences" in
                                       this prospectus.

You Will Experience Delays or          The acquisition of the contracts and
Reductions of Distributions on Your    mortgage loans by the trust from Oakwood
Certificates if the Transfer Is Not    Mortgage is intended to be a sale.
Considered a Sale in the Event of      However, in the event that Oakwood
Bankruptcy                             Mortgage or one of its affiliates
                                       becomes insolvent, a court may decide
                                       that this acquisition was a loan and not a sale. This could delay or reduce distributions to you. Likewise, if an affiliate of Oakwood Mortgage becomes insolvent, a court might decide to consolidate the assets and liabilities of Oakwood Mortgage and its affiliates.
                                       This could also delay or reduce
                                       distributions to you. On the closing
                                       date for your series, counsel to Oakwood
                                       Mortgage will provide a legal opinion
                                       that, in the event the servicer were to
                                       become bankrupt or insolvent, a court
                                       properly presented with this issue would not consolidate Oakwood Mortgage or the trust with the servicer and would regard the transfer as a sale. However, this opinion contains a number of conditions and assumptions and, in any event, is not binding on any court.

Your Certificates May be Redeemed at   In the event your certificates are
a Price Less Than Their Principal      redeemed, the purchase price will equal
Amount Plus Accrued and Unpaid         100% of your certificates' then
Interest                               outstanding principal amount, plus
                                       accrued and unpaid interest thereon at
                                       the applicable pass-through rate, less
                                       any unreimbursed advances and unrealized losses allocable to the certificate.
                                       Accordingly, if unreimbursed advances
                                       and losses are too high, your
                                       certificates could be redeemed at a
                                       price less than their outstanding
                                       principal amount plus accrued and unpaid interest.

The Assets May Contain Various Payment The assets of your trust have various
Provisions, Which Could Affect         payment provisions. Some may have
Payments to You                        changing monthly payments, some may
                                       begin with lower payments followed by
                                       higher payments, and still others may
                                       have unusually large payments due at
                                       maturity. There is a higher risk of
                                       default on these assets than on level
                                       payment assets. The likelihood that you
                                       will have a loss is greater with respect to these assets than with respect to level payment assets.

                                       The interest rates on adjustable rate
                                       assets will adjust periodically. They
                                       will equal the sum of an index, for
                                       example, one-month LIBOR, and a margin.
                                       When an index adjusts, the amount of
                                       obligor's monthly payments likely will
                                       change. As a result, obligors on
                                       adjustable rate assets may be more
                                       likely to default on their obligations
                                       than obligors on assets bearing interest at fixed rates.

                                       The seller of convertible loans may be
                                       required to repurchase convertible loans if the obligor elects to convert the asset rate from an adjustable rate to a fixed rate. This repurchase of a convertible loan will have the same effect on you as a repayment in full of the asset. You certificates may experience a higher rate of prepayment than would otherwise be the case if the your trust includes convertible loans and a repurchase obligation.

The Ratings Provided by the Rating     Your certificates will be rated in one
Agencies Do Not Purport to Address     of the four highest rating categories by
All Risks Contained in Your            one or more rating agencies. A rating is
Investment                             not a recommendation to buy, sell or
                                       hold your certificates and may be
                                       revised or withdrawn at any time. You
                                       may obtain further details with respect
                                       to any rating on your certificates from
                                       the rating agency that issued the
                                       rating. A rating generally is based on
                                       the credit quality of the underlying
                                       assets, and will represent only an
                                       assessment of the likelihood of receipt
                                       by you of payments with respect to the
                                       assets. The rating is not an assessment
                                       of the prepayment experience, and does
                                       not rate the possibility that you may
                                       fail to recover your initial investment
                                       if you purchase your certificates at a
                                       premium over par. Security ratings
                                       assigned to the certificates
                                       representing a disproportionate
                                       entitlement to principal or interest on
                                       the assets should be evaluated
                                       independently of similar security
                                       ratings assigned to other kinds of
                                       securities.

                        Description of the Certificates

General

    Each series of certificates will be issued pursuant to a pooling and servicing agreement among Oakwood Mortgage, as seller of the certificates, Oakwood Acceptance or another servicer, as the servicer, and the trustee named in the prospectus supplement. A copy of the form of the pooling and servicing agreement, together with standard terms, is filed as an exhibit to the Registration Statement of which this prospectus is a part. The prospectus supplement for each series will describe any provisions of the pooling and servicing agreement relating to a series that differ materially from the form of the pooling and servicing agreement filed as an exhibit to the Registration Statement.

    Oakwood Mortgage may sell to investors one or more classes of a series of certificates in transactions not requiring registration under the Securities Act of 1933, as amended.

    The offered certificates of each series of certificates will be rated upon issuance as specified in the related prospectus supplement by a nationally-recognized statistical securities rating organization, such as Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch Ratings. The following summaries describe provisions common to each series of certificates. The summaries do not purport to be complete. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions are incorporated by reference.

    The certificates of each series will represent interests in a separate trust created pursuant to the related pooling and servicing agreement, as specified in the related prospectus supplement. The trust estate for a series will be held by the related trustee for the benefit of the related certificateholders. Each trust estate, to the extent specified in the related prospectus supplement, will include the assets transferred under the pooling and servicing agreement from time to time, including, as described in the prospectus supplement:

   . assets as from time to time are identified as deposited in any account held for the benefit of the certificateholders, including the certificate account, which is an account maintained by the servicer, into which the servicer must deposit collections in respect of the related assets; and the Distribution Account, which is the account maintained by the trustee from which distributions are made on the certificates;

   . manufactured housing installment sales contracts and mortgage loans, including all rights to receive payments due on and after the Cut-off Date, which is the date specified in the prospectus supplement as the date after which scheduled principal and interest payments on the assets, and on and after which unscheduled collections of principal on the related contracts and mortgage loans;

   . with respect to the assets;

        . the standard hazard insurance policies maintained with respect to the underlying manufactured homes and mortgaged properties,

        . the related pool insurance policy, if any,

        . the related special hazard insurance policy, if any,

        . the related obligor bankruptcy insurance, if any,

        . any primary mortgage insurance policies, FHA insurance and VA guarantees,

        . the buy-down fund, if any, and

        . the GPM fund, which is a custodial Eligible Account established by the servicer for any GPM Loan, to be funded with an amount which, together with projected reinvestment earnings at a rate specified in the prospectus supplement, will provide funds sufficient to support the payments required on such GPM Loan on a level debt service basis, and a GPM Loan means a graduated payment asset the terms of which provide for payments during the initial years of its term that are less than the actual amount of principal and interest that would be payable on a level debt service basis, if any;

   . any reserve fund established and funded to make payments on the certificates to the extent funds are not otherwise available, if any;

   . any letter of credit, guarantee or surety bond, insurance policy or other credit enhancement securing payment of all or part of the related series of certificates;

   . a pre-funding account, if any;

   . other property as may be specified in the related prospectus supplement;
     and

   . proceeds of any of the foregoing, as specified in the prospectus supplement.

    The pooling and servicing agreement for a series will provide that certificates may be issued up to the aggregate principal amount authorized by Oakwood Mortgage. Each series will consist of one or more classes of certificates and may include:

   . one or more classes of senior certificates entitled to preferential rights to distributions of principal and interest;

   . one or more classes of subordinated certificates;

   . one or more Strip Classes of certificates, which represent an interest only in a specified portion of interest payments on the assets in the related trust and that may have no principal balance, a nominal principal balance, or a fictional principal balance that may be assigned to a certificate or class that is used solely for purposes of determining the amount of interest distributions and certain other rights;

   . one or more classes of certificates representing an interest only in specified payments of principal on the assets ("Principal Only Classes");

   . one or more classes of certificates upon which interest will accrue but will not be distributed until other classes of certificates of the same series have received their final distributions ("Compound Interest Classes" and "Capital Appreciation Classes" and, collectively, "Accretion Classes"); and

   . one or more classes of certificates entitled to fixed principal payments under identified conditions ("PAC Classes") and companion classes thereto ("Companion Classes").

    Each series as to which a REMIC election has been or is to be made will consist of one or more classes of REMIC Regular Certificates, which may consist of certificates of the types specified in the preceding sentence, and one class of Residual Certificates for each related REMIC. A Residual Certificate is a certificate evidencing a residual interest in a REMIC. A REMIC is a real estate mortgage investment conduit as defined in the Internal Revenue Code.

    The certificates of each series will be issued in fully-registered certificated or book-entry form in authorized denominations for each class as specified in the prospectus supplement. The certificates of each series issued in certificated form may be transferred or exchanged at the corporate trust office of the trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection with a transfer. The trustee will make distributions of principal and interest on each certificated certificate by check or wire transfer to each person in whose name the certificate is registered as of the close of business on the record date for the distribution at the address appearing in the certificate register, except that the final distributions in retirement of each certificated certificate will be made only upon presentation and surrender of the certificate at the corporate trust office of the trustee. The certificate register means, for any series, the register maintained by or at the direction of the trustee containing the names and addresses of all current holders of certificates of each class, and noting the class and denomination of each certificate of the series held by each holder.

Book-Entry Procedures

    The prospectus supplement for a series may specify that some classes of certificates initially will be issued as book-entry certificates in the authorized denominations specified in the prospectus supplement. Each book-entry class will be represented by a single certificate registered in the certificate register in the name of a nominee of the depository, which is expected to be The Depository Trust Company ("DTC") (together with any successor or other depository selected by Oakwood Mortgage). Holders of the certificates may hold through DTC in the United States or through DTC for the accounts of Clearstream Banking, societe anonyme ("Clearstream"), or the Euroclear System ("Euroclear") in Europe if they are participants of these systems, or indirectly through organizations that are participants in these systems. No person acquiring a book-entry certificate (a "Beneficial Owner") will be entitled to receive a definitive certificate representing its certificate.

    DTC, Clearstream or the Euroclear Operator have advised Oakwood Mortgage and the trustee that, unless and until the offered certificates are issued in certificated, fully-registered form under the circumstances described, DTC, Clearstream or the Euroclear Operator will take any action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more Participants to whose DTC accounts the certificates are credited. DTC, Clearstream or the Euroclear Operator have advised Oakwood Mortgage that DTC, Clearstream or the Euroclear Operator will take this action with respect to any percentage interests of the offered certificates only at the direction of and on behalf of Participants with respect to percentage interests of the offered certificates. DTC, Clearstream or the Euroclear Operator may take action, at the direction of the related Participants, with respect to some offered certificates which conflict with actions taken with respect to other offered certificates.

    Neither Oakwood Mortgage, Oakwood Acceptance or any other seller of the assets, the servicer nor the trustee will have any liability for any aspect of the records relating to or payment made on account of beneficial ownership interests of the book-entry certificates held by DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

    DTC performs services for its Participants, some of whom, including their representatives, own DTC. Participants means the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing DTC and Depository Participants as in effect from time to time.

    A Beneficial Owner's ownership of a book-entry certificate will be reflected in the records of the brokerage firm, bank, thrift institution or other financial intermediary (any of the foregoing, a "Financial Intermediary") that maintains such Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of a book-entry certificate will be reflected in the records of DTC, or of a participating firm that acts as agent for the Financial Intermediary whose interest in turn will be reflected in the records of DTC, if the Beneficial Owner's Financial Intermediary is not a direct Depository Participant. Therefore, the Beneficial Owner must rely on the procedures of its Financial Intermediary or Intermediaries and of DTC in order to evidence its beneficial ownership of a book-entry certificate, and beneficial ownership of a book-entry certificate may only be transferred by compliance with the procedures of Financial Intermediaries and Depository Participants.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Depository Participants") and facilitates the clearance and settlement of securities transactions between Depository Participants in securities through electronic book-entry changes in accounts of Depository Participants, thereby eliminating the need for physical movement of certificates. Depository Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system is also available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Depository Participant, either directly or indirectly ("indirect participants").

    Distributions of principal and interest on the book-entry certificates will be made to DTC. DTC will be responsible for crediting the amount of these distributions to the accounts of the applicable Depository Participants in accordance with DTC's normal procedures. Each Depository Participant will be responsible for disbursing these payments to the Beneficial Owners of the book-entry certificates that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the book-entry certificates that it represents. As a result of the foregoing procedures, Beneficial Owners of the book-entry certificates may experience some delay in their receipt of payments.

    While the offered certificates are outstanding, except if the offered certificates are subsequently issued in certificated, fully-registered form, under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Unless and until the offered certificates are issued in certificated form, Beneficial Owners who are not Participants may transfer ownership of the offered certificates only through Participants by instructing Participants to transfer the offered certificates, by book-entry transfer, through DTC for the account of the purchasers of certificates, which account is maintained with the purchasers' respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of the offered certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Because transactions in book-entry certificates can be effected only through DTC, participating organizations, indirect participants and banks, the ability of a Beneficial Owner of a book-entry certificate to pledge a certificate to persons or entities that are not Depository Participants, or otherwise to take actions in respect of a certificate, may be limited due to the lack of a physical certificate representing the certificate. Issuance of the book-entry certificates in book-entry form may reduce the liquidity of your certificates in the secondary trading market because investors may be unwilling to purchase book-entry certificates for which they cannot obtain physical certificates.

    The book-entry certificates will be issued in fully-registered, certificated form to Beneficial Owners of book-entry certificates or their nominees, rather than to DTC or its nominee, only if

   . Oakwood Mortgage advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates and Oakwood Mortgage is unable to locate a qualified successor within 30 days or

   . Oakwood Mortgage, at its option, elects to terminate the book-entry system maintained through DTC.

Upon the occurrence of either event described in the preceding sentence, the trustee is required to notify DTC, which in turn will notify all Beneficial Owners of book-entry certificates through Depository Participants, of the availability of certificated certificates. Upon surrender of DTC of the certificates representing the book-entry certificates and receipt of instructions for re-registration, the trustee will reissue the book-entry certificates as certificated certificates to the Beneficial Owners of the book-entry certificates. Upon issuance of certificated certificates to Beneficial Owners, they will be transferable directly, and not exclusively on a book-entry basis, and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.

  Clearstream/Euroclear

    Clearstream and Euroclear will hold omnibus positions in the certificates on behalf of the Clearstream participants and the Euroclear participants, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of Clearstream or Euroclear by its depositary; however, such cross-market transactions will require delivery of instructions to Clearstream or Euroclear by the counterparty in such system according to its rules and procedures and within its established deadlines. Clearstream or Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

    Because of time-zone differences, credits of securities in Clearstream or Euroclear for a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on the following business day. Cash received in Clearstream or Euroclear for sales of securities by or through a Clearstream participant or a Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

    Clearstream is incorporated under the laws of Luxembourg as a company with limited liability (a societe anonyme). Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear Bank, S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator., and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. They are governed by the Terms and Conditions Governing Use of Euroclear and related operating procedures of the Euroclear System and applicable Belgian law. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the "terms and conditions"). The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

  Initial Settlement

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

    Custody accounts of investors electing to hold their Global Securities through DTC will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment same-day funds.

  Secondary Market Trading

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable prior to mortgage loan asset backed certificates issues in same-day funds.

    Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the case debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

    Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

  Certain U.S. Federal Income Tax Documentation Requirements

    A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) generally will not be subject to the 30% U.S. withholding tax on payments of interest (including original issue discount) on registered debt issued by U.S. Persons, if (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. Person required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the U.S. withholding tax by filing a signed Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of such change.

    Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

    The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States, any state thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holdings and disposing of the Global Securities.

Allocation of Collections from the Assets

    The prospectus supplement will specify the Available Distribution Amount for a series, which in general will be equal to the amount of principal and interest paid on the assets with respect to the due date in the current month and the amount of principal prepaid during the preceding month, net of applicable servicing, administrative, guarantee and other fees, insurance premiums, the costs of any other credit enhancement and amounts required to reimburse any unreimbursed advances. The Available Distribution Amount will be allocated among the classes of certificates of the related series in the proportion and order of application set forth in the related pooling and servicing agreement and described in the related prospectus supplement. The Available Distribution Amount may be allocated so that amounts paid as interest on the assets may be distributed as principal on the certificates and amounts paid as principal on the assets may be distributed as interest on the certificates.

    A class of certificates entitled to distributions of interest may receive interest at a specified rate, which may be fixed or adjustable. The classes of certificates within a series may have the same or different pass-through rates. The related prospectus supplement will specify the pass-through rate, or the method for determining the pass-through rate, for each applicable class, and the method of determining the amount to be distributed on any Strip Classes on each distribution date. Residual Certificates offered hereby may or may not have a pass-through rate. In addition to representing entitlement to regular distributions of principal and interest, if any, that are allocated to the Residual Certificates, Residual Certificates also generally will represent entitlement to receive amounts remaining in the distribution account on any distribution date after allocation of scheduled distributions to all other outstanding classes of certificates of that series and after all required deposits have been made into any related reserve funds. Classes of certificates may have a notional principal amount, which is a fictional principal balance used solely for determining the class' amount of distributions and other rights. A notional principal amount is determined by reference to the principal amount of the assets, a subset of the assets, or one or more classes of certificates. Interest distributions on the certificates generally will include interest accrued through the accounting date preceding the distribution date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of actual elapsed days, as specified in the related prospectus supplement.

    With respect to a series that includes one or more classes of subordinated certificates, the senior certificates will generally not bear any Realized Losses on the related contracts or mortgage loans, until the subordinated certificates of that series have borne Realized Losses up to a specified subordination amount or loss limit or until the principal amount of the subordinated certificates has been reduced to zero, either through the allocation of Realized Losses, distributions of principal, or both. Distributions of interest may be reduced to the extent the amount of interest due on the assets exceeds the amount of interest collected or advanced, which may be due to Due Date Interest Shortfall or Soldiers' and Sailors' Shortfall on the assets. Soldiers' and Sailors' Shortfall means a shortfall in respect of an asset resulting from application of the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended. With respect to a series that includes a class of subordinated certificates, any shortfall may result in a reallocation of amounts otherwise distributable to less senior certificates for distribution to more senior certificates.

Realized Loss means

   . the amount of any loss realized by a trust in respect of any related liquidated loan, which may be a special hazard loss or a fraud loss, which shall generally equal the unpaid principal balance of the liquidated loan, plus accrued and unpaid interest on such liquidated loan, plus amounts reimbursable to the servicer for previously unreimbursed Servicing Advances, minus net liquidation proceeds in respect of the liquidated loan or

   . the amount of any principal cramdown in connection with any asset that was the subject of a principal cramdown in bankruptcy during the calendar month immediately preceding the month in which the related distribution date occurs (a "Prepayment Period"). The amount of any principal cramdown is the amount by which the unpaid principal balance of the asset exceeds, as applicable, depending upon the type of principal cramdown that was applied to the asset, either the portion of the unpaid principal balance that remains secured by the manufactured home or mortgaged property after taking the principal cramdown into account or the unpaid principal balance after taking into account the permanent forgiveness of debt ordered by the bankruptcy court in connection with the principal cramdown.

    Due Date Interest Shortfall means, for any asset that is prepaid in full or liquidated on other than a Due Date for the asset, the difference between the amount of interest that would have accrued on the asset through the day preceding the first Due Date after the prepayment in full or liquidation had the asset not been prepaid in full or liquidated, net of any other administrative fees payable out of such interest had it accrued and been paid, and the amount of interest that actually accrued on the asset prior to the prepayment in full or liquidation, net of an allocable portion of any other administrative fees payable from interest payments on the asset during the period commencing on the second day of the calendar month preceding the month in which the distribution date occurs and ending on the first day of the month in which the distribution date occurs (each, a "Collection Period").

    Principal and interest distributable on a class of certificates may be distributed among the certificates of a class pro rata in the proportion that the outstanding principal or notional amount of each certificate of the class bears to the aggregate outstanding principal or notional amount of all certificates of the class, or in another manner as may be detailed in the related prospectus supplement. Interest distributable on a class of certificates will be allocated among the certificates of the class pro rata in the proportion that the outstanding principal or notional amount of each certificate of the class bears to the aggregate outstanding principal or notional amount of all certificates of the class, or in another manner as may be detailed in the related prospectus supplement.

    The Final Scheduled distribution date for each class of certificates will be the date on which the last distribution of the principal thereof is scheduled to occur, assuming no prepayments of principal with respect to the assets included in the trust for that series, as defined in the prospectus supplement.

Optional Redemption or Termination

    To the extent and under the circumstances specified in the related prospectus supplement, the certificates of a series may be redeemed prior to their Final Scheduled distribution date at the option of Oakwood Mortgage, the servicer or another party as specified in the related prospectus supplement by purchase of the outstanding certificates of the series. The right so to redeem the certificates of a series may be conditioned upon

   . the passage of a date specified in the prospectus supplement, the decline of the aggregate Scheduled Principal Balance of the assets in the trust to less than a percentage specified in the related prospectus supplement of the aggregate Scheduled Principal Balance of the assets in the trust at the related Cut-off Date, and

   . the decline of the aggregate certificate principal balance of a specified class or classes of certificates to less than a percentage specified in the related prospectus supplement of the aggregate certificate principal balance of the applicable class or classes of certificates at the closing date for the series.

    Scheduled Principal Balance means, as of any date of determination with respect to any contract, Repo Property, mortgage loan or REO Property, the principal balance as of the Cut-off Date of the asset, or of the related asset, in the case of a Repo Property or REO Property, minus the sum of:

   . the principal components of the scheduled monthly payments of principal and interest due on the asset or on the related asset, in the case of a Repo Property or REO Property, after the Cut-off Date and on or before the date of determination, regardless of whether the monthly payments were received from the obligor, plus

   . all principal prepayments received by the servicer on the asset, or on the related asset, in the case of a Repo Property or REO Property, including the principal portion of net liquidation proceeds and the principal portion of all amounts paid by Oakwood Acceptance or another party to repurchase the asset, on or after the Cut-off Date and on or prior to the date of determination, plus

   . all Realized Losses incurred on the asset, or the related asset, in the case of a Repo Property or REO Property, on or after the Cut-off Date and on or prior to the date of determination.

    The percentage balances of the aggregate Scheduled Principal Balance of the assets and the aggregate certificate principal balance of a class in order to trigger optional redemption or termination may range from 5% to

25%. In the event the option to redeem the certificates is exercised, the purchase price distributed with respect to each certificate offered hereby and by the related prospectus supplement will equal 100% of its then outstanding certificate principal balance, plus accrued and unpaid interest thereon at the applicable pass-through rate, less any unreimbursed principal or interest advances or other advances by the Servicer, and unrealized losses allocable to the certificates. Unrealized losses are losses that have not yet been recorded. For example, until your trust is able to resell a mortgage that it acquired at a foreclosure sale, it cannot calculate the exact amount of its loss with respect to that mortgage. For optional redemption or termination purposes, the amount of the loss will be calculated prior to sale based on the value of the real estate owned as determined by a licensed appraiser. This appraisal permits the amount of any loss to be calculated and allocated to the appropriate certificates. Accordingly, it is possible that your certificates could be redeemed at a price less than their outstanding principal amount plus accrued and unpaid interest. Notice of the redemption of the certificates will be given to certificateholders as provided in the related pooling and servicing agreement.

    In addition, Oakwood Mortgage or the servicer or the holders of a majority in interest of any class of Residual Certificates of the related series may at their respective options repurchase all related contracts and mortgage loans remaining outstanding at a time specified in the related prospectus supplement, which will be when the aggregate Scheduled Principal Balance of the contracts or mortgage loans is less than a percentage specified in the related prospectus supplement, but may range from 5% to 25% of the aggregate Scheduled Principal Balance of the contracts or mortgage loans on the Cut-off Date, or when the aggregate certificate principal balance of a specified class or classes of certificates is less than a percentage specified in the related prospectus supplement, but may range from 5% to 25% of the aggregate certificate principal balance of the class or classes at the closing date.

    The termination price for a trust will be specified in the related pooling and servicing agreement.

    The fair market value of the assets of a trust as determined for purposes of a terminating purchase shall be deemed to include accrued interest through the accounting date preceding the date of the purchase at the applicable asset rate on the unpaid principal balance of each contract and mortgage loan, including any contract that has become a Repo Property and any mortgage loan that has become a REO Property, which Repo Property or REO Property has not yet been disposed of by the servicer. The basis for any valuation shall be furnished by the servicer to the certificateholders upon request.

    REO Property means a mortgaged property acquired by the servicer on behalf of a trust pursuant to a foreclosure or other similar proceeding in respect of a mortgage loan. Repo Property means a manufactured home and any related real property acquired by the servicer on behalf of a trust pursuant to a repossession, foreclosure or other similar proceeding in respect of a contract.

    On the date set for termination of a trust, the termination price shall be distributed first to the servicer to reimburse it for all previously unreimbursed liquidation expenses paid and Advances made by the servicer with respect to the related assets and second to the certificateholders in accordance with the payment priorities that apply on each distribution date as described in the related prospectus supplement. Advances means any P&I Advance or Servicing Advance.

                    Maturity and Prepayment Considerations

Maturity

    No more than 1% of the contracts and mortgage loans securing a series will have maturities at origination of more than 30 years.

Prepayment Considerations

    The prepayment experience on an asset pool will affect:

   . the average life of the related certificates and each class thereof issued by the related trust;

   . the timing of the final distribution for each class, and whether the final distribution occurs prior to its Final Scheduled Distribution Date; and

   . the effective yield on each class of certificates.

    Because prepayments will be passed through to the holders of certificates of each series as distributions of principal, it is likely that in the event of prepayments, the final distribution on each class of certificates of a series will occur prior to its Final Scheduled Distribution Date.

    Contracts and mortgage loans may be prepaid in full or in part without penalty. Oakwood Mortgage anticipates that a significant number of the contracts and mortgage loans will be paid in full prior to their maturity. A number of factors, including homeowner mobility, national and local economic conditions, age of the contracts and mortgage loans, interest rates and the availability of alternative financing may affect the prepayment experience of a particular asset pool.

    The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing market interest rates fall significantly below the interest rates borne by particular contracts or mortgage loans, the contracts and mortgage loans are likely to experience higher prepayment rates than if prevailing interest rates remain at or above the interest rates borne by the contracts and mortgage loans. However, the rate of principal prepayments on contracts and mortgage loans is influenced by a variety of economic, geographic, social, tax, legal and other factors. Accordingly, there can be no assurance that any contracts or mortgage loans included in an asset pool will conform to past prepayment experience or any assumed rate of prepayment.

    It is customary in the mortgage industry in quoting yields on a pool of 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the 12th year and on a pool of 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

    Information regarding the prepayment model utilized in preparing any prospectus supplement will be set forth in the prospectus supplement with respect to a series of certificates.

                             Yield Considerations

    Distributions of interest on the certificates generally will include interest accrued through the accounting date, which is, for any distribution date, the last day of the preceding calendar month for certificates that pay interest at a fixed rate, and the 14th day of the same calendar month for certificate that pay at a floating rate. Your effective yield will be lower than the yield otherwise produced by the applicable pass-through rate and purchase price for your certificates, because distributions to you will not be made until the distribution date following the accounting date, which causes a delay in distributions.

    The yield to maturity of any certificate will be affected by the rate and timing of payment of principal of the underlying contracts and mortgage loans. If the purchaser of a certificate offered at a discount from its Parity Price, which is the price at which a certificate will yield its coupon, after giving effect to any payment delay, calculates the anticipated yield to maturity of a certificate based on an assumed rate of payment of principal that is faster than that actually received on the underlying contracts and mortgage loans, the actual yield to maturity will be lower than that so calculated. Similarly, if the purchaser of a certificate offered at a premium over its Parity Price calculates the anticipated yield to maturity of a certificate based on an assumed rate of payment of principal that is slower than that actually received on the underlying contracts and mortgage loans, the actual yield to maturity will be lower than that so calculated.

    The timing of changes in the rate of prepayments on the contracts and mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on an asset, the greater will be the effect on a related investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments. Because the rate of principal payments on the underlying assets affects the weighted average life and other characteristics of any class of certificates, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the underlying contracts and mortgage loans and the suitability of the applicable certificates to their investment objectives. For a discussion of factors affecting principal prepayments on the contracts and mortgage loans underlying a series of certificates, see "Maturity and Prepayment Considerations" in this prospectus.

    The yield on your certificates also will be affected by Realized Losses or shortfalls allocated to your certificates. If Realized Losses and shortfalls are not absorbed by certificates subordinated to your certificates or other items of credit support, like a reserve fund, then you may have losses or delays in payment on your certificates. Losses on your certificates will, in turn, reduce distributions to you. Delays in payment will interrupt the timely distribution of amounts owed to you. Losses or delays in payment will reduce your yield.

                                  The Trusts

General

    A trust estate may include contracts and mortgage loans. Each trust estate also may include

   . assets as from time to time are identified as deposited in accounts held for the benefit of the certificateholders, including the certificate account and the Distribution Account;

   . any manufactured home or real property -- which is a parcel of real estate securing a Land Secured Contract -- which initially secured a related contract and which is acquired by repossession, foreclosure or otherwise;

   . any property which initially secured a related mortgage loan and which is acquired by foreclosure or deed in lieu of foreclosure or otherwise;

   . any related reserve fund;

   . any related pre-funding account;

   . any insurance policies, guarantees and any other credit enhancement maintained with respect to the related certificates, the related contracts, the related mortgage loans or all or any part of the trust estate that is required to be maintained pursuant to the related pooling and servicing agreement; and

   . other property as is specified in the related prospectus supplement.

The Assets

  General

    Each certificate will evidence an interest in one trust estate, containing one or more asset pools comprised of contracts and mortgage loans having the aggregate principal balance as of the Cut-off Date specified in the related prospectus supplement. Holders of certificates of a series will have interests only in the related asset pool(s) and will have no interest in any asset pools created with respect to any other series of certificates.

    Oakwood Mortgage will acquire the underlying contracts and mortgage loans from Oakwood Acceptance or another affiliate of Oakwood Mortgage serving as seller of the assets of your trust, which may have originated the contracts and mortgage loans or may have acquired them in the open market or in privately negotiated transactions. Specific information respecting the contracts and mortgage loans included in a particular trust estate will be provided in the related prospectus supplement and, to the extent this information is not fully provided in the related prospectus supplement, in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the certificates. A copy of the pooling and servicing agreement -- without exhibits -- with respect to each series of certificates will be attached to the related Current Report on Form 8-K and will be available for inspection at the corporate trust office of the trustee.

   Whenever in this prospectus terms like "asset pool," "trust estate," "pooling and servicing agreement" or "pass-through rate" are used, those terms apply, unless the context otherwise indicates, to one specific asset pool, trust estate, pooling and servicing agreement and the pass-through rates applicable to the related series of certificates.

   For each series of certificates, Oakwood Mortgage will cause the contracts and mortgage loans included in the related asset pool to be assigned to the trustee named in the related prospectus supplement. Oakwood Acceptance, as servicer, the parent of Oakwood Mortgage, will service the contracts and mortgage loans and administer the certificates, either exclusively or through other servicing institutions. With respect to those contracts and mortgage loans serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the pooling and servicing agreement as if the servicer alone were servicing the contracts and mortgage loans. The servicer may delegate advancing, computational, data processing, collection and foreclosure, including repossession, duties under any pooling and servicing agreement without appointing a subservicer and without any notice to or consent from Oakwood Mortgage or the trustee, provided that the servicer remains fully responsible for the performance of these duties. See "Sale and Servicing of the Contracts and Mortgage Loans -- Servicing" in this prospectus.

  Types of Assets

    The assets included in the trust for a series may contain various payment provisions. The assets may consist of

   . Level Payment Loans, which may provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on their declining principal balances;

   . adjustable rate assets, which may provide for periodic adjustments to their rates of interest to equal the sum, which may be rounded, of a fixed margin and an index;

   . Buy-Down Loans, which are assets for which funds have been provided by someone other than the related obligors to reduce the obligors' monthly payments during a period after origination of the assets;

   . Increasing Payment Loans, which provide for monthly payments to increase over the life of the loan, resulting in a shorter term;

   . Interest Reduction Loans, which provide for the one-time reduction of the interest rate payable thereon;

   . GEM loans, which provide for

        . monthly payments during the first year after origination that are at least sufficient to pay interest due thereon, and

        . an increase in monthly payments in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of the assets;

   . GPM loans, which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and which unpaid interest will be added to the principal balances of the assets and will be paid, together with interest, in later years;

   . step-up rate loans, which provide for asset rates that increase over time;

   . Balloon Payment Loans, which include assets on which only interest is payable until maturity, as well as assets that provide for the full amortization of principal over an amortization period, but require all remaining principal to be paid at the end of a shorter period;

   . Convertible Loans, which are adjustable rate assets that have provisions pursuant to which the related obligors generally may exercise an option to convert the adjustable asset rate to a fixed asset rate; and

   . Bi-Weekly Loans, which provide for obligor payments to be made on a bi-weekly basis.

  Due-on-Sale Clauses

    A contract or the mortgage note or the mortgage, deed of trust or other instrument creating a first lien on a first priority ownership interest in or estate in fee simple in real property securing the mortgage note used in originating a conventional mortgage loan secured by a first lien on a one- to four-family residential real property included in your trust may contain a due-on-sale provision permitting the holder of the contract or mortgage loan to accelerate the maturity of the contract or mortgage loan upon the obligor's conveyance of the underlying manufactured home or mortgaged property. Enforcement of a due-on-sale clause applicable to a contract or mortgage loan will have the same effect on certificates backed by a contract or mortgage loan as a prepayment in full of the contract or mortgage loan. See "Legal Aspects of Contracts and Mortgage Loans" in this prospectus.

    The weighted average lives of certificates of a series will be decreased to the extent that sales of manufactured homes and mortgaged properties result in prepayments of the assets underlying the certificates. See "Maturity and Prepayment Considerations" and "Yield Considerations" in this prospectus for a discussion of the effect of asset prepayments on the weighted average lives of and yields to maturity on the related certificates.

    To the extent the assets underlying a series do not contain due-on-sale clauses, or to the extent the servicer does not enforce due-on-sale clauses, the weighted average lives of the certificates of the series may be expected to be longer than would have been the case had the assets contained due-on-sale clauses and had the servicer enforced these clauses, because the assumption of a contract or mortgage loan by the buyer of the underlying manufactured home or mortgaged property would have the effect of avoiding a prepayment of the assumed contract or mortgage loan. While it is expected that most contracts will contain due-on-sale provisions, the servicer will be permitted to allow proposed assumptions of contracts in accordance with the guidelines described in the next paragraph. To the extent the servicer has knowledge of any conveyance or prospective conveyance by any mortgagor of any property securing a mortgage loan, the servicer will be required to exercise the right to accelerate the maturity of the mortgage loan under any applicable due-on-sale clause to the extent, under the circumstances, and in the manner in which the servicer enforces the clauses with respect to other mortgage loans held in its own portfolio. The servicer will not be permitted to allow assumptions of assets if prohibited by law from doing so or if the exercise of these rights would affect adversely or jeopardize any coverage under any applicable insurance policy, and the servicer will only be permitted to allow the assumption of an asset if the servicer has reasonably determined that the assumption will not increase materially the risk of nonpayment of amounts due under the asset.

    If the servicer determines not to enforce a due-on-sale clause, the servicer will be required to enter into an assumption or modification agreement with the person to whom the property has been conveyed or is proposed to be conveyed, pursuant to which this person becomes liable under the asset and pursuant to which, to the extent permitted by applicable law and deemed appropriate in the servicer's reasonable judgment, the original obligor remains liable thereon. FHA Contracts, FHA Mortgage Loans, VA Contracts and VA Mortgage Loans are not permitted to contain due-on-sale clauses, and so are freely assumable. The rate of prepayments of FHA Contracts, FHA Mortgage Loans, VA Contracts and VA Mortgage Loans therefore may be lower than the rate of prepayments of conventional mortgage loans bearing interest at comparable rates.

    Prepayments on manufactured housing installment sales contracts and mortgage loans are commonly measured relative to a prepayment standard or model (a "Prepayment Model"), which represents an assumed rate of prepayment of assets in an asset pool relative to the aggregate outstanding principal balance of the asset pool from time to time. The prospectus supplement for a series of certificates may contain a table setting forth percentages of the original certificate principal balances of some classes of certificates of the series anticipated to be outstanding on dates specified in the table assuming that prepayments of the underlying assets occur in accordance with the applicable Prepayment Model and at different rates determined by applying different percentages to the rates of prepayment assumed under the Prepayment Model. It is unlikely that the prepayment of the assets of any trust will conform to any of the percentages of the rates assumed under the applicable Prepayment Model set forth in any table.

  The Contracts

    The contracts supporting a series of certificates will consist of manufactured housing installment sales contracts originated by Oakwood Acceptance, which may have been originated in the name of Oakwood Mobile or another manufactured housing dealer with funds provided by Oakwood Acceptance, or originated by other originators not affiliated with Oakwood Acceptance, in any case in the ordinary course of the originator's business. The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract is secured by a manufactured home. The contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate or at an asset rate which steps up on a particular date.

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

  The Mortgage Loans

    The mortgage loans supporting a series of certificates will consist of conventional mortgage loans, FHA-insured mortgage loans or VA-guaranteed mortgage loans evidenced by promissory notes secured by mortgages or deeds of trust or other similar security instruments creating first liens on one-to four-family residential properties. To the extent specified in the related prospectus supplement, the mortgaged properties may include investment properties, vacation and second homes, or land upon which a residence is to be built. Oakwood Mortgage expects that the mortgage loans will have been originated by FHA-approved mortgagees or Fannie Mae/Freddie Mac-approved seller/servicers in the ordinary course of their real estate lending activities.

    Each mortgage loan will bear interest at a fixed or adjustable annual rate of interest or at an asset rate which steps up on a particular date, as specified in the prospectus supplement. Each registered holder of a certificate will be entitled to receive periodic distributions of all or a portion of the payments of principal and interest collected on the underlying mortgage loans.

Information in Prospectus Supplement Regarding Contracts and Mortgage Loans

    With respect to the assets expected to be contained in an asset pool, the prospectus supplement will specify, to the extent known,

   . the range of dates of origination of the assets;

   . the range of asset rates on the contracts and mortgage loans and the weighted average asset rate as of the Cut-off Date, and in the case of adjustable rate assets, the range of initial adjustable rates, the index, if any, used to determine the adjustable rate and the range of maximum permitted adjustable rates, if any, and the range of then-current adjustable mortgage rates

   . the range of contract loan-to-value ratios, which means, as to each contract with respect to which a lien on land is required for underwriting purposes, the ratio, expressed as a percentage, of the principal amount of the contract to the sum of the purchase price of the home, including taxes, insurance and any land improvements, the tax value or appraised value of the land and the amount of any prepaid finance charges or closing costs that are financed; and as to each other contract, the ratio, expressed as a percentage, of the principal amount of the contract to the purchase price of the home, including taxes, insurance and any land improvements, and the amount of any prepaid finance charges or closing costs that are financed; and the range of mortgage loan-to-value ratios, which is the ratio, expressed as percentage, of the principal amount of a mortgage loan at the time of determination, to either the sum of the appraised value of the land and improvements, and the amount of any prepaid finance charges or closing costs that are financed or the sum of the purchase price of the home, including taxes, insurance and any land improvements, the appraised value of the land and the amount of any prepaid finance charges or closing costs that are financed;

   . the minimum and maximum outstanding principal balances of the assets as of the Cut-off Date and the weighted average outstanding principal balance of the assets as of the Cut-off Date;

   . the range of original terms to maturity of the assets, the range of remaining terms to maturity of the assets and the last maturity date of the assets;

   . the geographic distribution of the underlying manufactured homes and mortgaged properties; and

   . the range of original principal balances of the assets.

Substitution of Contracts or Mortgage Loans

    Oakwood Mortgage may, within three months after the closing date, deliver to the trustee other assets in substitution for any one or more assets initially included in the trust estate for the series. In addition, if there is a breach of any representation or warranty made as to an asset by Oakwood Mortgage or Oakwood Acceptance, or there is defective or incomplete documentation with respect to an asset, which breach, defect or incompleteness is not cured within 90 days after the breaching party's receipt of notice of the breach, defect or incompleteness, the breaching party generally must repurchase the affected asset for its Repurchase Price, but generally may, as an alternative to a repurchase, substitute one or more new assets for the affected asset, but only if the substitution is to take place no later than two years after the related closing date. The Repurchase Price for an asset will equal the unpaid principal balance of the asset, plus unpaid interest thereon at the applicable asset rate through the end of the month of purchase. In general, any substitute asset must, on the date of substitution:

   . have an unpaid principal balance not greater than -- and not more than $10,000 less than -- the unpaid principal balance of the replaced asset;

   . have an asset rate not less than, and not more than one percentage point in excess of, the asset rate of the replaced asset;

   . have a net rate equal to the net rate of the replaced asset; have a remaining term to maturity not greater than -- and not more than one year less than -- that of the replaced asset; and

   . comply with each representation and warranty relating to the replaced asset.

    If contracts or mortgage loans are being substituted, the substitute contract or mortgage loan must have a loan-to-value ratio as of the first day of the month in which the substitution occurs equal to or less than the loan-to-value ratio of the replaced contract or mortgage loan as of this date, using the value of the underlying manufactured home or mortgaged property at origination, and after taking into account the payments due on the substituted asset and the replaced asset on the date of substitution. Further, no adjustable rate asset may be substituted for any asset in a trust estate unless the deleted asset is also an adjustable rate asset. A substituted adjustable rate asset must

   . have a minimum lifetime asset rate that is not less than the minimum lifetime asset rate on the replaced adjustable rate asset;

   . have a maximum lifetime asset rate that is not less than the maximum lifetime asset rate on the replaced adjustable rate asset;

   . provide for a lowest possible net rate that is not lower than the lowest possible net rate for the replaced adjustable rate asset and a highest possible net rate that is not lower than the highest possible net rate for the replaced adjustable rate asset;

   . have a Gross Margin not less than the Gross Margin of the replaced adjustable rate asset;

   . have a Periodic Rate Cap equal to the Periodic Rate Cap on the replaced adjustable rate asset;

   . have a next interest adjustment date that is the same as the next interest adjustment date for the replaced adjustable rate asset or occurs not more than two months prior to the next interest adjustment date for the replaced adjustable rate asset; and

   . not have an interest rate that is convertible from an adjustable rate to a fixed rate unless the asset rate on the replaced adjustable rate asset is so convertible.

In the event that more than one asset is substituted for one or more replaced assets, one or more of the foregoing characteristics may be applied on a weighted average basis as described in the pooling and servicing agreement. Gross Margin means, for any adjustable rate asset, the fixed percentage per annum specified in the related contract or mortgage note that is added to the index on each interest adjustment date to determine its new asset rate. Periodic Rate Cap means, with respect to any adjustable rate asset, the limit on the percentage increase that may be made to the related asset rate on any interest adjustment date. Mortgage loan documents has the meaning assigned in the pooling and servicing agreement.

Pre-Funding

    If so specified in the related prospectus supplement, a portion of the issuance proceeds of the certificates of a particular series (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the trustee, which will be used to acquire additional contracts or mortgage loans from time to time during the time period specified in the related prospectus supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional contracts or mortgage loans, the Pre-Funded Amount may be invested in one or more Eligible Investments. Any Eligible Investment must mature no later than the Business Day prior to the next distribution date. The distribution date will be the 15th day of each month, or the next business day if the 15th day is not a business day, commencing in the month following the closing date.

    During any Pre-Funding Period, Oakwood Mortgage will be obligated, subject only to the availability thereof, to transfer to the related trust additional contracts or mortgage loans from time to time during the Pre-Funding Period. Additional contracts or mortgage loans will be required to satisfy eligibility criteria more fully set forth in the related prospectus supplement. This eligibility criteria will be consistent with the eligibility criteria of the contracts or mortgage loans included in the trust as of the closing date, but exceptions may expressly be stated in the prospectus supplement.

    Use of a Pre-Funding Account with respect to any issuance of certificates will be conditioned upon the following general conditions:

   . the Pre-Funding Period will not exceed three months from the related closing date,

   . the additional assets to be acquired during the Pre-Funding Period will satisfy the same underwriting standards, representations and warranties as the contracts or mortgage loans included in the related trust on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement,

   . the Pre-Funded Amount will not exceed 25% of the principal amount of the certificates issued pursuant to a particular offering,

   . the Pre-Funded Amount will not exceed 25% of the Scheduled Principal
     Balance of the assets, inclusive of the related Pre-Funded Amount, as of the Cut-off Date, and

   . the Pre-Funded Amount shall be invested in Eligible Investments.

    To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of additional contracts or mortgage loans by the end of the Pre-Funding Period, the certificateholders of the related series of certificates then entitled to receive distributions of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the first distribution date following the end of the Pre-Funding Period. Any prepayment of principal would have an adverse effect on the yield to maturity of certificates purchased at a premium, and would expose certificateholders to the risk that alternative investments of equivalent value may not be available at a later time.

    Information regarding additional assets acquired by a trust estate during the Pre-Funding Period comparable to the disclosure regarding the assets in the related prospectus supplement will be filed on a Current Report in Form 8-K within fifteen days following the end of the Pre-Funding Period.

Distribution Account

    Payments on the contracts and mortgage loans included in the trust for a series will be remitted to the certificate account and then to the Distribution Account for the series. Deposits may be made net of amounts required to pay servicing fees and any amounts which are to be included in any reserve fund as set forth in the related prospectus supplement. All or a portion of the amounts in the Distribution Account, together with reinvestment income thereon if payable to the certificateholders, will be available, to the extent specified in the related prospectus supplement, for the payment of previously unpaid servicing and administrative fees and distributions of principal and interest on each class of the certificates of the series in the manner described in the related prospectus supplement.

Reserve Funds

    If so stated in the prospectus supplement for a series, Oakwood Mortgage will establish one or more reserve funds, which may be used by the trustee to make any required distributions of principal or interest on the certificates of the series to the extent funds are not otherwise available. Oakwood Mortgage may fund a reserve fund by depositing cash, certificates of deposit or letters of credit on the closing date, or a reserve fund may be funded by the trustee's deposit of Available Distribution Amounts not required to pay servicing or administrative fees or to make distributions on the certificates on each distribution date until amounts on deposit in the reserve fund equal an initial required amount. The method of funding any reserve fund will be described in the related prospectus supplement. Any reserve fund will be maintained in trust but may or may not constitute a part of the trust estate for the related series. Oakwood Mortgage may have rights on any distribution date to cause the trustee to make withdrawals from the reserve fund for a series and to pay these amounts in accordance with the instructions of Oakwood Mortgage to the extent that funds are no longer required to be maintained for the certificateholders.

Insurance

    The trust estate for any series may be supported by insurance policies or alternate forms of credit enhancement.

  Hazard Insurance

    The following descriptions are a summary of the material aspects of hazard insurance. In general, coverage under standard hazard insurance policies and special hazard insurance policies varies among insurers.

    Standard Hazard Insurance Policies. The obligor of each asset is required to maintain a hazard insurance policy with respect to the related manufactured home or mortgaged property. The insurers under standard hazard insurance policies are selected by the related obligors and are generally not required to meet any credit rating criteria. With respect to contracts, each of these policies will provide, at a minimum, the same coverage as that provided by a standard fire and extended coverage insurance policy that is customary for manufactured housing and issued by a company authorized to issue the policies in the state in which the related manufactured home is located. The standard hazard insurance policies maintained for mortgage loans will provide coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the related manufactured home or mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion. Because the standard hazard insurance policies relating to the contracts and mortgage loans will be underwritten by different insurers and will cover manufactured homes and mortgaged properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, earthquakes, landslides, mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some uninsured risks and is not intended to be all-inclusive. When a manufactured home or mortgaged property is located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968, as amended, the servicer will cause to be maintained flood insurance providing coverage in the same amount as that provided by the related standard hazard insurance policy with respect to the manufactured home or mortgaged property, to the extent such coverage is available.

    To the extent permitted by applicable law and if so specified in the related prospectus supplement, the servicer may require obligors on assets secured by manufactured homes, Real Properties or mortgaged properties located in California to maintain earthquake insurance on their manufactured homes, Real Properties or mortgaged properties. Otherwise, no earthquake or other additional insurance is to be required of any obligor or maintained on property acquired in respect of a contract or mortgage loan, other than as required by applicable laws and regulations.

    Each standard hazard insurance policy must provide coverage in an amount at least equal to the lesser of the maximum insurable value of the manufactured home or Mortgage Property or the principal balance due from the obligor on the related contract or mortgage loan; provided, however, that the amount of coverage provided by each standard hazard insurance policy must in any event be sufficient to avoid the application of any co-insurance clause contained in the policy.

    Each standard hazard insurance policy shall contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its standard hazard insurance policy or policies, the servicer may pay these premiums out of its own funds, and may add these premiums to the obligor's obligation as provided by the contract or mortgage loan, but may not add these premiums to the remaining principal balance of the contract or mortgage loan. All amounts collected by the servicer under any standard hazard insurance policy maintained with respect to a mortgage loan, less amounts to be applied to the restoration or repair of the mortgaged property and other amounts necessary to reimburse the servicer for previously incurred advances or approved expenses, which may be retained by the servicer, will be deposited to the applicable certificate account.

    To the extent a standard hazard insurance policy is not maintained with respect to a manufactured home or mortgaged property, the related contract or mortgage loan will be covered by one or more blanket insurance policies maintained by the servicer to insure against losses on the contracts and mortgage loans resulting from the absence or insufficiency of individual standard hazard insurance policies. The servicer shall pay the premium for this blanket policy and shall pay any deductible amount with respect to claims under this blanket policy.

    If the servicer repossesses a manufactured home or forecloses on a mortgaged property on behalf of the trustee, the servicer shall either maintain at its expense hazard insurance with respect to the manufactured home or mortgaged property, or indemnify the trustee against any damage to the manufactured home or mortgaged property prior to resale, foreclosure sale, or other disposition.

    Any losses incurred with respect to contracts or mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may, to the extent the losses are not covered by the special hazard insurance policy for a series, affect payments to holders of certificates of the series.

    Special Hazard Insurance Policy. To the extent provided in the related prospectus supplement, a special hazard insurance policy will be obtained from the insurer or insurers specified in the related prospectus supplement. A special hazard insurance policy will insure against loss by reason of damage to manufactured homes or mortgaged properties underlying defaulted assets caused by hazards, including vandalism and earthquakes and, except where the related obligor is required to obtain flood insurance, floods and mudflows not covered by the standard hazard insurance policies covering the contracts or mortgage loans and loss from partial damage to the manufactured homes or mortgaged properties securing these defaulted assets caused by reason of the application of the coinsurance clause contained in the applicable standard hazard insurance policies. The special hazard insurance policy for a series, however, will not cover losses occasioned by war, extreme governmental actions, nuclear reaction and other perils. The amount of coverage, if any, under the special hazard insurance policy with respect to a series will be specified in the related prospectus supplement.

    The special hazard insurance policy with respect to a series will provide that, when there has been damage to the manufactured home or mortgaged property securing a defaulted asset and this damage is not covered by the standard hazard insurance policy maintained by the related obligor or the servicer, the special hazard insurer will pay the lesser of the cost of repair of the property or upon transfer of the property to the special hazard insurer, the unpaid principal amount of the asset at the time of the acquisition of the property, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and other limited expenses incurred in respect of the property. No claim may be validly presented under a special hazard insurance policy unless the standard hazard insurance policy covering the manufactured home or mortgaged property securing the asset has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid and the insured has acquired title to the manufactured home or mortgaged property as a result of default by the related obligor. If the sum of the unpaid principal amount plus accrued interest on an asset, plus some related expenses, is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by the amount of the payment less any net proceeds from the sale of the manufactured home or mortgaged property. Any amount paid as the cost of repair of the manufactured home or mortgaged property will reduce coverage by the same amount. The pooling and servicing agreement with respect to a series will, with limited exception, require the servicer to maintain any special hazard insurance policy for the series in full force and effect. The servicer also must present claims, on behalf of the certificateholders and the trustee, for all losses not otherwise covered by the applicable standard hazard insurance policies and take all reasonable steps necessary to permit recoveries on the claims. See "Sale and Servicing of the Mortgage Loans -- Maintenance of Insurance Policies and Other Servicing Procedures -- Presentation of Claims" in this prospectus.

    To the extent provided in the related prospectus supplement, in lieu of maintaining a special hazard insurance policy with respect to a series, a deposit of cash, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency rating the series as described in the related prospectus supplement may be provided in an amount and for a term acceptable to each rating agency. This deposit will be credited to a special hazard or similar fund and the trustee or servicer will be permitted to draw on the fund to recover losses that would otherwise be covered by a special hazard insurance policy. Special hazard losses may also be allocated to the certificates of a series on the terms and in light of the conditions and limitations set forth in the related prospectus supplement.

    A special hazard insurance policy, if any, securing a series may insure against losses on assets assigned to Trusts for other series of certificates or that secure other pass-through securities or collateralized mortgage or manufactured housing contract obligations issued by Oakwood Mortgage or one of its affiliates; provided, however, that the extension of coverage and corresponding assignment of the special hazard insurance policy to secure any other series or other securities or obligations will not be permitted if it would result in the downgrading of the credit rating of any outstanding certificates of any series offered hereby assigned by any rating agency identified in the related prospectus supplement.

  Credit Insurance

    Contracts and mortgage loans underlying a series may, to the extent described in the related prospectus supplement, be supported by primary insurance, FHA insurance, VA guarantees or one or more pool insurance policies or any combination, whereby the insurer would be obligated to pay all or a portion of the principal balance of the asset if the obligor failed to do so.

    Mortgage loans underlying a series of certificates may, to the extent described in the related prospectus supplement, be covered by primary mortgage insurance policies. To the extent so specified in the related prospectus supplement, the servicer will maintain a primary mortgage insurance policy on any conventional mortgage loan with an initial mortgage loan-to-value ratio of greater than 80%. Any primary mortgage insurance policy that is so maintained will provide coverage on at least the principal amount of the covered mortgage loan in excess of 75% of the original appraised value of the related mortgaged property, which coverage will remain in force until the principal balance of the mortgage loan is reduced to 80% of the original appraised value. A primary mortgage insurance policy also may be canceled, with the consent of the servicer and any applicable pool insurer, after the policy has been in effect for more than two years if the mortgage loan-to-value ratio of the mortgage loan has declined to 80% or less based upon the current fair market value of the related mortgaged property.

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

    Other mortgage loans may also be covered by primary mortgage insurance policies. Primary mortgage insurance policies may, to the extent required by the related prospectus supplement, provide full coverage against any loss sustained by reason of nonpayments by the related mortgagor.

    The pool insurance policy or policies for a series, if any, will be designed to provide coverage for all conventional mortgage loans which are not covered by full coverage insurance policies. However, neither the primary mortgage insurance policies nor the pool insurance policies will insure against losses sustained in the event of a personal bankruptcy of the mortgagor under a mortgage loan These losses may be covered to the extent provided by the obligor bankruptcy insurance, if any, for the series. See "Legal Aspects of Contracts and Mortgage Loans -- The Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

    The credit insurance policies will not provide coverage against hazard losses. Some hazard risks will be covered by standard hazard insurance policies or special hazard insurance policies, but other hazard risks will not be insured and thus may affect payments to holders of related certificates. See
" -- Hazard Insurance" in this prospectus.

    To the extent that primary mortgage insurance policies, FHA insurance or VA guarantees do not cover all losses on a defaulted or foreclosed contract or mortgage loan, and to the extent these losses are not covered by the pool insurance policy for the related series of certificates, if any, these losses would affect payments to holders of related certificates.

    A more complete description of any pool insurance policy or the primary mortgage insurance for the assets of a particular series will be provided in the prospectus supplement, where applicable.

  FHA Insurance and VA Guarantees on Contracts

    The regulations governing FHA manufactured home contract insurance provide that insurance benefits are payable upon the repossession and resale of the collateral and assignment of the contract to HUD. With respect to a defaulted FHA contract, the servicer must follow applicable regulations before initiating repossession procedures as a prerequisite to payment. These regulations include requirements that the lender arrange a face-to-face meeting with the borrower, initiate a modification or repayment plan, if feasible, and give the borrower 30 days' notice of default prior to any repossession. The insurance claim is paid in cash by HUD. For manufactured housing contracts, the amount of insurance benefits generally paid by the FHA currently is equal to 90% of the sum of

   . the unpaid principal amount of the contract at the date of default and uncollected interest earned to the date of default computed at the applicable contract interest rate, after deducting the best price obtainable for the collateral, based in part on a HUD-approved appraisal, and all amounts retained or collected by the lender from other sources with respect to the contract;

   . accrued and unpaid interest on the unpaid amount of the contract from the date of default to the date of submission of the claim plus 15 calendar days, but in no event more than nine months, computed at a rate of 7.00% per annum;

   . costs paid to a dealer or other third party to repossess or preserve the related manufactured home;

   . the amount of any sales commission paid to a dealer or other third party for the resale of the property;

   . with respect to any Land Secured Contract which is a contract secured at origination by a parcel of real estate in addition to a manufactured home property taxes, special assessments and other similar charges and hazard insurance premiums, prorated to the date of disposition of the property;

   . uncollected court costs;

   . legal fees, not to exceed $1,000; and

   . expenses for recording the assignment of the lien on the collateral to the United States, in each case in light of applicable caps as set by regulations governing the FHA from time to time.

    The insurance available to a lender under FHA Title I insurance is limited by a reserve amount equal to 10% of the original principal balance of all Title I insured loans originated by the lender, which amount is reduced by all claims paid to the lender and by an annual reduction in the reserve amount of 10% of the reserve amount, and which is increased by an amount equal to 10% of the original principal balance of insured loans subsequently originated by the lender. The obligation to pay insurance premiums to the FHA is the obligation of Oakwood Acceptance, as the servicer of the FHA-insured contracts.

    The maximum guarantee that may be issued by the VA for a VA-guaranteed contract is the lesser of

   . the lesser of $20,000 and 40% of the principal amount of the contract and

   . the maximum amount of guaranty entitlement available to the obligor veteran, which may range from $20,000 to zero.

    The amount payable under any VA guarantee will be a percentage of the VA contract originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the contract holder, but in each case only to the extent that these amounts have not been recovered through resale of the manufactured home. The amount payable under the guarantee may in no event exceed the original guaranteed amount.

Delivery of Additional Assets

    To the extent provided in the related prospectus supplement, in lieu of or in addition to providing pool insurance, special hazard insurance, obligor bankruptcy insurance or other insurance, Oakwood Mortgage may assign to the trust for a series of certificates non-recourse guaranties of the timely payment of principal and interest on contracts and mortgage loans included in the trust secured by other assets satisfactory to each rating agency rating the series. Oakwood Mortgage may also assign or undertake to deliver other assets to any trust by other means as may be specified in the related prospectus supplement. These other assets may consist of additional contracts or mortgage loans, letters of credit or other Eligible Investments.

Investment of Funds

    Funds deposited in or remitted to the certificate account, the Distribution Account, any reserve fund and any other funds and accounts for a series are to be invested by the trustee, as directed by the servicer, in Eligible Investments, which include

   . obligations of the United States or any agency thereof provided these obligations are backed by the full faith and credit of the United States;

   . within limitations, securities bearing interest or sold at a discount issued by any corporation, which securities are rated in the rating category required to support the then applicable ratings assigned to that series;

   . commercial paper which is then rated in the commercial paper rating category required to support the then applicable ratings assigned to that series;

   . demand and time deposits, certificates of deposit, bankers' acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state thereof, provided that either the senior debt obligations or commercial paper of a depository institution or trust company or provided that either the senior debt obligations or commercial paper of the parent company of such depository institution or trust company are then rated in the security rating category required to support the then applicable ratings assigned to that series;

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

   . demand and time deposits and certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the FDIC;

   . guaranteed reinvestment agreements issued by any insurance company, corporation or other entity acceptable to each rating agency rating that series at the time of issuance of the series;

   . repurchase agreements relating to United States government securities; and

   . money market mutual funds investing primarily in the obligations of the United States; provided that these mutual funds are rated in a rating category sufficient to support the initial ratings assigned to that series.

    Eligible Investments with respect to a series will include only obligations or securities that mature on or before the date on which the invested funds are required or may be anticipated to be required to be applied for the benefit of the holders of the series. Any income, gain or loss from these investments for a series will be credited or charged to the appropriate fund or account for the series. Reinvestment Income from Eligible Investments may be payable to the servicer as additional servicing compensation and, in that event, will not accrue for the benefit of the certificateholders of that series.

    If a reinvestment agreement is obtained with respect to a series, the related pooling and servicing agreement will require the trustee to invest funds deposited in the certificate account, the Distribution Account and the reserve fund, if any, for that series pursuant to the terms of the reinvestment agreement.

Certificate Guarantee Insurance

    If so specified in the related prospectus supplement, Certificate Guarantee Insurance, if any, with respect to a series of certificates may be provided by one or more insurers. Certificate Guarantee Insurance may guarantee, with respect to one or more classes of certificates of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of the Certificate Guarantee Insurance documentation for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days of issuance of the certificates of the related series.

Oakwood Homes Guarantee

   If so specified in the related prospectus supplement, some or all of the distributions of principal of and interest on one or more classes of certificates of a series may be guaranteed by Oakwood Homes or one of its affiliates. The terms of and limitations on any guarantee will be described in the related prospectus supplement. The prospectus supplement for any series containing a guarantee of Oakwood Homes will contain summary financial information for Oakwood Homes. In addition, Oakwood Homes' reports under the Exchange Act will be incorporated by reference. A copy of the guaranty agreement under which Oakwood Homes provides a guarantee for the asset pool of a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days of issuance of the certificates.

Alternate Credit Enhancement

    From time to time with respect to a series of certificates, Oakwood Mortgage or the servicer may obtain or cause to be obtained further or other liquidity enhancement, insurance policies, guarantees, letters of credit, or surety bonds to provide for the enhancement of the credit rating of the certificates. To the extent any such other enhancements are obtained or provided for with respect to a series of certificates, or deposits are made in lieu of these items or in addition to these items, a description will be included in the prospectus supplement.

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                             Underwriting Policies

Oakwood's Contract Underwriting Guidelines

    Contracts included in an asset pool will, unless otherwise specified in the related prospectus supplement, have been underwritten by Oakwood Acceptance. These contracts may have been originated in the name of Oakwood Mobile Homes, Inc., a wholly-owned retailing subsidiary of Oakwood Homes, or by a third party manufactured housing broker or dealer, in either case with funds provided by Oakwood Acceptance, or may have been originated directly in Oakwood Acceptance's name. The following is a description of the underwriting practices generally followed by Oakwood Acceptance in connection with the origination of contracts funded by Oakwood Acceptance.

    A customer desiring to obtain financing for the purchase of a manufactured home through Oakwood Acceptance must complete a loan application form at a participating sales center. Loan applications are forwarded electronically or by facsimile by sales centers to Oakwood Acceptance's credit department for consideration.

    Upon receipt of a loan application, Oakwood Acceptance evaluates the ability of the loan applicant to make the prospective required monthly payments and to pay related charges. Oakwood Acceptance utilizes a credit scoring system to evaluate credit applicants. Oakwood Acceptance's underwriting guidelines require that each applicant's credit history, residence history, employment history and debt-to-income ratios be examined. Oakwood Acceptance's credit officers review the information relating to these factors provided by the applicant on his loan application and obtain credit reports and contact employers and other references to verify credit, residence and employment-related information. Such verifications may be waived for applicants whose credit scores meet or exceed certain levels. Oakwood Acceptance's automated loan origination system computes debt-to-income ratios and assigns each applicant an overall credit score based upon information contained in the application and in the credit bureau report obtained with respect to this applicant. An applicant's overall credit score is the sum of his credit scores in various areas of the credit review. Each credit officer is authorized to approve applicants within his lending authority who are assigned overall credit scores and credit report scores above a specified minimum score, who have acceptable debt-to-income ratios and who have applied for credit not in excess of the credit officer's authority. In order for a prospective borrower to be approved for a loan, his total monthly fixed debt obligations, including the monthly payment on the contract applied for and monthly payments to acquire the land on which the home is located or rental fees (collectively, the "Home Payments"), should not exceed 50% of his gross monthly income and the proposed Home Payments should not exceed 35% of his gross monthly income, however, more stringent standards generally apply to prospective borrowers with relatively lower monthly incomes or relatively higher loan-to-value ratios, provided that such ratios may be increased to 70% or 45%, respectively, at the discretion of the underwriter for certain high-income borrowers. Oakwood Mortgage believes that these debt-to-income ratios are generally consistent with those employed by other lenders under manufactured housing installment sales contracts. These ratios are generally higher than the comparable debt-to-income ratios employed by lenders under many types of residential first-lien mortgage loans. To the extent the credit underwriting criteria applied to borrowers under contracts are less stringent than those applied to borrowers under conventional mortgage loans, the level of delinquencies experienced with respect to a pool of contracts may be expected to be higher than the level of delinquencies that would be experienced with respect to a pool of conventional mortgage loans. A higher level of delinquencies could result in a higher level of losses incurred on a pool of contracts as compared to a pool of conventional mortgage loans.

    Loan applicants who do not meet the objective criteria may be approved, on a case-by-case basis, by higher-level management in Oakwood Acceptance's credit department. Generally, applicants whose credit scores are less than the minimums established for credit officer approval are approved only if other favorable objective underwriting factors are present which are outside the scope of the scoring systems. In addition, even if an applicant obtains an acceptable credit score and has acceptable debt-to-income ratios, a credit officer or manager retains the discretion to reject a credit application if the credit officer or manager discerns objective factors outside the scope of the scoring systems that indicate a lack of creditworthiness.

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

    With respect to those customers deemed to be creditworthy, Oakwood Acceptance requires a down payment in the form of cash, the trade-in equity in a previously owned manufactured home, or the borrower's equity in any real property pledged as additional collateral for the loan. The value of any real property pledged as additional collateral is estimated by a duly licensed independent appraiser or by reference to the assessed tax value of the property, and the borrower's equity in real property for down payment purposes is limited to either 80% of such estimated value or 100% of its appraised tax value. Generally, Oakwood Acceptance requires a minimum down payment of 5% of the purchase price of the home for purchases of new homes, 10% of the purchase price of the home for purchases of used homes, other than repossessed homes, $499 for purchases of repossessed single-section homes, $999 for purchases of repossessed multi-sectional homes, and $499 for purchases of single-section homes transferred by a borrower to a new borrower, and $999 for multi-section homes transferred by a borrower to a new borrower. Notwithstanding the foregoing, Oakwood Acceptance may from time to time accept a lower down payment than the down payments indicated, and in some circumstances may require no down payment. In addition, if a borrower uses equity in real property as all or part of his down payment, the total down payment generally will be at least equal to 5% of the purchase price of the purchased home. The level of down payment offered by a prospective purchaser of a new home will affect his overall credit score, so that higher down payments are required from applicants with relatively lower credit scores in areas other than down payment levels. The purchase price of a manufactured home for purposes of determining a down payment amount generally includes the stated cash sale price of the manufactured home, including the stated cash sale price of any accessories sold with the home, which may include appliances, furniture, skirting, steps, porches and related items, sales and any other state and local taxes.

    The balance of the purchase price is financed by an installment sale contract providing for a purchase money security interest in the manufactured home and a mortgage on any real property pledged as additional collateral. All of these contracts funded at origination by Oakwood Acceptance are written on forms provided by Oakwood Acceptance. Normally, each contract provides for level monthly payments over the stated term of the contract, which is generally 15 to 30 years.

General Underwriting Standards for Mortgage Loans

    Mortgage loans underwritten by Oakwood Acceptance will be underwritten substantially according to the underwriting guidelines Oakwood Acceptance uses to underwrite contracts. Any different underwriting standards that applied to the mortgage loans included in any particular asset pool will be described in the related prospectus supplement.

    With respect to any mortgage loans underwritten by an entity other than Oakwood Acceptance, Oakwood Mortgage expects that the originator will have underwritten and originated the mortgage loans in compliance with underwriting standards which are intended to evaluate the obligor's credit standing and repayment ability and the value and adequacy of the related mortgaged properties as collateral in accordance with standard procedures complying with the applicable federal and state laws and regulations. FHA Mortgage Loans and VA Mortgage Loans will comply with the underwriting policies of FHA and VA, respectively. Conventional mortgage loans will comply with the underwriting policies of the originator, which will be described in the related prospectus supplement. Each mortgage loan included in the trust for a series will have been originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by HUD.

    The adequacy of a mortgaged property as security for a mortgage loan will be determined by a land-only appraisal performed by an appraiser who, at the time the appraisal was made, was duly licensed. The appraiser must personally inspect the property and will prepare a report which customarily includes a market data analysis based on recent sales of comparable properties.

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              Sale and Servicing of Contracts and Mortgage Loans

Assignment of Contracts and Mortgage Loans

    Pursuant to the applicable pooling and servicing agreement, Oakwood Mortgage will cause the assets comprising the trust estate to be sold, assigned and transferred to the trustee, together with all principal and interest payments due on the assets after the date specified in the related prospectus supplement (the "Cut-off Date") and all prepayments of principal collected on or after the Cut-off Date. In exchange for the assets assigned to the trustee, the trustee will deliver certificates of the related series in authorized denominations, registered in the names as Oakwood Mortgage may request, representing the beneficial ownership interest in the related trust estate, to Oakwood Mortgage or its designee. Each asset included in a trust estate will be identified in an asset schedule appearing as an exhibit to the related pooling and servicing agreement. The asset schedule will contain information as to the principal balance of each asset as of the Cut-off Date and its asset rate, original principal balance and other information concerning each asset.

    Conveyance of Contracts. Prior to the conveyance of the contracts to the trustee, the servicer's operations department will complete a review of all of the contract files, including the certificates of title to, or other evidence of a perfected security interest in, the related manufactured homes, confirming the accuracy of the related contract schedule delivered to the trustee. With respect to any Land Secured Contract, the servicer will also review the mortgage and any necessary assignments thereof evidencing Oakwood Acceptance's interest in the related real property. Any contract discovered not to agree with the contract schedule, or any contract for which any required contract document is discovered to be missing or defective, in either case in a manner that is materially adverse to the interests of the certificateholders, will be required to be repurchased by Oakwood Acceptance at the related Repurchase Price or replaced with another contract if the discrepancy, incompleteness or defect is not cured within 90 days after notice of the discrepancy, incompleteness or defect is delivered to Oakwood Acceptance, except that in the case of a discrepancy between the terms of a contract and the contract schedule relating to the unpaid principal balance of a contract, Oakwood Acceptance may deposit cash in the certificate account in an amount sufficient to offset the discrepancy. Contract documents has the meaning identified in the pooling and servicing agreement.

    The servicer will hold the original contracts and copies of all material documents and instruments relating to each contract and evidencing the security interest created by each contract in the related manufactured home or real estate as custodian on behalf of the certificateholders in accordance with the related pooling and servicing agreement. In order to give notice of the trustee's right, title and interest in and to the contracts, UCC-1 financing statements identifying the trustee or a co-trustee as the secured party or purchaser and identifying all the contracts as collateral will be filed in the appropriate offices in the appropriate state. If a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment of the contracts to the trustee, the trustee's interest in the contracts could be defeated. To provide some protection against this possibility, in addition to filing UCC-1 financing statements, within one week after the initial delivery of the certificates, the contracts will be stamped or otherwise marked by the servicer to reflect their assignment to the trustee. See "Legal Aspects of Contracts and Mortgage Loans -- The Contracts" in this prospectus.

    Conveyance of Mortgage Loans. On or prior to the date of conveyance of the mortgage loans to the trustee, Oakwood Mortgage will, as to each mortgage loan, deliver or cause to be delivered to the trustee or a custodian acting on behalf of the trustee (a "Custodian") the related mortgage note endorsed in blank or to the order of the trustee, an original or a certified copy of the related mortgage, evidence of title insurance, and evidence of primary mortgage insurance, if any. Following the closing date Oakwood Mortgage will, as to each mortgage loan, deliver to the trustee or a Custodian acting on its behalf an assignment of the mortgage in recordable form naming the trustee as assignee, together with originals or certified copies of all recorded assignments necessary to show an unbroken chain of assignment of the related mortgage from the original mortgagee thereunder to the trustee. Within one year after the closing date for a series, Oakwood Mortgage will cause assignments of each related mortgage to be recorded in the appropriate public recording offices for real property records wherever necessary to protect the trustee's interest in the related mortgage loans. In lieu of recording assignments of

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mortgages in a particular jurisdiction, Oakwood Mortgage may deliver or cause to be delivered to the trustee an opinion of local counsel to the effect that recording is not necessary to protect the right, title and interest of the trustee in the related mortgage loans. In addition, Oakwood Acceptance is required to submit to the trustee with each trustee mortgage loan file a title opinion, mortgagee title insurance policy, title insurance binder, preliminary title report, or satisfactory evidence of title insurance for the jurisdiction in which the related mortgaged property is located. If a preliminary title report is delivered initially, Oakwood Acceptance is required to deliver a final title insurance policy or other satisfactory evidence of the existence of adequate title insurance. The trustee or a Custodian will hold the trustee mortgage loan files for the related mortgage loans, except to the extent that any of the documents contained in the files are released to the servicer or a subservicer for servicing purposes in accordance with the terms of the related pooling and servicing agreement.

    The trustee or the Custodian will review the trustee mortgage loan files relating to a series. If any document required to be included in a trustee mortgage loan file is missing or is found to be defective in any material respect, and Oakwood Acceptance does not cure the defect within 90 days after its receipt of notice of the missing document or document defect, Oakwood Acceptance will be required to repurchase the mortgage loan at the related Repurchase Price or replace the mortgage loan with a substitute mortgage loan as described under "The Trusts -- Substitution of Contracts or Mortgage Loans" in this prospectus. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholder or the trustee for a missing or defective mortgage loan document.

Representations and Warranties

    Oakwood Mortgage will make representations and warranties with respect to the assets for each series as described in the related prospectus supplement. In addition, Oakwood Acceptance, which initially either originated or acquired the assets and has since serviced those assets, will make representations and warranties with respect to the contracts and mortgage loans, including representations and warranties as to the accuracy in all material respects of information furnished to Oakwood Mortgage and the trustee in respect of each contract and mortgage loan. Oakwood Acceptance indirectly transferred contracts and mortgage loans to a special purpose trust (the "Warehouse Trust"), which in turn conveyed contracts and mortgage loans to the Oakwood Mortgage pursuant to sales agreements. The Warehouse Trust makes limited warranties with respect to the transferred contracts and mortgage loans, such as ownership of the assets immediately prior to sale of such assets. Alternatively or in addition to the representations and warranties made by Oakwood Acceptance and the Warehouse Trust, each other seller will make similar representations in the sales agreement pursuant to which the contracts and mortgage loans were transferred to Oakwood Mortgage.

    In addition, Oakwood Acceptance, in its capacities as servicer and each other seller will have represented, among other things, that

   . immediately prior to the transfer and assignment of the contracts and mortgage loans to Oakwood Mortgage, the seller had good title to, and was the sole owner of, each contract and mortgage loan and there had been no other sale or assignment thereof from the seller;

   . as of the date of transfer, the contracts and mortgage loans contain no offsets, defenses or counterclaims;

   . each contract and mortgage loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws;

   . as of the date of transfer, each contract creates a valid first lien on the related manufactured home and the manufactured home is free of material damage and is in good repair;

   . as of the date of transfer, no contract or mortgage loan is more than the number of days delinquent in payment set forth in the prospectus supplement and there are no delinquent tax or assessment liens against the related manufactured home or mortgaged property;

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

   . the manufactured home or mortgaged property securing each contract or mortgage loan is covered by a standard hazard insurance policy (or binder) providing coverage in the amount required by the related pooling and servicing agreement and that all premiums now due on the insurance have been paid in full;

   . either a title opinion or a lender's policy of title insurance was issued on the date of the origination of each mortgage loan and each policy is valid and remains in full force and effect;

   . as of the date of transfer, each mortgage evidences a valid first lien on the related mortgaged property, subject only to

        . the lien of current real property taxes and assessments,

        . covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of the recording of the mortgage, exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related mortgage loan, and

        . other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage) and the property is free of material damage and is in good repair;

   . if the manufactured home or mortgaged property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards and subject to the availability of flood insurance under the National Flood Insurance Act of 1968, as amended, the manufactured home or mortgaged property is covered by flood insurance, if applicable regulations at the time the contract or mortgage loan was originated required that flood insurance coverage be obtained;

   . for any trust for which a REMIC election is to be made, each related asset is a Qualified Mortgage; and

   . any FHA Contract, FHA Mortgage Loan, VA Contract or VA Mortgage Loan has been serviced in compliance with applicable FHA or VA regulations, and the FHA insurance or VA guarantee with respect to any asset is in full force and effect.

    Oakwood Acceptance, in its capacities as servicer or seller, and each other asset seller will make representations and warranties concerning the assets in order to ensure the accuracy in all material respects of information furnished to the trustee in respect of each asset. Upon a breach of any representation that materially and adversely affects the interests of the certificateholders in an asset, each asset seller, or Oakwood Acceptance as the servicer, will be obligated to cure the breach in all material respects within 90 days after such asset seller's discovery of or receipt of written notice of the breach or, in the alternative, either to repurchase the asset from the trust, or to substitute another asset. In addition, each asset seller, or Oakwood Acceptance as the servicer, will be required to indemnify Oakwood Mortgage and its assignees, including the trust, against losses and damages they incur as a result of breaches of such asset seller's representations and warranties. Each of Oakwood Acceptance's or asset seller's obligations to repurchase or substitute for an asset affected by a breach of a representation or warranty and Oakwood Acceptance's obligation to indemnify Oakwood Mortgage and its assignees for losses and damages caused by the breach constitute the sole remedies available to the certificateholders or the trustee for a breach of representation by such asset seller. "The Trusts -- Substitution of Contracts or Mortgage Loans."

Servicing

    General. The servicer will service and administer each asset pool assigned to the trustee either exclusively or through other servicing institutions.

    The servicer will be required to perform diligently all services and duties specified in the related pooling and servicing agreement, consistently with the servicing standards and practices of prudent lending institutions with respect to manufactured housing installment sales contracts of the same type as the contracts and mortgage loans of the same type as the mortgage loans in those jurisdictions where the related manufactured homes and mortgaged properties are located or as otherwise specified in the pooling and servicing agreement. The servicer may delegate some or all of its duties to a subservicer, and in this event the subservicer will service the assets and the servicer will monitor the subservicer's performance and will have the right to remove a subservicer at any time if it considers removal to be in the best interest of the related certificateholders. The duties to be performed by the servicer, directly or through a subservicer, with respect to a series will include

   . collection and remittance of principal and interest payments on the assets;

   . administration of any mortgage escrow accounts;

   . collection of insurance claims;

   . if necessary, repossession of manufactured homes or foreclosure on mortgaged properties; and

   . if necessary, the obligation to advance funds to the extent payments are not made by the obligors and are considered recoverable from late obligor payments, from proceeds of any applicable insurance policies or from liquidation proceeds of the asset.

    The servicer shall also provide information on a periodic basis to Oakwood Mortgage and the trustee concerning the contracts and mortgage loans, and shall file required reports with the SEC concerning the trusts as required by the pooling and servicing agreements.

    The servicer shall keep in force throughout the term of each pooling and servicing agreement a policy or policies of insurance covering errors and omissions with respect to its duties under each pooling and servicing agreement, and a fidelity bond. This policy or policies and fidelity bond shall be in a form and amount as is generally customary among entities which service a portfolio of manufactured housing installment sales contracts having an aggregate principal amount of $100 million or more and which are generally regarded as servicers acceptable to institutional investors.

    The servicer, to the extent practicable, shall cause the obligors to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any manufactured home or mortgaged property having a priority equal or senior to the lien of the related contract or mortgage loan, the servicer shall advance any delinquent tax or charge to the extent it determines that it will be able to recover the advance from the related obligor or from liquidation proceeds of the related contract or mortgage loan.

    Collection Procedures. The servicer, directly or through subservicers, will make reasonable efforts to collect all payments called for under the contracts or mortgage loans and, consistently with the pooling and servicing agreement and any insurance policy or will follow the collection procedures as it follows with respect to assets serviced by it that are comparable to the contracts or mortgage loans.

    The servicer will repossess, foreclose upon or otherwise convert the ownership of properties that secure a defaulted asset if no satisfactory arrangements can be made for collection of delinquent payments. In connection with repossession, foreclosure or other conversion, the servicer will follow the practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general contract and mortgage loan servicing activities. The servicer, however, will not be required to expend its own funds in connection with any repossession or the restoration of any property unless it determines that restoration or repossession will increase the proceeds of liquidation of the related contract or mortgage loan to the certificateholders after reimbursement to itself for these expenses and that these expenses will be recoverable to it either through liquidation proceeds or through insurance.

    To the extent permitted by law, the servicer may establish and maintain an escrow account (the "Escrow Account") in which mortgagors under mortgage loans may be required to deposit amounts sufficient to pay taxes, assessments, mortgage insurance premiums and standard hazard insurance premiums and other comparable items and in which obligors under contracts will be required to deposit amounts sufficient to pay standard hazard insurance premiums and other comparable items. Withdrawals from the Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, mortgage insurance and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the related mortgaged properties and to clear and terminate the Escrow Account. The servicer will be responsible for the administration of the Escrow Account and will be obligated to make advances to this account when a deficiency exists, so long as it determines that this advances will be recoverable from the related obligors or from liquidation proceeds collected with respect to the related assets. The servicer may decline to establish Escrow Accounts with respect to any contracts or mortgage loans in its discretion.

    Collection of Payments on Contracts and Mortgage Loans. The servicer will establish and maintain a certificate account for the benefit of the trustee, which will be maintained at a depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the FDIC, whose commercial paper or long-term unsecured debt has a rating, as specified in the related pooling and servicing agreement, sufficient to support the ratings requested on the certificates of the related series, and which institution is examined by federal or state authorities; in the corporate trust department of the trustee; or at an institution otherwise acceptable to each applicable Rating Agency (an "Eligible Account"). Funds in the certificate account will be invested in Eligible Investments that will mature or be redeemed not later than two business days preceding the monthly distribution date. Earnings on amounts deposited into a certificate account shall be credited to the account of the servicer as servicing compensation in addition to the monthly fee paid to the servicer, as specified in the prospectus supplement, which typically will be a fixed percentage of the pool scheduled principal balance (the "Servicing Fee").

   All payments in respect of principal and interest on the contracts and mortgage loans in the asset pool for a series that are received by the servicer on or after the applicable Cut-off Date, exclusive of collections relating to scheduled payments due on or prior to the Cut-off Date, will be deposited into the certificate account no later than the second business day following the servicer's receipt thereof. These payments shall include the following:

   . all obligor payments in respect of principal, including principal prepayments, on the contracts and mortgage loans;

   . all obligor payments in respect of interest on the contracts and mortgage loans, together with moneys transferred from any buy-down fund or GPM fund;

   . all net liquidation proceeds received with respect to any liquidated loan, net of the amount of any liquidation expenses incurred with respect to the liquidated loan and not previously reimbursed to the servicer at the time of liquidation;

   . all proceeds received under any title, hazard or other insurance policy covering any contract or mortgage loan, other than proceeds received as part of liquidation proceeds or proceeds that are to be applied to the restoration or repair of the related manufactured home or mortgaged property or released to the obligor;

   . any condemnation awards or settlements which are not released to obligors in accordance with normal servicing procedures;

   . all amounts received from credit enhancement provided with respect to a series of certificates;

   . all proceeds of any contract or mortgage loan, or property acquired in respect of any asset, that is repurchased by the related seller or by a terminating party; and

   . all amounts, if any, required to be transferred to the certificate account from a reserve fund pursuant to the pooling and servicing agreement.

    In those cases where a subservicer is servicing assets, the subservicer will establish and maintain an Eligible Account that will comply with the standards for the certificate account and which is otherwise acceptable to the servicer. The subservicer will be required to deposit into the sub-servicing account on a daily basis all amounts enumerated in the preceding paragraph in respect of the contracts or mortgage loans as received by the subservicer, less its servicing compensation. On the date specified in the related prospectus supplement, the subservicer shall remit to the servicer all funds held in the sub-servicing account with respect to each related

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

contract or mortgage loan. The subservicer, to the extent described in the related prospectus supplement, may be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the related prospectus supplement.

    With respect to each Buy-Down Loan and GPM Loan, the servicer will deposit into a custodial Eligible Account, which may be interest-bearing, complying with the requirements for the certificate account an amount which, together with investment earnings thereon, will provide funds sufficient to support the payments on the Buy-Down Loan or GPM Loan on a level debt service basis. The servicer will not be obligated to supplement any buy-down fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans or GPM Loans in which event distributions to the certificateholders may be affected.

   Distributions on Certificates. On the business day preceding a distribution date, the servicer will withdraw from the applicable Certificate Account and remit to the trustee for deposit into the Distribution Account all scheduled payments of principal and interest due on the assets during the Collection Period and collected by the servicer and all unscheduled collections in respect of principal and interest on the assets received during the Prepayment Period, in each case to the extent these collections comprise part of the Available Distribution Amount for the upcoming distribution date. In addition, on the business day preceding each distribution date, the servicer shall remit to the trustee, for deposit into the Distribution Account, the amount of its required P&I Advance and of any Compensating Interest required to be paid by the servicer for the upcoming distribution date.

Advances

    The servicer will be required to advance funds to cover delinquent payments of principal and interest on related contracts and mortgage loans ("P&I Advances") and delinquent payments of taxes, insurance premiums and escrowed items in respect of related contracts and mortgage loans and liquidation-related expenses ("Servicing Advances," and, together with P&I Advances, "Advances"). The servicer shall not be required to make an Advance to the extent it determines, in its reasonable judgment, that the Advance, if made, would not be recoverable from other collections in respect of the pool of related contract or mortgage loans (a "Non-Recoverable Advance"). The servicer may offset the otherwise applicable P&I Advance for any business day preceding a distribution date by the amount of Early Payments made with respect to the related Due Date. A Due Date is the date on which a monthly payment is due on an asset from the obligor thereunder, without regard to any grace period. Early Payment means, for any asset and any Due Date on which the principal and interest payments made, not including any late fees, exceed the sum of the scheduled monthly payment plus any unpaid monthly payments for previous Due Dates, if the obligor has not sent written notice to the servicer with this payment asking that the amount by which this payment exceeds the monthly payment then due be treated as a principal prepayment and the servicer is unable to determine the obligor's intended treatment of the excess payment, Early Payment is the amount by which these payments of principal and interest exceed the scheduled monthly payment for the asset plus any unpaid monthly payments for previous Due Dates, but only to the extent that the amount of the excess is an integral multiple of the amount of the scheduled monthly payment due. To the extent that the amount of this excess exceeds an integral multiple of the scheduled monthly payment, the excess will be a principal prepayment.

    The servicer may delegate its obligation to make advances and may assign its right to reimbursement to a third party, provided that such arrangements do not cause a rating agency to change the ratings assigned to the applicable certificates.

    The failure of the servicer to make any required Advances under a pooling and servicing agreement constitutes a default under the pooling and servicing agreement for which the servicer may be terminated. Upon a default by the servicer, the trustee, as substitute servicer, may, if so provided in the related pooling and servicing agreement, be required to make Advances, provided that, in its reasonable discretion, it deems the Advances not to be Non-Recoverable Advances. Oakwood Mortgage may arrange for a third party to back stop its Advance obligations and such third party may be reimbursed directly from the appropriate certificate account.


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

    The advance obligation of a trustee or pool insurer may be limited to an amount specified by the rating agency or Agencies rating the certificates. Any P&I Advances by the servicer, the trustee or a pool insurer, as the case may be, must be deposited into the applicable certificate account or into the Distribution Account and will be due not later than the distribution date to which the delinquent payment relates. Any Advance made by the servicer or the trustee or a pool insurer, as the case may be, will be reimbursable from funds in the certificate account or Distribution Account prior to the disbursement of distributions to the certificateholders.

    Any P&I Advances with respect to contracts or mortgage loans included in the trust for any series are intended to enable the trustee to make timely payment of the scheduled distributions of principal and interest on the certificates of the series. However, neither the servicer nor the trustee nor any pool insurer will insure or guarantee the certificates of any series or the contracts or mortgage loans included in the trust for any series.

Compensating Interest

    If a contract or mortgage loan is prepaid in full or liquidated other than on a Due Date, the obligor generally is only required to pay interest to the date of prepayment or liquidation. In this event, if provided in the prospectus supplement, for so long as Oakwood Acceptance is the servicer of the related asset, the servicer may be obligated to pay interest from the last day for which interest is due from the obligor to the next Due Date, so long as this amount does not exceed the servicer's servicing compensation for the related month ("Compensating Interest").

Maintenance of Insurance Policies and Other Servicing Procedures

  Presentation of Claims

    The servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the issuer of each insurance policy, including the FHA and the VA, and will take reasonable steps as are necessary to permit recovery under the insurance policies respecting defaulted contracts or mortgage loans that are the subject of bankruptcy proceedings. All collections by the servicer under any insurance policy are to be deposited into the certificate account for the related series and may be withdrawn. With respect to a mortgage loan or contract that is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the certificateholders will present claims to the applicable insurer, and all collections shall be deposited into the applicable sub-servicing account for deposit into the certificate account.

    If any property securing a defaulted contract or mortgage loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, any FHA insurance or any VA guarantee, as the case may be, the servicer is not required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the certificateholders upon liquidation of the contract or mortgage loan after reimbursement of the expenses incurred by the servicer and that these expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, any FHA insurance, or any VA guarantee, as the case may be.

    If, in respect of any defaulted contract or mortgage loan, recovery under any related pool insurance policy or any related primary mortgage insurance policy, any FHA insurance, or any VA guarantee, as the case may be, is not available, the servicer nevertheless is obligated to follow normal practices and procedures as it deems necessary or advisable to liquidate the collateral for the defaulted contract or mortgage loan. If the proceeds of any liquidation of the related manufactured home or mortgaged property are less than the principal balance of the defaulted contract or mortgage loan plus interest accrued thereon at the applicable asset rate, the related trust will realize a loss in the amount of this difference plus the aggregate of expenses incurred by the servicer in connection with the proceedings.

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

  Servicing Compensation and Payment of Expenses

    As compensation for its servicing duties in respect of any series, the servicer will be entitled to the Servicing Fee specified in a particular prospectus supplement. In addition, the servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges or otherwise, which fees or charges shall be retained by the servicer to the extent not required to be deposited into the related Certificate Account.

    The servicer will pay from its servicing compensation expenses incurred in connection with the servicing of the contracts and mortgage loans included in a trust estate. It also is obligated to pay the fees and expenses of the trustee and any expenses incurred in enforcing the obligations of any subservicers. These expenses may be reimbursable from liquidation proceeds and proceeds of pool insurance and from specific recoveries of costs.

    The servicer will be entitled to reimbursement for a portion of its expenses incurred in connection with the liquidation of defaulted contracts or mortgage loans. The related trust will suffer no loss by reason of these expenses to the extent claims are paid under the related pool insurance policies, if any. If no pool insurance policy is in effect for the series, or if claims are either not made or paid under the related pool insurance policies or coverage thereunder has been terminated or canceled, the related trust will suffer a loss to the extent that the liquidation proceeds of a defaulted asset, after reimbursement of the servicer's related expenses, are less than the principal balance of the asset plus accrued interest thereon at the related asset rate. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of any manufactured home or mortgaged property, this right of reimbursement being prior to the rights of the related certificateholders to receive any related pool insurance proceeds or liquidation proceeds.

  Evidence as to Compliance

    With respect to each series of certificates, the servicer will deliver each year to the trustee an officer's certificate stating that a review of the activities of the servicer and any subservicers during the preceding calendar year and of the servicer's performance under the related pooling and servicing agreement has been made, and to the best of this officer's knowledge, the servicer has fulfilled all its obligations under the pooling and servicing agreement throughout such year, and, to the best of this officer's knowledge, based on this review, each subservicer has fulfilled its obligations throughout the related year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to the officer and the nature and status thereof. This officer's certificate shall be accompanied by a statement by a firm of independent public accountants to the effect that the firm has audited the financial statements of the servicer for the servicer's most recently ended fiscal year and issued its report thereon; such audit included tests of the records and documents relating to manufactured housing installment sale contracts and mortgage loans serviced by the servicer for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, or any successor program promulgated by the accounting profession ("USAP"); and any other statements as are contemplated under USAP, including, if called for under USAP, a statement as to whether the servicer's management's written assertion to this firm, which shall be attached to the statement of the firm, that its servicing during the applicable fiscal year complied with USAP's minimum servicing standards in all material respects is fairly stated in all material respects. The audit tests referred to in the second clause of the preceding sentence in respect of any series shall be applied to manufactured housing installment sale contracts and mortgage loans serviced under the related pooling and servicing agreement or, in the sole discretion of this firm, manufactured housing installment sale contracts and mortgage loans serviced under pooling and servicing agreements, trust agreements or indentures substantially similar to the pooling and servicing agreement. For purposes of this statement, the firm may assume conclusively that all pooling and servicing agreements under which the servicer is the servicer of manufactured housing installment sale contracts and mortgage loans for a trustee relating to certificates evidencing an interest in manufactured housing installment sale contracts and mortgage loans are substantially similar to one another except for any pooling and servicing agreement which by its terms specifically states otherwise.

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

                     The Pooling and Servicing Agreements

    The following discussion describes the material provisions of each pooling and servicing agreement, including the standard terms to pooling and servicing agreement that is incorporated by reference into each pooling and servicing agreement. When particular provisions or terms used in a pooling and servicing agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference in this discussion.

The Servicer

    The servicer shall not resign from the obligations and duties imposed on it under a pooling and servicing agreement, except upon appointment of a successor servicer and receipt by the trustee of a letter from each applicable rating agency that the servicer's resignation and the appointment of the successor will not, in and of itself, result in a downgrading of any rated certificates of the affected series or upon determination by the servicer's Board of Directors that the performance of its duties under the pooling and servicing agreement are no longer permissible under applicable law. No resignation shall become effective until the trustee or a successor servicer shall have assumed the responsibilities and obligations of the servicer in accordance with the applicable pooling and servicing agreement.

    Neither the servicer nor any of its directors, officers, employees or agents shall be under any liability to the trust or the certificateholders, and all of these persons shall be held harmless, for any action taken or not taken in good faith pursuant to each pooling and servicing agreement, or for errors in judgment; provided, however, that no person shall be protected from liability for actions or omissions resulting from willful misfeasance, bad faith or gross negligence in the performance of his duties or by reason of reckless disregard of his obligations and duties under the pooling and servicing agreement or for breaches of representations or warranties made by him in the pooling and servicing agreement. The servicer and any of the directors, officers, employees or agents of the servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any person respecting any matters arising under a pooling and servicing agreement. The servicer shall be under no obligation to appear in, prosecute or defend any legal action unless the action is related to its duties under a pooling and servicing agreement and the action in its opinion does not involve it in any expense or liability, except as otherwise explicitly provided in the pooling and servicing agreement; provided, however, that the servicer may in its discretion undertake any action that it deems necessary or desirable with respect to a pooling and servicing agreement if the certificateholders offer to the servicer reasonable security or indemnity against the costs, expenses and liabilities.

The Trustee

    The prospectus supplement for a series of certificates will specify the trustee for that series. The trustee for a series may resign at any time, in which event Oakwood Mortgage will be obligated to attempt to appoint a successor trustee. Oakwood Mortgage may remove a trustee if the trustee ceases to be eligible to continue as trustee under the applicable pooling and servicing agreement or upon the occurrence of bankruptcy or insolvency related events with respect to the trustee. The trustee for a series will also may be removed at any time by the holders of certificates of the series evidencing at least 51% of the voting rights of the series, as specified in the related pooling and servicing agreement. If the certificateholders remove the trustee other than for reasonable cause based upon the trustee's failure to continue to meet the eligibility requirements set forth in the related pooling and servicing agreement or the trustee's failure to perform its duties, then the certificateholders so removing the trustee shall bear any and all costs and expenses arising from removal and substitution. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance by Oakwood Mortgage of the appointment of the successor trustee.

    A trustee must be a corporation or a national banking association organized under the laws of the United States or any state and authorized under the laws of the jurisdiction in which it is organized to have corporate trust

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

powers. It also must have combined capital and surplus of at least $50,000,000, or be a Qualified Bank, and be regulated and examined by state or federal regulatory authorities. A Qualified Bank is any domestic bank not affiliated with Oakwood Acceptance or Oakwood Mortgage having long-term unsecured debt obligations rated in one of the two highest rating categories, without modifiers, of at least one rating agency and of any other rating agency, if the bank's long-term unsecured debt obligations are rated by an additional rating agency, or short-term unsecured debt obligations rated in at least one rating agency's highest applicable rating category, and of any other rating agency's highest applicable rating category if such bank's short-term unsecured debt obligations are rated by such additional rating agency, having commercial paper or short-term unsecured debt obligations rated in at least one rating agency's highest applicable rating category, and in any other rating agency's highest applicable rating category if the bank's commercial paper or short-term unsecured debt obligations are rated by an additional rating agency, or that is otherwise acceptable to each rating agency. Although a trustee may not be an affiliate of Oakwood Mortgage or the servicer, either Oakwood Mortgage or the servicer may maintain normal banking relations with the trustee if the trustee is a depository institution.

Reports to Certificateholders

    The trustee for a series will furnish the related certificateholders with monthly statements prepared by the servicer (each a "Remittance Report") containing information with respect to principal and interest distributions and Realized Losses for the series and the assets of the related trust. Any financial information contained in these reports will not have been examined or reported upon by an independent public accountant. Copies of monthly statements and any annual reports prepared by the servicer evidencing the status of its compliance with the provisions of a pooling and servicing agreement will be furnished to related certificateholders upon request addressed to the trustee. The contents of the Remittance Report for any series will be described in the prospectus supplement for that series.

Events of Default

    Events of Default by the servicer under any pooling and servicing agreement will include

   . any failure by the servicer to remit funds to the Distribution Account as required by the applicable pooling and servicing agreement, which failure continues unremedied for five days, or another period specified in the related pooling and servicing agreement, after the date upon which the remittance was due,

   . any failure or breach by the servicer duly to observe or perform in any material respect any other of its covenants or agreements that materially and adversely affects he interests of certificateholders, which, in either case, continues unremedied for 60 days after the giving of written notice of the failure or breach to the servicer by the related trustee or by the Holders of certificates evidencing at least 25% of the voting rights for the applicable series; and

   . events involving insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer.

    So long as an Event of Default remains unremedied, the trustee may, and, at the written direction of the certificateholders of the applicable series evidencing greater than 50% of the voting rights for the series, shall, terminate all of the rights and obligations of the servicer under the related pooling and servicing agreement and in and to the related contracts and mortgage loans and the proceeds thereof, whereupon, the related trustee or a successor servicer will succeed to all the responsibilities, duties and liabilities of the terminated servicer under the pooling and servicing agreement and the successor servicer will be entitled to similar compensation arrangements to those provided for the terminated servicer, plus additional fees, if any, provided for in the prospectus supplement. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable to do so, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer meeting the criteria set forth in the related pooling and servicing agreement. Pending this appointment, the trustee is obligated to

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

act as successor servicer unless prohibited by law from doing so. The trustee and the successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation paid to the terminated servicer under the pooling and servicing agreement, plus additional fees, if any, provided for in the prospectus supplement. Event of Default means the occurrence of a default noted in the pooling and servicing agreement, along with the passage of a period of any cure period without the default having been cured.

Certificateholder Rights

    No certificateholder will have any right under the related pooling and servicing agreement to institute any proceeding with respect to any pooling and servicing agreement unless the holder previously has provided the trustee with written notice of a default and unless the holders of certificates evidencing at least 25% of the voting rights for the applicable series requested the trustee in writing to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 15 days has neglected or refused to institute any proceeding. The trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the related pooling and servicing agreement at the request, order or direction of any of the holders of certificates, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee may incur.

Amendment

    A pooling and servicing agreement may be amended by Oakwood Mortgage, the Servicer, and the related trustee without the consent of the related certificateholders,

   . to cure any ambiguity;

   . to correct or supplement any provision that may be inconsistent with any other provision;

   . to maintain the REMIC status of the trust and to avoid the imposition of taxes on any related REMIC, if applicable; or

   . to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not covered by the pooling and servicing agreement, provided that the action will not adversely affect in any material respect the interests any holder of certificates of the related series, as evidenced by an opinion of counsel independent of Oakwood Mortgage, the servicer and the trustee or a letter from each rating agency from whom Oakwood Mortgage requested a rating of any of the certificates of the series stating that the proposed amendment will not result in a downgrading of the rating of any of the certificates of the series rated by any rating agency.

    A pooling and servicing agreement may also be amended by Oakwood Mortgage, the servicer and the related trustee with the consent of the related certificateholders evidencing a majority of the voting rights of each affected class for the purpose of adding any provisions to, or for the purpose of eliminating any provisions from, or for the purpose of changing in any manner any of the provisions of, the pooling and servicing agreement, or for the purpose of modifying in any manner the rights of the certificateholders; provided, however, that no amendment that

   . reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to contracts or mortgage loans which are required to be distributed on any certificate

   . otherwise materially adversely affects the rights of any certificateholder; or

   . reduces the percentage of certificateholders required to consent to any amendment of the related pooling and servicing agreement may be effective without the consent of the holder of each related certificate.

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Termination

    The obligations created by each pooling and servicing agreement will terminate upon the date calculated as specified in the pooling and servicing agreement, generally upon the later of the final payment or other liquida tion of the last contract or mortgage loan subject thereto and the disposition of all property acquired upon repossession of any manufactured home or foreclosure of or other realization on any mortgage loan and the payment to the related certificateholders of all amounts held by the servicer or the trustee and required to be paid to them pursuant to the pooling and servicing agreement. In addition, a trust may be terminated early at the option of Oakwood Mortgage, the servicer or the holders of a majority in interest of any related Residual Certificates and if so specified in the related prospectus supplement, the certificates of a series shall be redeemed by Oakwood Mortgage, the servicer or any other party specified in the related prospectus supplement. See "Description of the Certificates -- Optional Redemption or Termination."

                 Legal Aspects of Contracts and Mortgage Loans

    The following discussion contains the material legal aspects of manufactured housing installment sales contracts and mortgage loans. Because legal aspects are governed by state law, which laws may differ substantially from state to state, this discussion does not purport to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the contracts or mortgage loans is located.

    Contracts differ from mortgage loans in material respects. In general, contracts may experience a higher level of delinquencies than mortgage loans, because the credit underwriting standards applied to borrowers under manufactured housing installment sales contracts generally are not as stringent as those applied to borrowers under many conventional residential first-lien mortgage loans. In addition, manufactured homes generally decline in value over time, which may not necessarily be the case with respect to the mortgaged properties underlying mortgage loans. Consequently, the losses incurred upon repossession of or foreclosure on manufactured homes securing the contracts may be expected to be more severe in many cases than the losses that would be incurred upon foreclosure on mortgaged properties securing mortgage loans, in each case measured as a percentage of the outstanding principal balances of the related assets. The servicing of manufactured housing installment sales contracts is generally similar to the servicing of conventional residential mortgage loans, except that, in general, servicers of manufactured housing installment sales contracts place greater emphasis on making prompt telephone contact with delinquent borrowers than is generally customary in the case of the servicing of conventional residential mortgage loans. Realization on defaulted contracts is generally accomplished through repossession and subsequent resale of the underlying manufactured homes by or on behalf of the Servicer, as described under " -- The Contracts," whereas realization on defaulted mortgage loans is generally accomplished through foreclosure on the underlying mortgaged properties or similar proceedings, as described under " -- The Mortgage Loans." Realization on defaulted Land Secured Contracts may involve a combination of repossession and foreclosure-related procedures. Certificates evidencing interests in contracts may also face other risks that are not present in the case of certificates evidencing interests in mortgage loans.

The Contracts

    General. As a result of the assignment of the contracts underlying a series to the related trustee, the related trust will succeed to all of the rights, including the right to receive payments on the contracts, and will assume the obligations, of the obligee under the contracts. Each contract evidences both the obligation of the obligor to repay the loan evidenced thereby, and the grant of a security interest in the related manufactured home to secure repayment of the loan.

    The contracts generally are chattel paper as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were located. Pursuant to the UCC, the sale of chattel

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

paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the pooling and servicing agreement, the servicer will retain possession of the contracts as custodian for the trustee. Because the servicer is not relinquishing possession of the contracts, the servicer will file a UCC-1 financing statement in the appropriate recording offices in Nevada as necessary to perfect the trustee's ownership interest in the contracts. If, through negligence, fraud or otherwise, a subsequent purchaser from Oakwood Mortgage or from a predecessor owner of the contracts were able to take physical possession of the contracts without notice of the assignment of the contracts to the trustee, the trustee's interest in contracts could be subordinated to the interest of the purchaser. To provide a measure of protection against this possibility, within ten days after the closing date, the contracts will be stamped or marked otherwise to reflect their assignment from Oakwood Mortgage to the trustee.

    Security Interests in the Manufactured Homes. The manufactured homes securing the contracts may be located in any or all of the 50 states, Puerto Rico and the District of Columbia. The manner in which liens on manufactured homes are perfected is governed by applicable state law. In many states ("Title States"), a lien on a manufactured home may be perfected under applicable motor vehicle titling statutes by notation of the secured party's lien on the related certificate of title or by delivery of required documents and payment of a fee to the state motor vehicle authority to re-register the home, depending upon applicable state law. In some states ("UCC States"), perfection of a lien on a manufactured home is accomplished pursuant to the provisions of the applicable UCC by filing UCC-1 financing statements or other appropriate transfer instruments with all appropriate UCC filing offices. Some states are both Title States and UCC States. Oakwood Mortgage will cause the security interests created by the contracts in the related manufactured homes to be assigned to the trustee on behalf of the certificateholders. However, because of the expense and administrative inconvenience involved, neither Oakwood Acceptance nor any other seller is expected to amend any certificate of title to change the lienholder from Oakwood Acceptance or such other seller to the trustee, deliver any documents or pay fees to re-register any manufactured home, or file any UCC transfer instruments, and neither Oakwood Acceptance, such other seller nor Oakwood Mortgage will deliver any certificate of title to the trustee or note thereon the trustee's interest. In some states, simple assignment of the security interest created by a contract in the related manufactured home constitutes an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title, re-registration of the underlying home, or filing of any statement under the applicable UCC, and the assignee succeeds to Oakwood Acceptance's or such other seller's rights as the secured party as to the manufactured home. In other states, however, the law is unclear whether a security interest in a manufactured home is effectively assigned in the absence of an amendment to a certificate of title, re-registration of the underlying home, or the filing of an appropriate UCC transfer instrument, as appropriate under applicable state law. In this event, the assignment of the security interest created by a contract in the related manufactured home may not be effective against creditors of Oakwood Mortgage, Oakwood Acceptance or any other seller or a trustee in bankruptcy of Oakwood Mortgage, Oakwood Acceptance or such other seller.

    In recent years, manufactured homes have become increasingly large and often are attached to their sites, without appearing to be readily mobile. Perhaps in response to these trends, courts in many states have held that manufactured homes, under certain circumstances, are subject to real estate title and recording laws. As a result, a security interest created by an installment sales contract in a manufactured home located in such a state could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the applicable UCC or a real estate mortgage, deed of trust, deed to secure debt or security deed, as appropriate under the real estate laws of the state in which the related home is located. These filings must be made in the real estate records office of the jurisdiction in which the home is located. Neither Oakwood Acceptance nor any other seller will be required to make fixture filings or to file mortgages with respect to any of the manufactured homes, except in the case of Land Secured Contracts. Consequently, if a manufactured home is deemed subject to real estate title or recording laws because the owner attaches it to its site or otherwise, the trustee's interest may be subordinated to the interests of others that may claim an interest in the manufactured home under applicable real estate laws. The trustee's security interest in a manufactured home would be subordinate to, among others, subsequent purchasers for value of the

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

manufactured home and holders of perfected security interests in the home, in either case without notice to the trustee's adverse interest in the home.

    In the absence of fraud, forgery or affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of Oakwood Acceptance on the related certificate of title or delivery of the required documents and fees necessary to register the home in the name of Oakwood Acceptance or the public filing of appropriate transfer instruments reflecting the lien of Oakwood Acceptance, in each case as required under applicable state law, will be sufficient to protect the certificateholders against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home from anyone other than the entity whose lien is perfected under state law, because they will be on notice of the existing interest in the home.

    Some of the contracts ("Land Secured Contracts") will be secured by real estate as well as a manufactured home. Oakwood Acceptance will cause the liens created by the Land Secured Contracts on the related real estate to be assigned to the trustee. The contract file for each Land Secured Contract will be required to include an original or a certified copy of the recorded mortgage relating to the contract, together with originals or certified copies of a chain of recorded assignments of the mortgage sufficient to reflect Oakwood Acceptance as the record holder of the mortgage and the lien it evidences on the related real estate. Assignments in recordable form for the mortgages naming the trustee as assignee will not be prepared by the servicer or any seller. However, Oakwood Acceptance will deliver to the trustee a power of attorney entitling the trustee to prepare, execute and record the assignments of mortgages, in the event that recordation thereof becomes necessary to enable the servicer to foreclose on the related real property.

    Under the UCC of most states, in the event that an owner-occupied manufactured home is moved to a state other than the state in which it initially is registered, any perfected security interest in the home would continue automatically for four months after relocation, during which time the security interest must be re-perfected in the new state in order to remain perfected after this four-month period. Generally, a security interest in a manufactured home may be re-perfected after the expiration of this four-month period, but, for the period between the end of such four-month period and the date of such re-perfection, the security interest would be unperfected.

    If a manufactured home is moved to a UCC State, an appropriate UCC financing statement generally would have to be filed in the state within the four-month period after the move in order for Oakwood Acceptance's security interest in the manufactured home to remain perfected continuously. If a manufactured home is moved to a Title State, re-perfection of a security interest in the home generally would be accomplished by registering the manufactured home with the Title State's motor vehicle authority. In the ordinary course of servicing its portfolio of manufactured housing installment sales contracts, the Servicer takes steps to re-perfect its security interests in the related manufactured homes upon its receipt of notice of registration of the home in a new state -- which it should receive by virtue of the notation of its lien on the original certificate of title, if the home is moved from a Title State to a Title State -- or of information from a related borrower as to relocation of the home. In some Title States, the certificate of title to a manufactured home, which is required to be in the servicer's possession, must be surrendered before the home could be re-registered; in the states an obligor could not re-register a manufactured home to a transferee without the servicer's assistance. In other Title States, when an obligor under a contract sells the related manufactured home, if it is located in a Title State both before and after the sale, Oakwood Acceptance should at least receive notice of any attempted re-registration thereof because its lien is noted on the related certificate of title and accordingly should have the opportunity to require satisfaction of the related contract before releasing its lien on the home. If the motor vehicle authority of a Title State to which a manufactured home is relocated or in which a manufactured home is located when it is transferred registers the manufactured home in the name of the owner thereof or the owner's transferee without noting Oakwood Acceptance's lien on the related certificate of title, whether because the state did not require the owner to surrender the certificate of title issued prior to the transfer or issued by the Title State from which the home was moved or failed to notify Oakwood Acceptance of re-registration and failed to note Oakwood Acceptance's lien on the new certificate of title issued upon re-registration or the manufactured home was moved from a state that is not a Title State, re-registration could defeat the perfection of Oakwood Acceptance's lien in the manufactured home. In addition, re-registration of a manufactured home, whether due to a transfer or relocation, in a state, such as a UCC State, which does not require a certificate of title for registration of a manufactured home, could defeat perfection of Oakwood Acceptance's lien.

    If Oakwood Acceptance and the servicer are not the same entity, Oakwood Acceptance will be required to report to the servicer any notice it receives of any re-registration of a manufactured home. The servicer will take all necessary steps, at its own expense, to maintain perfection of the trustee's security interests in each manufactured homes if it receives notice of relocation, sale or re-registration of the manufactured home. As long as Oakwood Acceptance remains the servicer, the servicer will not be required to cause notations to be made on any certificate of title or to execute any instrument relating to any manufactured home, other than a notation or a transfer instrument necessary to show Oakwood Acceptance as the lienholder or legal titleholder. However, the Servicer has no independent obligation to monitor the status of Oakwood Acceptance's lien on any manufactured home.

    Under the laws of most states, liens for repairs performed on a manufactured home and for property taxes on a manufactured home take priority even over a prior perfected security interest. These liens could arise at any time during the term of a contract. No notice will be given to the trustee or certificateholders in the event this lien arises.

    Enforcement of Security Interests in Manufactured Homes. The servicer, on behalf of the trustee, to the extent required by the related pooling and servicing agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing defaulted contracts. So long as the manufactured home has not become subject to the real estate laws of a state, a creditor is entitled, in most states, to repossess a manufactured home through the voluntary surrender thereof, by self-help repossession that is peaceful or, if the creditor is unable to repossess through either of the foregoing means, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies depending on the state, prior to commencement of any repossession action. The UCC and consumer protection laws in most states place restrictions on repossession sales; among other things, laws require prior notice to the debtor and commercial reasonableness in effecting a sale. The law in most states also requires that the debtor be given notice prior to any resale of a repossessed home so that the debtor may redeem the home at or before resale. In the event of repossession and resale of a manufactured home, the trustee would be entitled to receive the net proceeds of resale up to the amount of the unpaid principal balance of the related contract plus all accrued and unpaid interest thereon at the related asset rate.

    Under applicable laws of most states, a creditor is entitled to obtain a judgment against a debtor for any deficiency remaining after repossession and resale of the manufactured home securing the debtor's loan. However, obtaining and collecting deficiency judgments is seldom economically feasible and, for that reason, Oakwood Acceptance generally has not attempted to obtain deficiency judgments. In addition, some states impose prohibitions or limitations on deficiency judgments, and other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, the Soldiers' and Sailors' Civil Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of a secured lender to repossess and resell collateral or to enforce a deficiency judgment. For example, in proceedings under the United States Bankruptcy Code, as amended, as set forth in Title 11 of the United States Code (the "Bankruptcy Code"), when a court determines that the value of a home is less than the principal balance of the loan it secures, the court may prevent a lender from repossessing or foreclosing on the home, and, as part of the debtor's rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a manufactured housing installment sales contract not secured by the debtor's principal residence, also may reduce the monthly payments due under the contract, change the rate of interest and alter the repayment schedule. Court decisions have applied relief to claims secured by the debtor's principal residence. If a court relieves an obligor's obligation to repay all or any portion of the amounts otherwise due on a contract, the servicer will not be required to advance these amounts, and any loss of this nature may reduce amounts available for distribution on the related certificates.

    Under the terms of the federal Soldiers' and Sailors' Civil Relief Act, an obligor who enters military service after the origination of the obligor's contract, including an obligor who is a member of the National Guard or who is in reserve status at the time of the origination of the contract and is later called to active duty, may not be charged interest above an annual rate of 6.00% during the period of the obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this action could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on the contracts. Any shortfall in interest collections resulting from the application of the Soldiers' and Sailors' Civil Relief Act, to the extent not covered by the subordination of a class of subordinated certificates, could result in losses to certificateholders. In addition, the Soldiers' and Sailors' Civil Relief Act imposes limitations which would impair the ability of the servicer to repossess or foreclose on the manufactured home securing an affected contract during the obligor's period of active duty status. Thus, in the event that a contract goes into default, there may be delays and losses occasioned by the inability to liquidate the related manufactured home in a timely fashion.

    Because of the REMIC provisions of the Code, a trust as to which a REMIC election has been made generally must dispose of any related manufactured homes acquired pursuant to repossession, foreclosure, or similar proceedings within three years after acquisition. Consequently, if the servicer, acting on behalf of the trust, is unable to sell a manufactured home in the course of its ordinary commercial practices by the end of the tenth month of the third calendar year following the end of the calendar year in which it acquires the manufactured home, or a longer period as permitted by the pooling and servicing agreement, the servicer will auction the home to the highest bidder, which may be the servicer, in an auction reasonably designed to produce a fair price. There can be no assurance that the price for any manufactured home would not be substantially lower than the unpaid principal balance of the contract relating thereto. In fact, manufactured homes, unlike site-built homes, generally depreciate in value, and it has been Oakwood Acceptance's experience that, upon repossession and resale, the amount recoverable on a manufactured home securing an installment sales contract is generally lower than the principal balance of the contract.

    Foreclosure Under Real Property Laws. If a manufactured home has become attached to real estate to a degree such that the home would be treated as real property under the laws of the state in which it is located, it may not be legally permissible for the servicer to repossess the home under the provisions of the UCC or other applicable personal property laws. If so, the servicer could obtain possession of the home only pursuant to real estate mortgage foreclosure laws. In addition, in order to realize upon the real property securing any Land Secured Contract, the servicer must proceed under applicable state real estate mortgage foreclosure laws. The requirements that the servicer must meet in order to foreclose on the real property securing a Land Secured Contract, and the restrictions on foreclosure, are identical to the requirements and restrictions that would apply to foreclosure of any mortgage loan. Mortgage foreclosure generally is accomplished through judicial action, rather than by private action as permitted under personal property laws, and real estate laws generally impose stricter notice requirements and require public sale of the collateral. In addition, real estate mortgage foreclosure is usually far more time-consuming and expensive than repossession under personal property laws, and applicable real estate law generally affords debtors many more protections than are provided under personal property laws. Rights of redemption under real estate laws generally are more favorable to debtors than they are under personal property laws, and in many states antideficiency judgment legislation will be applicable in the real estate foreclosure context even if it would not apply to repossessions under personal property laws. If real estate laws apply to a manufactured home, to the extent Oakwood Acceptance has not perfected its security interest in a manufactured home under applicable real estate laws, Oakwood Acceptance's security interest in the manufactured home would be subordinate to a lien on such home recorded pursuant to applicable real estate laws.

    Consumer Protection Laws. The so-called Holder-in-Due-Course rule of the Federal Trade Commission is intended to prevent a seller of goods pursuant to a consumer credit contract and related lenders and assignees from transferring the contract free of claims by the debtor thereunder against Oakwood Acceptance. The effect of this rule is to subject the assignee of a consumer credit contract to all claims and defenses that the debtor could have asserted against Oakwood Acceptance under the contract. Assignee liability under this rule is limited to amounts paid by the debtor under the assigned contract; however, a borrower also may assert the rule to set off remaining amounts due under a contract as a defense against a claim brought by the assignee of the contract against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty -- Federal Trade Commission Improvement Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. The failure of the originator of a contract to have complied with the provisions of some of these laws may result in liability of the related trust to the obligor thereunder or in a reduction of the amount payable under the contract. However, each asset seller will be required to represent and warrant that each contract it sells to Oakwood Mortgage complied, at the time of its origination, with all requirements of law and will be required to make representations and warranties as to each contract to be included in an asset pool concerning the validity, existence, perfection and priority of its security interest in each underlying manufactured home as of the related Cut-off Date. A breach of any representation or warranty that materially and adversely affects a Trust's interest in any contract would create an obligation on the part of such asset seller to use its best efforts to cure the breach to the satisfaction of the trustee or to repurchase the contract. Nevertheless, this requirement may not eliminate the Trust's liability to an obligor.

    Transfers of Manufactured Homes; Enforceability of Due-on-Sale
Clauses. The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer to which consent has not been obtained. The servicer will act in accordance with its customary underwriting procedures and with the terms of the related pooling and servicing agreement in determining whether to permit transfers in respect of contracts included in an asset pool. The servicer will require, among other things, a satisfactory credit review of any person proposing to assume any contract. If the servicer permits an assumption of a contract, no material term of the contract, including the interest rate or the remaining term to maturity of the contract, may be modified unless the servicer has received an opinion of independent counsel to the effect that this modification will not be treated, for federal income tax purposes, as an acquisition of the modified contract by the trust in exchange for the unmodified contract on the date the modification occurs. A delinquent borrower may transfer his manufactured home in order to avoid a repossession proceeding with respect to the manufactured home.

    Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), generally provides that state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The contracts would be covered under Title V if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring 30 days' prior notice before the institution of any action leading to repossession of or foreclosure with respect to the related manufactured home.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting a law or constitutional provision which expressly rejects application of the federal law before April 1, 1983. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title
V. The servicer will represent that all of the contracts comply with applicable usury laws.

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

The Mortgage Loans

    General. Mortgage loans are distinct from Land Secured Contracts, which are discussed under " -- The Contracts -- Foreclosure under Real Property Laws" in this prospectus. A mortgage loan is secured by a mortgaged property on which a one- to four-family residential structure is located, whereas a Land Secured Contract is secured primarily by a manufactured home and is secured only secondarily by a parcel of real property.

    The mortgage loans will be secured by either first mortgages, deeds of trust, deeds to secure debt or security deeds, depending upon the prevailing practice in the state in which the underlying mortgaged property is located.
A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the obligor, and the mortgagee, who is the lender. Under a first mortgage, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties; the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

    Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the mortgaged property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the related note or the deed of trust. Foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the underlying real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, must be published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. See " -- Rights of Reinstatement and Redemption" in this prospectus.

    In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount which may be as great as but is more often somewhat less than the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the obligor in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss with respect to a mortgage loan may be reduced by the receipt of mortgage insurance proceeds. See "The Trusts" in this prospectus.

    Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve obligors from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the obligor's default and the likelihood that the obligors will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate obligors who are suffering temporary financial disabilities. In some cases, courts have limited the right of a lender to foreclose if the default under the related mortgage instrument is not monetary, such as a default arising from the obligor's failure to maintain the property adequately or the obligor's executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that obligors under deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld state statutory notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the obligor.

    Rights of Reinstatement and Redemption. In some states, an obligor, or any other person having a junior encumbrance on the related real estate, may, during a reinstatement or redemption period, cure an obligor default by paying the entire amount in arrears plus certain costs and expenses incurred by or on behalf of the lender in attempting to enforce the obligor's obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. In some states, an obligor under a mortgage loan has the right to reinstate the loan at any time following default until shortly before the foreclosure sale.

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the related obligor and the foreclosed junior lienors are given a statutory period in which to redeem the related property from the foreclosure sale. In other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property that it purchased. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to its purchase of the related property at a judicial foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender or other purchaser of property at a foreclosure sale to maintain the property and pay the expenses of ownership until the redemption period has run.

    Anti-Deficiency Legislation and Other Limitations on Lenders. Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against a borrower following foreclosure on the related property or sale of the related property under a deed of trust. A deficiency judgment is a personal judgment against the obligor equal in most cases to the difference between the amount due to the lender and the greater of the net amount realized upon the foreclosure sale or the market value of the related mortgaged property.

    Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the obligor. In other states, the lender has the option of bringing a personal action against the obligor on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising other remedies.

Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security for a mortgage or deed of trust rather than bringing a personal action against the obligor.

    Other statutory provisions may limit any deficiency judgment against the former obligor under a mortgage loan following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former obligor as a result of low or no bids at the foreclosure sale or sale pursuant to a deed of trust.

    In some states, exceptions to the anti-deficiency statutes are provided in instances where the value of the lender's security has been impaired by acts or omissions of the obligor, for example, in the event of waste of the property by the obligor. In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal and state bankruptcy and insolvency laws and general equitable principles, the federal Soldiers' and Sailors' Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in some proceedings under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan it secures, the court may prevent a lender from foreclosing on the home, and, as part of the debtor's rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Court decisions have applied this relief to claims secured by the debtor's principal residence. If a court relieves an obligor's obligation to repay all or any portion of the amounts otherwise due on a mortgage loan, the servicer will not be required to advance these amounts, and any loss in respect thereof may reduce amounts available for distribution on the related certificates.

    Under the terms of the federal Soldiers' and Sailors' Civil Relief Act, an obligor who enters military service after the origination of the obligor's mortgage loan, including an obligor who is a member of the National Guard or who is in reserve status at the time of the origination of the mortgage loan and is later called to active duty, may not be charged interest above an annual rate of 6.00% during the period of his active duty status, unless a court orders otherwise. It is possible that this action could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on the mortgage loans. Any shortfall in interest collections resulting from the application of the Soldiers' and Sailors' Civil Relief Act, to the extent not covered by the subordination of a class of subordinated certificates, could result in losses to certificateholders. In addition, the Soldiers' and Sailors' Civil Relief Act imposes limitations which would impair the ability of the servicer to foreclose on an affected mortgage loan during the obligor's period of active duty status. Thus, in the event that this type of mortgage loan goes into default, there may be delays and losses occasioned by the inability to liquidate the related mortgaged property in a timely fashion.

    The Internal Revenue Code of 1986, as amended (the "Code") and the laws of some states provide priority to certain tax liens over the lien of a mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Real Property Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect the lender's assignees as to the mortgage loans.

    Due on Sale Clauses. The forms of note, mortgage and deed of trust relating to conventional mortgage loans may contain a due-on-sale clause permitting acceleration of the maturity of a loan if the mortgagor transfers its interest in the underlying property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Act, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses and provides, among other things, that due-on-sale clauses in loans, which loans include the conventional mortgage loans, made after the effective date of the Garn-St Germain Act are enforceable, within limitations as set forth in the Garn-St Germain Act and the regulations promulgated thereunder.

    By virtue of the Garn-St Germain Act, the servicer may generally be permitted to accelerate any conventional mortgage loan which contains a due-on-sale clause upon transfer by the obligor of an interest in the property subject to the related mortgage or deed of trust. With respect to any mortgage loan secured by a residence occupied or to be occupied by the mortgagor, this ability to accelerate will not apply to some transfers, including

   . the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase;

   . a transfer to a family relative resulting from the death of a mortgagor, or a transfer where the spouse or child(ren) becomes an owner of the property in each case where the transferee(s) will occupy the property;

   . a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse of the mortgagor becomes an owner of the property;

   . the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property, provided that the lien or encumbrance is not created pursuant to a contract for deed;

   . a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; and

   . other transfers as set forth in the Garn-St Germain Act and the regulations thereunder. FHA and VA loans do not contain due-on-sale clauses.

See "Maturity and Prepayment Considerations" in this prospectus.

    Adjustable Rate Assets. The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In this event, the trustee under a deed of trust arrangement will not be deemed to be a holder in due course within the meaning of the UCC and may take this type of mortgage note, but there will be restrictions on its ability to foreclose on the related mortgaged property and contractual defenses available to the related obligor.

Environmental Considerations

    Real property pledged as security to a lender may face environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by the lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by the lender's obligor or by a prior owner. A lender also risks liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by the lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability

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and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. And, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and, thus, decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

    Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption nearly identical to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that these costs, if imposed in connection with a mortgage loan or a Land Secured Contract included in a trust estate, could become a liability of the related trust.

    At the time the mortgage loans or Land Secured Contracts underlying a series were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties or real properties was conducted. No representations or warranties are made by any asset seller of mortgage loans or contracts including Land Secured Contracts as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties or real properties. In addition, the servicer has not made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or real property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property or real property, and any loss or liability resulting from the presence or effect of hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to the holders of the related certificates.

    Pursuant to the standard terms, the servicer is not required to foreclose on any mortgaged property or real property if one of its principal officers has actual knowledge that the property is contaminated with or affected by hazardous wastes or hazardous substances. If the servicer does not foreclose on the mortgaged property underlying a defaulted mortgage loan or the real property securing a Land Secured Contract, the amounts otherwise available to pay to the holders of the certificates may be reduced. The servicer will not be liable to the holders of the certificates if it fails to foreclose on a mortgaged property or real property that it believes may be so contaminated or affected, even if the mortgaged property or real property is, in fact, not so contaminated or affected. Similarly, the servicer will not be liable to the holders of any certificates if the servicer forecloses on a mortgaged property or real property and takes title to a mortgaged property or real property that is so contaminated or affected.

Enforceability of Material Provisions of the Obligors' Agreements

    The standard forms of contract, Note, mortgage and deed of trust used by the originators of contracts and mortgage loans may contain provisions obligating the obligor to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. States also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under each pooling and servicing agreement, late charges and prepayment fees on assets in the related trust estate to the extent permitted by law and not waived by the servicer will be retained by the servicer as additional servicing compensation.

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                                Use of Proceeds

    Substantially all of the net proceeds to be received from the sale of each series of certificates will be used to purchase the contracts and mortgage loans related to that series or to reimburse the amounts previously used to effect the purchase, the costs of carrying such contracts and mortgage loans until the sale of the related certificates and other expenses connected with pooling the contracts and mortgage loans and issuing the certificates.

                                  The Company

    Oakwood Mortgage Investors, Inc. was incorporated in the State of Nevada on June 11, 1998 as a wholly-owned, limited purpose finance subsidiary of Oakwood Acceptance Corporation. Oakwood Mortgage Investors, Inc., a North Carolina corporation, was merged with and into Oakwood Mortgage on May 28, 1999. Oakwood Acceptance is a wholly-owned subsidiary of Oakwood Homes Corporation. Oakwood Mortgage maintains its principal office at 101 Convention Center Drive, Suite 850, Las Vegas, Nevada 89109. Its telephone number is (702) 949-0056.

    The only obligations, if any, of Oakwood Mortgage with respect to a series of certificates may be pursuant to limited representations and warranties and limited undertakings to repurchase or substitute contracts or mortgage loans under certain circumstances. Oakwood Mortgage will have no ongoing servicing obligations or responsibilities with respect to any asset pool. Oakwood Mortgage does not have, nor is it expected in the future to have, any significant assets.

    Neither Oakwood Mortgage nor any underwriter nor any of their affiliates will insure or guarantee the certificates of any series.

                                 The Servicer

    Oakwood Acceptance Corporation was incorporated in 1984 in the State of North Carolina as a wholly-owned subsidiary of Oakwood Homes. Oakwood Acceptance Corporation, LLC, a Delaware limited liability company ("Oakwood Acceptance"), became the successor by merger to Oakwood Acceptance Corporation on September 28, 2001. Oakwood Acceptance is primarily engaged in the business of underwriting, originating, pooling, selling and servicing installment sales contracts for the sale of manufactured housing. Oakwood Acceptance's principal offices are located at 7800 McCloud Road, Greensboro, North Carolina 27409-9634 (telephone 336/664-2500).

    Oakwood Acceptance, like its predecessor in interest, underwrites and funds the origination of manufactured housing contracts on an individual basis from its principal office and from one or more additional loan origination offices. Contracts for the financing of sales of manufactured homes through Oakwood Acceptance are typically originated in the name of Oakwood Mobile, a wholly-owned retailing subsidiary of Oakwood Homes, or by a third party manufactured housing dealer, and are assigned to Oakwood Acceptance following origination, although some contracts are originated directly in Oakwood Acceptance's name. Oakwood Acceptance underwrites all of these contracts. From time to time, Oakwood Acceptance purchases seasoned portfolios of manufactured housing contracts from third parties.

                        Federal Income Tax Consequences

    The following is the opinion of Hunton & Williams regarding the material federal income tax consequences of the purchase, ownership and disposition of the offered certificates. This opinion is based upon laws, regulations, rulings, and decisions now in effect, all of which may change. Because REMIC status may be elected with respect to any series of certificates, this opinion includes a summary of the federal income tax consequences to holders of REMIC certificates.

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

    This opinion does not purport to deal with the federal income tax consequences that may affect particular investors in light of their individual circumstances, nor with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts, investment companies and certain other organizations that face special rules. This opinion focuses primarily on investors who will hold the certificates as capital assets generally, property held for investment within the meaning of section 1221 of the Code, although much of the discussion is applicable to other investors as well. Investors should note that, although final regulations under the REMIC provisions of the Code have been issued by the Treasury, no currently effective regulations or other administrative guidance has been issued with respect to certain provisions of the Code that are or may be applicable to certificateholders, particularly the provisions dealing with market discount and stripped debt instruments. Although the Treasury recently issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of Regular Certificates, which are certificates evidencing regular interests in a REMIC, and certain other types of certificates. Furthermore, the REMIC provisions of the Code do not address all of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of certificateholders.

    Moreover, this opinion is based on current law, and there can be no assurance that the law will not change or that the Internal Revenue Service (the "Service") will not take positions that would be materially adverse to investors. Finally, this opinion does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the certificates. Consequently, we suggest that investors consult their own tax advisors in determining the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of the certificates.

General

    Many aspects of the federal income tax treatment of the certificates of a particular series will depend upon whether an election is made to treat the trust, or one or more segregated asset pools thereof, as a series REMIC. The prospectus supplement for each series will indicate whether a REMIC election or elections will be made with respect to the related trust estate and, if such an election or elections are to be made, will identify all regular interests and the residual interest in each series REMIC. For each series with respect to which one or more REMIC elections are to be made, Hunton & Williams, counsel to Oakwood Mortgage, will deliver a separate opinion generally to the effect that, assuming timely filing of the REMIC election or elections and compliance with the related pooling and servicing agreement and certain other documents specified in the opinion, the trust, or one or more segregated asset pools in the trust, will qualify as one or more series REMICs. For each series with respect to which a REMIC election is not to be made, Hunton & Williams will deliver a separate opinion generally to the effect that, assuming compliance with the pooling and servicing agreement and certain other documents, the trust will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. Those opinions will be based on existing law and there can be no assurance that the law will not change or that contrary positions will not be taken by the Service.

REMIC Certificates

    REMIC certificates will be classified as either Regular Certificates, which generally are treated as debt for federal income tax purposes, or Residual Certificates, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series REMIC. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for that series and which of the certificates of such series will be designated as Regular Certificates, and which will be designated as Residual Certificates.

    REMIC certificates held by a REIT generally will qualify as real estate assets within the meaning of section 856(c)(4)(A) of the Code, and interest on such certificates generally will be considered Qualifying REIT Interest,

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in the same proportion that the assets of the related series REMIC would qualify as real estate assets for REIT in the same proportion that the assets of the related series REMIC would qualify as real estate assets for REIT purposes. Similarly, REMIC certificates held by a thrift institution taxed as a domestic building and loan association generally will qualify as a loan secured by an interest in real property, for purposes of the qualification requirements of domestic building and loan associations set forth in section 7701(a)(19) of the Code, in the same proportion that the assets of the related series REMIC would so qualify. However, if 95% or more of the assets of a given series REMIC constitute real estate assets for REIT purposes, the REMIC certificates issued by such REMIC will be treated entirely as such assets and 100% of the interest income derived from such REMIC will be treated as Qualifying REIT Interest. Similarly, if 95% or more of the assets of a given series REMIC constitute loans secured by interests in real property, the REMIC certificates will be treated entirely as such assets for purposes of the qualification requirement of domestic building and loan associations. REMIC Regular and Residual Certificates held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. The Regular Certificates generally will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs. In the case of a series for which two or more REMICs will be created, all such series REMICs will be treated as a single REMIC for purposes of determining the extent to which the related certificates and the income thereon will be treated as qualifying assets and income for such purposes. However, REMIC certificates will not qualify as government securities for either REIT or RIC qualification purposes. A RIC is a regulated investment company as defined in the Code.

  Tax Treatment of Regular Certificates

   Payments received by holders of Regular Certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Except as described below for Regular Certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a Regular Certificate will be treated as ordinary income to the certificateholder and a principal payment on such certificate will be treated as a return of capital to the extent that the certificateholder's basis in the certificate is allocable to that payment. Holders of REMIC Regular or Residual Certificates must report income from such certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The Tax Administrator, the servicer or the trustee will report annually to the Service and to certificateholders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the certificates. The Tax Administrator is the party responsible for computing the amount of original issue discount to be reported to the holders of Regular Certificates each taxable year, which will be Oakwood Acceptance or an Affiliate.

    Under temporary Treasury regulations, holders of Regular Certificates issued by single-class REMICs who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as an investment trust in the absence of a REMIC election or (ii) is substantially similar to an investment trust. Under the temporary Treasury regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's allocable investment expenses (i.e., expenses normally allowable under section 212 of the Code, which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Section 67 of the Code permits an individual, trust or estate to deduct miscellaneous itemized expenses (including expenses allowable under section 212 of the Code) only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC (either directly or through a pass-through entity) will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Code section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a

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certain amount (the "Applicable Amount") will be reduced by the lesser of (i)
3% of the excess of adjusted gross income over the Applicable Amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 1995, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006. The amount of such additional taxable income recognized by holders who are subject to the limitations of either section 67 or section 68 of the Code may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series. Where appropriate, the prospectus supplement for a particular series will indicate that the holders of certificates of such series may be required to recognize additional income as a result of the application of the limitations of either section 67 or section 68 of the Code. Non-corporate holders of Regular Certificates evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax.

  Original Issue Discount
    Certain classes of Regular Certificates may be issued with original issue discount within the meaning of section 1273(a) of the Code. In general, such original issue discount will equal the difference between the stated redemption price at maturity of the Regular Certificate (generally, its principal amount) and its issue price. Holders of Regular Certificates as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary interest income and must be included in income in advance of the receipt of the cash to which it relates.

    The amount of original issue discount required to be included in the income of the holder of a Regular Certificate in any taxable year will be computed in accordance with section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the Regular Certificates, that are subject to prepayment by reason of the prepayment of the underlying obligations. Under section 1272(a)(6), the amount and rate of accrual of original issue discount on a Regular Certificate generally is calculated based on (i) a single constant yield to maturity and (ii) the Pricing Prepayment Assumptions. The Pricing Prepayment Assumptions are the assumptions concerning the rate and timing of principal prepayments on the assets and concerning the reinvestment rate on amounts held pending distribution that were assumed in pricing. No regulatory guidance currently exists under Code section 1272(a)(6). Accordingly, until the Treasury issues guidance to the contrary, the Tax Administrator will, except as otherwise provided, base its computations on Code section 1272(a)(6), the OID Regulations, and certain other guidance, all as described below. OID Regulations are the final regulations governing original issue discount that were issued by the Treasury. There can be no assurance, however, that the methodology described below represents the correct manner of calculating original issue discount on the Regular Certificates. The Tax Administrator will account for income on certain Regular Certificates that provide for one or more contingent payments as described herein under "Federal Income Tax
Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates." Prospective purchasers should be aware that neither Oakwood Mortgage, any servicer, nor the trustee will make any representation that the assets underlying a series will in fact prepay at a rate conforming to the Pricing Prepayment Assumptions or at any other rate.

    The amount of original issue discount on a Regular Certificate equals the excess, if any, of the certificate's stated redemption price at maturity over its issue price. Under the OID Regulations, a debt instrument's stated redemption price at maturity is the sum of all payments of principal and interest provided for on the instrument other than Qualified Stated Interest (i.e., the sum of its Deemed Principal Payments). Qualified Stated Interest means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually at a single fixed rate or a variable rate that meets certain requirements set out in the OID Regulations. Thus, in the case of any Regular Certificate, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that certificate.

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    Since a certificate that is part of an Accretion Class generally will not require unconditional payments of interest at least annually, the stated redemption price at maturity of such a certificate will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a Regular Certificate generally will equal the initial price at which a substantial amount of such certificates is sold to the public. Deemed Principal Payments means all payments of principal and interest provided for on a debt instrument other than Qualified Stated Interest.

    Although the OID Regulations contain an aggregation rule (the "Aggregation Rule"), under which two or more debt instruments issued in connection with the same transaction, or related transactions in certain circumstances, generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single holder, that Rule does not apply if the debt instruments are part of an issue (i) a substantial portion of which is traded on an established market or (ii) a substantial portion of which is issued for cash (or property traded on an established market) to parties who are not related to the issuer or holder and who do not purchase other debt instruments of the same issuer in connection with the same transaction or related transactions. In most cases, the Aggregation Rule will not apply to Regular Certificates of different classes because one or both of the exceptions to the Aggregation Rule will have been met. Although the Tax Administrator will apply the Aggregation Rule to all regular interests in a series REMIC that are held by another REMIC created with respect to the same series, it generally will not apply the Aggregation Rule to Regular Certificates for purposes of reporting to certificateholders.

    Under a de minimis rule, a Regular Certificate will be considered to have no original issue discount if the amount of original issue discount on the certificate is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the certificate's WAM. WAM means the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment on a Regular Certificate by a fraction, the numerator of which is the number of complete years from the certificate's issue date until the payment is made, and the denominator of which is the certificate's stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the Tax Reform Act of 1986 (the "1986 Act"), it is expected that the WAM of a Regular Certificate will be computed using the Pricing Prepayment Assumptions. The holder of a Regular Certificate will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the certificate are received or, if earlier, upon disposition of the certificate, unless the holder of such certificate makes the All OID Election. An All OID Election means, with respect to a Regular Certificate, an election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on such Certificate, reduced by any amortizable premium or acquisition premium accruing on such certificate, under the constant yield method used to account for original issue discount.

    Regular Certificates of certain series may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the certificate is lower than the rate payable during the remainder of its life ("Teaser Certificates"). Under certain circumstances, a Teaser Certificate may be considered to have a de minimis amount of original issue discount even though the amount of original issue discount on such certificate would be more than de minimis if determined as described above. If the stated interest on a Teaser Certificate would be Qualified Stated Interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term, the amount of original issue discount on such certificate that is measured against the de minimis amount of original issue discount allowable on the certificate is the greater of the excess of the stated principal amount of the certificate over its issue price and the amount of interest that would be necessary to be payable on the certificate in order for all stated interest to be Qualified Stated Interest.

    The holder of a Regular Certificate generally must include in gross income the sum, for all days during his taxable year on which he holds the Regular Certificate, of the daily portions of the original issue discount on such

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certificate. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount with respect to such certificate generally will be determined by allocating to each day in any accrual period the certificate's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period and (b) the amount of any Deemed Principal Payments received on the certificate during such period over (ii) the certificate's adjusted issue price at the beginning of such period. The present value of payments yet to be received on a Regular Certificate is computed by using the Pricing Prepayment Assumptions and the certificate's original yield to maturity (adjusted to take into account the length of the particular accrual period), and taking into account Deemed Principal Payments actually received on the certificate prior to the close of the accrual period. The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the certificate at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and decreased by the amount of any Deemed Principal Payments received during that period. Thus, an increased (or decreased) rate of prepayments received with respect to a Regular Certificate will be accompanied by a correspondingly increased (or decreased) rate of recognition of original issue discount by the holder of such certificate.

    The yield to maturity of a Regular Certificate is calculated based on the Pricing Prepayment Assumptions and any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of mandatory redemptions, that are taken into account by the parties in pricing the Regular Certificate typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the certificate's yield to maturity. The Tax Administrator's determination of whether a contingency relating to a class of Regular Certificates is more likely than not to occur is binding on each holder of a certificate of such class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of such certificate is different from that of the Tax Administrator.

    In many cases, Regular Certificates will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, any party entitled to redeem certificates will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the certificates is lower than it would be if the certificates were not redeemed early. If a party entitled to do so is presumed to exercise its option to redeem the certificates, original issue discount on such certificates will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the certificates of a particular series are issued at par or at a discount, the certificates will not be presumed to have been redeemed because a redemption would not lower the yield to maturity of the certificates. If, however, some certificates of a particular series are issued at a premium, a party entitled to redeem certificates may be able to lower the yield to maturity of the certificates by exercising its redemption option. In determining whether such a party will be presumed to exercise its option to redeem certificates when one or more classes of the certificates is issued at a premium, the Tax Administrator will take into account all classes of certificates that are subject to the possibility of optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that a party entitled to redeem such certificates will exercise its option to do so. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the Service will agree with the Tax Administrator's position.

    Under the OID Regulations, the holder of a Regular Certificate generally may make an All OID Election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on such certificate (reduced by any amortizable premium or acquisition premium accruing on such certificate) under the constant yield method used to

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account for original issue discount. To make an All OID Election, the holder of the certificate must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the Service. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder's other debt instruments with market discount, as described below under "Federal Income Tax
Consequences -- REMIC Certificates -- Tax Treatment of Regular
Certificates -- Market Discount." In addition, if an All OID Election is made for a debt instrument with amortizable premium, the holder is deemed to have made an election to amortize the premium on all of the holder's other debt instruments with amortizable premium under the constant yield method. See "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treatment of Regular Certificates -- Amortizable Premium" in this prospectus. Certificateholders should be aware that the law is unclear as to whether an All OID Election is effective for Interest Weighted Certificates or Non-VRDI certificates. Interest Weighted Certificates means a Regular Certificate, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the assets held by the related series REMIC. Non-VDRI Certificates means a Variable Rate Certificate that is issued at an Excess Premium or any other Variable Rate Certificate that does not qualify as a VRDI certificate. Variable Rate Certificate means a Regular Certificate that bears interest at a variable rate. See "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treatment of Regular
Certificates -- Interest Weighted Certificates and Non-VRDI certificates" in this prospectus.

    A Regular Certificate having original issue discount may be acquired in a transaction subsequent to its issuance for more than its adjusted issue price. If the subsequent holder's adjusted basis in such a Regular Certificate, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date, the certificate will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the certificate by the amount of amortizable premium. See "Federal Income Tax
Consequences -- REMIC Certificates -- Tax Treatment of Regular
Certificates -- Amortizable Premium" in this prospectus. If the subsequent holder's adjusted basis in the certificate immediately after the acquisition exceeds the adjusted issue price of the certificate, but is less than or equal to the sum of the Deemed Principal Payments to be received under the certificate after the acquisition date, the amount of original issue discount on the certificate will be reduced by a fraction, the numerator of which is the excess of the certificate's adjusted basis immediately after its acquisition over the adjusted issue price of the certificate and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date over the adjusted issue price of the certificate. For that purpose, the adjusted basis of a Regular Certificate generally is reduced by the amount of any Qualified Stated Interest that is accrued but unpaid as of the acquisition date. Alternatively, the subsequent purchaser of a Regular Certificate having original issue discount may make an All OID Election with respect to the certificate.

    If the First Distribution Period with respect to a Regular Certificate contains more days than the number of days of stated interest that are payable on the first distribution date, the effective interest rate received by the holder of such certificate during the First Distribution Period will be less than the certificate's stated interest rate, making such certificate a Teaser Certificate. If the amount of original issue discount on the Teaser Certificate measured under the expanded de minimis test described above exceeds the de minimis amount of original issue discount allowable on the certificate, the amount by which the stated interest on the certificate exceeds the interest that would be payable on the certificate at the effective rate of interest for the First Distribution Period would be treated as part of the certificate's stated redemption price at maturity. Accordingly, the holder of a Teaser Certificate may be required to recognize ordinary income arising from original issue discount in addition to any Qualified Stated Interest that accrues in a period. A Distribution Period is the interval between one distribution date and the next distribution date. The First Distribution Period is the interval between the closing date and its first distribution date.

    Similarly, if the First Distribution Period with respect to a Regular Certificate is shorter than the interval between subsequent distribution dates, and the holder of such certificate receives interest on the first distribution

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date based on a full accrual period, the effective rate of interest payable on such certificate during the First Distribution Period will be higher than the stated rate of interest on such certificate, making such certificate a Rate Bubble Certificate. A Rate Bubble Certificate that otherwise bears Qualified Stated Interest would be issued with original issue discount unless the Pre-Issuance Accrued Interest Rule applies or the amount of original issue discount on the certificate is de minimis. Pre-Issuance Accrued Interest Rule means the rule in the OID Regulations under which a certificate's issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest on the certificate, and a portion of the interest received on the first distribution date with respect to the certificate would be treated as a return of Pre-Issuance Accrued Interest rather than as a payment on the certificate, provided that a portion of the initial purchase price of the certificate is allocable to Pre-Issuance Accrued Interest and the certificate provides for a payment of stated interest on the first payment date within one year of the issue date that equals or exceeds the amount of such Pre-Issuance Accrued Interest. Pre-Issuance Accrued Interest means interest that has accrued under the terms of a certificate prior to its issue date. The amount of original issue discount on a Rate Bubble Certificate attributable to the First Distribution Period would be the amount by which the interest payment due on the first distribution date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, if a portion of the initial purchase price of a Rate Bubble Certificate is allocable to Pre-Issuance Accrued Interest and such certificate provides for a payment of stated interest on the first payment date within one year of its issue date that equals or exceeds the amount of such Pre-Issuance Accrued Interest, the Tax Administrator intends to apply the Pre-Issuance Accrued Interest Rule to such certificate. Under the Pre-Issuance Accrued Interest Rule, the Tax Administrator will (i) subtract from the issue price of a Rate Bubble Certificate an amount of Pre-Issuance Accrued Interest equal to the excess of (a) the amount of stated interest paid on the certificate on the first distribution date over (b) the portion of such interest that is economically allocable to the period after the issue date, which generally should be an amount equal to the stated interest rate on the certificate expressed as a daily percentage times the number of days in the first payment period (i.e., from the issue date to the first payment date) times the certificate's initial principal amount and (ii) treat a portion of the interest received on the first distribution date with respect to such certificate as a return of the Pre-Issuance Accrued Interest excluded from the issue price of such certificate rather than as a payment on the certificate. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Certificate will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that Period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The Tax Administrator will apply the Pre-Issuance Accrued Interest Rule as described above to each Rate Bubble Certificate for which it is available if the certificate's stated interest otherwise would be Qualified Stated Interest. If, however, the First Distribution Period for a Rate Bubble Certificate is longer than subsequent Distribution Periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the certificate's stated interest because its effective interest rate during the First Distribution Period will be less than its stated interest rate. A Rate Bubble Certificate is a Regular Certificate with an effective interest rate higher during the certificate's First Distribution Period than during the remainder of its term. Thus, a Regular Certificate with a long First Distribution Period typically will be a Teaser Certificate, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Certificate that is nominally allocable to interest accrued under the terms of such certificate before its issue date. All amounts paid for such a Teaser Certificate at issuance, regardless of how designated, will be included in the issue price of such certificate for federal income tax accounting purposes.

    It is not entirely clear how income should be accrued with respect to Interest Weighted Certificates. Unless and until the Service provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear Qualified Stated Interest, and will account for the income thereon as described in "Federal Income Tax
Consequences -- REMIC Certificates -- Interest Weighted certificates and Non-VRDI Certificates" in this prospectus. Some Interest Weighted Certificates may be certificates that provide for a relatively small amount of principal and for interest that can be expressed as Qualified Stated Interest at a very high fixed rate with respect to principal ("Superpremium Certificates"). Superpremium Certificates technically are issued with amortizable

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premium. However, because of their close similarity to other Interest Weighted
Certificates it appears more appropriate to account for Superpremium Certificates in the same manner as for other Interest Weighted Certifi cates. Consequently, in the absence of further administrative guidance, the Tax Administrator will account for Superpremium Certificates in the same manner as other Interest Weighted Certificates. However, there can be no assurance that the Service will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Certificates should consider making a protective election to amortize premium on such certificates.

    In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the Regular Certificates, each investor should consult its own tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on such certificates for federal income tax purposes.

  Variable Rate Certificates

    Under the OID Regulations, a Variable Rate Certificate will qualify as a VRDI certificate only if (i) the certificate is not issued at an Excess Premium; (ii) stated interest on the certificate compounds or is payable unconditionally at least annually at (a) one or more qualified floating rates,
(b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate, or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate (i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the certificate and ends one year following that day). VRDI certificates are subject to the rules applicable to variable rate debt instruments as defined in section 1.1275-5 of the OID Regulations ("VRDIs"). VRDIs in the OID Regulations that are described below. Excess Premium means, with respect to a Regular Certificate, a premium over the certificate's noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of such noncontingent principal amount and the WAM of the certificate or (b) 15% of such noncontingent principal amount.

    Under the OID Regulations, a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. If a Regular Certificate provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of such certificate, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a certificate if the values of all rates on the issue date of such certificate are within 25 basis points of each other.

    A variable rate will be considered a qualified floating rate if it is subject to a Cap, Floor, Governor, or other similar restriction only if: (a) the Cap, Floor, or Governor is fixed throughout the term of the related certificate or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the certificate to be significantly less or significantly more than the expected yield on such certificate determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI certificate, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.

    A Cap is a restriction or restrictions on the maximum stated interest rate on a certificate. A Floor is a restriction or restrictions on the minimum stated interest rate on a certificate. A Governor is a restriction or restrictions on the amount of increase or decrease in the stated interest rate on a certificate on any interest adjustment date.

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    An objective rate is a rate, other than a qualified floating rate, that (i)
is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the issuer (or a related party) or is unique to the circumstances of the issuer (or related party), such as dividends, profits, or the value of the issuer's (or related party's) stock. That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer.

    Under the OID Regulations, if interest on a certificate is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

    Under the OID Regulations, all interest payable on a Single Rate VRDI Certificate is treated as Qualified Stated Interest. Single Rate VRDI Certificate means a VRDI certificate that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate. The amount and accrual of OID on a Single Rate VRDI Certificate is determined, in general, by converting such certificate into a hypothetical fixed rate certificate and applying the rules applicable to fixed rate certificates described under "Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount" in this prospectus to such hypothetical fixed rate certificate. Qualified Stated Interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Certificate also must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the related hypothetical equivalent fixed rate certificate.

    Except as provided below, the amount and accrual of OID on a Multiple Rate VRDI Certificate is determined by converting such certificate into a hypothetical equivalent fixed rate certificate that has terms that are identical to those provided under the Multiple Rate VRDI Certificate, except that such hypothetical equivalent fixed rate certificate will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate VRDI Certificate. A Multiple Rate VRDI Certificate is a VRDI certificate that does not qualify as a Single Rate VRDI Certificate. A Multiple Rate VRDI Certificate providing for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate certificate by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Certificate providing for an objective rate or rates is converted to a hypothetical equivalent fixed rate certificate by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for such Multiple Rate VRDI Certificate. Qualified Stated Interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Certificate must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the related hypothetical equivalent fixed rate certificate.

    Under the OID Regulations, the amount and accrual of OID on a Multiple Rate VRDI Certificate that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate (other than an initial fixed rate that is intended to approximate the subsequent variable rate), is determined using the method described in the preceding paragraph except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate or a qualified inverse floating rate rather than the fixed rate during the period in which the fixed rate applies. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its

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issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

    Weighted Average Certificates provide for interest payable at least annually based on a weighted average of the interest on some or all of the assets held by the related REMIC. Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have Qualified Stated Interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the Service provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for objective rate VRDI Securities.

    Under the OID Regulations, Inverse Floater Certificates generally bear interest at objective rates because their rates either constitute qualified inverse floating rates under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. An Inverse Floater Certificate is a Regular Certificate that provides for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate. Consequently, if such certificates are not issued at an Excess Premium and their interest rates otherwise meet the test for Qualified Stated Interest, the income on such certificates will be accounted for under the rules applicable to VRDI certificates described above. However, an Inverse Floater Certificate may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the assets of the related trust, or designated asset pool in the trust, in a case where one or more of the interest rates on such assets is a fixed rate or otherwise may not qualify as a VRDI certificate. Unless and until the Service provides contrary administrative guidance on the income tax treatment of such Inverse Floater Certificates, the Tax Administrator will treat such certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI certificates" in this prospectus.

  Interest Weighted Certificates and Non-VRDI Certificates

    The treatment of a NOWA Certificate, a Variable Rate Certificate that is issued at an Excess Premium, any other Variable Rate Certificate that does not qualify as a VRDI certificate (each a Non-VRDI certificate) or an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("Contingent Payment Obligations").

    Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Non-VRDI certificates, Interest Weighted Certificates, and other Regular Certificates that are Contingent Payment Obligations in accordance with Code section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the closing date. The projected payment schedule will take into account the Pricing Prepayment Assumptions and the interest payments that are expected to be made based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the assets that collateralize the certificate pay down pro rata.

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    The method described in the foregoing paragraph for accounting for Interest
Weighted Certificates, Non-VRDI certificates, and any other Regular
Certificates that are Contingent Payment Obligations is consistent with Code section 1272(a)(6) and the legislative history thereto. Because of the uncertainty with respect to the treatment of such certificates under the OID Regulations, however, there can be no assurance that the Service will not assert successfully that a method less favorable to certificateholders should apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI certificates, Interest Weighted
Certificates and any other Regular Certificates that are Contingent Payment obligations, each investor should consult his own tax advisor to determine the appropriate amount and method of income inclusion on such certificates for federal income tax purposes.

  Anti-Abuse Rule

    Because of concerns that taxpayers might be able to structure debt instruments or transactions, or apply the bright-line or mechanical rules of the OID Regulations, in a way that produces unreasonable tax results, the OID Regulations contain an anti-abuse rule. The anti-abuse rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the Service can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

  Market Discount

    A subsequent purchaser of a Regular Certificate at a discount from its outstanding principal amount (or, in the case of a Regular Certificate having original issue discount, its "adjusted issue price") will acquire such certificate with market discount. The purchaser generally will be required to recognize the market discount (in addition to any original issue discount remaining with respect to the certificate) as ordinary income. A person who purchases a Regular Certificate at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the certificate with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See "Federal Income Tax
Consequences -- REMIC Certificates -- Original Issue Discount" in this prospectus. A Regular Certificate will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount (or, in the case of a Regular Certificate having original issue discount, the adjusted issue price of such certificate), multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Regardless of whether the subsequent purchaser of a Regular Certificate with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments (including, in the case of a Regular Certificate having original issue discount, any Deemed Principal Payments) are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has accrued, but that has not yet been included in income. The purchaser may make a Current Recognition Election, which generally will apply to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis. A Current Recognition Election is the election under section 1278(b) of the Code to recognize market discount on a debt instrument currently on an uncapped accrual basis. The Service has indicated in Revenue Procedure 92-67 the manner in which a Current Recognition Election may be made. The purchaser also may make an All OID Election with respect to a Regular Certificate purchased with market discount. See "Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount" in this prospectus.

    Until the Treasury promulgates applicable regulations, the purchaser of a Regular Certificate with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Regular Certificate not issued with original issue discount, in the ratio of stated interest payable in

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the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. The Service indicated in Revenue Procedure 92-67 the manner in which an election may be made to accrue market discount on a Regular Certificate on the basis of a constant interest rate. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

    A certificateholder who has acquired any Regular Certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the certificate to the extent they exceed income on the certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a holder of a Regular Certificate makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI certificate or an Interest Weighted Certificate at a discount generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount -- Interest Weighted Certificates and Non-VRDI certificates" in this prospectus. The holder of such a certificate would be required, however, to allocate the difference between the adjusted issue price of the certificate and its basis in the certificate as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable (e.g., based on a constant yield to maturity).

    Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a Regular Certificate subject to optional redemption that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given class of Regular Certificates. Prospective investors in Regular Certificates should consult their own tax advisors regarding the application of the market discount rules to those certificates.

  Amortizable Premium

    A purchaser of a Regular Certificate who purchases the certificate at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the certificates. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Certificate will be calculated using the Pricing Prepayment Assumptions. Under Treasury regulations, amortized premium generally would be treated as an offset to interest income on a Regular Certificate and not as a separate deduction item. If a holder makes an election to amortize premium on a Regular Certificate, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Service. Purchasers who pay a premium for the Regular Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

    Amortizable premium on a Regular Certificate that is subject to redemption at the option of Oakwood Mortgage generally must be amortized as if the optional redemption price and date were the certificate's principal

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amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a certificateholder would not be able to amortize any premium on a Regular Certificate that is subject to optional redemption at a price equal to or greater than the certificateholder's acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI certificates" in this prospectus. The holder of such a certificate would be required, however, to allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable (e.g., based on a constant yield to maturity).

  Consequences of Realized Losses

    Under section 166 of the Code, both corporate holders of Regular Certificates and noncorporate holders that acquire Regular Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Regular Certificates become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Regular Certificate in connection with its trade or business will not be entitled to deduct a loss under Code section 166 until its Regular Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero), and the loss will be characterized as short-term capital loss.

    Each holder of a Regular Certificate will be required to accrue original issue discount income with respect to such certificate without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such certificate or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of original issue discount reported in any period by the holder of a Regular Certificate could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Regular Certificate eventually will recognize a loss or a reduction in income attributable to previously included original issue discount that, as a result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, holders of Regular Certificates should consult with their own tax advisors with respect to the federal income tax consequences of Realized Losses on original issue discount.

    The Tax Administrator will adjust the accrual of original issue discount on Regular Certificates in a manner that it believes to be appropriate to reflect Realized Losses. However, there can be no assurance that the Service will not contend successfully that a different method of accounting for the effect of Realized Losses is correct and that such method will not have an adverse effect upon the holders of Regular Certificates.

  Gain or Loss on Disposition

    If a Regular Certificate is sold, the certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the certificate to the certificateholder, increased by any original issue discount or market discount previously includible in the certificateholder's gross income with respect to the certificate, and reduced by the portion of the basis of the certificate allocable to payments on the certificate (other

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than Qualified Stated Interest) previously received by the certificateholder and by any amortized premium. Similarly, a certificateholder who receives a scheduled or prepaid principal payment with respect to a Regular Certificate will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a Regular Certificate generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for the applicable long-term capital gain holding period.

    If the holder of a Regular Certificate is a bank, thrift, or similar institution described in section 582 of the Code, any gain or loss on the sale or exchange of such certificate will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a Regular Certificate that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the certificateholder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a Regular Certificate that will be recharacterized as ordinary income is limited to the amount of original issue discount (if any) on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation.

    A portion of any gain from the sale of a Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a conversion transaction within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable federal rate (which rate is computed and published monthly by the Service) at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

    Currently, the highest marginal individual income tax bracket is 39.1%. The alternative minimum tax rate for individuals is 26% with respect to alternative minimum tax income up to $175,000 and 28% with respect to alternative minimum tax income over $175,000. The highest marginal federal tax rate applicable to individuals with respect to net capital gain on assets held for one year or more generally is 20%. Accordingly, there can be a significant marginal tax rate differential between net capital gains and ordinary income for individuals. The highest marginal corporate tax rate is 35% for corporate taxable income over $10 million, and the marginal tax rate on corporate net capital gains is 35%.

Tax Treatment of Residual Certificates

  Overview

    A Residual Certificate will represent beneficial ownership of a percentage of the residual interest in the series REMIC to which it relates, and a Regular Certificate generally will represent beneficial ownership of a percentage of a regular interest in the series REMIC to which it relates. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages (including manufactured housing installment sales contracts) or other mortgage-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the trust, or a segregated asset pool in the trust, underlying a series must meet certain continuing qualification requirements, and a REMIC election must be in effect. See "Federal Income Tax
Consequences -- REMIC Certificates -- REMIC Qualification" in this prospectus. A REMIC generally is treated as a pass-through entity for federal income tax purposes, i.e., as not subject to entity-level tax. All interests in a REMIC other than the residual interest must be regular interests. As described in "Federal Income Tax Consequences -- REMIC

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Certificates -- Tax Treatment of Regular Certificates" in this prospectus, a regular interest has terms analogous to those of a debt instrument and generally is treated as a debt instrument for all federal income tax purposes. The Regular Certificates will generate interest and, depending upon the issue price of the Regular Certificates, original issue discount deductions or income attributable to premium for the related series REMIC. As a residual interest, a Residual Certificate represents the right to (i) the stated principal and interest on such certificate, if any, and (ii) such certificate's pro rata share of the income generated by the related series REMIC's assets in excess of the amount necessary to service that REMIC's regular interests and pay that REMIC's expenses.

    In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders. Thus, REMIC taxable income or loss will be allocated pro rata to the related Residual Certificateholders, and each such certificateholder will report his share of REMIC taxable income or loss on his own federal income tax return. Prospective investors in Residual Certificates should be aware that the obligation to account for the related series REMIC's income or loss will continue until all of that REMIC's Regular Certificates have been retired, which may not occur until well beyond the date on which the last payments on Residual Certificates are made. In addition, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize phantom income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction.

    A portion of the income of a Residual Certificateholder may be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income as defined in the Code ("UBTI") to tax-exempt entities; and
(iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Certificateholder.

    The concepts presented in this overview are discussed more fully below.

  Taxation of Residual Certificateholders

    A Residual Certificateholder will recognize his share of the related series REMIC's taxable income or loss for each day during his taxable year on which he holds the Residual Certificate. The amount so recognized will be characterized as ordinary income or loss and will not be taxed separately to the series REMIC. If a Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

    A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. A REMIC's taxable income or loss generally will be characterized as ordinary income or loss, and will consist of the REMIC's gross income, including interest, original issue discount, and market discount income, if any, on the REMIC's assets (including temporary cash flow investments), premium amortization on the REMIC's Regular Certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to the REMIC's Regular Certificates, reduced by the REMIC's deductions, including deductions for interest and original issue discount expense on the REMIC's Regular Certificates, premium amortization and servicing fees with respect to the REMIC's assets, the administrative expenses of the REMIC and the Regular Certificates, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions with respect to the related assets. The REMIC may not take into account any items allocable to a prohibited transaction. See "Federal Income Tax Consequences -- REMIC
Certificates -- REMIC-Level Taxes" in this prospectus. The deduction of REMIC expenses by Residual Certificateholders who are individuals is subject to certain limitations as described below in "Federal Income Tax
Consequences -- REMIC Certificates -- Special Considerations for Certain Types of Investors -- Individuals and Pass-Through Entities" in this prospectus.

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

    The amount of the REMIC's net loss with respect to a calendar quarter that may be deducted by a Residual Certificateholder is limited to such certificateholder's adjusted basis in the Residual Certificate as of the end of that quarter (or time of disposition of the Residual Certificate, if earlier), determined without taking into account the net loss for that quarter. A Residual Certificateholder's basis in its Residual Certificate initially is equal to the price paid for such certificate. Such basis is increased by the amount of taxable income of the REMIC reportable by the Residual Certificateholder with respect to the Residual Certificate and decreased (but not below zero) by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the REMIC's net loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related Residual Certificate. The ability of Residual Certificateholders to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which certificateholders should consult their tax advisors. A distribution with respect to a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

    Although the law is unclear in certain respects, a Residual Certificateholder effectively should be able to recover some or all of the basis in his Residual Certificate as the related REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. A REMIC's initial aggregate basis in its assets generally will equal the sum of the issue prices of its Regular Certificates and Residual Certificates. In general, the issue price of a Regular Certificate of a particular class is the initial price at which a substantial amount of the certificates of such class is sold to the public. In the case of a Regular Certificate of a class not offered to the public in substantial amounts, the issue price is either the price paid by the first purchaser of such certificate or the fair market value of the property received in exchange for such certificate, as appropriate. The REMIC's aggregate basis will be allocated among its assets in proportion to their respective fair market values.

    The assets of certain series REMICs may have bases that exceed their principal amounts. Except as indicated in "Federal Income Tax
Consequences -- REMIC Certificates -- Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium" in this prospectus, the premium on such assets will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the certificates. The amortized premium will reduce the REMIC's taxable income or increase its tax loss for each year, which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the Residual Certificateholders. It should be noted, however, that the law concerning the amortization of premium on assets is unclear in certain respects. If the Service were to contend successfully that part or all of the premium on the assets underlying a REMIC is not amortizable, the holders of the Residual Certificates in such REMIC would recover the basis attributable to the unamortizable premium only as principal payments are received on such assets or upon the disposition or worthlessness of their Residual Certificates. The inability to amortize part or all of the premium could give rise to timing differences between the REMIC's income and deductions, creating phantom income.

    In the first years after the issuance of the Regular Certificates, REMIC taxable income may include significant amounts of phantom income. Phantom income arises from timing differences between income on the underlying assets and deductions on the Regular Certificates that result from the multiple-class structure of the certificates. Since phantom income will arise from timing differences between income and deductions, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular REMIC and (ii) the rate of prepayment on the assets held by the REMIC and, therefore, cannot be predicted without reference to a particular REMIC.

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    The assets of certain series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

    A portion of a series REMIC's taxable income may be subject to special treatment. That portion (known as "excess inclusion income") generally is any taxable income beyond that which the Residual Certificateholder would have recognized had the Residual Certificate been a conventional debt instrument bearing interest at 120% of the applicable long-term federal rate (based on quarterly compounding) as of the date on which the Residual Certificate was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. See "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treatment of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income" and " -- Special Considerations for Certain Types of Investors" in this prospectus.

  Limitations on Offset or Exemption of REMIC Income

    Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such certificateholder's excess inclusion income for that taxable year. Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, increased by the amount of the daily accruals of REMIC income for all prior quarters, and decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. If the Residual Certificateholder is an organization subject to the tax on UBTI imposed by Code section 511, the Residual Certificateholder's excess inclusion income will be treated as UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for their shareholders. Finally, Residual Certificateholders who are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- Residual Certificates" in this prospectus.

Non-Recognition of Certain Transfers for Federal Income Tax Purposes

    In addition to the limitations specified above, the REMIC provisions of the Code provide that the transfer of a noneconomic residual interest to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate will constitute a noneconomic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions with respect to the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC (i.e., the transferor had improper knowledge). Under the REMIC provisions of the Code, a transferor is presumed not to have such improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant

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evidence to indicate that the transferee would not continue to pay its debts as they come due and (ii) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due (the "Original Requirements"). Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations"), however, modified that safe harbor. Under the New Proposed Regulations, a transfer of a noneconomic residual interest would not qualify under the safe harbor unless, in addition to the requirements noted above, the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present values of (i) any consideration given to the transferee to acquire the interest, (ii) the expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses (the "Present Value Requirement"). For purposes of that calculation, present value generally is calculated using a discount rate equal to the applicable federal rate. In addition, on December 8, 2000, the Internal Revenue Service issued Revenue Procedure 2001-12 (the "Revenue Procedure"), which provides an alternative safe harbor to the Present Value Requirement. Under the Revenue Procedure, a transfer of a noneconomic residual interest will qualify for the safe harbor if the Original Requirements are met and either the Present Value Requirement is met or a specified asset test (the "Asset Requirement") is met. In general, to satisfy the Asset Requirement, (i) the transferee must have, at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, gross assets and net assets for financial reporting purposes of more than $100 million and $10 million, respectively, (ii) the transferee must be an "eligible corporation" as defined in Code section 860L(a)(2) (generally, a taxable domestic "C" corporation) and must agree, in writing, to transfer the residual only to another eligible corporation that satisfies the Original Requirements, and (iii) the transferor must not know of any facts or circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of satisfying clause (iii), the Present Value Requirement need not be met, but if the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay. The safe harbor provided by the Revenue Procedure will be available for transfers of residual interests occurring on or after February 4, 2000. Limitations also exist with respect to transfers of certain residual interests to foreign investors. See "Federal Income Tax Consequences --REMIC
Certificates -- Taxation of Certain Foreign Holders of REMIC
Certificates -- Residual Certificates" in this prospectus. Investors should consult their own tax advisors with respect to the applicability of the Revenue Procedure safe harbor to any transfer of a residual interest, and any other restrictions on the transfer of such interests.

  Ownership of Residual Certificates by Disqualified Organizations

    The Code contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest (such as a Residual Certificate) by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization (other than a farmers' cooperative described in section 521 of the Code) unless such organization is subject to the tax on UBTI, or any rural electrical or telephone cooperative (each a "Disqualified Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

    First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of any portion of the REMIC's residual interest. No residual interest issued pursuant to a pooling and servicing agreement (whether or not such interest is represented by a Residual Certificate) will be offered for sale to Disqualified Organizations. Furthermore, (i) the residual interest in each series REMIC will be registered as to both principal and any stated interest with the trustee (or its agent) and transfer of such residual interest (or a percentage interest) may be effected only (A) by surrender of the old residual interest instrument and reissuance by the trustee of a new residual interest instrument to the new

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holder or (B) through a book-entry system maintained by the trustee; (ii) the applicable pooling and servicing agreement will prohibit the ownership of residual interests by Disqualified Organizations; and (iii) each residual interest instrument will contain a legend providing notice of that prohibition. Consequently, each series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of its residual interest by Disqualified Organizations.

    Second, the Code imposes a one-time tax on the transferor of a residual interest (including a Residual Certificate or an interest therein) to a Disqualified Organization. The one-time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Under the REMIC provisions of the Code, the anticipated excess inclusions with respect to a transferred residual interest must be based on (i) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC's interests and (ii) any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. For that purpose, the term agent includes a broker, nominee, or other middleman. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the Service information sufficient to permit the computation of the present value of the anticipated excess inclusions. The transferor of a residual interest (including a Residual Certificate or interest therein) will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The one-time tax must be paid by April 15th of the year following the calendar year in which the residual interest is transferred to a Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays any amounts that the Secretary of the Treasury may require.

    Third, the Code imposes an annual tax on any pass-through entity (i.e., a RIC, REIT, common trust fund, partnership, trust, estate or cooperative described in Code section 1381) that owns a direct or indirect interest in a residual interest (including a Residual Certificate), if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year allocable to interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest (including a Residual Certificate) on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in street name for a Disqualified Organization is subject to the tax. The tax due must be paid by the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the Disqualified Organization is a record holder. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends within the meaning of section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Organizations. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

    If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership. The pooling and

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servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the servicer. The servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

   The REMIC provisions of the Code also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable pooling and servicing agreement will provide for the servicer or an Affiliate thereof to perform such information services as may be required for the application of the one-time tax. Affiliate means, as to any specified person, any other person controlling or controlled by or under common control with such specified person. For the purposes of this definition, control, when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms controlling and controlled have the meanings correlative to the foregoing. If a Residual Certificateholder transfers an interest in a Residual Certificate in violation of the relevant transfer restrictions and triggers the information requirement, the servicer or Affiliate thereof may charge such Residual Certificateholder a reasonable fee for providing the information.

  Special Considerations for Certain Types of Investors

    Dealers in Securities. Residual Certificateholders that are dealers in securities should be aware that, under Treasury regulations (the
"Mark-to-Market Regulations") relating to the mark-to-market accounting provisions under section 475 of the Code dealers in securities are not permitted to mark to market any REMIC residual interests acquired on or after January 4, 1995. Prospective purchasers of Residual Certificates should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations to such certificates.

    Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a taxexempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate (including non-excess inclusion income) is to be treated as UBTI. See "Federal Income Tax Consequences --REMIC Certificates -- Taxation of Residual Certificateholders" in this prospectus.

    Individuals and Pass-Through Entities. A Residual Certificateholder who is an individual, trust, or estate will be permitted to deduct its allocable share of the fees or expenses relating to servicing the assets of and administering the related REMIC under section 212 of the Code only to the extent that the amount of such fees and expenses, when combined with the Residual Certificateholder's other miscellaneous itemized deductions for the taxable year, exceeds 2% of that holder's adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold Residual Certificates indirectly through a grantor trust, a partnership, an S corporation, a common trust fund, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering; (ii) regularly traded on an established securities market; or
(iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Certificates through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. Further, Code section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount) will be reduced by the lesser of (i) 3% of the excess

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of adjusted gross income over the Applicable Amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year for taxable years ending on or before December 31, 1995, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a Residual Certificateholder who is an individual, trust, or estate could be substantial. Non-corporate holders of Residual Certificates also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related series REMIC, are not deductible for purposes of the alternative minimum tax. Finally, persons holding an interest in a Residual Certificate indirectly through an interest in a RIC, common trust fund or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that Residual Certificate.

    Employee Benefit Plans. See "Federal Income Tax Consequences -- REMIC Certificates -- Special Considerations for Certain Types of
Investors -- Tax-exempt entities" and "ERISA Considerations" in this prospectus.

   REITs and RICs. If a Residual Certificateholder is a REIT and the related series REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks; (ii) UBTI in the case of tax-exempt shareholders; and (iii) withholding tax in the case of foreign shareholders. See "Federal Income Tax Consequences -- REMIC Certificates -- Special Considerations for Certain Types of Investors -- Foreign Residual Certificateholders" in this prospectus. Moreover, because Residual Certificateholders may recognize phantom income (See "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Residual Certificate-holders" in this prospectus), a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a), Residual Certificateholder that is a RIC, common trust fund, or one of certain corporations doing business as a cooperative.

    A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the related series REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as Qualifying REIT Interest to the same extent. If 95% or more of a series REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests (including Residual Certificates) will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. Qualifying REIT Interest means interest that is treated as interest on obligations secured by mortgages on real property for REIT qualification purposes. The REMIC provisions of the Code provide that payments of principal and interest on assets that are reinvested pending distribution to the holders of the REMIC Certificates constitute real estate assets for REIT purposes. Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of each series REMIC will be real estate assets throughout such REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate.

    Significant uncertainty exists with respect to the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a security, but will not be considered a government security for purposes of section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a voting security under that Code section. Finally, because a series REMIC will be treated as the issuer of the Residual Certificate for purposes of that section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates issued by the same series REMIC.

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    Partnerships.  Partners in a partnership (other than an "electing large partnership") must take into account their allocable share of any income, including excess inclusion income, that is produced by the Residual Certificate. The partnership itself is not subject to tax on income from the Residual Certificate other than excess inclusion income that is allocable to partnership interests owned by Disqualified Organizations. For the treatment of "electing large partnerships," see "Federal Income Tax Consequences -- Tax Treatment of Residual Certificates -- Ownership of Residual Certificates by Disqualified Organizations" in this prospectus.

    Foreign Residual Certificateholders. Certain adverse tax consequences may be associated with the holding of certain Residual Certificates by a foreign person or with the transfer of such certificates to or from a foreign person. See "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- Residual Certificates" in this prospectus.

    Thrift Institutions, Banks, and Certain Other Financial
Institutions. Residual Certificates will be treated as qualifying assets for thrift institutions in the same proportion that the assets of the series REMIC to which they relate would be so treated. However, if 95% or more of the assets of a given series REMIC are qualifying assets for thrift institutions, 100% of that REMIC's regular and residual interests (including Residual Certificates) would be treated as qualifying assets. In addition, the REMIC provisions of the Code provide that payments of principal and interest on assets included in a REMIC that are reinvested pending their distribution to the holders of the related REMIC certificates will be treated as qualifying assets for thrift institutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for thrift institution purposes. It is expected that at least 95% of the assets of each series REMIC will be qualifying assets for thrift institutions throughout such REMIC's life. The amount of a Residual Certificate treated as a qualifying asset for thrift institutions, however, cannot exceed the holder's adjusted basis in that Residual Certificate.

    Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "Federal Income Tax
Consequences -- REMIC Certificates -- Tax Treatment of Residual
Certificates -- Disposition of Residual Certificates" in this prospectus.

  Disposition of Residual Certificates

    Upon the sale or exchange of a Residual Certificate, a Residual Certificateholder will recognize gain or loss equal to the difference between the amount realized and its adjusted basis in the Residual Certificate. It is possible that a disqualification of a series REMIC (other than an inadvertent disqualification for which relief may be provided in Treasury regulations) may be treated as a sale or exchange of a related Residual Certificate. If the holder has held the Residual Certificate for the applicable long-term capital gain holding period, gain or loss on its disposition generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions described in section 582 of the Code, however, gain or loss on the disposition of a Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period. See "Federal Income Tax Consequences -- REMIC Certificates -- Special Considerations for Certain Types of Investors" in this prospectus.

    A special version of the wash sale rules of the Code applies to dispositions of Residual Certificates. Under that rule, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a Taxable Mortgage Pool that is economically comparable to a Residual Certificate. Treasury Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

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  Liquidation of the REMIC

    A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered a qualified liquidation if the REMIC (i) adopts a plan of complete liquidation; (ii) sells all of its non-cash assets within 90 days of the date on which it adopts the plan; and
(iii) credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against it) to its certificateholders within that 90-day period. An early termination of a REMIC caused by the redemption of all outstanding classes of certificates issued by such REMIC, and the distribution to the Residual Certificateholders of the excess, if any, of the fair market value of the REMIC's assets at the time of such redemption over the unpaid principal balance and accrued and unpaid interest of such REMIC certificates (and any administrative costs associated with such REMIC), will constitute a complete liquidation as described in the preceding sentence. Under the REMIC provisions of the Code, a plan of liquidation need not be in any special form. Furthermore, if a REMIC specifies the first day in the 90-day liquidation period in a statement attached to its final tax return, the REMIC will be considered to have adopted a plan of liquidation on that date.

  Treatment by the REMIC of Original Issue Discount,
  Market Discount, and Amortizable Premium

    Original Issue Discount. Generally, a REMIC's deductions for original issue discount expense on its REMIC certificates will be determined in the same manner as for determining the original issue discount income on such certificates as described in "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treatment of Regular Certificates -- Original Issue Discount" in this prospectus, without regard to the de minimis rule described therein.

    Market Discount. In general, a REMIC will have market discount income with respect to its Qualified Mortgages if the basis of the REMIC in such assets is exceeded by their adjusted issue prices. A REMIC's aggregate initial basis in its Qualified Mortgages (and any other assets transferred to the REMIC on the startup day) equals the aggregate of the issue prices of the regular and residual interests in the REMIC. That basis is allocated among the REMIC's Qualified Mortgages based on their relative fair market values. Any market discount that accrues on a REMIC's Qualified Mortgages will be recognized currently as an item of REMIC ordinary income. The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of original issue discount, as if the Qualified Mortgages had been issued (i) on the date they were acquired by the REMIC and (ii) for a price equal to the REMIC's initial basis in the Qualified Mortgages. The same prepayment assumptions used in pricing the certificates are used to compute the yield to maturity of a REMIC's Qualified Mortgages.

    Premium. Generally, if the basis of a REMIC in its Qualified Mortgages exceeds the unpaid principal balances of those assets the REMIC will be considered to have acquired such assets at a premium equal to the amount of such excess. A REMIC that holds a Qualified Mortgage as a capital asset may elect under Code section 171 to amortize premium on such asset under a constant interest method, to the extent such asset was originated, or treated as originated, after September 27, 1985. The legislative history to the 1986 Act indicates that, while the deduction for amortization of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the 1986 Act limiting the deductibility of interest for non-corporate taxpayers. Because substantially all of the obligors on the assets are expected to be individuals, section 171 of the Code will not be available for the amortization of premium on such assets to the extent they were originated on or prior to September 27, 1985. Such premium may be amortizable under more general provisions and principles of federal income tax law in accordance with a reasonable method regularly employed by the holder of such assets. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

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  REMIC-Level Taxes

    Income from certain transactions by a REMIC, called prohibited transactions, will not be part of the calculation of the REMIC's income or loss that is includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include: (i) the disposition of Qualified Mortgages other than pursuant to (a) the repurchase of a defective asset, (b) the substitution for a defective asset within two years of the closing date, (c) a substitution for any Qualified Mortgage within three months of the closing date, (d) the foreclosure, default, or imminent default of a Qualified Mortgage, (e) the bankruptcy or insolvency of the REMIC, (f) the sale of an adjustable-rate asset the interest rate on which is convertible to a fixed rate of interest upon such conversion for an amount equal to the asset's current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (g) a qualified liquidation of the REMIC; (ii) the receipt of income from assets that are not the type of assets or investments that a REMIC is permitted to hold;
(iii) the receipt of compensation for services by a REMIC; and (iv) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC. A disposition of a Qualified Mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was (i) required to prevent default on a regular interest resulting from a default on one or more of the REMIC's Qualified Mortgages or
(ii) made to facilitate a clean-up call. The REMIC provisions of the Code define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administrative costs associated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class of regular interests with an outstanding principal balance of no more than 10% of the original principal balance qualifies as a clean-up call. The REMIC provisions of the Code also provide that the modification of an asset generally will not be treated as a disposition of that asset if it is occasioned by a default or a reasonably foreseeable default, an assumption of the asset, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by an obligor pursuant to the terms of a convertible adjustable rate asset.

    In addition, a REMIC generally will be taxed at a 100% rate on any contribution to the REMIC after the closing date unless such contribution is a cash contribution that (i) takes place within the three-month period beginning on the closing date; (ii) is made to facilitate a clean-up call (as defined in the preceding paragraph) or a qualified liquidation (as defined in "Federal Income Tax Consequences -- REMIC Certificates -- Liquidation of the REMIC" in this prospectus); (iii) is a payment in the nature of a guarantee; (iv) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund; or (v) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of each series REMIC will be designed to avoid the imposition of the 100% tax on contributions.

    To the extent that a REMIC derives certain types of income from foreclosure property (generally, income relating to dealer activities of the REMIC), it will be taxed on such income at the highest corporate income tax rate. Although the relevant law is unclear, it is not anticipated that any series REMIC will receive significant amounts of such income.

    The organizational documents governing the Regular and Residual Certificates of a series REMIC will be designed to prevent the imposition of the foregoing taxes on such REMIC in any material amounts. If any of the foregoing taxes is imposed on a series REMIC, the trustee will seek to place the burden thereof on the person whose action or inaction gave rise to such taxes. To the extent that the trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated class of certificates before it is borne by a more senior class of certificates.

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  REMIC Qualification

    The trust underlying a series, or one or more designated asset pools in the trust, will qualify under the Code as a REMIC if a REMIC election is in effect and certain tests concerning (i) the composition of the assets of the REMIC and
(ii) the nature of the certificateholders' interests in the REMIC are met on a continuing basis.

  Asset Composition

    In order for a trust, or one or more designated asset pools in the trust, to be eligible for REMIC status, substantially all of its assets must consist of qualified mortgages and permitted investments as of the close of the third month beginning after the closing date and at all times thereafter. Substantially all of a REMIC's assets will be deemed to consist of Qualified Mortgages and permitted investments if no more than a de minimis amount of its assets (i.e., assets with an aggregate adjusted basis that is less than 1% of the aggregate adjusted basis of all the REMIC's assets) are assets other than qualified mortgages and permitted investments.

    A Qualified Mortgage is any obligation that is principally secured by an interest in real property, including a regular interest in another REMIC, and that is either transferred to the REMIC on the closing date or purchased by the REMIC pursuant to a fixed price contract within a three-month period thereafter. Under the REMIC provisions of the Code, a Qualified Mortgage includes any obligation secured by manufactured housing that qualifies as a single family residence within the meaning of Code section 25(e)(10). Manufactured housing qualifies as a single family residence under Code Section 25(e)(10) if it: (i) is used as a single family residence; (ii) has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches; and (iii) is of a kind customarily used at a fixed location. A Qualified Mortgage also includes a qualified replacement mortgage, which is any property that would have been treated as a Qualified Mortgage if it were transferred to the REMIC on the closing date and that is received either in exchange for a defective asset within a two-year period beginning on the closing date or in exchange for any Qualified Mortgage within a three-month period beginning on that date.

    The mortgage loans of each series REMIC will be treated as Qualified Mortgages. In addition, Oakwood Acceptance will represent and warrant that each contract will be secured by a manufactured home that meets the definition of single family residence in section 25(e)(10) of the Code. Accordingly the contracts of each series REMIC will be treated as Qualified Mortgages.

    Permitted Investments include cash flow investments, qualified reserve assets, and foreclosure property. Cash flow investments are investments of amounts received with respect to Qualified Mortgages for a temporary period (not to exceed thirteen months) before distribution to holders of regular or residual interests in the REMIC. Qualified reserve assets are intangible investment assets (other than REMIC residual interests) that are part of a qualified reserve fund maintained by the REMIC. A qualified reserve fund is any reasonably required reserve maintained by a REMIC to provide for full payment of expenses of the REMIC or amounts due on the regular interests or residual interest in such REMIC in the event of (i) defaults or delinquencies on the Qualified Mortgages held by such REMIC; (ii) interest shortfalls on such Qualified Mortgages caused by prepayments of those assets; (iii) lower than expected returns on cash-flow investments; or (iv) unanticipated losses or expenses incurred by the REMIC. A qualified reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more Qualified Mortgages. To the extent that the amount in a qualified reserve fund exceeds a reasonably required amount, it must be reduced promptly and appropriately. Foreclosure property generally is property acquired by the REMIC in connection with the default or imminent default of a Qualified Mortgage. Foreclosure property may not be held beyond the end of the third taxable year beginning after foreclosure occurs unless it is established to the satisfaction of the Secretary of the Treasury that an extension of such period is necessary for the orderly liquidation of the foreclosure property. The Secretary of the Treasury may grant one or more extensions, but any such extension shall not extend the grace period beyond the end of the sixth taxable year beginning after the date such foreclosure property is acquired.

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  Investors' Interests

    In addition to the foregoing asset qualification requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be issued on the closing date (or within a specified 10-day period) and belong to either of the following: (i) one or more classes of regular interests; or (ii) a single class of residual interests on which distributions are made pro rata. For each series REMIC with respect to which REMIC certificates are issued, the Regular Certificates will constitute one or more classes of regular interests in that REMIC and the Residual Certificates will constitute the single class of residual interests in that REMIC.

    A REMIC interest qualifies as a regular interest if (i) it is issued on the startup day with fixed terms; (ii) it is designated as a regular interest;
(iii) it entitles its holder to a specified principal amount; and (iv) if it pays interest, such interest either (a) constitutes a specified portion of the interest payable on one or more of the REMIC's Qualified Mortgages, and that portion does not vary during the period that the regular interest is outstanding (a "specified nonvarying portion"), (b) is payable at a fixed rate with respect to the principal amount of the regular interest, or (c) to the extent permitted under the REMIC provisions of the Code, is payable at a variable rate with respect to such principal amount. Pursuant to the REMIC provisions of the Code, the following rates are permissible variable rates for REMIC regular interests: (i) a qualified floating rate set at a current value as described in "Federal Income Tax Consequences -- REMIC
Certificates -- Variable Rate Certificates" in this prospectus, without regard to the rules in the OID Regulations limiting the use of Caps, Floors, and Governors with respect to such a rate; (ii) a rate equal to the highest, lowest, or average of two or more qualified floating rates (e.g., a rate based on the average cost of funds of one or more financial institutions); or (iii) a rate equal to the weighted average of the interest rates on one or more of the Qualified Mortgages held by the REMIC provided, however, that the Qualified Mortgages taken into account in determining the weighted average rate bear interest at a fixed rate or a rate that would be a permissible variable rate for a REMIC regular interest as described in this sentence. Under the REMIC provisions of the Code, the presence of a ceiling or floor on the interest payable on a variable rate regular interest will not prevent such an interest from qualifying as a regular interest. In addition, a qualifying variable rate may be expressed as a multiple of, or a constant number of basis points more or less than, one of the permissible types of variable rates described above. Finally, a limitation on the amount of interest to be paid on a variable rate regular interest based on the total amount available for distribution is permissible, provided that it is not designed to avoid the restrictions on qualifying variable rates. The REMIC provisions of the Code also provide that the specified principal amount of a REMIC regular interest may be zero if the interest associated with such regular interest constitutes a specified nonvarying portion of the interest on one or more of the REMIC's Qualified Mortgages.

    If the interest payable on a REMIC regular interest is disproportionately high relative to the specified principal amount of that interest, that interest may be treated, in whole or in part, as a second residual interest, which could result in the disqualification of the REMIC. Under the REMIC provisions of the Code, interest payments (or similar amounts) are considered disproportionately high if the issue price of a regular interest exceeds 125% of its specified principal amount. Under the REMIC provisions of the Code, however, interest payable at a disproportionately high rate will not cause a regular interest to be recharacterized as a residual interest if the interest payable on that regular interest consists of a specified nonvarying portion of the interest payable on one or more of the REMIC's Qualified Mortgages. None of the Regular Certificates will have an issue price that exceeds 125% of their respective specified principal amounts unless the interest payable on those certificates consists of a specified nonvarying portion of the interest payable on one or more of the REMIC's Qualified Mortgages.

    The Code requires certain arrangements to be made with respect to all REMICs. Those arrangements, which are intended to prevent acquisitions of REMIC residual interests (including the Residual Certificates) by certain organizations that are not subject to federal income tax, are described in "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treatment of Residual Certificates -- Ownership of Residual Interests by Disqualified Organizations" in this prospectus. Each series REMIC will be structured to provide for such arrangements.

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  Consequences of Disqualification

    If a series REMIC fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, the Regular Certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool. See "Federal Income Tax
Consequences -- REMIC Certificates -- Taxable Mortgage Pools" in this prospectus. If a series REMIC is treated as a Taxable Mortgage Pool, any residual income of the former REMIC (i.e., interest and discount income from the underlying assets less interest and original issue discount expense allocable to the Regular Certificates and any administrative expenses of the REMIC) would be subject to corporate income tax at the Taxable Mortgage Pool level. On the other hand, the arrangement could be treated under Treasury regulations as a separate association taxable as a corporation and the Regular Certificates could be treated as stock interests therein, rather than debt instruments. In the latter two cases, Residual Certificates would be treated as stock interests in such Taxable Mortgage Pool or association, respectively. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. The conference report accompanying the 1986 Act indicates that disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

  Taxable Mortgage Pools

    Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC, a REIT or a financial asset securitization investment trust (a "FASIT") will be considered a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mortgages (which term, for purposes of this paragraph, includes mortgage loans and contracts), (ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. Oakwood Mortgage generally will structure offerings of non-REMIC certificates to avoid the application of the Taxable Mortgage Pool rules.

Taxation of Certain Foreign Holders of REMIC Certificates

  Regular Certificates

    Interest, including original issue discount, paid on a Regular Certificate to a Foreign Person generally will be treated as portfolio interest and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificate- holder, (ii) the Foreign Person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described in Section 881(c)(3)(C) of the Code, (iii) the Foreign Person is not a bank receiving interest on a loan made in the ordinary course of business, and (iv) the trustee, or other person who would otherwise be required to withhold tax, is provided with a Foreign Person Certification. Foreign Person means an alien individual that is not a United States resident for federal income tax purposes, a foreign corporation, foreign partnership, certain foreign estates or trusts or holders holding on behalf of any of the foregoing. Foreign Person Certification means a written certification signed under penalty of perjury provided by the beneficial owner of a certificate that the person is, inter alia, a Foreign Person. If the holder of a Regular Certificate does not provide the trustee (or other person who would otherwise be required to withhold tax) with a Foreign Person

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Certification, interest (including original issue discount) paid on such a certificate may be subject to either a 30% withholding tax or 31% backup withholding. See "Federal Income Tax Consequences -- Taxation of Certain
Foreign Holders of REMIC Certificates -- Backup Withholding" in this prospectus.

  Residual Certificates

    Amounts paid to Residual Certificateholders who are Foreign Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Under temporary Treasury Regulations, non-excess inclusion income received by Residual Certificateholders who are Foreign Persons generally would qualify as portfolio interest exempt from the 30% withholding tax (as described in the preceding paragraph) only to the extent that (i) the assets held by the related series REMIC were issued in registered form and (ii) such assets were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- REMIC Regular Certificates" in this prospectus. Because the assets held by a series REMIC will not be issued in registered form, amounts received by Residual Certificateholders who are Foreign Persons will not be exempt from the 30% withholding tax. Such amounts generally will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding on debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (i.e., where the Residual Certificates, as a class, do not have significant value). Further, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate on excess inclusion income.

    Under the REMIC provisions of the Code, the transfer of a Residual Certificate that has tax avoidance potential to a Foreign Person will be disregarded for all federal income tax purposes. A Residual Certificate is deemed to have tax avoidance potential under those regulations unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual. A transferor of a Residual Certificate to a Foreign Person will be presumed to have had a reasonable expectation at the time of the transfer that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual, if such distributions would be made under all asset prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See "Federal Income Tax
Consequences -- REMIC Certificates -- Tax Treatment of Regular
Certificates -- Original Issue Discount" in this prospectus. If a Foreign Person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, that transfer also will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the Foreign Person still owned the Residual Certificate. Investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate. Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the Service in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to those new withholding rules.

  Backup Withholding

    Under federal income tax law, a certificateholder may be subject to backup withholding under certain circumstances. Backup withholding applies to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number to the

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trustee; (ii) furnishes the trustee an incorrect taxpayer identification number; (iii) fails to report properly interest and dividends; or (iv) under certain circumstances, fails to provide the trustee or the certificateholder's securities broker with a certified statement, signed under penalties of perjury, that the taxpayer identification number provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding applies, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's securities broker with a Foreign Person Certification, as described in "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC
Certificates -- Regular Certificates" in this prospectus. Backup withholding applies to reportable payments, which include interest payments and principal payments to the extent of accrued original issue discount, as well as distributions of proceeds from the sale of Regular Certificates or REMIC Residual Certificates. Backup withholding, however, does not apply to payments on certificates made to certain exempt recipients, such as tax-exempt organizations, and to certain Foreign Persons. Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a certificate.

Reporting and Tax Administration

  Regular Certificates

    Reports will be made at least annually to holders of record of Regular Certificates (other than those with respect to whom reporting is not required) and to the Service as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates; (ii) original issue discount, if any, accrued on the certificates; and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

  Residual Certificates

    For purposes of federal income tax reporting and administration, a series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee based upon information it receives from the servicer in its monthly reports delivered pursuant to the pooling and servicing agreement. The REMIC provisions of the Code require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such certificateholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the Service as an attachment to the REMIC's income tax return for that year. As required by the Code, a series REMIC's taxable year will be the calendar year.

    Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

    The Treasury has issued temporary and final regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMIC's tax matters person (the "TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. It is expected that the servicer or an Affiliate thereof will acquire a portion of the residual interest in each series REMIC in order to permit it to be designated as TMP for the REMIC and will prepare and file the REMIC's federal and state income tax and information returns.

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    Treasury regulations provide that a Residual Certificateholder is not required to treat items on its return consistently with their treatment on the REMIC's return if the certificateholder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each Residual Certificateholder is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A series REMIC typically will not register as a tax shelter pursuant to Code section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the related series REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

  New Withholding Regulations

    The Treasury Department has issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new withholding regulations attempt to unify certification requirements and modify reliance standards. The new withholding regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the new withholding regulations.

Non-REMIC Certificates

  Treatment of the Trust for Federal Income Tax Purposes

    In the case of series with respect to which a REMIC election is not made, the trust will be classified as a grantor trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. Thus, the owner of a non-REMIC certificate issued by such a trust generally will be treated as the beneficial owner of an appropriate portion of the principal and interest payments (according to the characteristics of the certificate in question) to be received on the assets assigned to a trust for federal income tax purposes.

  Treatment of the Non-REMIC Certificates for Federal Income Tax Purposes Generally

    The types of non-REMIC certificates offered in a series may include: (i) Strip Certificates (i.e., IO Certificates, PO Certificates, and Ratio Certificates) and (ii) Participation Certificates. Participation Certificates means a non-REMIC certificate evidencing ownership of equal percentages of the principal and interest payments on the assets assigned to the trust. PO Certificates means a non-REMIC certificate evidencing ownership of a percentage of the principal payments on some or all of the assets assigned to the trust. The federal income tax treatment of Strip Certificates will be determined in part by section 1286 of the Code. Little administrative guidance has been issued under that section and, thus, many aspects of its operation are unclear, particularly the interaction between that section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal income tax treatment of Strip Certificates, and potential investors should consult their own tax advisors concerning such treatment.

    Several Code sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage assets. For purposes of those Code sections, Participation Certificates will be characterized with reference to the assets in the related trust, but it is not clear whether Strip Certificates will be so characterized. The Service could take the position that the character of the assets is not attributable to Strip Certificates for purposes of those Code sections. However, because Strip Certificates represent sole ownership rights in the principal and interest payments on the assets, Strip Certificates, like Participation Certificates, should be characterized with reference to the assets in the trust. Accordingly, all non-REMIC certificates should be treated as qualifying assets for thrift institutions, and as real estate assets for REITs in the same proportion that the assets in the trust would be so treated. Similarly, the interest income attributable to non-REMIC certificates should be considered Qualifying REIT Interest for REIT purposes to the extent that the assets in the trust qualify as real estate assets for REIT purposes.

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    One or more classes of non-REMIC certificates may be subordinated to one or more other classes of non-REMIC certificates of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated non-REMIC certificates or the senior non-REMIC certificates. However, to the extent indicated in "Description of the Certificates -- Allocation of Distributions from the Assets" in this prospectus and to the extent provided in the relevant prospectus supplement, holders of such subordinated certificates will be allocated losses prior to their allocation to the holders of more senior classes of certificates. Holders of such subordinated certificates should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any subordinated certificates. See "ERISA Considerations" in this prospectus and in the prospectus supplement.

  Treatment of Participation Certificates

    The holder of a Participation Certificate issued by a trust generally will be treated as owning a pro rata undivided interest in each of the assets held by such trust. Accordingly, each holder of a Participation Certificate will be required to include in income its pro rata share of the entire income from the Trust's assets, including interest and discount income, if any. Such certificateholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the Trust's assets (provided that such fees and expenses represent reasonable compensation for the services rendered). An individual, trust, or estate that holds a Participation Certificate directly or through a pass-through entity will be entitled to deduct such fees and expenses under section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the Applicable Amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year for taxable years ending on or before December 31, 1995, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006. Each Participation Certificateholder generally will determine its net income or loss with respect to the trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the certificateholder otherwise would use the cash receipts and disbursements method.

    The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the trust assets. The rules regarding discount and premium that are applicable to non-REMIC certificates generally are the same as those that apply to REMIC Regular Certificates. See the discussions under "Federal Income Tax Consequences -- REMIC
Certificates -- Original Issue Discount," " -- Variable Rate Certificates," " -- Market Discount," and " -- Amortizable Premium" in this prospectus.

    For instruments to which it applies, Code section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes (i) a single constant yield to maturity and (ii) the Pricing Prepayment Assumptions. As in the case of Regular Certificates, Code section 1272(a)(6) applies to non-REMIC certificates, but no regulations have been issued describing the application of that Section to such securities. Nonetheless, unless and until the release of administrative guidance to the contrary, the Tax Administrator will account for the non-REMIC certificates as though section 1272(a)(6) applied to them. Thus, the Tax Administrator will account for a class of non-REMIC certificates in the same manner as it would account for a class of Regular Certificates with the same terms. There can be no assurance, however, that the Service ultimately will sanction the Tax Administrator's position.

    The original issue discount rules generally apply to residential mortgage loans originated after March 2, 1984, and the market discount rules apply to any such loans originated after July 18, 1984. The rules allowing for the amortization of premium are available with respect to mortgage loans originated after September 27, 1985. It

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is anticipated that most or all of the assets securing any series will be subject to the original issue discount, market discount, and amortizable premium rules. Although most mortgage loans and contracts nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or certain other origination charges by the obligors if the discount attributable to such payments exceeds the de minimis amount. If the trust contains assets purchased for prices below their outstanding principal amounts, holders of Participation Certificates will be required to take into account original issue discount not previously accrued to the prior holder of such assets. Moreover, if such assets were purchased for less than their adjusted issue prices, Participation Certificateholders generally will be required to take into account market discount, unless the amount of such market discount is de minimis under the market discount rules. Finally, Participation Certificateholders generally may elect to amortize any premium paid for assets over their adjusted issue prices. For a more complete elaboration of the rules pertaining to original issue discount, market discount, and acquisition premium, see the discussion under "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treatment of Regular Certificates" in this prospectus.

  Treatment of Strip Certificates

    Many aspects of the federal income tax treatment of Strip Certificates are uncertain. The discussion describes the treatment that Oakwood Mortgage believes is fair and accurate, but there can be no assurance that the Service will not take a contrary position. Potential investors, therefore, should consult their own tax advisors with respect to the federal income tax treatment of Strip Certificates.

    Under section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of stripped coupons with respect to the separated rights to interest payments and stripped bonds with respect to the principal and any undetached interest payments associated with that principal. The issuance of IO or PO Certificates effects a separation of the ownership of the interest and principal payments on some or all of the assets in the trust. In addition, the issuance of Ratio Certificates effectively separates and reallocates the proportionate ownership of the interest and principal payments on the assets. Therefore, Strip Certificates will be subject to section 1286.

    For federal income tax accounting purposes, section 1286 treats a stripped bond or a stripped coupon as a new debt instrument issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped bond or coupon generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. The regulations issued by the Treasury under section 1286 of the Code (the "Stripping Regulations"), however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be de minimis under rules generally applicable to debt instruments. For purposes of that determination, (i) the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased; (ii) an aggregation approach similar to the Aggregation Rule (as described in "Federal Income Tax Consequences -- REMIC
Certificates --Original Issue Discount" in this prospectus) may be applied; and
(iii) unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances. In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue discount. See "Federal Income Tax Consequences -- Non-REMIC Certificates -- Treatment of Strip
Certificates -- Determination of Income With Respect to Strip Certificates" in this prospectus.

    The application of section 1286 to the Strip Certificates is not entirely clear under current law. It could be interpreted as causing: (i) in the case of an IO Certificate, each interest payment due on the underlying assets to be treated as a separate debt instrument; (ii) in the case of a Ratio Certificate entitled to a disproportionately high

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share of principal, each excess principal amount (i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Certificateholder would have been entitled if he had held an undivided interest in the underlying assets) to be treated as a separate debt instrument; and
(iii) in the case of a Ratio Certificate entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument. In addition, section 1286 would require the purchase price of a Strip Certificate to be allocated among each of the rights to payment on the underlying assets to which the certificateholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder as a single debt instrument under an aggregation approach, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Certificates are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Certificates, it anticipates that the Strip Certificates would trade in such market as whole units. In addition, because no market exists for individual payments on assets, the proper allocation of the certificate's purchase price to each separate payment on the assets in the trust would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Certificate is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator will treat each Strip Certificate as a single debt instrument for income tax accounting purposes.

  Determination of Income With Respect to Strip Certificates

    For purposes of determining the amount of income on a Strip Certificate that accrues in any period, the rules described under "Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount," " -- Variable Rate Certificates," " -- Anti-Abuse Rule," " -- Interest Weighted Certificates and Non-VRDI Certificates," " -- Market Discount," and " -- Amortizable Premium" will apply. PO Certificates and certain classes of Ratio Certificates will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount. A Strip Certificate that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a Regular Certificate is subject to the same tax accounting considerations applicable to the Regular Certificate to which it corresponds. Thus, as described in "Federal Income Tax
Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI certificates," certain aspects of the tax accounting treatment of such a Strip Certificate are unclear. Unless and until the Service provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Certificate in the manner described for the corresponding Regular Certificate. See "Federal Income Tax Consequences -- REMIC
Certificates -- Interest Weighted Certificates and Non-VRDI Certificates."

    If a PO Certificate or a Ratio Certificate that is not considered a Contingent Payment Obligation (an "Ordinary Ratio Certificate") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount. The holder of such a certificate generally will be required to include such original issue discount in income as described in "Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount" in this prospectus. PO Certificates and Ordinary Ratio Certificates issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related certificate, either (i) the amount of original issue discount on the certificate is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the certificate is no more than 1% lower than the annual stated rate of interest payable on the asset from which the Certificate was stripped. The holders of such certificates generally would be required to include market discount in income in the manner described in "Federal Income Tax
Consequences -- REMIC Certificates -- Market Discount" in this prospectus. Some classes of Ordinary Ratio Certificates may be issued at a price that exceeds their stated principal amount.

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Subject to the discussion of Superpremium Certificates in "Federal Income Tax
Consequences -- REMIC Certificates -- Original Issue Discount" in this prospectus, holders of such Ordinary Ratio Certificates generally should be able to amortize that premium as described in "Federal Income Tax
Consequences -- REMIC Certificates -- Amortizable Premium" in this prospectus.

    IO Certificates means a non-REMIC certificate evidencing ownership of a percentage of the interest payments, net of certain fees, on the assets assigned to a related trust. IO Certificates do not represent a right to stated principal amounts. Rather, IO Certificates represent rights only to payments of interest which, as a result of prepayments on the assets in the related trust, may never be made. The Tax Administrator will account for IO Certificates in the same manner as for Interest Weighted Certificates. See "Federal Income Tax Consequences --REMIC Certificates -- Original Issue Discount," " -- Variable Rate Certificates," and " -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus.

  Purchases of Complementary Classes of Strip Certificates

    Complementary Strip Certificates, when held in combination, provide an aggregate economic effect equivalent to that of a Participation Certificate. Complementary Strip Certificates means different classes of Strip Certificates of the same series that, when held in combination, provide an aggregate economic effect equivalent to that of a Participation Certificate. When an investor purchases Complementary Strip Certificates, it appears that, for federal income tax purposes, each such certificate should be treated separately and should be subject to the rules described above. The Service could assert, however, that Complementary Strip Certificates held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Strip Certificates should consult their own tax advisors as to the proper treatment of such certificates.

  Possible Alternative Characterizations

    The Service could assert that the Strip Certificates should be characterized for tax purposes in a manner different from that described above. For example, the Service could contend that each Ratio Certificate whose interest rate is higher than the related series Rate is to be treated as being composed of two certificates: (i) a Participation Certificate of the same principal amount as the Ratio Certificate but generating interest at the series Rate; and (ii) an IO Certificate representing the excess of the rate on the Ratio Certificate over the series Rate. Similarly, a Ratio Certificate whose interest rate is lower than the series Rate could be treated as composed of a Participation Certificate with an interest rate equal to the series Rate and a PO Certificate. Alternatively, the Service could interpret section 1286 to require that each individual interest payment with respect to an IO Certificate or a Ratio Certificate be treated as a separate debt instrument for original issue discount purposes. The Service also might challenge the manner in which original issue discount is calculated, contending that (i) the stated maturity should be used to calculate yield on a non-REMIC certificate; (ii) the Contingent Payment Regulations should not apply to IO Certificates; or (iii) the Contingent Payment Regulations should apply to the Ordinary Ratio Certificates. Given the variety of alternative treatments of Strip Certificates and the different federal income tax consequences that could result from each alternative, a potential investor is urged to consult its own tax advisor regarding the proper treatment of such certificates for federal income tax purposes.

  Limitations on Deductions With Respect to Strip Certificates

    The holder of a Strip Certificate will be treated as owning an interest in each of the assets of the related trust and will recognize an appropriate share of the income and expenses associated with those assets. Accordingly, an individual, trust, or estate that holds a Strip Certificate directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such certificate as are applicable to holders of Participation Certificates. See "Federal Income Tax Consequences -- Non-REMIC
Certificates -- Treatment of Participation Certificates" in this prospectus.

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  Sale of a Non-REMIC certificate

    A sale of a non-REMIC certificate prior to its maturity will result in gain or loss equal to the difference between the amount received and the holder's adjusted basis in such certificate. The rules for computing the adjusted basis of a Non-REMIC Certificate are the same as in the case of a Regular Certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treatment of Regular Certificates -- Gain or Loss on Disposition" in this prospectus. Gain or loss from the sale or other disposition of a non-REMIC certificate generally will be capital gain or loss to the certificateholder if the certificate is held as a capital asset within the meaning of section 1221 of the Code, and will be long-term or short-term depending on whether the certificate has been held for the applicable long-term capital gain holding period. Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the certificateholder is a financial institution described in section 582 of the Code. See "Federal Income Tax Consequences -- REMIC Certificates -- Gain or Loss on Disposition" in this prospectus.

  Taxation of Certain Foreign Holders of Non-REMIC Certificates

    Interest, including original issue discount, paid on a non-REMIC Certificate to a Foreign Person generally is treated as portfolio interest and, therefore, is not subject to any United States tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the Certificateholder, (ii) the Foreign Person is not a 10% shareholder within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), (iii) the Foreign Person is not a bank receiving interest on a loan made during the ordinary course of business, and (iv) the trustee (or other person who would otherwise be required to withhold tax) is provided with Foreign Person Certification. If the holder of a non-REMIC certificate does not meet the foregoing conditions, interest (including original issue discount) paid on such a certificate may be subject to either a 30% withholding tax or backup withholding at a maximum rate of 30.5%.

    In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of non-REMIC Certificates. Interest on debt instruments issued on or before July 18, 1984 does not qualify as portfolio interest and, therefore, is subject to United States withholding tax at a 30% rate (or lower treaty rate, if applicable). IO Certificates and PO Certificates generally are treated, and Ratio Certificates generally should be treated, as having been issued when they are sold to an investor. In the case of Participation Certificates, however, the issuance date of the certificate is determined by the issuance date of the underlying assets. Thus, to the extent that the interest received by a holder of a Participation Certificate is attributable to assets issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Certificate is characterized as a pass-through type certificate and the underlying assets were issued on or before July 18, 1984, interest generated by the certificate may be subject to the withholding tax. Ratio Certificate means a non-REMIC Certificate evidencing ownership of a percentage of the interest payments and a different percentage of the principal payments on the assets. See "Federal Income Tax Consequences -- Non-REMIC
Certificates -- Treatment of Strip Certificates -- Possible Alternative Characterizations" in this prospectus. Although Code Sections 871(h)(4) and 881(c)(4) deny portfolio interest treatment to certain types of contingent interest, those provisions generally apply only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that those provisions will apply to deny portfolio interest treatment to certificateholders who are Foreign Persons. However, because the scope of those provisions is not entirely clear, investors who are Foreign Persons should consult their tax advisors regarding the potential application of those provisions before purchasing a certificate.

  Backup Withholding

    The application of backup withholding to non-REMIC Certificates generally is the same as in the case of REMIC Certificates. See "Federal Income Tax Consequences -- REMIC Certificates -- Backup Withholding" in this prospectus.

  Reporting and Tax Administration

    For purposes of reporting and tax administration, the holders of non-REMIC certificates will be treated in the same fashion as the holders of Regular Certificates. See "Federal Income Tax Consequences -- REMIC
Certificates -- Reporting and Tax Administration" in this prospectus.

    Due to the complexity of the federal income tax rules applicable to you and the considerable uncertainty that exists with respect to many aspects of those rules, we suggest that you consult your own tax advisor regarding the tax treatment of the acquisition, ownership and disposition of the certificates.

                           State Tax Considerations

    In addition to the federal income tax consequences described under "Federal Income Tax Consequences", potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

                             ERISA Considerations

Fiduciary Duties

    In considering an investment in a certificate of the assets of any employee benefit plan or retirement arrangement, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which these plans, accounts, annuities or arrangements are invested, that are described in or must follow the requirements of ERISA or Section 4975 of the Code (a "Plan"), a fiduciary should consider, among other things,

   . the purposes, requirements, and liquidity needs of the Plan;

   . the impact of the DOL regulations set forth in 29 C.F.R. 2510.3-101, as amended from time to time (the "Plan Asset Regulations"), concerning the definition of plan assets;

   . whether the investment satisfies the diversification requirements of section 404(a)(1)(C) of ERISA; and

   . whether the investment is prudent, considering the nature of an investment in a certificate and the fact that a market in which the fiduciary can sell or otherwise dispose of certificates may not be created or, if created, may not continue to exist for the life of the certificates.

The prudence of a particular investment must be determined by the responsible fiduciary, usually the trustee or investment manager with respect to each Plan, taking into account all of the facts and circumstances of the investment.

The Plan Asset Regulations

    The Plan Asset Regulations issued by the DOL define plan assets to include an investment in equity securities of another entity (like the certificates), but not, solely by reason of such investment, any of the underlying assets of that entity. However, unless certain exemptions apply, under the Plan Asset Regulations, plan assets of a Plan would include the underlying assets of the entity issuing the equity securities held by the Plan (the "Look-Through Rule") and, in addition, could result in a finding of an improper delegation by the Plan fiduciary of its duty to manage plan assets.

    The Look-Through Rule would not apply to a certificate if, among other circumstances,

   . the certificate is registered under the Securities Exchange Act of 1934, is freely transferable and is part of a class of certificates that is held by more than 100 unrelated investors (the "Publicly Offered Exception") or

   . immediately after the most recent acquisition of a certificate of the same series, benefit plan investors do not own 25% or more of the value of any class of certificates in that series (the "Insignificant Participation Exception").

    A purchaser of certificates should be aware, however, that determining whether the Insignificant Participation Exception applies is administratively impracticable in many situations, and may not be monitored by Oakwood Mortgage, the servicer, the trustee, the TMP or any of their respective counsel to ensure compliance. Prior to purchasing a certificate, a Plan should consult the prospectus supplement related to that certificate and with its counsel to determine whether the Publicly Offered Exception or any other exception to the Plan Asset Regulations would apply to the purchase of the certificate.

    Notwithstanding the foregoing, section 403 of ERISA requires that all plan assets be held in trust. However, under regulations that became effective on June 17, 1982, even if the underlying assets of an issuer of securities (like the certificates) are deemed to be plan assets of a Plan investing in the securities, the "holding in trust" requirement of section 403 of ERISA will be satisfied if the securities are held in trust on behalf of the Plan.

Prohibited Transactions

    Regardless of whether a Plan's acquisition of a certificate could cause the assets of the issuer to be considered plan assets under the Plan Asset Regulations, the acquisition by a Plan of a certificate still could be deemed a "prohibited transaction" under Sections 406 and 407 of ERISA and section 4975 of the Code, which prohibit certain transactions that involve:

   . a Plan and any party in interest or disqualified person with respect to the Plan, and

   . plan assets.

    The DOL has issued several exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of section 4975 of the Code. Those exemptions include, but are not limited to:

   . Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23"), regarding investment decisions by in-house asset managers;

   . Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), regarding investments by insurance company general accounts;

   . Prohibited Transaction Class Exemption 91-38 ("PTCE 91-38"), regarding investments by bank collective investment funds;

   . Prohibited Transaction Class Exemption 90-1 ("PTCE 90-1"), regarding investments by insurance company pooled separate accounts;

   . Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14"), regarding investment decisions made by a qualified professional asset manager;

   . Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), regarding acquisitions by Plans of interests in mortgage pools; and

   . various individual underwriter exemptions.

    Before purchasing any certificates, a Plan that must follow the fiduciary responsibility provisions of ERISA or section 4975(e)(1) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of certificates should be aware, however, that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated certificates. In addition, PTCE 83-1 will not apply to certificates evidencing interests in a trust estate that contains contracts. Moreover, even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions and, in particular, may not apply to transactions arising in the course of operating and maintaining a trust estate.

Restrictions on Acquisition and Consequences of Ownership of Certificates by Plan Investors

    Because the purchase or holding of certificates may result in unfavorable consequences for a Plan or its fiduciaries under the Plan Asset Regulations or the prohibited transaction provisions of ERISA or the Code,

   . certain classes of certificates will not be offered for sale to, and are not transferable to, any Plan Investor and

   . certain classes of certificates will not be offered for sale to, and are not transferable to, any Plan Investor unless the Plan Investor provides Oakwood Mortgage with a Benefit Plan Opinion.

    For purposes of this discussion, a "Plan Investor" is any Plan, any person acting on behalf of a Plan, or any person using the assets of a Plan, and a "Benefit Plan Opinion" is an opinion of counsel satisfactory to Oakwood Mortgage and the servicer, and upon which Oakwood Mortgage, the servicer, the trustee, the TMP, and their respective counsel are authorized to rely, which shall state generally that the proposed transfer of a certificate will not (i) cause any of the assets in the related trust to be regarded as plan assets for purposes of the Plan Asset Regulations; (ii) give rise to any fiduciary duty under ERISA on the part of Oakwood Mortgage, the trustee, the servicer, or the TMP; or (iii) be treated as, or result in, a prohibited transaction under section 406 or section 407 of ERISA or section 4975 of the Code. The prospectus supplement for an affected series of certificates will indicate which classes of certificates are restricted in their availability to Plan Investors.

    In considering the possible application of the Plan Asset Regulations, potential Plan Investors should be aware that, with respect to certain series and under certain circumstances, the servicer and the holders of a majority in interest of the related Residual Certificates may have a right to redeem the certificates of the series, at their option. In these cases, the servicer's purpose for the retention of this redemption right is to enable the servicer to terminate its administration obligations with respect to the certificates in the event these obligations become unprofitable. The servicer undertakes no obligation to consider the interests of certificateholders in deciding whether to exercise any redemption right.

    As described in "Federal Income Tax Consequences," an investment in a certificate may produce UBTI for tax-exempt employee benefit plans. Potential investors also should be aware that ERISA requires that the assets of a Plan be valued at their fair market value as of the close of the plan year. Neither Oakwood Mortgage, Oakwood Acceptance, the servicer nor the underwriters currently intend to provide valuations to certificateholders.

    In addition, prospective purchasers of certificates that are insurance companies should be aware that the United States Supreme Court interpreted the fiduciary responsibility rules of ERISA in John Hancock Mutual Life Insurance Co. v. Harris Bank and Trust. In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be plan assets for ERISA purposes under certain circumstances. Prospective purchasers of certificates that are insurance companies should consult with their counsel with respect to the application of the John Hancock case and PTCE 95-60 to their purchase of certificates, and should be aware that certain restrictions may apply to their purchase of certificates.

    Due to the complexity of the rules applicable to Plans and Plan fiduciaries, and the considerable uncertainty that exists with respect to many aspects of those rules, Plan Investors contemplating the acquisition of certificates should consult their legal advisors with respect to the ERISA, Code, and other consequences of an investment in the certificates.

                             Available Information

    Oakwood Mortgage observes the informational requirements of the Exchange Act, and files reports and other information with the SEC. Reports and other information filed by Oakwood Mortgage with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the SEC at 233 Broadway, New York, New York 10279; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of this material can be obtained from the Public Reference Section of the SEC at its principal office in Washington, D.C., at prescribed rates. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Oakwood Mortgage, that file electronically with the SEC at http://www.sec.gov.

    This prospectus does not contain all the information set forth in the Registration Statement and exhibits relating thereto which Oakwood Mortgage has filed with the SEC in Washington, D.C. Copies of the information and the exhibits are on file at the offices of the SEC and may be obtained, upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the SEC. Copies of the pooling and servicing agreement for a series will be filed by Oakwood Mortgage with the SEC, without exhibits, on a Current Report on Form 8-K within 15 days after the applicable closing date.

    Each trust will file periodic reports with the SEC in compliance with the requirements of the Exchange Act.

    Oakwood Mortgage and the servicer are not obligated with respect to the certificates. Accordingly, Oakwood Mortgage has determined that financial statements of Oakwood Mortgage and the Servicer are not material to the offering made hereby.

                Incorporation of Certain Documents by Reference

    All documents filed by Oakwood Mortgage or Oakwood Homes pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the certificates shall be deemed, in the case of Oakwood Mortgage, to be incorporated by reference into this prospectus and, in the case of Oakwood Homes, to be incorporated by reference into this prospectus and the prospectus supplement relating to a class of certificates that is supported by a guarantee of Oakwood Homes, from the dates of filing of these documents. Any statement contained in this prospectus or in a document all or any portion of which is incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus and the related prospectus supplement to the extent that a statement contained in this prospectus or in the prospectus supplement or in any other subsequently filed document which also is or deemed to be incorporated by reference in this prospectus or in the prospectus supplement modifies or supersedes that statement. Any modified or superseded statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus and the related prospectus supplement.

    We will provide you without charge, on your request, a copy of any of the documents incorporated in this prospectus by reference, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference. Requests should be directed to Oakwood Mortgage Investors, Inc., in writing at 101 Convention Center Drive, Suite 850, Las Vegas, Nevada 89109 (Telephone (702) 949-0056), Attn: Secretary.

                             Plan of Distribution

    Oakwood Mortgage may sell the certificates offered hereby either directly or through one or more underwriters or underwriting syndicates. The prospectus supplement with respect to each series of certificates will set forth the terms of the offering of the offered certificates of such series and each offered class within the series, including the name or names of the underwriter(s), the proceeds to and their intended use by Oakwood Mortgage, and either the initial public offering price, the discounts and commissions to the underwriter(s) and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the related underwriter(s) will sell the certificates will be determined.

    The certificates of a series may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

    The place and time of delivery for the certificates of a series in respect of which this prospectus is delivered will be described in the prospectus supplement.

                        Legal Investment Considerations

    The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates of the series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). If so, certificates designated as qualifying as mortgage related securities will continue to qualify for as long as they are rated in one of the two highest categories by at least one nationally recognized statistical rating agency. Classes of certificates that qualify as mortgage related securities under SMMEA will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, life insurance companies and pension funds, created pursuant to or existing under the laws of the United States or of any state whose authorized investments must observe state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for these entities. Some states have enacted legislation specifically limiting, to varying degrees, the legal investment authority of these entities with respect to mortgage related securities, in most cases requiring investors to rely solely upon existing state law and not SMMEA. In any case in which this legislation is applicable, the certificates will constitute legal investments only to the extent provided in the legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage-related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage-related securities; and national banks may purchase mortgage-related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. (S).24 (Seventh), subject, in each case, to such regulations as the applicable federal regulatory authority may prescribe.

    The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, state regulators have taken positions that may prohibit regulated institutions from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of some investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent any particular certificates constitute legal investments for them.

    Certificates that do not constitute mortgage related securities under SMMEA will require registration, qualification or an exemption under applicable state securities laws in those states that have enacted legislation overriding SMMEA's provisions pre-empting state blue sky laws. In addition, these certificates may not be legal investments to the same extent as mortgage related securities under SMMEA. The appropriate characterization under various legal investment restrictions of the classes of certificates that do not qualify as mortgage related securities under SMMEA and thus the ability of regulated investors to purchase these classes of certificates, contains significant interpretive uncertainties. All investors whose investment authority has legal restrictions should consult their own legal advisors to determine whether, and to what extent, the classes of certificates that do not qualify as mortgage related securities will constitute legal investments for them.

                                 Legal Matters

    Legal matters relating to the certificates and material federal income tax consequences concerning the certificates will be passed upon for Oakwood Mortgage by Hunton & Williams.

                                Index of Terms

                                                       Page
                                                       ----
                     1986 Act.........................  58
                     1996 Lender Liability Act........  53
                     Accretion Class..................   6
                     Advance..........................  37
                     Affiliate........................  56
                     Aggregation Rule.................  58
                     All OID Election.................  58
                     Applicable Amount................  57
                     Asset Requirement................  72
                     Balloon Payment Loan.............  19
                     Bankruptcy Code..................  46
                     Beneficial Owner.................   7
                     Benefit Plan Opinion.............  92
                     Bi-Weekly Loan...................  19
                     Buy-Down Loan....................  19
                     Cap..............................  62
                     Capital Appreciation Class.......   6
                     CERCLA...........................  52
                     Code.............................  51
                     Collection Period................  14
                     Companion Class..................   6
                     Compensating Interest............  38
                     Complementary Strip Certificates.  88
                     Compound Interest Class..........   6
                     Contingent Payment Obligation....  64
                     Contingent Payment Regulations...  64
                     Convertible Loan.................  19
                     Current Recognition Election.....  65
                     Custodian........................  32
                     Cut-off Date.....................  32
                     Deemed Principal Payments........  57
                     Depository Participants..........   7
                     Disqualified Organization........  72
                     Distribution Period..............  60
                     Early Payment....................  37
                     Eligible Account.................  36
                     Eligible Investments.............  28
                     Escrow Account...................  35
                     Event of Default.................  41
                     Excess Premium...................  60
                     FASIT............................  81
                     Final Scheduled Distribution Date  14
                     Financial Intermediary...........   7
                     First Distribution Period........  60
                     Floor............................  62
                     Foreign Person...................  81
                     Foreign Person Certification.....  81
                     Governor.........................  62

                                                       Page
                                                       ----
                    Gross Margin......................  22
                    Increasing Payment Loan...........  19
                    Interest Reduction Loan...........  19
                    Interest Weighted Certificate.....  60
                    Inverse Floater Certificate.......  64
                    IO Certificate....................  88
                    Land Secured Contract.............  45
                    Level Payment Loan................  19
                    Mark-to-Market Regulations........  74
                    Multiple Rate VRDI Certificate....  63
                    New Proposed Regulations..........  72
                    Non-Recoverable Advance...........  37
                    Non-VRDI certificate..............  64
                    NOWA Certificate..................  64
                    OID Regulations...................  52
                    Ordinary Ratio Certificate........  87
                    Original Requirements.............  72
                    P&I Advance.......................  37
                    PAC Class.........................   6
                    Parity Price......................  16
                    Participants......................   7
                    Participation Certificate.........  84
                    Periodic Rate Cap.................  22
                    Plan..............................  90
                    Plan Asset Regulations............  90
                    Plan Investor.....................  92
                    PO Certificate....................  84
                    Pre-Funded Amount.................  23
                    Pre-Funding Account...............  23
                    Pre-Funding Period................  23
                    Pre-Issuance Accrued Interest.....  61
                    Pre-Issuance Accrued Interest Rule  61
                    Prepayment Model..................  20
                    Prepayment Period.................  13
                    Present Value Requirement.........  72
                    Pricing Prepayment Assumptions....  57
                    Principal-Only Class..............   6
                    Qualified Bank....................  11
                    Qualified Mortgage................  79
                    Qualified Stated Interest.........  57
                    Qualifying REIT Interest..........  75
                    Rate Bubble Certificate...........  61
                    Ratio Certificate.................  88
                    RCRA..............................  53
                    Realized Loss.....................  13
                    REMIC.............................   6
                    Remittance Report.................  41
                    REO Property......................  14

                                                          Page
                                                          ----
                  Repo Property..........................  14
                  Repurchase Price.......................  22
                  Residual Certificate...................   6
                  Revenue Procedure......................  72
                  RIC....................................  56
                  Rules..................................   8
                  Scheduled Principal Balance............  14
                  Service................................  55
                  Servicing Advance......................  37
                  Servicing Fee..........................  36
                  Single Rate VRDI Certificate...........  63
                  SMMEA..................................  94
                  Soldiers' and Sailors' Civil Relief Act  13
                  Soldiers' and Sailors' Shortfall.......  13
                  Strip Class............................   6
                  Stripping Regulations..................  86
                  Superpremium Certificate...............  61

                                                    Page
                                                    ----
                       Taxable Mortgage Pool.......  81
                       Tax Administrator...........  56
                       Teaser Certificate..........  58
                       Title State.................  44
                       Title V.....................  48
                       TMP.........................  83
                       UBTI........................  69
                       UCC.........................  43
                       UCC State...................  44
                       U.S. Person.................  12
                       USAP........................  39
                       Variable Rate Certificate...  60
                       VRDI........................  60
                       WAM.........................  58
                       Warehouse Trust.............  33
                       Weighted Average Certificate  64

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